Filed Pursuant to Rule 424(b)(4)
Registration No. 333-295030

P R O S P E C T U S

$350,000,000

General Catalyst Global Resilience Merger Corp.

35,000,000 GRAIL Securities

__________________________

General Catalyst Global Resilience Merger Corp. is a newly organized blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we will not be limited to a particular industry or geographic region in our identification and acquisition of a target company, we intend to focus on aerospace and defense, national security, and other associated opportunities.

This is an initial public offering of our securities. Each GRAIL security has an offering price of $10.00 and consists of one Class A ordinary share, par value $0.0001, and one-fourth of one redeemable warrant. Accordingly, unless you purchase four public GRAIL securities, you will not be able to receive or trade a whole warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, terms and limitations as described herein. The warrants will become exercisable 30 days after the completion of our initial business combination, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation of the company, as described in this prospectus. Subject to the terms and conditions described in this prospectus, we may redeem the warrants for cash once the warrants become exercisable. The underwriters have a 45-day option from the date of this prospectus to purchase up to 5,250,000 additional public GRAIL securities to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in our trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (net of amounts withdrawn or eligible to be withdrawn to pay our taxes), divided by the number of then-outstanding public shares. As further described in this prospectus, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares sold in this offering, without our prior consent. If (i) we do not consummate an initial business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering, which we refer to as the completion window), or (ii) our board of directors approves an earlier liquidation, then in either case we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein. We may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, and the related amendments are implemented by the directors, holders of our public shares will be offered an opportunity to redeem their shares.

Our sponsor, GCGR Sponsor LLC, has agreed to purchase an aggregate of 800,000 private placement GRAIL securities (or 905,000 private placement GRAIL securities if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per GRAIL security, for an aggregate purchase price of $8,000,000 (or $9,050,000 if the underwriters’

over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these GRAIL securities throughout this prospectus as the private placement GRAIL securities and we refer to the Class A ordinary shares and warrants included in the private placement GRAIL securities as the private placements shares and the private placement warrants, respectively. Each private placement warrant, upon aggregation of the fractional private placement warrants contained in each private placement GRAIL security, is exercisable to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment, terms and limitations as described herein. The private placement warrants are identical to the warrants sold in this offering, subject to certain limited exceptions, as described in this prospectus. None of the private placement warrants will be redeemable by us. Each private placement share included in each private placement GRAIL security will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination.

Further, our sponsor and certain of our directors (together, the “initial shareholders”) currently own 5,031,250 of our Class B ordinary shares, par value $0.0001 per share, up to 656,250 of which are subject to forfeiture to the extent the over-allotment option is not exercised in order to maintain the number of alignment shares held by our initial shareholders at 12.5% of the number of Class A ordinary shares expected to be sold in this offering as part of the public GRAIL securities. We refer to such Class B ordinary shares as “alignment shares” throughout this prospectus. Unless a change of control of the post-business combination company occurs (for more information on conversion features of the alignment shares in a change of control event, see the section entitled “Description of Securities — Alignment Shares — Alignment share change of control conversion”), on the last day of each “measurement period” (as defined below), which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), a tranche of 503,125 (or 437,500 if the over-allotment option is not exercised) of the Class B ordinary shares will automatically convert into Class A ordinary shares at variable conversion ratios based upon the Total Return (as defined below) of the Closing Share Count (as defined below) as of the relevant measurement date above the Price Threshold (as defined below). The alignment shares may also be converted into Class A ordinary shares prior to the consummation of an initial business combination, at the option of a holder, on a one-for-one basis, subject to the 4.99% pre-business combination Maximum Percentage (as defined below) condition, as described in more details in this prospectus, provided, however, that (A) such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination; (B) any Class A ordinary shares issued to our initial shareholders in connection with such optional conversion prior to the initial business combination shall (i) not result in our initial shareholders receiving in the aggregate more Class A ordinary shares upon conversion of their alignment shares as they would have received pursuant to the conversion terms described in the amended and restated memorandum and articles of association had our initial shareholders not elected such optional conversion, which may result in our initial shareholders being obligated to surrender for cancellation for no value such Class A ordinary shares to us at the end of the 10 measurement periods if the conversion calculations pursuant to our amended and restated memorandum and articles of association result in our initial shareholders in the aggregate having received more Class A ordinary shares than they would have received pursuant to the conversion calculations to be made over 10 measurement periods, (ii) be deducted from the number of Class A ordinary shares issuable to our initial shareholders in connection with each measurement period conversions of alignment shares following the consummation of an initial business combination, and (iii) everything else being equal, continue to be treated as outstanding Class B ordinary shares as if such Class B ordinary shares had not been converted prior to the consummation of the business combination at the option of our initial shareholders for purposes of calculating the alignment shares eligible to be converted into Class A ordinary shares pursuant to the terms of our amended and restated memorandum and articles of association; and (C) (i) our initial shareholders may only sell or otherwise dispose of any such Class A ordinary shares issued to them in connection with their optional conversion of alignment shares prior to the consummation of an initial business combination once the transfer restrictions in the letter agreement with us have expired and (ii) our initial shareholders may at any time following the consummation of an initial business combination only sell or otherwise dispose of a number of Class A ordinary shares that does not exceed the number of Class A ordinary shares that would have been issued to them pursuant to the conversion calculations in our amended and restated memorandum and articles of association had our initial shareholders not elected to optionally convert their alignment shares into Class A ordinary shares prior to the consummation of our initial business combination.

The alignment shares held by our sponsor and certain of our directors were purchased for $25,000, or approximately $0.005 per share. While dilution related to our alignment shares will technically immediately occur at the time this offering is consummated (5,031,250 Class B ordinary shares (up to 656,250 of which are subject to forfeiture by our sponsor) are issued and outstanding as of the date hereof), the dilutive impact related to our alignment shares, contrary to a traditional SPAC structure, will not immediately be realized and will be shared with our public shareholders over time following our initial business combination given (i) Class A ordinary shares will only gradually be released to us over a ten year-period with respect to our alignment shares, and (ii), as described above, tranches of alignment shares will be convertible into Class A ordinary shares at variable conversion rates based on Total Return of the Closing Share Count as of the relevant measurement date and the Price Threshold, with such conversion rates having been designed to limit and defer dilution to our public shareholders until after the consummation of our initial business combination and after such shareholders make a return on their investment in us (initially assumed to be at the $10.00 initial public offering price), as further described in this prospectus.

In fact, only if the Total Return of the Closing Share Count as of the relevant measurement date is above the Price Threshold, which represents an approximation for when public shareholders make a return on their investment in us when purchasing our shares, a tranche of our alignment shares due to convert in one of the 10 years following our initial business combination may convert into Class A ordinary shares on a greater than one-to-one basis, thereby creating dilution to our public shareholders only after our public shareholders make a return and by capturing a portion of the share return our public shareholders make over a measurement period. Further, given the GRAIL conversion structure of the alignment shares, potential sales into the market of the Class A ordinary shares issuable upon conversion of alignment shares will be staggered over a 10-year period (contrary to a traditional SPAC structure, in which all Class A ordinary shares are immediately issued to a SPAC sponsor upon automatic conversion of founder shares at the closing of a business combination and in which all Class A ordinary shares become immediately sellable by a SPAC sponsor once the business combination lock up expires) and the dilutive effect and market pressure related to potential sales of our alignment shares will be deferred over such 10-year period following the consummation of our initial business combination as tranches of Class A ordinary shares are released to us upon conversion of alignment shares.

Redemptions of our public shares in connection with or prior to our initial business combination will not reduce the Closing Share Count and will have a dilutive effect on our public shareholders, particularly if the effective price of any Class A ordinary shares issued in connection with a PIPE financing is dilutive to our public shareholders. However, given the GRAIL conversion structure of our alignment shares, the dilutive impact related to our alignment shares is designed not to be exacerbated by redemptions like in a traditional SPAC structure given the alignment shares will only (i) convert into Class A ordinary shares at a ratio that is greater than one-to-one if the Total Return of the Closing Share Count as of the relevant measurement date is above the Price Threshold, which implies that our shareholders assumed to initially have purchased GRAIL securities at $10.00 make a return and dilution is realized by investors via our sponsor capturing a portion of the share return our public shareholders make over a measurement period, as described in the foregoing, or (ii) convert down at a ratio of one-hundred-to-one if the Total Return of the Closing Share Count as of the relevant measurement date does not exceed the Price Threshold (a 437,500 tranche of our alignment shares (or 503,125 if the over-allotment option is exercised) due to vest in one of the 10 measurement periods would therefore convert into only 4,375 Class A ordinary shares (or 5,031 if the over-allotment option is exercised)), thereby reducing the dilution related to our alignment shares.

The Closing Share Count is increased by any Class A ordinary shares issued to the sellers of a potential business combination target and by any Class A ordinary shares underlying PIPE Securities (as defined below) issued in connection with our initial business combination (including any PIPE Securities purchased by the sponsor, General Catalyst or their affiliates) and such Class A ordinary shares may be issued at effective prices that are dilutive to our public shareholders. However, similarly to how redemptions in the GRAIL structure are designed not to exacerbate dilution related to our alignment shares, as described above, a dilutive issuance of Class A ordinary shares as consideration to sellers or in connection with a PIPE financing will not exacerbate the dilution related to our alignment shares since the alignment shares will only (i) convert into Class A ordinary shares at a ratio that is greater than one-to-one if the Total Return of the Closing Share Count as of the relevant measurement date is above the Price Threshold, which implies that our shareholders assumed to initially have purchased GRAIL securities at $10.00 make a return and dilution is realized by investors via our sponsor capturing a portion of the share return our public shareholders make over a measurement period, as described in the foregoing, or (ii) convert down at a ratio of one-hundred-to-one if the Total Return of the Closing Share Count as of the relevant measurement date does not exceed the Price Threshold (a 437,500 tranche of our alignment shares (or 503,125 if the over-allotment option is exercised) due to vest in one of the 10 measurement periods would therefore convert into only 4,375 Class A ordinary shares (or 5,031 if the over-allotment option is exercised)), thereby reducing the dilution related to our alignment shares. Once any public warrants included in the public GRAIL securities are exercised for cash following the consummation of our initial business combination, the Closing Share Count will also be increased by any Class A ordinary shares that are issued upon exercise of such public warrants. Generally, in the GRAIL structure, dilution related to our alignment shares is designed to only increase as the price of our Class A ordinary shares increases on a year-over-year basis given the Price Threshold will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period.

Conversely, an alignment share tranche will convert into Class A ordinary shares at a ratio that is smaller than one-to-one following our initial business combination, as described above, if the Total Return does not exceed the Price Threshold (a 437,500 tranche of our alignment shares (or 503,125 if the over-allotment option is exercised) due to vest in one of the 10 measurement periods would therefore convert into only 4,375 Class A ordinary shares (or 5,031 if the over-allotment option is exercised)). In such a scenario, in which the number of Class A ordinary shares issuable upon conversion of alignment share tranches is adjusted down at a ratio of one-hundred-to-one over each of the 10 measurement periods, our sponsor may not recoup its initial investment in us unless it can sell any Class A ordinary shares it retains at an average price that is approximately $9.51 per share in the GRAIL structure instead of approximately $1.55 in a traditional SPAC structure (as compared to the initial public offering price of $10; the illustrative breakeven share prices described in the foregoing are subject to assumptions, as described under as described under “Risk Factors — Risks Relating to our Search for, and Consummation of, or Inability to Consummate, a Business Combination-Given the staggered GRAIL conversion structure of the alignment shares, potential sales into the market of the Class A ordinary shares issuable upon conversion of alignment shares will be staggered over a 10-year period and the dilutive effect of our alignment shares and market pressure in connection with potential sales of our alignment shares will be deferred over such 10-year period following the consummation of our initial business combination. Dilution will only increase as the price of our Class A ordinary shares increases on a year-over-year basis. The GRAIL structure therefore attempts to ensure that the sponsor’s economics are contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination and that the sponsor will not earn returns on its alignment shares until the public shareholders (initially assumed to have invested at $10.00) also do. Dilution will occur over time and is contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination”).

We believe that the GRAIL structure therefore results in the sponsor’s economics being more contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination and provides that the sponsor will not earn additional returns on its alignment shares until the public shareholders, assumed to have invested at $10.00 in this offering, also do. Dilution related to the alignment shares will occur over time and is contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination. We believe that in the GRAIL structure, the low price that our sponsor paid for the alignment shares will not create an incentive similar to traditional SPAC structures whereby our sponsor could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. For more information and illustrative alignment share conversion calculations, please refer to the section entitled “Description of Securities — Alignment shares.”

In a traditional SPAC structure, because our sponsor acquired our 5,031,250 Class B ordinary shares (up to 656,250 of which are subject to forfeiture) at a nominal price, as described above, our public shareholders would incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the public warrants included in the GRAIL securities. Assuming a traditional SPAC structure, the following table illustrates the dilution to our shareholders (which is calculated as the difference between the public offering price per GRAIL security and our pro forma net tangible book value per share, as adjusted to give effect to this offering and the private GRAIL securities), assuming the redemption of our public shares included in the public GRAIL securities offered hereby at varying levels and in the scenarios in which the over-allotment option is not exercised and exercised in full (“NTBV”). The below table assumes an immediate conversion of all Class B ordinary shares issued and outstanding on the date hereof into Class A ordinary shares on a one-to-one basis, which will not be the case in the GRAIL structure, as described above. For more information, including on assumptions made in connection with the below calculations and tables, please see the section entitled “Dilution” in this prospectus.

AS OF MARCH 31, 2026
OFFERING PRICE OF $10 PER GRAIL SECURITY (ASSUMING TRADITIONAL SPAC STRUCTURE CLASS B SHARE CONVERSION)	25% OF MAXIMUM REDEMPTION		50% OF MAXIMUM REDEMPTION		75% OF MAXIMUM REDEMPTION		MAXIMUM OR 100% REDEMPTION
NTBV	NTBV	DILUTION (DIFFERENCE BETWEEN $10 AND NTBV)	NTBV	DILUTION (DIFFERENCE BETWEEN $10 AND NTBV)	NTBV	DILUTION (DIFFERENCE BETWEEN $10 AND NTBV)	NTBV	DILUTION (DIFFERENCE BETWEEN $10 AND NTBV)
		Assuming Full Exercise of Over-Allotment Option
$8.43	$7.99	$2.01	$7.22	$2.78	$5.47	$4.53	$(2.20)	$12.20

		Assuming No Exercise of Over-Allotment Option
$8.43	$7.99	$2.01	$7.21	$2.79	$5.46	$4.54	$(2.23)	$12.23

Given the GRAIL structure implies that our issued and outstanding Class B ordinary shares may convert into Class A ordinary shares at variable conversion rates following the consummation of a business combination, as described in more details above, and the number of Class A ordinary shares issuable upon conversion of alignment shares in scenarios where the Total Return of the Closing Share Count as of the relevant measurement date exceeds the Price Threshold cannot reasonably be estimated as of this date given the variability and unpredictability of Total Returns over 10 years following the consummation of a potential business combination, we believe that assuming for purposes of calculating NTBV that 4,375,000 Class B ordinary shares (or 5,031,250 if the over-allotment option is exercised) convert on a one-for-one basis into Class A ordinary shares does not accurately reflect actual dilution outcomes in the GRAIL structure and we present, for illustrative purposes, in the table below dilution to shareholders assuming that only an aggregate of 43,750 Class A ordinary shares (or 50,313 if the over-allotment option is exercised) are earned by our sponsor upon conversion of 4,375,000 Class B ordinary shares (or 5,031,250 if the over-allotment option is exercised) over 10 years, such 43,750 Class A ordinary shares (or 50,313 if the over-allotment option is exercised) representing the maximum number of Class A ordinary shares that we know, as of the date hereof, will be issued to our sponsor in the aggregate in the GRAIL structure if the Total Return of the Closing Share Count as of the relevant measurement date does not exceed the Price Threshold over 10 years following the closing of an initial business combination. Everything else being equal and adjusting the dilution calculations for the GRAIL Class B ordinary share conversion structure, as described in the foregoing, dilution related to our alignment shares is reduced significantly and NTBV remains significantly higher in the different redemption scenarios. The relative increase in dilution in the maximum redemption scenario in the GRAIL structure, as compared to the traditional SPAC structure scenario described in the table above, is due to dilution in the maximum redemption scenario being distributed over a smaller number of Sponsor held shares (which are the only shares that remain outstanding after all public shares are redeemed) and thereby resulting in proportionally more dilution per share assumed to be held by the Sponsor as compared to the traditional SPAC structure scenario. The maximum redemption scenario by definition is not indicative of dilution to public shareholders given all public shares are assumed to have been redeemed — however, we believe that trends of less dilution per share, as illustrated by the other redemption scenarios described in the table below, remain valid: While dilution for scenarios in which the Total Return of the Closing Share Count as of the relevant measurement date exceeds the Price Threshold cannot reasonably be estimated as of this date given the variability and unpredictability of Total Returns over 10 years following the assumed closing of a potential business combination, any such dilution resulting from Class A ordinary shares issued to our initial shareholders in addition to the 43,750 Class A ordinary shares that they will retain by default upon conversion of Class B ordinary shares will by design of the GRAIL alignment share conversion structure (i) occur over time and be contingent upon sustained share price performance during a ten-year period following the closing of our initial business combination, and (i) occur when public shareholders (initially assumed to have invested at $10.00) make a return. As discussed above, the Price Threshold will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period, thereby creating an initial $10.00 performance watermark, which, in subsequent measurement periods, will remain at least at $10.00 unless exceeded by the VWAP for the immediately preceding measurement period (in which case such VWAP will become the new higher performance watermark that the Total Return will need to exceed for alignment shares to convert at a ratio that is greater than one-to-one).

AS OF MARCH 31, 2026
OFFERING PRICE OF $10 PER GRAIL SECURITY (GRAIL STRUCTURE CLASS B SHARE CONVERSION)		25% OF MAXIMUM REDEMPTION				50% OF MAXIMUM REDEMPTION				75% OF MAXIMUM REDEMPTION				MAXIMUM OR 100% REDEMPTION
NTBV	% CHANGE*	NTBV	% CHANGE*	DILUTION (DIFFERENCE BETWEEN $10 AND NTBV)	% CHANGE*	NTBV	% CHANGE*	DILUTION (DIFFERENCE BETWEEN $10 AND NTBV)	% CHANGE*	NTBV	% CHANGE*	DILUTION (DIFFERENCE BETWEEN $10 AND NTBV)	% CHANGE*	NTBV	% CHANGE*	DILUTION (DIFFERENCE BETWEEN $10 AND NTBV)	% CHANGE*
						Assuming Full Exercise of Over-Allotment Option
$9.45	+12%	$9.27	+16%	$0.73	-64%	$8.93	+24%	$1.07	-62%	$7.95	+45%	$2.05	-55%	$(13.69)	+522%	$23.69	+94%

						Assuming No Exercise of Over-Allotment Option
$9.44	+12%	$9.26	+16%	$0.74	-63%	$8.91	+24%	$1.09	-61%	$7.92	+45%	$2.08	-54%	$(13.65)	+512%	$23.65	+93%

____________

*        As compared to values yielded by the traditional SPAC Structure, described in the table above.

The alignment shares will be entitled to a number of votes representing 20% of our issued and outstanding ordinary shares prior to the completion of our initial business combination. Following completion of our initial business combination, the alignment shares will be entitled to one vote per share. On any other matter submitted to a vote of our shareholders, holders of Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law. Prior to the completion of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment of directors or in a vote to transfer the company by way of continuation to a jurisdiction outside the Cayman Islands.

As further described under “Offering — Other Considerations and Conflicts of Interest — Compensation of Sponsor, Sponsor’s Affiliates and Directors and Officers,” we expect to make certain payments and reimbursements, or pay certain fees, to our sponsor, officers or directors, or our or their affiliates, including but not limited to the payment of $20,000 per month to our sponsor or one of its affiliates for office space, secretarial and administrative services. Our sponsor may also, but is not obligated to, enter into certain arrangements with us to finance transaction costs in connection with an initial business combination, including up to $1,500,000 of loans convertible into private placement GRAIL securities at a price of $10.00 per private placement GRAIL security at the option of the lender. As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us and there may be a conflict of interest in our director’s and officer’s determination as to how much time to devote to our affairs and to which entity a particular business opportunity is presented. We may also decide to acquire one or more businesses affiliated with our sponsor or our executive officers or directors, or our directors, officers, sponsor and their affiliates may sponsor or become affiliated with entities that have a similar activity than ours. Further, our officers and directors have indirect economic interests in us and/or our sponsor and a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination since our sponsor and directors may lose their entire investment in us or forego an opportunity to limit their losses if an initial business combination is not completed. As a result, there may be actual or potential material conflicts of interest between our sponsor and its affiliates on the one hand, and purchasers in this offering on the other hand. For more information, including about our sponsor’s and our affiliates’ securities and compensation, also see “Summary — Other Considerations and Conflicts of Interest,” “The Offering — Alignment shares,” “The Offering — Transfer restrictions on alignment shares and private placement GRAIL securities,” “The Offering — Appointment of directors; Voting rights,” “Risk Factors — Risks Relating to our Securities-Since our sponsor and directors may lose their entire investment in us (other than with respect to public shares they may acquire during or after this offering) or forego an opportunity to limit their losses if our initial business combination is not completed and no liquidating distributions from assets outside the trust account are available, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination,” “Risk Factors — Risks Relating to our Sponsor and Management Team,” and “Principal Shareholders.”

Prior to this offering, there has been no public market for our GRAIL securities, Class A ordinary shares or warrants. Our GRAIL securities have been approved to be listed on the Nasdaq Global Market, or Nasdaq, under the symbol “GCGRU.” We expect that the Class A ordinary shares and warrants comprising the GRAIL securities will begin separate trading on the Nasdaq under the symbols “GCGR” and “GCGRW,” respectively, on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the representatives of the underwriters permit earlier separate trading and we have satisfied certain conditions.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” on page 61 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

	PER GRAIL SECURITY	TOTAL
Public offering price	$10.00	$350,000,000
Underwriting discounts and commissions(1)	$0.55	$19,250,000
Proceeds, before expenses, to us	$9.45	$330,750,000

____________

(1)      Includes $7,000,000, or $8,050,000 if the underwriters’ over-allotment option is exercised in full, payable to the underwriters upon the closing of this offering. Also includes $0.35 per GRAIL security, or $12,250,000 in the aggregate (or $14,087,500 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States, as described herein, and released to the underwriters only upon the consummation of an initial business combination. See also “Underwriting” for a description of compensation payable to the underwriters and for a description of reimbursements for expenses the underwriters have agreed to pay us at the closing of this offering.

Of the proceeds we receive from this offering and the sale of the private placement GRAIL securities described in this prospectus, $350,000,000, or $402,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per GRAIL security in either case), will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

The underwriters are offering the GRAIL securities for sale on a firm commitment basis. The underwriters expect to deliver the GRAIL securities to the purchasers on or about May 1, 2026.

Sole Book-Running Manager

Citigroup

Co-Manager

Academy Securities

April 29, 2026.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and neither we nor the underwriters take any responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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About GRAIL (Global Resilience Aligned Initial Listing)

General Catalyst Global Resilience Merger Corp. is a newly organized blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we will not be limited to a particular industry or geographic region in our identification and acquisition of a target company, we intend to focus on aerospace and defense, national security, and other associated opportunities.

As illustrated in more details under “Dilution” in this prospectus, the conversion terms of the alignment shares into Class A ordinary shares following the consummation of an initial business combination were designed to reflect an incentive structure which we believe aligns the interests of our stakeholders and rewards sustained, long-term performance:

•        Under the GRAIL structure, our initial shareholders will capture 20% to 30% of the year-over-year share-price performance (20% for first 30% performance, 30% thereafter) on all capital raised in connection with the transaction, which will include gross proceeds from this offering and any subsequent capital raised in connection with the merger.

•        Our economics are contingent upon sustained share price performance over a ten-year period following the consummation of our initial business combination. Our sponsor will not earn returns on their alignment shares until our other shareholders (initially assumed to have invested at $10.00) do.

•        Dilution will occur over time and is contingent upon sustained share price performance over a ten-year period following the consummation of our initial business combination.

The key elements of our structure are summarized below and are explained further in this prospectus:

Attribute	Conventional SPAC (Founder Shares)	GRAIL Alignment Shares
Alignment Shares

•   N/A — no performance-based alignment shares in the traditional SPAC structure

•   In conventional SPAC structure, 20% of all shares issued and outstanding at IPO granted to sponsor, which converts to Class A ordinary shares immediately upon the completion of the business combination, or earlier, prior to the consummation of the business combination, at the option of the holder

•   Alignment shares granted to the initial shareholders equal to 12.5% of capital raised at IPO, or 12.5% of the number of Class A ordinary shares included in the public GRAIL securities sold in the IPO

•   10% tranche of alignment shares to convert annually to Class A ordinary shares for 10 years following combination, converted at a variable amount contingent on price performance

•   On the first 30% performance, conversion shares will be 20% of the increase in the sum of (i) the VWAP (as defined below) of one Class A ordinary share, and (ii) the amount per share of any dividends or distributions paid during such measurement period (such sum, the “Total Return”), but in respect of the increase above the relevant Price Threshold (as defined below), multiplied by the sum (such sum (as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share

Attribute	Conventional SPAC (Founder Shares)	GRAIL Alignment Shares

dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of Class A ordinary shares immediately after the closing of this offering (including any exercise of the over-allotment option and without reduction by any redemptions prior to or in connection with our initial business combination), (y) if in connection with the initial business combination there are issued any Class A ordinary shares (including for the avoidance of doubt any Class A ordinary shares issued to the sellers of a potential business combination target and any Class A ordinary shares issued upon conversion of the up to $1,500,000 in working capital loans made to us by our sponsor, our sponsor’s affiliates and our directors or officers, as further described in this prospectus) or PIPE Securities (as defined below), the number of Class A ordinary shares so issued and the maximum number of Class A ordinary shares issuable (whether settled in shares or in cash) upon conversion or exercise of such PIPE Securities, and (z) the number of Class A ordinary shares issued upon exercise for cash of any public warrants at the end of a measurement period, divided by the Total Return

•   Above the first 30% performance, conversion shares will be 30% of the increase in Total Return of one Class A ordinary share (all else calculated same)

•   The “Price Threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions)

Illustrative Sample Sponsor Economics

•   35,000,000 public units offered at IPO implies 8,750,000 founder shares granted to sponsor, which convert to 8,750,000 Class A ordinary shares immediately upon completion of the business combination (at $10.00 per founder share, this results in an implied value of $87,500,000)

• 35,000,000 public GRAIL securities offered at IPO implies 4,375,000 alignment shares granted to initial shareholders • No conversion to Class A ordinary shares immediately upon merger completion

Attribute	Conventional SPAC (Founder Shares)	GRAIL Alignment Shares

•   In the case of 20% Total Return appreciation in the measurement period following the completion of the business combination, assuming a Closing Share Count of 35,000,000 (comprised of 35,000,000 Class A ordinary shares included as part of the public GRAIL securities in this offering and no Class A ordinary shares issued subsequent to this offering, with such figures provided for illustrative purposes only), 10% of alignment shares issued and outstanding after this offering (437,500 shares, assuming no exercise of the over-allotment option) will convert into 1,166,667 Class A ordinary shares ($14,000,000 value assuming a share price equal to the $12.00 Total Return). For a more detailed sample calculation see “Description of Securities — Alignment Shares”

Alignment with stakeholders	• Sponsor’s incentives are not well-aligned with stakeholders (downside gains create misalignment with investors, seller dilution creates misalignment with existing holders)	• We believe sponsor’s incentives are aligned with all stakeholders and sponsor is rewarded for long-term performance

We believe this economic alignment is consistent with our core beliefs and values, and coupled with the strength and credibility of our team, will help to attract the best entrepreneurs. General Catalyst Global Resilience Merger Corp. is not simply a liquidity vehicle — it is an opportunity to bring a transformational company to the public markets.

A letter from the General Catalyst Team

At General Catalyst, we believe that as geopolitics change, so too must venture capital. In February 2023, we launched our Global Resilience investing practice by publishing an article in the Harvard Business Review:

“The era of American hegemony is ending. It is being replaced by a new geopolitical world order defined by great power competition and increased nationalism, a transition that will have enormous consequences for the global economy. This new environment will mean the end of, or at least a shift away from, the unique conditions that fueled global growth and development for the past 30 years, and will introduce increasingly complex, systemic challenges that will require new types of technology, innovation, and collaboration to solve. Simply put, the technologies and companies that will thrive in this new era will require more capital, more patience, and greater levels of governance than before. In order to build and support the next generation of enduring businesses, we need to develop a new approach to company building, one that transcends, and ultimately redefines, venture capital.”

In 2023, we could not have anticipated how fast the world would re-globalize, how AI would transform technology, and how significantly power competition would accelerate. But we knew that we urgently had to invest in modernizing our most critical societal industries of defense, industrials, and energy. We believe General Catalyst is now one of the leading investors in what we call Global Resilience, seeking to drive innovation in our focus industries, for us and our allies. Global Resilience companies, unlike typical technology companies, in our view, require greater amounts of capital, long-term horizons, expertise in the physical world and public-private partnership to scale.

As a result, we are forming General Catalyst Global Resilience Merger Corp., which aims to partner with a company through fully-aligned capital, operational support, and long-term orientation. Our objective is to support a company that we believe will deliver impact for critical customers and that is prepared for the transparency, and accountability of the public markets.

The global political and economic environment has changed dramatically in the last decade. Rising competition between great powers has upended the international order while geo-economic nationalism reshapes supply chains, production, and innovation. Accelerating technological change makes our world increasingly unpredictable. We believe navigating this period of peak ambiguity requires building resilience across sectors and societies — and that resilience represents both an economic imperative and an investable theme.

We use the term “Global Resilience” to describe the dynamic where countries and companies deprioritize efficiency, openness and highly interconnected systems in favor of safety, stability, and greater control for enterprise (or national) benefit, especially for what General Catalyst views as the most critical operations and sectors. General Catalyst believes its partnership-focused approach (demonstrated in its work in the healthcare sector), connectivity with policymakers, and global footprint help it build companies in critical industries in collaboration with key ecosystem players. To effectuate our thesis, we see part of our Global Resilience thesis as furthering the modernization of our defense, industrials, and energy sectors, the re-globalization of supply chains, and the build-out of sovereign autonomy. We have found that major economies are shifting from efficiency-optimized global systems toward regional models that prioritize stability and control over critical operations. In our view, this structural realignment — supported by onshoring mandates, grid modernization, and adoption of software-defined systems — represents a multi-trillion-dollar investment cycle.

General Catalyst’s experience investing across the sectors comprising our Global Resilience strategy provides us confidence in the scale and durability of the opportunity. In defense, we were one of the earliest investors in Anduril and are large investors in a number of other established private defense tech companies including Helsing, Saronic and Castelion. In industrials, we were investors in Samsara, an industrial IoT leader, as well as Applied Intuition, a leading provider of autonomy solutions, and Re:Build Manufacturing, a large US manufacturing consolidation platform. In energy and infrastructure, portfolio companies Pacific Fusion and Charm Industrial are enacting major efforts to scale fusion energy and permanent carbon removal, respectively. We believe our experience in partnering with software-defined hardware companies is highly relevant for Global Resilience sectors.

We intend to combine with a company that we believe demonstrates category leadership, best-in-class engineering capabilities, established customer value and a scalable business model. Our ideal partner is one focused on defense, manufacturing, or energy infrastructure and in need of a strategic capital partner to support scaling of the company. We believe that our experience in software-defined hardware and manufacturing, our knowledge of the public

v

markets and our strategic platform represent an attractive opportunity for potential partners. General Catalyst brings a company-building platform that we believe is purpose-built for these requirements. With $45.5 billion in regulatory assets under management (“AUM”) as of December 31, 2025, a team of 300+ professionals, and over twenty-five years of experience, we have partnered with 900+ companies — including 80+ valued at over $1 billion — and supported 25+ public listings across software, healthcare, fintech, and Global Resilience sectors.

We believe our platform at General Catalyst provides targeted support for post-combination success. The General Catalyst Institute seeks to partner with governments around the world in an effort to strengthen procurement pathways and build public-private partnerships for transformative technology adoption. Percepta AI, LLC (“Percepta”), a dedicated capability, helps enterprises implement production-grade artificial intelligence platforms and processes. Health Assurance Transformation LLC (“HATCo”) is a consulting and service delivery business designed to guide healthcare systems through their healthcare and digital transformation journeys. GC Wealth Management RIA, LLC (“GC Wealth”) aims to strengthen relationships with founders and operators throughout their journey by providing wealth management services to them. Moreover, our global network of relationships, what we call the “GC Famiglia,” in our view, affords us access and reach to key partners and constituents. Finally, our talent recruiting and partnership teams seek to help our companies recruit talent as well as partner with larger strategics.

Post-combination, we intend to support value creation through focused work around public company readiness, talent recruitment, capital structure, strategic advisory, customer access, and policy engagement. Public company readiness can include governance, reporting, and investor communications. We plan to assist with senior talent recruitment; help optimize capital structure for disciplined growth; strengthen customer access through our government and industry relationships; and engage on policy matters relevant to customers and policymakers.

With General Catalyst Global Resilience Merger Corp., we are seeking to structure our sponsor economics to align interests over the long term with our public shareholders. The Global Resilience Aligned Initial Listing (“GRAIL”) security is based on a framework introduced in 2020 by Health Assurance Acquisition Corp, which was backed by General Catalyst. The traditional SPAC incentive design can create misalignment: sponsors earn returns irrespective of sustained share price performance and dilution occurs immediately at closing. The GRAIL structure seeks to create alignment through a performance-based incentive structure for the sponsor that aims at ensuring that initial shareholders only start making a return on their alignment shares once public shareholders also do, thereby replicating a share price-based return in the public markets. Under this approach, the initial shareholders of General Catalyst Global Resilience Merger Corp. participate in a portion of year-over-year share price-based performance of the Class A ordinary shares following the consummation of an initial business combination. The economics of such initial shareholders are contingent on sustained performance, and dilution from the initial shareholders’ Class B ordinary shares, or alignment shares, occurs only as that performance materializes. We believe the GRAIL structure reflects our core values and will attract high quality partners seeking a disciplined and aligned path to the public market.

We are committed to identifying a business combination that we believe meets our criteria for category leadership, public market readiness, and long-term value creation. While there can be no assurance that we will successfully complete a business combination within a specific timeframe or on attractive terms, we will proceed only where the opportunity meets our standards for quality and alignment with General Catalyst’s values. We look forward to partnering with a management team building critical infrastructure — and creating enduring value for all stakeholders.

/s/ Hemant Taneja
Hemant Taneja
Chairman of the Board of Directors of General Catalyst Global Resilience Merger Corp. Chief Executive Officer, General Catalyst April 13, 2026

Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•        “Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•        “company,” “we,” “us,” “our,” or “our company” are to General Catalyst Global Resilience Merger Corp., a Cayman Islands exempted company;

•        “completion window” are to the period of 24 months from the closing of this offering in which we must complete an initial business combination, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering;

•        “Excise Tax” shall mean the 1% U.S. federal excise tax that was implemented by the Inflation Reduction Act of 2022;

•        “alignment shares” are to our Class B ordinary shares initially issued to our sponsor in a private placement prior to this offering, such shares entitled to a number of votes representing 20% of our issued and outstanding ordinary shares prior to the completion of our initial business combination, and the Class A ordinary shares that will be issued upon conversion of Class B ordinary shares following our initial business combination, pursuant to the terms of our amended and restated memorandum and articles of association and as further described under “Description of Securities — Alignment shares” or, prior to the consummation of an initial business combination, at the option of a holder of alignment shares, on a one-for-one basis, subject to the 4.99% pre-business combination Maximum Percentage condition, as further described in this prospectus;

•        “General Catalyst” or the “Firm” are to General Catalyst Group Management, LLC, a Delaware limited liability company, and its affiliates where applicable;

•        “GRAIL” are to Global Resilience Aligned Initial Listing;

•        “initial shareholders” are to the sponsor and certain of our directors;

•        “management” or “our management team” are to our executive officers and directors;

•        “ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•        “permitted withdrawals” means amounts withdrawn or eligible to be withdrawn to pay our taxes, excluding any Excise Tax (and such withdrawals can only be made from interest and not from the principal held in the trust account);

•        “private placement GRAIL securities” are to the private placement GRAIL securities to be issued to our sponsor in a private placement simultaneously with the closing of this offering (which private placement GRAIL securities are identical to the public GRAIL securities sold in this offering, subject to certain limited exceptions as described in this prospectus) and to be issued upon conversion of working capital loans, as further described in this prospectus;

•        “private placement shares” are to the Class A ordinary shares underlying the private placement GRAIL securities issued to our sponsor in a private placement simultaneously with the closing of this offering or to be issued as part of private placement GRAIL securities upon conversion of working capital loans, as further described in this prospectus (such Class A ordinary shares delivered upon conversion shall not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination);

•        “private placement warrants” are to the non-redeemable warrants underlying the private placement GRAIL securities issued to our sponsor in a private placement simultaneously with the closing of this offering or to be issued as part of private placement GRAIL securities upon conversion of working capital loans, as further described in this prospectus;

•        “public shareholders” are to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and each member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

•        “public shares” are to our Class A ordinary shares sold as part of the public GRAIL securities in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public warrants” are to the redeemable warrants sold as part of the public GRAIL securities in this offering (whether they are purchased in this offering or thereafter in the open market, including warrants that may be acquired by our sponsor or its affiliates in this offering or thereafter in the open market);

•        “public GRAIL securities” are to the GRAIL securities sold at $10.00 per GRAIL security in this offering (whether they are purchased in this offering or thereafter in the open market, including GRAIL securities that may be acquired by our sponsor or its affiliates in the open market following this offering), each GRAIL security consisting of one public share and one-fourth of one public warrant;

•        “sponsor” are to GCGR Sponsor LLC, a Delaware limited liability company; and

•        “warrants” are to our redeemable public warrants and non-redeemable private placement warrants, as further described in this prospectus.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law.    Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Information relating to General Catalyst or us in this prospectus reflects current beliefs and assumptions of General Catalyst and our management team and are based on a variety of assumptions and estimates that are subject to various risks which may prove to be inaccurate. There can be no guarantee that any historical trends will continue or that General Catalyst or the company will be able to implement any investment strategies or objectives described herein. Select investments by General Catalyst presented herein are solely for illustrative purposes, have been selected in order to provide examples of the types of investments made by General Catalyst and do not purport to be a complete list. It should not be assumed that investments made in the future will be comparable to the investments described herein. Although we believe that the determinations related to the opportunity set described herein are reasonable, they are inherently subjective in nature. Other market participants may make different determinations relating to the opportunity set based on the same underlying data.

General

We are a newly organized blank check company incorporated on January 14, 2026 as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we will not be limited to a particular industry or geographic region in our identification and acquisition of a target company, we intend to focus on aerospace and defense, national security, and other associated opportunities.

Our Opportunity and Focus

The Global Resilience Market

In today’s rapidly evolving geopolitical landscape, major economies are shifting from efficiency-optimized, globally interconnected systems toward regional models that prioritize resilience, stability, and sovereign control over critical capabilities. As each region builds global resilience and modernizes their defense, industrial, and energy infrastructure, they will need to invigorate their sovereign capabilities in those markets. This unwinding of decades of globalization means that the U.S. and its allies now need to rapidly invest in and scale not just new capabilities like AI, autonomy and robotics, but also core physical capabilities like construction, manufacturing, industrial operations and electronics and hardware production. We believe these technology catalysts face the challenge of being confined by the relative lack of talent for those working in the physical world, as compared to the digital world. Moreover, global resilience sectors are often regulated or are closely tied into policy so the understanding of how to partner with the public sector is critical. Areas that we see compelling opportunities include software-defined hardware, physical AI, modern manufacturing, industrial operations, and alternative energy.

Relative to other sectors, we believe Global Resilience requires greater capital and deeper public-private collaboration to build enduring companies. As these enormous defense, energy and industrial markets undergo digital transformation and modernization, we anticipate an emerging universe of public market candidates whose growth is driven by the need for global resilience, creating an opportunity to identify category-defining platforms capable of compounding value over the long term.

Our Opportunity

Our objective is to identify and acquire a category-defining platform in Global Resilience with demonstrated momentum, defensible economics, and multiple growth vectors in large, critical markets. We believe the proliferation of AI-enabled technologies, government acquisition reform, and modernization mandates has accelerated the time to scale of companies serving defense, industrial, and energy infrastructure customers. This has increased the number of potential public market candidates with attractive unit economics earlier in their lifecycles. We think many such businesses are poised for significant expansion yet would benefit from the capital access, governance readiness, and operating discipline required of public company status.

We believe a business combination with General Catalyst Global Resilience Merger Corp. can offer prospective targets several potential advantages typical of the SPAC route to the public markets: enhanced certainty of proceeds and valuation anchored on forward-looking growth, an efficient path to listing that reduces management distraction, and partnership with an experienced sponsor whose network and sector expertise can support post-combination business development, product strategy, talent recruitment, corporate development, and investor relations.

We believe there is a substantial pipeline of Global Resilience businesses spanning software-defined defense platforms, advanced manufacturing and industrial automation, and alternative energy solutions exist. In our view, we are positioned to evaluate and execute a business combination with one or more targets that meet rigorous criteria for market leadership, platform characteristics, and strong economic models, with the aim of creating long-term value for all stakeholders.

Our Focus

Drawing on General Catalyst’s experience building and investing in technology companies in regulated and mission-critical sectors, we will focus our search on targets that address the themes outlined below. We intend to pursue businesses operating in large, growing markets where modernization agendas and regulatory tailwinds support durable demand. We plan to prioritize platforms with defensible capabilities, measurable outcomes, multiple avenues for expansion, sustained revenue growth, improving unit economics, clear paths to profitability, and governance, compliance and reporting readiness suitable for public markets. The sectors outlined below are experiencing accelerated technological advancement and present opportunities to displace incumbents or create new categories as systems evolve toward software-defined, data-rich, and AI-enabled operations.

Defense and Government

We believe that the evolving global threat landscape underscores the need for robust defense spending across a multitude of warfighting domains (land, sea, air, space, cyber). Geopolitical tensions are driving a rise in demand for cost-effective attritable systems, unmanned offerings, hypersonic capabilities, defense electronics, advanced munitions, cyber warfare tools, and AI-driven military applications.

According to an April 2025 fact sheet from the Stockholm International Peace Research Institute, global military expenditures reached roughly $2.7 trillion in 2024, with the United States accounting for $997 billion in 2024, or 37% of global spend. In January 2026, the White House released a 2027 defense budget of $1.5 trillion, signaling potential acceleration in funding for priority programs and further support for mission-critical modernization. Beyond the United States, allied tailwinds are strengthening demand. In 2024, 18 NATO allies met the 2% of GDP guideline, and in June 2025, NATO allies committed to invest 5% of GDP annually on core defense requirements and defense-and security-related spending by 2035 — including at least 3.5% of GDP on core defense and 1.5% of GDP on defense industrial base resilience. Assuming such commitments are fulfilled, this would set a higher floor for procurement and capability delivery over the next decade.

These tailwinds are also creating demand for new methods of designing and manufacturing these mission-critical product offerings to meet the dynamic needs of the allied defense-industrial complex. We believe companies specializing in cost-effective, dual-use commercial and military technologies are best positioned to capture the significant and growing demand that often runs counter to the interests of legacy defense incumbents.

This shift has spurred a rise in strategic partnerships between defense contractors, technology providers, and government agencies that we believe will accelerate the deployment of disruptive technologies. Our view is that this elevated rate of innovation required to support future battlefields will continue to drive robust opportunities for new entrants. The defense technology sector has experienced immense growth in private sector funding, with venture capital deal activity at approximately $77 billion of deal value in 2024 and 2025, according to a January 2026 Pitchbook report, underscoring how the venture capital and tech communities are shedding the historical stigma around defense-focused investment.

We believe this landscape produces a wide range of actionable targets in need of our unique relationships and government access for investment and strategic partnership. We believe our management team is uniquely positioned to capitalize on this momentum, particularly in areas aligned with the national security priorities of the United States and its allies.

Industrials and Manufacturing

Reshoring and allied-market production are accelerating investment in advanced manufacturing. Key vectors include industrial automation, collaborative robotics, machine vision, additive manufacturing, and model-based digital threads that connect design to factory execution under an increasingly unified industrial internet-of-things paradigm.

The North American industrial machinery market was estimated to be $800 billion in 2024 and is expected to reach $1.2 trillion by 2033 (representing 5.5% CAGR from 2026 to 2033), according to a February 2025 report. We believe this highlights the need for continued investment in automation and advanced manufacturing technologies to sustain competitiveness and meet rising global demand.

We believe vendors that deliver configurable, secure, and interoperable solutions across multi-plant networks are well-positioned to benefit from long-duration capital programs driven by reshoring mandates and supply chain resilience requirements.

Energy and Infrastructure

Electrification, compute growth, and sustainability requirements are reshaping energy generation, transmission, and distribution both domestically and overseas. Grid modernization — including advanced metering, substation automation, distributed energy resource orchestration, and transmission expansion — is a priority for reliability and resilience.

According to a May 2025 report from consultancy services company ICF, U.S. electricity demand is expected to increase by 25% by 2030 and 78% by 2050 (both relative to current levels), primarily driven by cloud computing, industrial onshoring, and broader electrification trends. At the same time, a July 2025 Bank of America Institute report noted that U.S. power infrastructure is aging rapidly, with 31% of transmission and 46% of distribution infrastructure near (less than 5 years) or beyond its useful life.

Capital is now flowing to grid modernization, flexible capacity, and operational-technology cybersecurity, as grid systems integrate variable renewables and manage rising load from data centers and electric mobility. Critical infrastructure operators across transportation, water, and communications are adopting asset-management and cyber-hardening solutions to reduce downtime and risk. We believe technologies that improve fuel efficiency, support low-carbon generation, and enhance system security will see durable demand backed by regulatory and market incentives.

The Outlook

Global Resilience markets across defense, industry, and energy are increasingly operated on software platforms and physical systems that bind together people, processes and technology. We believe investments in resilience are becoming foundational to day-to-day operations, and modernization programs are expanding as governments and enterprises accelerate digital transformation.

As automation and digitization reshape mission-critical activities, we believe incumbents relying on legacy architectures and cost-plus processes are losing ground to technology-driven entrants that can deliver improved outcomes, reduced lifecycle costs, and greater operational agility. Innovations in AI, autonomy, advanced analytics, cybersecurity and cloud infrastructure — coupled with new business models and procurement approaches — are expected to unlock faster cycles of organizational change and value creation. Emerging software-defined hardware platforms in modern defense technology, advanced manufacturing, and energy and infrastructure are demonstrating the potential to become category leaders.

We believe secular trends and market dynamics create attractive opportunities aligned with the significant, differentiated capabilities we bring to prospective targets. We expect the transition toward resilient, software-defined operations to persist over many years, supporting durable growth for companies that can scale with strong unit economics, governance readiness, and disciplined execution. Our goal is to partner with a management team to build an enduring public company that compounds value over the long term.

Why General Catalyst Global Resilience Merger Corp.?

We believe General Catalyst Global Resilience Merger Corp. can offer prospective targets a differentiated path to the public markets, with capital certainty, governance expertise, and access to a global network built over 25 years of investing in mission-critical technologies. We believe our platform combines sector-specific operating experience with established relationships across defense, industrials, and energy — enabling faster market access, stronger customer connections, and disciplined value creation.

The General Catalyst Platform

An affiliate of our sponsor, General Catalyst has partnered with companies throughout their lifecycles — from seed stage to public markets — developing expertise in navigating complex transactions and building enduring platforms. We believe this experience provides prospective targets with transaction certainty, stakeholder credibility, strategic connections, and institutional knowledge to accelerate growth, execute transactions quickly, and support long-term value creation.

General Catalyst manages $45.5 billion of AUM as of December 31, 2025 across 900+ portfolio companies, including 80+ valued over $1 billion and 25+ public listings over its history. Beyond capital, we aim to provide operational guidance on product development, go-to-market strategy, and organizational scaling. For our business combination partner, we believe this translates to direct support in building a public-ready platform: governance infrastructure, investor relations, strategic talent acquisition, and business development through our network of corporate, government, and financial relationships. We believe General Catalyst’s ability to hatch new companies, transform existing businesses, and provide operational advice sets it apart from other SPAC sponsors.

The General Catalyst Institute seeks to partner with governments and public policy leaders to accelerate transformative technology adoption across AI, healthcare, defense, manufacturing, and energy. The General Catalyst Institute seeks to improve procurement pathways, regulatory clarity, and public-private coordination — aiming to shorten sales cycles and reduce go-to-market friction for the post-combination company.

General Catalyst’s senior advisors bring direct Global Resilience expertise:    Teresa Carlson (former VP of Worldwide Public Sector at AWS) in government technology and cloud procurement; and Scott Howell (former commander of Joint Special Operations Command) in defense and national security. We believe they can provide strategic guidance, customer introductions, and operational insights for the post-combination company.

Our Investing Experience

General Catalyst’s investment team maintains 150+ active board roles across the portfolio, aiming to provide pattern recognition across business models, market cycles, and scaling challenges. We believe this board-level access generates proprietary deal flow and operational insights that inform diligence and post-combination support, which we believe sets us apart from other SPAC sponsors.

Our investment team has deep experience across Global Resilience sectors — defense, energy infrastructure, manufacturing, and supply chain — in both private and public markets. We believe this experience helps inform our ability to identify disruptive businesses with innovative models, evaluate technology risk, assess durable competitive advantages, validate unit economics, and identify inflection points where companies are ready for public market scrutiny. We believe this depth of experience will create meaningful value for our investors over the long term.

General Catalyst’s investing team brings to our franchise their extensive experience in:

•        sourcing, structuring, and executing on a wide range of complex investment opportunities;

•        providing strategic and operational guidance to management teams and boards to drive long-term value creation;

•        optimizing the financial condition, operating performance, and strategy of a company through investment, operational oversight and governance expertise;

•        accelerating business development and assisting with execution of significant partnerships and M&A transactions; and

•        augmenting senior management teams or boards by leveraging their extensive networks.

Our Operating Experience

Our team includes seasoned technology entrepreneurs and operators who have built and scaled category-leading public software companies with a broad range of strategic, commercial, and operational expertise. They provide hands-on support in key functional areas including product development, go-to-market execution, business planning, operations, and growth strategy — which can bring practitioner-level expertise to the post-combination company.

General Catalyst’s operating team brings to our franchise their extensive experience in:

•        validating market opportunity and optimizing product-market fit;

•        enhancing differentiating capabilities and defending market share;

•        improving customer acquisition efficiency and lifetime value;

•        driving cost discipline, capital allocation, and budget rigor;

•        implementing systems, processes, and leadership for public company operations; and

•        establishing high-quality communication frameworks and articulating long-term value.

Prior Special Purpose Acquisition Vehicle Experience

General Catalyst and its affiliates have sponsored multiple blank check companies and are familiar with SPAC market practices, capital formation, and post-combination governance.

Health Assurance Acquisition Corp. (“HAAC”) was formed to partner with some of the leading healthcare businesses leveraging technology to accelerate the digital transformation of care. HAAC adopted the Stakeholder Aligned Initial Listing (“SAIL”) structure to remove friction, align stakeholder interests, and reward sustained, long-term performance. In November 2020, HAAC sold 52.5 million SAIL securities at $10.00 per SAIL Security, each consisting of one share of Class A common stock and a warrant to purchase one-fourth of one Class A ordinary share at an exercise price of $11.50 per share. The offering generated gross proceeds of $525 million. Under the SAIL design, initial shareholders participate in year-over-year share-price performance across all capital raised in the transaction. HAAC did not ultimately consummate an initial business combination and redeemed shareholders pursuant to its organizational documents in December 2022.

Revolution Healthcare Acquisition Corp. (“RHAC”) was created in collaboration with ARCH Venture Management to extend General Catalyst’s Health Assurance thesis by partnering with businesses at the intersection of healthcare, life sciences, and technology. RHAC also utilized the SAIL structure to align incentives among stakeholders. In March 2021, RHAC consummated its initial public offering of 55.0 million SAIL securities, at $10.00 per SAIL security, each consisting of one share of Class A common stock and a warrant to purchase one-fifth of one share of Class A common stock at an exercise price of $11.50 per share. RHAC did not ultimately consummate an initial business combination and redeemed shareholders pursuant to its organizational documents in December 2022.

Catalyst Partners Acquisition Corp. (“CPARU”) was created in May 2021 to pursue opportunities in enterprise software and adjacent high-growth technology markets. Catalyst Partners adopted the Shared Opportunity Aligned Returns (“SOAR”) founder share design structure wherein Class B ordinary shares convert into Class A ordinary shares only upon specified performance triggers over a ten-year horizon: three tranches linked to trading thresholds of $12.50, $15.00, and $17.50 per share, and a tranche tied to a specified strategic transaction with an effective price of at least $12.00 per share. Ten percent of founder shares were allocated to the Catalyst Partners Foundation to support economic empowerment and inclusion. CPARU did not ultimately consummate an initial business combination and redeemed shareholders pursuant to its organizational documents in February 2023.

Our directors and officers, General Catalyst, or its affiliates expect in the future to become affiliated with other public special purpose acquisition companies that may have acquisition objectives that are similar to ours. See “Risk Factors — Risks Relating to our Sponsor and Management Team — Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

The past experience or performance of the members of our management team or their affiliates, including General Catalyst, is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. Investors should not rely on the historical record or the performance of our management team or their affiliates, including General Catalyst or any of their affiliates’ or managed fund’s performance as indicative of our future performance. See “Risk Factors — General Risk Factors — Past experience or performance by our management team or their affiliates, including General Catalyst, may not be indicative of future performance of an investment in us.”

Our Sponsor and Resources of Our Management Team and Directors

Our sponsor, GCGR Sponsor LLC, is a Delaware limited liability company that was formed for the sole purpose of holding securities in the U.S. and providing certain services pursuant to the administrative services and indemnification agreement, as further described herein. Our sponsor is controlled by its sole member General Catalyst Group XII — Creation, L.P. (“Creation”). General Catalyst Group Management, LLC (the “Management Company”) is the manager of General Catalyst GP XII, LLC (“GP XII”), which is the general partner of General Catalyst Partners XII, L.P. (“Creation GP”), which is the general partner of Creation. The ultimate control persons of Creation are David P Fialkow, Hemant Taneja, and Kenneth I. Chenault, all of whom are citizens of the United States of America and share equally in voting and control of the Management Company and therefore may be deemed to share voting and dispositive power over the securities held of record by the sponsor but disclaim beneficial ownership of such securities. For more details, also see the section entitled “Principal Shareholders.” As of the date hereof, other than our sponsor’s sole member, no person or entity has a direct or indirect material interest in our sponsor. For more information about General Catalyst and its affiliates, see below “— Our Management Team” and “— Our Directors.”

Our sponsor is an affiliate of General Catalyst, a global investment and transformation firm with $45.5 billion in AUM as of December 31, 2025. Over more than twenty-five years, the Firm has partnered with 900+ companies, including 80+ valued at over $1 billion, and has supported 25+ public listings. General Catalyst’s platform spans over multiple investment strategies, including venture capital, growth equity, enduring capital, and company creation. The platform flywheel capabilities includes:

•        General Catalyst Institute, which aims to partner with governments globally in an effort to share practical frameworks for adopting transformative technologies in critical sectors, thereby strengthening procurement pathways, building durable public-private networks, and providing policy tools and education that help companies scale responsibly

•        HATCo, which aims to partner with some of the leading health systems that can provide practical experience modernizing regulated operations at scale

•        Percepta, which is a dedicated capability that seeks to help enterprises implement production-grade artificial intelligence platforms and processes

•        GC Wealth, which aims to strengthen relationships with founders and operators throughout their journey

The General Catalyst team includes more than 300 professionals globally with a primary focus on sourcing and evaluating emerging growth companies and next-generation category leaders. Our management team and board bring direct experience from scaling public technology companies, leading complex organizations, and engaging with public-sector stakeholders across defense, manufacturing, and energy. We believe these relationships — spanning entrepreneurs, corporate leaders, policymakers, and advisors — are expected to enhance deal sourcing, diligence quality, and value creation post-combination.

We believe General Catalyst’s global network and integrated platform create a strong competitive position with longstanding access to management teams, advisors, and intermediaries. We believe General Catalyst Global Resilience Merger Corp. will benefit significantly from this infrastructure as we seek to leverage this network in order to provide access to proprietary deal flow and enable rigorous diligence and hands-on operational support. We intend to leverage these resources in an effort to identify and execute a compelling business combination aligned with our investment thesis. However, there is no assurance that prior experience will translate into successful identification or execution of a transaction.

On February 3, 2026, our sponsor paid $25,000 to cover for certain expenses on our behalf in exchange for the issuance of 5,031,250 alignment shares (of which, up to 656,250 shares are subject to forfeiture if the underwriters do not exercise their over-allotment option in full), or approximately $0.005 per share. In addition, our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 800,000 private placement GRAIL securities (or 905,000 private placement GRAIL securities if the underwriters exercise their over-allotment option in full) for a purchase price of $10.00 per private placement GRAIL security in a private placement that will occur simultaneously with the closing of this offering.

Our Management Team

Our management team will be led by Paul Kwan as Chief Executive Officer and Christopher Kauffman as Chief Financial Officer. We believe General Catalyst Global Resilience Merger Corp. will benefit significantly from the General Catalyst infrastructure to find and secure access to compelling opportunities.

Paul Kwan has served as our Chief Executive Officer since January 2026. Mr. Kwan joined General Catalyst in May 2021 and is a Managing Director, leading the Firm’s Global Resilience strategy with investments that include Anduril, Valinor Enterprises (which Mr. Kwan co-founded), Helsing, Samsara, and Re:Build. Prior to General Catalyst, Mr. Kwan spent more than two decades at Morgan Stanley, where he led West Coast technology banking and advised well-established companies on IPOs, M&A, and capital markets, and helped pioneer the modern direct listing. Mr. Kwan holds a degree in Computer Science and Economics from Stanford University, where he serves as an adjunct lecturer, and is vice chair of the Lucile Packard Foundation for Children’s Health.

Christopher Kauffman has served as our Chief Financial Officer since January 2026. Mr. Kauffman joined General Catalyst in June 2022 and is a Partner focused on later-stage investments in enterprise software and artificial intelligence and supporting company building through the Firm’s Creation strategy. Prior to joining General Catalyst, Mr. Kauffman served as Vice President of Finance at Ruggable LLC, Vice President in Frontier Technologies at SoftBank Investment Advisers (SoftBank Vision Fund), an Associate at Golden Gate Capital and a senior consultant at Bain & Company. Mr. Kauffman holds a B.S. in Business, with concentrations in finance and psychology, from Indiana University’s Kelley School of Business.

Our Directors

The backgrounds of the members of our board of directors are highlighted below:

Hemant Taneja has served as chairman of our board of directors since January 2026. Mr. Taneja joined General Catalyst in April 2003 and serves as Managing Director and Chief Executive Officer, and has led investments across technology, healthcare, and financial services. Previously, Mr. Taneja has served as Chief Executive Officer of Health

Assurance Acquisition Corp. (NASDAQ: HAAC) from September 2020 to December 2022. Further, Mr. Taneja is a current or former director of several public and private companies, including Samsara Inc. (NYSE: IOT) from 2017 to July 2024, Livongo Health, Inc. (Nasdaq: LVGO) from April 2014 to May 2021, Teladoc Health, Inc. (NYSE: TDOC) from November 2020 to April 2021 and Gusto, Inc. since February 2014. Mr. Taneja also is a board observer at Anduril. Mr. Taneja is recognized for his thought leadership on responsible innovation and artificial intelligence. Mr. Taneja holds five degrees from the Massachusetts Institute of Technology, including an M.Eng. in Electrical Engineering and Computer Science, an S.M. in Operations Research, and S.B. degrees in Biology, Mathematics, and Electrical Engineering and Computer Science. Mr. Taneja’s multidisciplinary training and board experience inform a long-term orientation toward building enduring, mission-critical platforms and make him well qualified to serve as a director of our company.

Fareed Zakaria has agreed to serve on our board of directors. Mr. Zakaria has served as the host of Fareed Zakaria GPS, a weekly international and domestic affairs program on CNN, since 2008, where he conducts interviews with global leaders and provides analysis on geopolitics, economics and public policy. He is also a longtime columnist for The Washington Post, for which he writes on international relations, U.S. foreign policy and global economic trends. Over a career spanning more than three decades in journalism and commentary, Mr. Zakaria has held senior editorial roles at major publications, including serving as editor of Newsweek International and managing editor of Foreign Affairs. He is the author of several New York Times bestselling books on global affairs and political economy. Mr. Zakaria is advising and providing counsel to the General Catalyst Institute and is collaborating with senior leadership at General Catalyst. Mr. Zakaria brings a deep understanding of complex issues at the intersection of geopolitics and business that are key to driving resilience in the industries where we focus and will seek potential targets. In February 2023, he co-authored the article Geopolitics Are Changing. Venture Capital Must, Too. in the Harvard Business Review with Hemant Taneja, General Catalyst CEO and Chairman of our board of directors. Mr. Zakaria holds a B.A. from Yale University and a Ph.D. in political science from Harvard University. We believe Mr. Zakaria is well qualified to serve on our board of directors due to his extensive experience analyzing complex global trends and his deep understanding of international markets and public policy.

Barry McCarthy has agreed to serve on our board of directors. Mr. McCarthy has served as President and Chief Executive Officer of Peloton Interactive, Inc. (NASDAQ: PTON) from February 2022 until May 2024, and as a director of Peloton from February 2022 until April 2024. Following his service as CEO he continued as a strategic advisor to Peloton through December 2024. Prior to Peloton, Mr. McCarthy served as Chief Financial Officer of Spotify Technology S.A. (NYSE: SPOT) from 2015 to January 2020 (and concurrently led Spotify’s advertising business from September 2016 to January 2020), and he has served on Spotify’s board of directors since January 2020. From 1999 to 2010, Mr. McCarthy served as Chief Financial Officer and Principal Accounting Officer of Netflix, Inc. (NASDAQ: NFLX). Mr. McCarthy has also served as a member of the board of directors of Maplebear Inc. (d/b/a Instacart) (NASDAQ: CART) from January 2021 to May 2024, and on the board of directors of Strava, Inc. since January 2026. Mr. McCarthy has also served on the boards of MSD Acquisition Corp. (NASDAQ: MSDA) (May 2021 to February 2022), Chegg, Inc. (NYSE: CHGG) (2010 – 2015), Eventbrite, Inc. (NYSE: EB) (2011 – 2015) and Pandora Media, Inc. (NYSE: P) (2011 – 2013). Mr. McCarthy held various management positions in management consulting, investment banking, media, and entertainment. From 2011 until February 2022, he served as an executive advisor to Technology Crossover Ventures, a venture capital firm. Mr. McCarthy holds a B.A. in History from Williams College and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania. We believe Mr. McCarthy is well qualified to serve on our board of directors due to his extensive executive leadership experience at private and public companies, his deep financial expertise, including multiple complex public-markets transactions, and his track record in scaling and transforming global consumer platforms.

N. Thomas (Tom) Linebarger has agreed to serve on our board of directors. Mr. Linebarger has served as senior advisor and executive in residence at General Catalyst since January 2025 and has also served as a director of Republic Services, Inc. (NYSE: RSG) since February 2024. He joined General Catalyst in January 2025 after serving as a senior advisor from February 2024 to October 2024 for McKinsey & Company following his retirement in July 2023 from Cummins Inc. (NYSE: CMI), the largest independent maker of diesel engines and related products. Mr. Linebarger also served as a director of Harley-Davidson, Inc. (NYSE: HOG) from July 2008 to September 2025 and as advisor to Blackstone from February 2024 to July 2024. At Cummins Inc., Mr. Linebarger served as Chairman and Chief Executive Officer from January 2012 to July 2023. Prior to his role as Chief Executive Officer, Mr. Linebarger served as President and Chief Operating Officer of Cummins from 2008 to 2012. Mr. Linebarger also served as Executive Vice President of Cummins and President of Cummins Power Generation from 2003 to 2008, and as Cummins’ Vice President and Chief Financial Officer from 2000 to 2003. Mr. Linebarger also served as a director of Pactiv Corporation from 2005 to 2010 and served as Chair of the board of directors for the US-China Business Council from 2020 to 2022. Mr. Linebarger holds a M.B.A. from the Stanford Graduate School of Business and a master’s degree in manufacturing systems engineering from Stanford University. He also holds a bachelor of arts in management engineering from Claremont Mckenna College and a bachelor of science in mechanical engineering from Stanford University. He has deep experience in finance, engineering, international business matters, and operations. We believe Mr. Linebarger is well qualified to serve on our board of directors due to his leadership experience at private and public companies and his extensive experience in manufacturing and engineering.

We believe our management team and board of directors are well positioned to take advantage of the growing set of investment opportunities focused on strong businesses that we believe are well positioned for long-term growth as a public company, and that can benefit from our capital and insights.

With respect to the above, past experience or performance of our management team or General Catalyst and their respective affiliates is not a guarantee of either (i) success with respect to a business combination that may be consummated or (ii) the ability to successfully identify and execute a transaction. You should not rely on the historical record of management or General Catalyst and their respective affiliates as indicative of future performance. See “Risk Factors — General Risk Factors — Past experience or performance by our management team or their affiliates, including General Catalyst, may not be indicative of future performance of an investment in us.” For a list of our executive officers and directors and entities for which a conflict of interest may or does exist between such officers and directors, on the one hand, and us, on the other hand, please refer to “Management — Conflicts of Interest.”

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, investment funds, accounts, co-investment vehicles and other entities managed by General Catalyst or its affiliates and certain companies in which General Catalyst or such entities have invested. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any General Catalyst funds or other investment vehicles), then, he, she or it may be required to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination. As a result of due diligence from the broader platform, we may become aware of a potential transaction that is not a fit for the traditional investing activities of General Catalyst but that is an attractive opportunity for us. In addition to the above, our officers and directors are not required to commit any specific amount of time to our affairs, and accordingly will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

Our Business Strategy

Our business strategy is to identify and complete an initial business combination that can create value for shareholders over the long term. We will seek to leverage our networks of entrepreneurs, operators, policy stakeholders and industry leaders — including relationships formed through General Catalyst’s investing and operating experience — to source opportunities across Global Resilience sectors. We plan to deploy a proactive, thematic sourcing approach focused on companies where we believe our industry experience, relationships, capital, and governance expertise can serve as catalysts for transformation and sustainable growth.

We plan to utilize the General Catalyst platform and investment team to support origination and diligence. This includes access to sector specialists, technical advisors, and operating partners who can assist with commercial, technical, and regulatory assessment, including government procurement pathways, cybersecurity posture, data governance, unit economics, and scalability. We intend to apply rigorous financial and strategic analysis to evaluate market leadership, platform characteristics, customer value, and alignment with public market expectations for growth, profitability, and compliance.

General Catalyst has the ability to deploy capital alongside the business combination, including commitments from General Catalyst-managed funds, accounts and/or vehicles and other select partners, to help improve capital certainty for a target company. Any such participation would be evaluated on a case-by-case basis and structured to align stakeholder interests and support long-term objectives. There can be no assurance that additional capital will be provided.

We anticipate structuring a business combination that will seek to align stakeholder interests and provide the post-combination company with an efficient capital structure and resources required to execute long-term plans. Following the business combination, we will serve as a collaborative partner to the management team, bringing board-level governance, strategic planning support, and operating guidance. Areas of focus may include product and technology roadmap, go-to-market and channel development, talent recruitment, corporate development and M&A, public company readiness, investor relations, and engagement with relevant public sector stakeholders.

By combining disciplined sourcing and diligence with hands-on post-combination support, we seek to build an enduring public company that we believe is well positioned to benefit from the secular tailwinds of the Global Resilience market and compound value for various stakeholders over time.

Our Alignment Share Structure

We will seek to structure General Catalyst Global Resilience Merger Corp. to reflect the economic transformation of the SPAC industry. To achieve our mission, we are using a structure that we think removes friction, aligns stakeholder interests, and rewards sustained, long-term performance. The Global Resilience Aligned Initial Listing security, or GRAIL security, a form of which was initially offered by General Catalyst-backed Health Assurance Acquisition Corp in November 2020, aims at improving the traditional SPAC incentive design that can create misalignments with target businesses and public market investors. In fact, in traditional SPAC structures, the sponsor is often entitled to a return of the sponsor founder shares regardless of deSPAC’s performance, and dilution attributable to sponsor held founder shares is borne immediately upon consummation of a business combination, the closing of which triggers the automatic conversion of all founder shares into Class A ordinary shares. The GRAIL construct, however, uses a performance-based incentive structure designed to create alignment and replicate a stock price-based return in the public markets:

•        Under the GRAIL structure, the Class B ordinary shares, or alignment shares, held by our initial shareholders, equal 12.5% of the public shares and not 20% or 25% of the ordinary shares issued by traditional SPACs.

•        Following the consummation of a business combination, 1/10th of the alignment shares held by our initial shareholders will convert into Class A ordinary shares in equal tranches at variable conversion rates over a 10-year period, on the last day of a measurement period (as defined below), thereby releasing Class A ordinary shares to our initial shareholders over a 10-year period and staggering the dilutive effect and market pressure related to potential sales of our alignment shares over such 10-year period as tranches of Class A ordinary shares are released to our initial shareholders.

•        If Total Returns (as defined below) to public shareholders and PIPE investors following a business combination exceed the Price Threshold (as defined below) over a measurement period, then an alignment share tranche due to convert on the last day of one of the 10 measurement periods will convert at a ratio that is larger than one-to-one and will be calculated as follows (an illustrative calculation of the number of Class A ordinary shares issuable upon conversion of alignment shares depending on Price Threshold and Total Return can be found under “Description of Securities — Alignment Shares” in this prospectus):

•        If the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares (as defined below) for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the Closing Share Count (as defined below), divided by (B) the Total Return; or

•        If the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, in each case multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

•        Based on such calculations, our initial shareholders will capture 20% to 30% of the year-over-year share-price performance (20% for first 30% performance, 30% thereafter) on capital raised in connection with the transaction, which will include gross proceeds from this offering and additional capital raised in a PIPE and potentially in connection with public warrant exercised for cash in connection with or following the consummation of our business combination.

•        However, if the Total Return does not exceed the Price Threshold over a measurement period, a tranche of alignment shares will convert into Class A ordinary shares at a ratio of one-hundred-to-one, which means that a 437,500 tranche of our alignment shares (or 503,125 if the over-allotment option is exercised) due to vest in one of the 10 measurement periods would convert into only 4,375 Class A ordinary shares (or 5,031 if the over-allotment option is exercised), thereby reducing the dilution related to our alignment shares.

•        The GRAIL structure therefore results in the sponsor’s economics being more contingent upon sustained share price performance over a ten-year period following the closing of our business combination and provides that our initial shareholders will not earn additional returns on their alignment shares until public shareholders (initially assumed to have invested at $10.00 in this offering) also do. Dilution related to the alignment shares will occur over time and is contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination. We believe that in the GRAIL structure, the low price that our sponsor paid for the alignment shares will not create an incentive similar to traditional SPAC structures whereby our sponsor could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

We believe this economic alignment is consistent with our core beliefs and values, and coupled with the strength and credibility of our team, will help to attract what we view as some of the best entrepreneurs. We believe General Catalyst Global Resilience Merger Corp. is not simply a liquidity vehicle — it is an opportunity to bring a transformational company to the public markets.

Initial Business Combination Criteria

We have identified the following framework to help evaluate prospective target businesses. We may decide, however, to enter into our initial business combination with one or more businesses that do not meet these criteria and guidelines.

•        Visionary founder and leadership team:    We will seek talented and ambitious founders and executives who we believe possess a clear mission, deep understanding of customers and markets, and demonstrated ability to scale mission-critical platforms. Preference will be given to teams with experience selling and operating in regulated or public sector environments and with strong governance practices.

•        Large market opportunity:    We intend to prioritize businesses serving large, growing markets within Global Resilience sectors, including defense and government, industrials and manufacturing, and energy and infrastructure. Attractive structural and competitive dynamics, supported by modernization agendas and regulatory tailwinds, are expected to create durable demand for technology solutions.

•        Strong momentum:    We will look for companies with sustained revenue growth, expanding customer adoption and clear evidence of product-market fit. Indicators may include multi-year contracts, recurring revenue, favorable net retention, growing backlog and progress along procurement pathways in public sector markets.

•        Multiple avenues of growth:    Targets should present several paths to scale, such as product adjacencies, new customer segments, geographic expansion, ecosystem partnerships and disciplined M&A, with an ability to continue innovation throughout their life cycle.

•        Platform characteristics:    We will favor platforms with defensible advantages, including proprietary technology, data-scale benefits, network effects, secure and interoperable architectures, and measurable outcomes for customers. Cybersecurity, data governance and compliance capabilities will be important differentiators in regulated sectors.

•        Superior economic model:    We will prioritize businesses exhibiting strong unit economics, high gross margins appropriate to their category, attractive customer acquisition efficiency, and a credible path to profitability and cash generation. Preference will be given to companies with capital efficiency and scalable business models.

•        Public market readiness:    In addition to business criteria, we expect potential targets to be prepared, or nearly prepared, to operate in the public markets. This includes appropriate corporate governance, internal controls, financial reporting and compliance, together with readiness for investor engagement and, where relevant, alignment with public sector contracting and regulatory requirements.

These criteria are not intended to be exhaustive. We may use other criteria as well. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our Acquisition Process

Our acquisition process is built on General Catalyst’s disciplined and research-intensive approach, which we believe provides a strong foundation for evaluating and executing a business combination. We intend to leverage General Catalyst’s deep bench of talent and its extensive platform capabilities to support a rigorous, multi-disciplinary due diligence process. Our approach includes:

•        Market Definition and Sizing:    We conduct a detailed assessment of a target company’s market including its size, structure, growth drivers, and long-term prospects. While publicly available data can be informative, our professionals are trained to challenge assumptions and identify underlying biases. Where validation is limited, we often construct proprietary market models using primary source research and direct industry engagement.

•        Sustainable Competitive Advantage:    Our diligence includes a fundamental assessment of the company’s ability to maintain a defensible market position over time. We benchmark technology, cost structure, and customer dynamics against current and emerging competitors. This work is supported by interviews with industry participants including customers, suppliers, and former executives to develop independent insights that often diverge from consensus views.

•        Margin Analysis and Quality of Earnings:    We closely analyze a company’s historical and projected margins, revenue mix, and cost base. Our review focuses on the sustainability of earnings and the quality of reported financials, including an assessment of one-time items, working capital dynamics, and return on invested capital. We emphasize cash conversion and seek to understand how the company performs under a range of operating environments.

•        Asset Valuation:    We apply rigorous valuation techniques tailored to each sector. These include discounted cash flow analysis, scenario-based risk modeling, and comparable transaction reviews. We also leverage General Catalyst’s global platform and deep industry expertise to evaluate strategic positioning, regulatory pathways, and long-term resilience in dynamic markets.

•        Corporate Structure:    We review the legal and financial structure of each target, including the distribution of assets across subsidiaries, existing guarantees and liens, and the legal hierarchy of debt and equity instruments. This analysis helps us identify both risks and potential levers for value creation post-close.

•        Third-Party Diligence:    As part of our standard diligence process, we engage third-party advisors to conduct accounting, tax, legal, and environmental reviews, and, where appropriate, independent technical assessments (e.g., cybersecurity and data-governance posture, software architecture and scalability, cloud/infrastructure resilience and cost, and safety/regulatory certifications). We believe surfacing potential issues early, especially in complex transactions, is critical to underwriting and execution. This outside perspective complements our internal workstreams and reinforces our commitment to thoroughness and risk management.

As described in more details below under “— Other Considerations and Conflicts of Interest” and in the section entitled “Management — Conflicts of Interest,” we are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors and conflicts of interest may arise if we select a business combination target that is affiliated with our sponsor, officer or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion that our initial business combination is fair to our company from a financial point of view from either an independent investment banking firm or an independent accounting firm. We are not required to obtain such an opinion in any other context (except as described below in a situation where our board is not able to independently determine the fair market value of the target business or businesses). Despite our agreement to obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Such conflicts of interest in connection with a business combination with a business affiliated with our sponsor, executive officers or directors include conflicts related to the additional fiduciary and contractual duties that our directors and officers may have (as further described in the next paragraph) and conflicts resulting from our directors’ and officers’ direct and indirect ownership in the alignment shares and private placement GRAIL securities and the effective price at which such securities were purchased by the sponsor and certain of our directors and which may result in the selection of an acquisition target that subsequently declines in value and is unprofitable for public shareholders (while still profitable from our sponsor’s, directors’ and officers’ perspective or limits their losses) instead of not consummating a business combination at all or with a different business combination target (for more information, also see “— Other Considerations and Conflicts of Interest”).

Our officers and directors presently have, and any of them in the future may have, additional fiduciary and contractual duties to other entities, including without limitation, any future special purpose acquisition companies they may be involved in and investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst and certain companies in which General Catalyst or such entities have invested. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any future special purpose acquisition companies they may be involved in and any current or future General Catalyst funds or other investment vehicles), he or she may need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same.

In addition, investment ideas generated within or presented to General Catalyst or our officers may be suitable for both us and a current or future General Catalyst fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, may first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of General Catalyst, our officers or any members of our board of directors who are also employed by General Catalyst or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of General Catalyst. Further, members of our management team will directly or indirectly own our ordinary shares and/or private placement GRAIL securities (including their underlying securities) following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor and directors paid for the alignment shares creates an incentive whereby our sponsor, officers and directors could potentially make a substantial profit or limit their losses if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

Although affiliates of our directors and officers or entities, to which they have fiduciary obligations, including General Catalyst or certain of its current or future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst, may pursue a similar target universe to us for acquisition or investment opportunities, we anticipate that the specific companies or assets that we may target (e.g. strong businesses that are well positioned for long-term growth as a public company, and that can benefit from our capital and insights) will only overlap as appropriate opportunities for such entities and persons due to their investment mandates if such potential targets also desire to enter into other debt or equity transactions with such entities and persons in connection with a going public transaction, which our potential targets may choose to effectuate via a business combination with us or without us via a business combination with a competing special purpose acquisition company or the use of a more traditional initial public offering or direct listing structure. Therefore, we do not expect the fiduciary and contractual duties of our directors, officers, their affiliates and entities, to which they have fiduciary obligations, to materially affect our ability to select an appropriate acquisition target and complete an initial business combination.

Initial Business Combination

We must complete one or more business combinations that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion, nor will they be able to rely on such opinion.

While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We may, at our option, pursue an acquisition opportunity jointly with one or more parties affiliated with General Catalyst, including without limitation, officers of General Catalyst, investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst and/or investors in funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst. Any such party may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such parties a specified future issuance. The amount and other terms and conditions of any such joint acquisition or specified future issuance would be determined at the time thereof.

We may structure our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to the completion of our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test. If the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. Further, as the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. Because of our limited resources and such increased competition for business combination opportunities, including from other special purpose acquisition companies or other entities having a similar business objective to us, it may be more difficult for us to complete our initial business combination or negotiate attractive terms for our initial business combination. Depending on who our competitors will be when negotiating a business combination transaction, we may also be at a competitive disadvantage in successfully negotiating an initial business combination. For more information also see “Risk Factors — Risks Relating to our Search for, and Consummation of, or Inability to Consummate, a Business Combination-As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination” and “Risk Factors — Risks Relating to our Search for, and Consummation of, or Inability to Consummate, a Business Combination-Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.”

Pursuant to a letter agreement to be entered with us, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Further, pursuant to such letter agreement, each of our sponsor, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell alignment shares, private placement GRAIL securities and public GRAIL securities (if any are purchased in connection with the offering), as summarized in the table below. For more information on non-contractual resale restrictions, also see “Securities Eligible for Future Sale — Rule 144,” “Securities Eligible for Future Sale — Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies” and “Securities Eligible for Future Sale-Summary of resale restrictions.”

SUBJECT SECURITIES	TRANSFER RESTRICTIONS	NATURAL PERSONS AND ENTITIES SUBJECT TO TRANSFER RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS
Alignment shares (including any Class A ordinary shares issued upon conversion thereof)

Agreement not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (each of the foregoing, a “Transfer”), until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on

Our sponsor, directors and officers

Restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor, of the member of our sponsor or of any of their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the alignment shares,

SUBJECT SECURITIES	TRANSFER RESTRICTIONS	NATURAL PERSONS AND ENTITIES SUBJECT TO TRANSFER RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS

which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Further, no Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.

private placement GRAIL securities, private placement warrants, private placement shares or Class A ordinary shares, as applicable, were originally purchased; (f) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our sponsor’s operating agreement; (g) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (h) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (i) in the event of our liquidation prior to the completion of our initial business combination; or (j) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and management team with respect to any alignment shares and private placement GRAIL securities (including their underlying securities). Further, despite the 180 day Transfer restriction after the date of this prospectus that is

SUBJECT SECURITIES	TRANSFER RESTRICTIONS	NATURAL PERSONS AND ENTITIES SUBJECT TO TRANSFER RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS

described under the column “Transfer restrictions” to the left of this column, the underwriting agreement authorizes registration with the SEC pursuant to the Registration Rights and Shareholder Rights Agreement of the resale of the alignment shares, the private placement GRAIL securities (including any private placement GRAIL securities issued upon conversion of working capital loans) and their underlying securities, the exercise of the private placement warrants and the public warrants and the Class A ordinary shares issuable upon exercise of such warrants or conversion of alignment shares.

Private Placement GRAIL securities and underlying securities

No Transfer until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Further, no Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.

		Our sponsor and its permitted transferees	Same as above.
Public GRAIL securities and underlying securities (if any are purchased in connection with the offering)

No Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.

		Our sponsor, directors and officers, and their permitted transferees	Same as above.

The letter agreement also provides that the sponsor and each director and officer agree to vote any alignment shares, private placement shares included in private placement GRAIL securities and any public shares they may own in favor of a proposed initial business combination if we seek shareholder approval for such business combination and in favor of any proposals recommended by our board of directors in connection with such business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). Further, our sponsor, directors and officers also agree not to redeem any public shares they may hold in connection with such shareholder approval. The letter agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by (i) each director and officer signatory to the letter agreement with respect to herself or himself, as applicable, to the extent she or he are the subject of any such change, amendment, modification or waiver, (ii) us, and (iii) our sponsor. Changes, amendments, modifications or waivers to the Transfer restriction that lasts for 180 days after the date of this prospectus will require the written consent of the representatives of the underwriters of this offering. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. For more information, also see “Risk Factors — Risks Relating to our Sponsor and Management Team — Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval” and “Underwriting — Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement.”

In order to facilitate our initial business combination or for any other reason determined by our sponsor or directors, our sponsor or directors may, with our consent, (i) surrender or forfeit, transfer or exchange our alignment shares, private placement GRAIL securities or any of our other securities held by them, including for no consideration in connection with a PIPE financing or otherwise, (ii) subject any such securities to earn-outs or other restrictions, and (iii) enter into any other arrangements with respect to any such securities.

We may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer alignment shares and private placement GRAIL securities or membership interests in our sponsor in a transaction in which the sponsor or General Catalyst removes itself as our sponsor before identifying a business combination. As a result, there is a risk that General Catalyst and its affiliates, our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Hemant Taneja, Paul Kwan, Christopher Kauffman, Fareed Zakaria, Barry McCarthy and Tom Linebarger. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Other Considerations and Conflicts of Interest

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with General Catalyst or our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with General Catalyst, our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context (except as described herein in a situation where our board is not able to independently determine the fair market value of the target business or businesses).

Compensation of Sponsor, Sponsor’s Affiliates and Directors and Officers

The table below summarizes (i) the number of alignment shares and private placement GRAIL securities issued or to be issued to the sponsor simultaneously with the consummation of this offering and the price paid or to be paid by the sponsor for such securities, and (ii) the main items of compensation received or eligible to be received by the sponsor, our sponsor’s affiliates and our directors and officers:

ENTITY/INDIVIDUAL	AMOUNT OF COMPENSATION RECEIVED OR TO BE RECEIVED OR SECURITIES ISSUED OR TO BE ISSUED	CONSIDERATION
Sponsor	5,031,250 alignment shares(1)(2) (of which 656,250 are subject to forfeiture if the underwriters do not exercise their over-allotment option)	Approximately $25,000 or approximately $0.005 per alignment share

800,000 private placement GRAIL securities for an aggregate purchase price of $8,000,000 (or 905,000 private placement GRAIL securities for an aggregate purchase price of $9,050,000 if the underwriters exercise their over-allotment option in full)

	$20,000 per month	Office space, secretarial and administrative services
	Up to $300,000 in the form of a loan made by our Sponsor to cover offering-related and organizational expenses	Repayment of loans made to us to cover offering-related and organizational expenses of up to $300,000
Certain of our Directors (Fareed Zakaria, Barry McCarthy and Tom Linebarger)	60,000 alignment shares in the aggregate and 20,000 alignment shares per director(1)	Approximately $100.00 per director or $0.005 per alignment share
Sponsor, officers or directors, or our or their affiliates

Up to $1,500,000 in working capital loans by our sponsor, our sponsor’s affiliates and our directors or officers. Such loans may be converted at the option of the lender into private placement GRAIL securities at a conversion price of $10.00 per GRAIL security(2)

Working capital loans to fund working capital deficiencies or finance transaction costs in connection with an initial business combination

Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf(3)

Services in connection with identifying, investigating and completing an initial business combination

__________

(1)      As described below under “The Offering — Alignment shares conversion,” the alignment shares and Class A ordinary shares issuable in connection with the conversion of the alignment shares may result in material dilution to our public shareholders due to the nominal price of $0.005 per alignment share at which our sponsor and certain of our directors purchased the alignment shares and/or the conversion features of our alignment shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion following the closing of our initial business combination, as provided in our amended and restated memorandum and articles of association. The Class A ordinary shares issuable in connection with the conversion of the alignment shares, and any private placement shares of the post-business combination entity issuable in connection with the conversion of up to $1,500,000 of loans from our sponsor, members of our management team or their affiliates or other third parties, at a price of $10.00 per GRAIL security, may result in material dilution to our public shareholders. Such dilution could materially increase to the extent that the conversion features of the alignment shares, as described below and under the section entitled “Dilution,” result in the issuance of Class A ordinary shares on a greater than one-to-one basis following our initial business combination if the Total Return exceeds the Price Threshold over a measurement period (dilution will occur in any case, even if the Total Return does not exceed the Price Threshold and a 437,500 alignment share tranche adjusts down to 4,375 Class A ordinary shares at a ratio of one-hundred-to-one). For more information also see below under “— Offering — Payments to insiders” and “— Offering — Additional financing.”

(2)      The $10.00 per private placement GRAIL security conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lenders elect to convert their working capital loans into private placement GRAIL securities. Further, the $11.50 exercise price of the private placement warrants included in the private placement GRAIL securities issuable upon conversion of working capital loans may be significantly less than the market price of our shares at the time such private placement warrants are exercised. Similarly, depending on the market price of our shares at the time our private placement warrants are exercised, the cashless exercise feature of our private placement warrants may also result in material dilution to our public shareholders given that the cashless exercise of the warrants will not result in any cash proceeds to us and holders of our private placement warrants would pay the private placement warrant exercise price by surrendering their warrants for a number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (as defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. The “Sponsor fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. Therefore, such private placement GRAIL security issuances may result in significant dilution to holders of our shares. For more information also see “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs” and “Risk Factors — Risks Relating to our Sponsor and Management Team — Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.”

(3)      For more information, also see “Effecting Our Initial Business Combination — Sources of Target Businesses,” “Management — Executive Officer and Director Compensation” and “Certain Relationships and Related Party Transactions.”

Affiliates of General Catalyst and members of our board of directors will directly or indirectly own alignment shares and private placement GRAIL securities (including their underlying securities) following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Due to its indirect economic interest in our sponsor, General Catalyst may be considered to have a material interest in our sponsor. The low price that our sponsor and directors paid for the alignment shares creates an incentive whereby our officers and directors could potentially make a substantial profit or limit their losses if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we do not complete our initial business combination within the completion window, the alignment shares and private placement GRAIL securities held by our sponsor and the alignment shares held by certain of our directors may lose most of their value, except to the extent that the alignment shares or the Class A ordinary shares included in the private placement GRAIL securities receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Similarly, additional conflicts of interests may arise and incentives may be created to select an acquisition target that subsequently declines in value and is unprofitable for public shareholders instead of not consummating a business combination if (i) after the redemption of public shareholders no assets are available outside of the trust account to repay any loans extended to us by our sponsor, affiliates of our sponsor or our officers and directors and to reimburse our sponsor and others for any out-of-pocket expenses incurred in connection with identifying, investigating and completing an initial business combination or (ii) not consummating a business combination within the allotted time may require service providers to forfeit their fees. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. General Catalyst is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We will not consider a business combination with any company that has already been identified to General Catalyst as a suitable acquisition candidate for it, unless General Catalyst, in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity in accordance with General Catalyst’s applicable policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

General Catalyst may manage multiple investment vehicles and raise additional funds and/or successor funds in the future, which may be during the period in which we are seeking our initial business combination. These General Catalyst investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.

Other than Health Assurance Acquisition Corp., Revolution Healthcare Acquisition Corp. and Catalyst Partners Acquisition Corp., each of which were sponsored by affiliates of General Catalyst and which completed an initial public offering in November 2020, March 2021 and May 2021, respectively, before liquidating without completing a business combination in November 2022, December 2022 and February 2023, respectively, neither we, any of our directors or executive officers, General Catalyst, nor any of their respective affiliates have been involved in organizing any other special purpose acquisition companies. However, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

In addition, certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, any future special purpose acquisition companies they may be involved in and investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst and certain companies in which General Catalyst or such entities have invested. Certain of these entities may have overlapping investment objectives and potential conflicts may arise with respect to General Catalyst’s decision regarding how to allocate investment opportunities among these entities. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any future special purpose acquisition companies they may be involved in and any current or future General Catalyst funds or other investment vehicles), he or she may need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same. In addition, investment ideas generated within or presented to General Catalyst or our officers may be suitable for both us and a current or future General Catalyst fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, may first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of General Catalyst, our officers or any members of our board of directors who are also employed by General Catalyst or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of General Catalyst. Although affiliates of our directors and officers or entities, to which they have fiduciary obligations, including General Catalyst or certain of its current or future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst, may pursue a similar target universe to us for acquisition or investment opportunities, we anticipate that the specific companies or assets that we may target (e.g. strong businesses that are well positioned for long-term growth as a public company, and that can benefit from our capital and insights) will only overlap as appropriate opportunities for such entities and persons due to their investment mandates if such potential targets also desire to enter into other debt or equity transactions with such entities and persons in connection with a going public transaction, which our potential targets may choose to effectuate via a business combination with us or without us via a business combination with a competing special purpose acquisition company or the use of a more traditional initial public offering or direct listing structure. Therefore, we do not expect the fiduciary and contractual duties of our directors, officers, their affiliates and entities, to which they have fiduciary obligations, to materially affect our ability to select an appropriate acquisition target and complete an initial business combination.

To address the matters set out above, our amended and restated memorandum and articles of association provide that, to the maximum extent permitted by law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer or another entity, including any entities managed by General Catalyst or its affiliates and any companies in which General Catalyst or such entities have invested, about which any of our officers or directors acquires knowledge (we will waive any claim or cause of action we may have in respect thereof), on the one hand, and us, on the other. In addition, our amended and restated memorandum and articles of association contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity.

Further, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. In particular, certain of our officers and directors may serve as an officer and/or director of other future special purpose acquisition companies. Moreover, our officers and directors have, and will have in the future, time and attention requirements for current and future investment funds, accounts, co-investment vehicles and other entities managed by General Catalyst. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investments funds, accounts, co-investment vehicles and other entities managed by General Catalyst (including, without limitation, arising as a result of certain of our officers and directors being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), General Catalyst and its affiliates will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties and there can be no assurance that such conflict of interest will be resolved in our favor. For more information on conflicts of interests, also see the sections entitled “Risk Factors — Risks Relating to our Sponsor and Management Team” and “Management — Conflicts of Interest.”

We have until the end of the completion window or until such earlier liquidation date as our board of directors may approve to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within the completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, and the related amendments are implemented by the directors, holders of Class A ordinary shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 27 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend, our sponsor may lose its entire investment in our alignment shares and our private placement GRAIL securities. For more information, also see “Risk Factors — Risks Relating to our Securities-Since our sponsor and directors may lose their entire investment in us (other than with respect to public shares they may acquire during or after this offering) or forego an opportunity to limit their losses if our initial business combination is not completed and no liquidating distributions from assets outside the trust account are available, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.”

As described under “Risk Factors — Risks Relating to Our Sponsor and Our Management Team — You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available,” the holders of our warrants will not be permitted to exercise their warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available. We will only effect such registration on Registration Statements on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable. If the issuance of the Class A ordinary shares upon exercise of our public warrants is not registered or qualified or exempt from registration or qualification, the holders of such warrants will not be entitled to exercise their warrants and the warrants may have no value and expire worthless. In such an instance, our sponsor and its permitted transferees (which may include our directors and officers) would be able to exercise their private placement warrants (given the private placement warrants are exercisable for cash or “cashless” at the option of our sponsor and its permitted transferees) and our sponsor and its permitted transferees may sell the Class A ordinary shares issuable upon exercise of such private placement warrants while holders of our public warrants would not be able to exercise their warrants and sell the Class A ordinary shares issuable upon exercise.

Further, if and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Class A ordinary shares for sale under applicable state securities laws and even if an exemption from such registration or qualification is not available. As a result, we may redeem our public warrants even if the public holders are otherwise unable to exercise their public warrants (for more information, also see “Risk Factors — Risks Relating to Our Sponsor and Our Management Team — We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless”). In addition, the ability to redeem our public warrants could create conflicts of interest as it limits the potential upside of holders of our public warrants while our non-redeemable private placement warrants remain outstanding and become more valuable as our share price increases. Our management team may also require holders to exercise their warrants on a “cashless” basis, which would reduce the number of Class A ordinary shares received by a holder upon exercise of their warrants and thereby reduce the potential equity “upside” of a public holder’s investment in us. For more information, also see “Risk Factors — Risks Relating to Our Sponsor and Our Management Team — Our management’s ability to require holders of our public warrants to exercise such public warrants on a cashless basis will cause holders to receive fewer Class A ordinary shares upon their exercise of the public warrants than they would have received had they been able to exercise their public warrants for cash.”

Corporate Information

Our executive offices are located at 20 University Rd., 4th Floor, Cambridge, Massachusetts 02138. Our telephone number is + 1 (617) 234-7000. We maintain a corporate website at www.globalresiliencemergercorp.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statements of which this prospectus forms a part.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from January 19, 2026, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

The Offering

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered

35,000,000 GRAIL securities (or 40,250,000 GRAIL securities if the underwriters’ over-allotment option is exercised in full), at $10.00 per GRAIL security, each GRAIL security consisting of:

•   one Class A ordinary share; and

•   one-fourth of one redeemable warrant.

Nasdaq symbols	GRAIL securities: “GCGRU” Class A ordinary shares: “GCGR” Warrants: “GCGRW”
Trading commencement and separation of Class A ordinary shares and Warrants

The GRAIL securities are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the GRAIL securities will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Citigroup Global Markets Inc., as representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold GRAIL securities or separate their GRAIL securities into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the GRAIL securities into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the GRAIL securities and only whole warrants will trade. Accordingly, unless you purchase at least four GRAIL securities, you will not be able to receive or trade a whole warrant.

Additionally, the GRAIL securities will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

GRAIL securities:
Number outstanding before this Offering	0
Number of public GRAIL securities outstanding after this offering	35,000,000(1)
Number of private placement GRAIL securities to be sold in a private placement simultaneously with this offering	800,000(1)
Total number of GRAIL securities outstanding after this offering	35,800,000(1)
Ordinary shares:
Number outstanding before this Offering	5,031,250(2)(3)
Number outstanding after this Offering	40,175,000(1)(2)(4)

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option.

(2)      Alignment shares are currently classified as Class B ordinary shares, which shares will convert, unless a change of control of the post-business combination company occurs (for more information on conversion features of the alignment shares in a change of control event, see the section entitled “Description of Securities — Alignment Shares — Alignment share change of control conversion”), in tranches of 10% of the alignment shares issued and outstanding following this offering and following any forfeiture related to the over-allotment option exercise of the underwriters, each measurement period, into Class A ordinary shares following our initial business combination, pursuant to variable conversion ratios as provided by our amended and restated memorandum and articles of association and as further described under “Description of Securities — Alignment shares,” or, prior to the consummation of an initial business combination, at the option of a holder of alignment shares, on a one-for-one basis, subject to the 4.99% pre-business combination Maximum Percentage condition, provided, however, that (A) such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination, (B) any Class A ordinary shares issued to our initial shareholders in connection with such optional conversion prior to the initial business combination shall (i) not result in our initial shareholders receiving in the aggregate more Class A ordinary shares upon conversion of their alignment shares as they would have received pursuant to the conversion terms described in the amended and restated memorandum and articles of association had our initial shareholders not elected such optional conversion, which may result in our initial shareholders being obligated to surrender for cancellation for no value such Class A ordinary shares to us at the end of the 10 measurement periods if the conversion calculations pursuant to our amended and restated memorandum and articles of association result in our initial shareholders in the aggregate having received more Class A ordinary shares than they would have received pursuant to the conversion calculations to be made over 10 measurement periods, (ii) be deducted from the number of Class A ordinary shares issuable to our initial shareholders in connection with each measurement period conversions of alignment shares following the consummation of an initial business combination, and (iii) everything else being equal, continue to be treated as outstanding Class B ordinary shares as if such Class B ordinary shares had not been converted prior to the consummation of the business combination at the option of our initial shareholders for purposes of calculating the alignment shares eligible to be converted into Class A ordinary shares pursuant to the terms of our amended and restated memorandum and articles of association; and (C) (i) our initial shareholders may only sell or otherwise dispose of any such Class A ordinary shares issued to them in connection with their optional conversion of alignment shares prior to the consummation of an initial business combination once the transfer restrictions in the letter agreement with us have expired and (ii) our initial shareholders may at any time following the consummation of an initial business combination only sell or otherwise dispose of a number of Class A ordinary shares that does not exceed the number of Class A ordinary shares that would have been issued to them pursuant to the conversion calculations in our amended and restated memorandum and articles of association had our initial shareholders not elected to optionally convert their alignment shares into Class A ordinary shares prior to the consummation of our initial business combination.

(3)      Includes up to 656,250 alignment shares that are subject to forfeiture if the underwriters do not exercise their over-allotment option in full.

(4)      Includes 35,000,000 public shares, 800,000 private placement GRAIL securities (purchased by our sponsor in a private placement simultaneously with the closing of this offering) and 4,375,000 alignment shares, assuming 656,250 alignment shares have been forfeited.

Warrants:
Number of private placement warrants to be sold as part of private placement GRAIL securities in a private placement simultaneously with this offering	200,000(1)
Number of warrants to be outstanding after this offering and the sale of private placement GRAIL securities in a private placement simultaneously with this offering	8,950,000(1)(5)
Exercisability

Each whole warrant is exercisable to purchase one Class A ordinary share, subject to adjustment as described herein. Only whole warrants are exercisable.

We structured each GRAIL security to contain one-fourth of one redeemable warrant, with each whole warrant exercisable for one Class A ordinary share, as compared to GRAIL securities issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination as compared to GRAIL securities that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

Exercise price

$11.50 per whole share, subject to adjustments as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities (as defined below) for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any alignment shares held by our sponsor, certain of our directors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in connection with our initial business combination, including, but not limited to, a private placement of equity or debt.

(5) Includes 8,750,000 public warrants and 200,000 private placement warrants included in the private placement GRAIL securities.

Exercise period

The warrants will become exercisable 30 days after the completion of our initial business combination, provided that we have an effective registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that as soon as practicable, but in no event later than twenty business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, covering the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. If a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, and during any period when we will have failed to maintain such an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption of the warrants or liquidation of the company. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•   in whole and not in part;

•   at a price of $0.01 per warrant;

•   upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the “30-day redemption period”; and

•   if, and only if, the last reported sale price (the “closing price”) of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Shareholders’ Warrants — Adjustments to the Warrant Exercise Price”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless an effective registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the “fair market value” of our Class A ordinary shares less the exercise price of the warrants by (y) the fair market value. The “fair market value” of our Class A ordinary shares as used in “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” above shall mean the average reported last sale price of our Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. See “Description of Securities — Warrants — Public Shareholders’ Warrants” for additional information.

None of the private placement warrants underlying private placement GRAIL securities will be redeemable by us.

Alignment shares

GCGR Sponsor LLC, our sponsor, paid $25,000 to cover certain expenses on our behalf in exchange for the issuance on February 3, 2026 of 5,031,250 alignment shares, at approximately $0.005 per share. In April 2026, our sponsor transferred 20,000 alignment shares to each of Fareed Zakaria, Barry McCarthy and Tom Linebarger.

Prior to such initial investment in the company of $25,000, the company had no assets, tangible or intangible. The per share price of the alignment shares was determined by dividing the amount so paid by the number of alignment shares issued in consideration therefor. Up to 656,250 alignment shares held by our sponsor are subject to forfeiture, depending on the extent to which the underwriters’ over-allotment option is exercised. Any shares held by certain of our directors will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised.

The alignment shares are identical to the Class A ordinary shares included in the GRAIL securities being sold in this offering, except that:

•   only holders of the alignment shares have the right to vote on the appointment of directors prior to the completion of our initial business combination (by a majority of votes cast by the holders of the alignment shares);

•   in a vote to transfer the Company by way of continuation to a jurisdiction outside the Cayman Islands prior to the completion of our initial business combination (which requires a special resolution, being the affirmative vote of at least two-thirds of the votes cast by the holders of the issued alignment shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company), only holders of our alignment shares shall carry the right to vote;

•   the alignment shares are subject to certain transfer restrictions, as described in more detail below;

•   our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any alignment shares, private placement shares included in any private placement GRAIL securities and public shares they hold in connection with the completion of our initial business combination, (ii) to waive their redemption rights with respect to any alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with the implementation by the directors of, and following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) waive their rights to liquidating distributions from the trust account with respect to any alignment shares or private placement shares included in any private placement GRAIL securities they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window). If we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor and each member of our management team have agreed to vote their alignment shares, private placement shares included in any private placement GRAIL securities and any public shares (including public shares that are part of a public GRAIL security) purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). As a result, in addition to our alignment shares and private placement shares included in the private placement GRAIL securities issued concurrently with the consummation of this offering, we would need 13,082,501, or 37.38%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Assuming that only the holders of one-third of the voting power attaching to our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares, we will not need any public shares in addition to our alignment shares and the private placement shares included in the private placement GRAIL securities to be purchased by our sponsor simultaneously with this offering to be voted in favor of an initial business combination in order to approve an initial business combination;

•   Unless a change of control of the post-business combination company occurs (for more information on conversion features of the alignment shares in a change of control event, see the caption below entitled “— Alignment share change of control conversion”), the alignment shares will automatically convert, in tranches of 10% of the alignment shares issued and outstanding following this offering and following any forfeiture related to the over-allotment option exercise of the underwriters, each measurement period, into our Class A ordinary shares following our initial business combination, pursuant to variable conversion ratios as provided by our amended and restated memorandum and articles of association and as further described under “Description of Securities — Alignment shares,” or, prior to the consummation of an initial business combination, at the option of a holder of alignment shares, on a one-for-one basis, subject to the 4.99% pre-business combination Maximum Percentage condition, provided, however, that (A) such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination, (B) any Class A ordinary shares issued to our initial shareholders in connection with such optional conversion prior to the initial business combination shall (i) not result in our initial shareholders receiving in the aggregate more Class A ordinary shares upon conversion of their alignment shares as they would have received pursuant to the conversion terms described in the amended and restated memorandum and articles of association had our initial shareholders not elected such optional conversion, which may result in our initial shareholders being obligated to surrender for cancellation for no value such Class A ordinary shares to us at the end of the 10 measurement periods if the conversion calculations pursuant to our amended and restated memorandum and articles of association result in our initial shareholders in the aggregate having received more Class A ordinary shares than they would have received pursuant to the conversion calculations to be made over 10 measurement periods, (ii) be deducted from the number of Class A ordinary shares issuable to our initial shareholders in connection with each measurement period conversions of alignment shares following the consummation of an initial business combination, and (iii) everything else being equal, continue to be treated as outstanding Class B ordinary shares as if such Class B ordinary shares had not been converted prior to the consummation of the business combination at the option of our initial shareholders for purposes of calculating the alignment shares eligible to be converted into Class A ordinary shares pursuant to the terms of our amended and restated memorandum and articles of association; and (C) (i) our initial shareholders may only sell or otherwise dispose of any such Class A ordinary shares issued to them in connection with their optional conversion of alignment shares prior to the consummation of an initial business combination once the transfer restrictions in the letter agreement with us have expired and (ii) our initial shareholders may at any time following the consummation of an initial business combination only sell or otherwise dispose of a number of Class A ordinary shares that does not exceed the number of Class A ordinary shares that would have been issued to them pursuant to the conversion calculations in our amended and restated memorandum and articles of association had our initial shareholders not elected to optionally convert their alignment shares into Class A ordinary shares prior to the consummation of our initial business combination. For more information, see the caption “— Alignment shares conversion” and in our amended and restated memorandum and articles of association;

•   the alignment shares are entitled to registration rights; and

•   our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as our sponsor holds any securities covered by the registration and shareholder rights agreement, and our sponsor will have certain registration rights with respect to the securities they hold or may acquire, including any alignment shares and/or private placement GRAIL securities (including the securities that are included in such GRAIL securities or issuable upon conversion of the alignment shares) they hold.

Further, for so long as any alignment shares remain outstanding, we may not, without the prior written consent of the holders of a majority of the alignment shares then outstanding, take certain actions, such as to (i) amend, alter or repeal any provision of our amended and restated memorandum and articles of association, whether by merger, amalgamation, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences, conversion rights or relative, participating, optional or other or special rights of the Class B ordinary shares, (ii) change our financial year, (iii) increase the number of members on the board of directors, (iv) pay any dividends or other distributions on, or effect any sub-division of, our share capital, (v) adopt any shareholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements, (vii) issue any Class A ordinary shares in excess of 5% of the number of our Class A ordinary shares outstanding at the closing of this offering or that would otherwise require a shareholder vote pursuant to the rules of the stock exchange on which our Class A ordinary shares are then listed or (viii) issue additional Class B ordinary shares. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that some public shareholders may believe would be in our interest. Any action required or permitted to be taken at any meeting of the holders of alignment shares (other than by way of a special resolution) may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B ordinary shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all alignment shares were present and voted. Any action required or permitted to be taken at any meeting of the holders of alignment shares by way of a special resolution may be taken by way of a resolution in writing signed by all holders of alignment shares.

For more information, also see the section entitled “Description of Securities — Alignment Shares.”

Private placement GRAIL securities and underlying securities

Our sponsor has agreed to purchase an aggregate of 800,000 private placement GRAIL securities, at a price of $10.00 per GRAIL security, for an aggregate purchase price of $8,000,000 (or 905,000 private placement GRAIL securities for an aggregate purchase price of $9,050,000 if the underwriters exercise their over-allotment option in full) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant, upon aggregation of the fractional private placement warrants contained in each private placement GRAIL security, is exercisable to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment, terms and limitations as described herein. The private placement warrants will become exercisable 30 days after the completion of our initial business combination, and will expire five years after the completion of our initial business combination or earlier upon liquidation, as described in this prospectus. Each private placement share included in each private placement GRAIL security will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination.

Our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any alignment shares, private placement shares included in any private placement GRAIL securities and public shares they hold in connection with the completion of our initial business combination, (ii) to waive their redemption rights with respect to any alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with the implementation by the directors of, and following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) waive their rights to liquidating distributions from the trust account with respect to any alignment shares or private placement shares included in any private placement GRAIL securities they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window). In addition, our sponsor has agreed to vote any private placement shares included in any private placement GRAIL securities held by it in favor of our initial business combination.

The private placement warrants will be non-redeemable by us and exercisable for cash or on a “cashless basis” (see “Description of Securities — Warrants — Private Placement Warrants”).

Transfer restrictions on alignment shares and private placement GRAIL securities

Except as described herein, our sponsor and our management team have agreed not to transfer, assign or sell any of their alignment shares (including any Class A ordinary shares issued upon conversion thereof) or private placement GRAIL securities (including any private placement shares or private placement warrants included in such private placement GRAIL securities) until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Except as described herein, our sponsor, directors and officers also agreed not to transfer any securities they hold for 180 days following the date of this prospectus. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and management team with respect to any alignment shares and private placement GRAIL securities (including their underlying securities). For more information on the letter agreement in which the transfer restrictions are included and for more information on the limited exceptions to such transfer restrictions, also see “Proposed Business — Initial Business Combination.”

Cashless exercise of private placement warrants included in private placement GRAIL securities

If holders of private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (as defined below) over the exercise price of the warrants by (y) the Sponsor fair market value.

The “Sponsor fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods.

Alignment shares conversion

Subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein, the alignment shares, which are designated as Class B ordinary shares, will convert, unless a change of control of the post-business combination company occurs (for more information on conversion features of the alignment shares in a change of control event, see the caption below entitled “— Alignment share change of control conversion”), in tranches of 10% of the alignment shares issued and outstanding following this offering and following any forfeiture related to the over-allotment option exercise of the underwriters, each measurement period, into our Class A ordinary shares following our initial business combination, pursuant to variable conversion ratios as provided by our amended and restated memorandum and articles of association and as further described in the immediately following paragraph, or, prior to the consummation of an initial business combination, at the option of a holder of alignment shares, on a one-for-one basis, subject to the pre-business combination Maximum Percentage condition, provided, however, that (A) such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination; (B) any Class A ordinary shares issued to our initial shareholders in connection with such optional conversion prior to the initial business combination shall (i) not result in our initial shareholders receiving in the aggregate more Class A ordinary shares upon conversion of their alignment shares as they would have received pursuant to the conversion terms described in the amended and restated memorandum and articles of association had our initial shareholders not elected such optional conversion, which may result in our initial shareholders being obligated to surrender for cancellation for no value such Class A ordinary shares to us at the end of the 10 measurement periods if the conversion calculations pursuant to our amended and restated memorandum and articles of association result in our initial shareholders in the aggregate having received more Class A ordinary shares than they would have received pursuant to the conversion calculations to be made over 10 measurement periods, (ii) be deducted from the number of Class A ordinary shares issuable to our initial shareholders in connection with each measurement period conversions of alignment shares following the consummation of an initial business combination, and (iii) everything else being equal, continue to be treated as outstanding Class B ordinary shares as if such Class B ordinary shares had not been converted prior to the consummation of the business combination at the option of our initial shareholders for purposes of calculating the alignment shares eligible to be converted into Class A ordinary shares pursuant to the terms of our amended and restated memorandum and articles of association; and (C) (i) our initial shareholders may only sell or otherwise dispose of any such Class A ordinary shares issued to them in connection with their optional conversion of alignment shares prior to the consummation of an initial business combination once the transfer restrictions in the letter agreement with us have expired and (ii) our initial shareholders may at any time following the consummation of an initial business combination only sell or otherwise dispose of a number of Class A ordinary shares that does not exceed the number of Class A ordinary shares that would have been issued to them pursuant to the conversion calculations in our amended and restated memorandum and articles of association had our initial shareholders not elected to optionally convert their alignment shares into Class A ordinary shares prior to the consummation of our initial business combination. Unless a majority of the independent directors of the company’s board of directors approves an increase of the Maximum Percentage, prior to the consummation of an initial business combination the company shall not effect the conversion of any alignment shares, and the sponsor shall not have the right to convert any alignment shares and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the sponsor together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Class A ordinary shares issued and outstanding immediately after giving effect to such conversion. “Attribution Parties” means, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the sponsor’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the sponsor or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a group together with the sponsor or any of the foregoing and (iv) any other persons whose beneficial ownership of the company’s ordinary shares would or could be aggregated with the sponsor and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For the avoidance of doubt, the purpose of the foregoing is to subject collectively the sponsor and all other Attribution Parties to the Maximum Percentage.

The conversion terms of the alignment shares into Class A ordinary shares following the consummation of an initial business combination were designed to reflect an incentive structure which aligns the interests of our stakeholders and rewards sustained, long-term performance. On the last day of each measurement period, which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 503,125 alignment shares (or, 437,500 if the over-allotment option is not exercised) will automatically convert, subject to adjustment as described herein, into Class A ordinary shares (“conversion shares”), as follows:

•   if the sum (such sum, the “Total Return”) of (i) the VWAP of our Class A ordinary shares over a measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A ordinary shares on the record date which is on or prior to the last day of the measurement period does not exceed the Price Threshold, the number of conversion shares for such measurement period will be 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised);

•   if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of Class A ordinary shares immediately after the closing of this offering (including any exercise of the over-allotment option and without reduction by any redemptions prior to or in connection with our initial business combination), (y) if in connection with the initial business combination there are issued any Class A ordinary shares (including for the avoidance of doubt any Class A ordinary shares issued to the sellers of a potential business combination target and any Class A ordinary shares issued upon conversion of the up to $1,500,000 in working capital loans made to us by our sponsor, our sponsor’s affiliates and our directors or officers, as further described in this prospectus) or PIPE Securities (as defined below), the number of Class A ordinary shares so issued, and the maximum number of Class A ordinary shares issuable (whether settled in shares or in cash) upon conversion or exercise of such PIPE Securities, and (z) the number of Class A ordinary shares issued upon exercise for cash of any public warrants at the end of a measurement period, divided by (B) the Total Return; and

•   if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, in each case multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

For purposes of the above calculation, “PIPE Securities” means securities (other than the public warrants and the private placement warrants) (i) issued by the company and/or any entities that (after giving effect to completion of the initial business combination) are subsidiaries of the company or are successors of the company or were formed by the company or for the purpose of consummating an initial business combination and issuing securities in connection therewith, and (ii) that are directly or indirectly convertible into or exercisable for Class A ordinary shares, or for a cash settlement value in lieu thereof, including for the avoidance of doubt any such securities purchased by the sponsor, General Catalyst or their affiliates in connection with the business combination; provided that, unless otherwise agreed by the sponsor and us in writing, if (i) an exercise or conversion price of a PIPE Security for purposes of calculating the maximum number of Class A ordinary share issuable pursuant to such security cannot reasonably be ascertained based on the terms of such security, and/or (ii) a maximum number of Class A ordinary shares issuable upon conversion or exercise of a PIPE Security cannot otherwise be reasonably ascertained based on the terms of such security, the maximum number of Class A ordinary shares issuable upon conversion or exercise of such PIPE Security for purposes of calculating the Closing Share Count upon the Total Return exceeding the Price Threshold at the end of each measurement period shall initially be determined in good faith by the independent directors of our board, without regard to any conversion blockers, caps, or share limits set forth in the governing documents of a PIPE Security or of the company or any stock exchange listing rules, for instance requiring shareholder approval prior to the issuance of 20% or more of our ordinary shares (such maximum number of shares, the “Initial Share Determination Number”). If subsequently to such initial good faith determination, a number of Class A ordinary shares greater than the Initial Share Determination Number is issued upon conversion or exercise of PIPE Securities (such greater number of shares, the “Revised Share Determination Number”), the holders of our alignment shares shall be issued such additional number of conversion shares that they would have received at the time of the conversion of a tranche of alignment shares had the Closing Share Count accounted for the Revised Share Determination Number instead of the Initial Share Determination Number. For the avoidance of doubt, (i) no downward adjustment of conversion shares shall occur after Class A ordinary shares have been issued to holders of alignment shares at the end of a measurement period if a number of Class A ordinary shares smaller than the Initial Share Determination Number is issued upon conversion or exercise of PIPE Securities, (ii) the Closing Share Count at the end of each measurement period shall always take into account the greater of the Initial Share Determination Number and the Revised Share Determination Number when a number of conversion shares is calculated pursuant to the conversion terms included in our amended and restated memorandum and articles of association, and (iii) the foregoing is intended solely for purposes of calculating the Closing Share Count and shall not affect the actual economic terms, conversion mechanics, or settlement rights of any PIPE Securities. The term “measurement period” means (i) the period of four fiscal quarters ending with, and including, the last fiscal quarter of the fiscal year in which we consummate our initial business combination and (ii) each of the nine successive four-fiscal-quarter periods. The “Price Threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions). “VWAP” per Class A ordinary share on any trading day shall mean the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the company) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of Class A ordinary share on such trading day determined, using a volume weighted average method, by an independent financial advisor retained for such purpose by the company). VWAP for periods of multiple trading days means the volume weighted average of the respective VWAPs for the trading days in such period. For purposes of this section, “distribution” means any payment of dividends, cash, other consideration or distribution of equity securities of the company or any of its affiliates to holders of our ordinary shares, whether by means of a spin-off, split-off, redemption, reclassification, exchange, share split, share dividend, share distribution, rights offering or similar transaction. The fair market value of any distribution, other than cash, shall be determined in accordance with our amended and restated memorandum and articles of association.

The foregoing calculations will be based on our fiscal year and fiscal quarters, which may change as a result of our initial business combination. Each conversion of alignment shares will apply to the holders of alignment shares on a pro rata basis. If, upon conversion of any alignment shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to such holder. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

For more information and hypothetical scenarios, illustrating how the alignment shares convert into Class A ordinary shares following the consummation of an initial business combination, please see the section entitled “Description of Securities — Alignment Shares.”

Alignment share change of control conversion

Upon a change of control occurring after our initial business combination (but not in connection with our initial business combination), for the measurement period in which the change of control transaction occurs, the 503,125 alignment shares (or, 437,500 if the over-allotment option is not exercised) will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:

•   if, prior to the date of such change of control the alignment shares have already cumulatively converted into a number of Class A ordinary shares equal in the aggregate to at least 12.5% of the Closing Share Count (the “12.5% Threshold Amount”), the number of conversion shares will equal the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) the number of Class A ordinary shares that would be issuable based on the excess of the Total Return above the Price Threshold as described above with such Total Return calculated using the purchase price or deemed value of the Class A ordinary shares at the time of the closing of the change of control transaction rather than the VWAP over the relevant measurement period;

•   if, prior to the date of the change of control the alignment shares have not already cumulatively converted into a number of Class A ordinary shares equal in the aggregate to at least the 12.5% Threshold Amount, the number of conversion shares will equal the greater of (i) the 12.5% Threshold Amount less any Class A ordinary shares previously issued upon conversion of alignment shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the Price Threshold described above with the Total Return calculated using the purchase price or deemed value of the Class A ordinary shares at the time of the closing of the change of control transaction rather than the VWAP over the relevant measurement period; and

•   to the extent any tranches of 503,125 alignment shares remain outstanding (or 437,500 if the underwriters do not exercise their over-allotment option in connection with this offering), each such remaining tranche of alignment shares will each automatically convert into 5,031 (or 4,375 if the underwriters do not exercise their over-allotment option in this offering) Class A ordinary shares.

A change of control is the occurrence of any one of the following after the consummation of our initial business combination (but not in connection with our initial business combination) if any of the following occurs: (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their respective employee benefit plans, (A) has become the direct or indirect “beneficial owner,”

as defined in Rule 13d-3 under the Exchange Act, of ordinary shares representing more than 50% of the voting power of our ordinary shares and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) has occurred; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (b) the consummation of (A) any recapitalization, reclassification or change of the ordinary shares (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of the ordinary shares would be converted into, or exchanged for, shares, other securities, or other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which all of the Class A ordinary shares will be converted into cash, securities or other property or assets (including any combination thereof), and other than a pledge or hypothecation of assets (but not foreclosure in respect thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our or our consolidated assets, taken as a whole, to any person or entity (other than one of our wholly owned subsidiaries); provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a change of control pursuant to this clause (b); (c) our shareholders approve any plan or proposal for our liquidation or dissolution (other than a liquidation or dissolution that will occur contemporaneously with a transaction described in clause (b)(B) above); or (d) our Class A ordinary shares cease to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a change of control, if at least 90% of the consideration received or to be received by the holders of our ordinary shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of ordinary shares that are listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests in which the alignment shares convert into. For more information, please also see the section entitled “Description of Securities — Alignment Shares.”

Appointment of directors; Voting rights

Prior to the completion of our initial business combination, only holders of our alignment shares will have the right to vote on the appointment of directors (by a majority of votes cast by the holders of the alignment shares). Holders of our public shares will not be entitled to vote on the appointment of directors during such time. Incumbent directors shall also have the ability to appoint additional directors or to appoint replacement directors in the event of a casual vacancy in accordance with the amended and restated memorandum and articles of association. Further, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on transferring the Company by way of continuation in a jurisdiction outside the Cayman Islands (which requires a special resolution, being the affirmative vote of at least two-thirds of the votes cast by the holders of the issued Class B ordinary shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company) (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the company, in each case, as a result of the company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands) and, as a result, our sponsor will be able to approve any such proposal without the vote of any other shareholder. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. Holders of our public shares will not be entitled to vote on a special resolution to amend such provisions of our amended and restated memorandum and articles during such period. For more information, also see the caption above entitled “Alignment Shares.” Prior to the completion of our initial business combination and with respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, the Class B ordinary shares will be entitled to a number of votes representing 20% of our issued and outstanding ordinary shares. Following completion of our initial business combination, the Class B ordinary shares will be entitled to one vote per share. On any other matter submitted to a vote of our shareholders, holders of Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

Our amended and restated memorandum and articles of association provide that our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

Further, for so long as any alignment shares remain outstanding, we may not, without the prior written consent of the holders of a majority of the alignment shares then outstanding, take certain actions, such as to (i) amend, alter or repeal any provision of our amended and restated memorandum and articles of association, whether by merger, amalgamation, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences, conversion rights or relative, participating, optional or other or special rights of the Class B ordinary shares, (ii) change our financial year, (iii) increase the number of members on the board of directors, (iv) pay any dividends or other distributions on, or effect any sub-division of, our share capital, (v) adopt any shareholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements, (vii) issue any Class A ordinary shares in excess of 5% of the number of our Class A ordinary shares outstanding at the closing of this offering or that would otherwise require a shareholder vote pursuant to the rules of the stock exchange on which our Class A ordinary shares are then listed or (viii) issue additional Class B ordinary shares. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that some public shareholders may believe would be in our interest. Any action required or permitted to be taken at any meeting of the holders of alignment shares (other than by way of a special resolution) may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B ordinary shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all alignment shares were present and voted. Any action required or permitted to be taken at any meeting of the holders of alignment shares by way of a special resolution may be taken by way of a resolution in writing signed by all holders of alignment shares.

Proceeds to be held in trust account

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement GRAIL securities be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private placement GRAIL securities described in this prospectus, $350,000,000, or $402,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per share in either case), will be deposited into a segregated trust account located in the United States at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee and approximately $950,000 will be used to pay expenses in connection with the closing of this offering and approximately $1,050,000 will be used for working capital following this offering. The proceeds to be placed in the trust account include $12,250,000 (or $14,087,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

Except with respect to permitted withdrawals, our amended and restated memorandum and articles of association, as discussed below and subject to the requirements of law and regulation, provide that the proceeds from this offering and the sale of the private placement GRAIL securities held in the trust account will not be released from the trust account (1) to us, until the completion of our initial business combination, or (2) to our public shareholders, until the earliest of (a) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with the implementation by the directors of, following a shareholder vote, an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (c) the redemption of our public shares if we have not consummated our business combination within the completion window, subject to applicable law. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within the completion window, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Ability to extend time to complete business combination

We have until the end of the completion window, or until such earlier liquidation date as our board of directors may approve to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within the completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, and the related amendments are implemented by the directors, holders of Class A ordinary shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 27 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend, our sponsor may lose its entire investment in our alignment shares and our private placement GRAIL securities. For more information, also see “Risk Factors — Risks Relating to our Securities-Since our sponsor and directors may lose their entire investment in us (other than with respect to public shares they may acquire during or after this offering) or forego an opportunity to limit their losses if our initial business combination is not completed and no liquidating distributions from assets outside the trust account are available, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.”

Anticipated expenses and funding Sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except for permitted withdrawals and/or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described herein. The proceeds held in the trust account will be held in cash, including in demand deposit accounts at a bank, or invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 4.5% per year, we estimate the interest earned on the trust account will be approximately $15,750,000 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

•   the net proceeds of this offering and the sale of the private placement GRAIL securities not held in the trust account, which will be approximately $1,050,000 in working capital after the payment of approximately $950,000 in expenses relating to this offering (in each case after the underwriters’ expense reimbursement); and

•   any loans or additional investments from our sponsor, affiliates of our sponsor or our officers and directors, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. As further described herein, up to $1,500,000 of such loans may be convertible into private placement GRAIL securities of the post business combination entity at a price of $10.00 per GRAIL security at the option of the lender. The private placement GRAIL securities issued upon conversion of any such loans would be identical to the private placement GRAIL securities sold in a private placement concurrently with this offering.

Conditions to completing our initial business combination

Nasdaq rules require that we must complete one or more business combinations that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. We will complete our initial business combination only if the post-business combination company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase GRAIL securities, public shares, warrants or equity-linked securities in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Additionally, at any time at or prior to the completion of our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire GRAIL securities, public shares, warrants or not redeem their public shares. There is no limit on the number of securities our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase GRAIL securities, public shares or warrants in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Additionally, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase GRAIL securities, public shares or warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•   our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors or their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchase;

•   if our sponsor, directors, officers, advisors or their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•   our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

•   our sponsor, directors, officers, advisors or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•   we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items: (i) the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors or their affiliates, along with the purchase price; (ii) the purpose of the purchases by our sponsor, directors, officers, advisors or their affiliates; (iii) the impact, if any, of the purchases by our sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved; (iv) the identities of our security holders who sold to our sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, directors, officers, advisors or their affiliates; and (v) the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Please see “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — If we seek shareholder approval of our initial business combination, sponsor, directors, officers, advisors or their affiliates may elect to purchase public shares, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.”

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our private placement GRAIL securities or any private placement shares included therein. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with (i) the completion of our initial business combination and (ii) the implementation by the directors of, and following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company (other than with a 90% subsidiary of ours) and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons. If we hold a shareholder vote to approve our initial business combination, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•   file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor and our management team have agreed to vote their alignment shares, private placement shares included in any private placement GRAIL securities and any public shares (including public shares that are part of a public GRAIL security) purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). As a result, in addition to our alignment shares and private placement shares included in the private placement GRAIL securities issued concurrently with the consummation of this offering, we would need 13,082,501, or 37.38%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Assuming that only the holders of one-third of the voting power attaching to our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares, we will not need any public shares in addition to our alignment shares and the private placement shares included in the private placement GRAIL securities purchased to be purchased by our sponsor simultaneously with this offering to be voted in favor of an initial business combination in order to approve an initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association require that at least five clear days’ notice will be given of any such shareholder meeting. If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

•   conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on redemption rights of shareholders holding more than 15% of the public shares sold in this offering if we hold a shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the public shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management team at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the public shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the public shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, the funds held in the trust account will be disbursed directly by the trustee to pay amounts due to any public shareholders who properly exercise their redemption rights as described above adjacent to the caption “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-business combination businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Additional financing

We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placement GRAIL securities, our equity, debt or a combination of these as the consideration to be paid in our initial business combination.

Generally, the issuance of additional shares in a business combination:

•   may significantly dilute the equity interest of investors in this offering, which dilution would increase if the conversion features of the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis following the consummation of an initial business combination if the Total Return exceeds the Price Threshold over a measurement period (dilution will occur in any case, even if the Total Return does not exceed the Price Threshold and a 437,500 alignment share tranche adjusts down to 4,375 Class A ordinary shares at a ratio of one-hundred-to-one; for more information, please see “Dilution”);

•   may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded to Class A ordinary shares;

•   could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, the post-business combination company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of officers and directors;

•   may have the effect of delaying or preventing a change of control of the post-business combination company by diluting the share ownership or voting rights of a person seeking to obtain control of the post-business combination company;

•   may adversely affect prevailing market prices for our GRAIL securities, Class A ordinary shares and/or warrants; and

•   may not result in adjustment to the exercise price of our warrants.

We may issue shares to investors in private placement transactions (so-called PIPE transactions) in order to complete an initial business combination and provide sufficient liquidity and capital to the post-business combination entity. As of the date of this prospectus, we have no commitments to issue any shares in connection with such a transaction. The price of the shares so issued in connection with an initial business combination may be less, and potentially significantly less, than $10.00 per share or the market price for our shares at such time. Any such issuances of equity securities at a price that is less than $10.00 or the prevailing market price of our shares at that time could be structured to ensure a return on investment to the investors and could dilute the interests of our existing shareholders in a manner that would not ordinarily occur in a traditional initial public offering and could result in both a reduction in the trading price of our shares to the price at which we issue such equity securities and fluctuations in the net tangible book value per share of the combined company’s securities following the completion of our initial business combination. We may also provide price protection or other incentives, or issue convertible securities such as preferred equity or convertible debt, and the exercise or conversion price of those securities may be fixed or adjustable, and may be less, and potentially significantly less, than $10.00 per share or the market price for our shares at such time. Such issuances could also result in additional transaction costs related to our initial business combination compared to a traditional initial public offering, including the placement fees associated with the engagement of a placement agent in connection with PIPE transactions.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt, or to otherwise incur debt following this offering, we may choose to pursue a business combination in connection with which we incur substantial debt. No issuance of debt will affect the per share amount available for redemption from the trust account. However, if we issue debt securities or otherwise incurs significant debt to banks or other lenders or the owners of a target, it could result in:

• default and foreclosure on the assets of the post-business combination company if its operating revenues are insufficient to repay its debt obligations;

•   acceleration of the post-business combination company’s obligations to repay such indebtedness, even if it makes all principal and interest payments when due, if it breaches certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•   the post-business combination company’s immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•   the post-business combination company’s inability to obtain necessary additional financing if the debt security contains covenants restricting its ability to obtain such financing while the debt security is outstanding;

•   using a substantial portion of the post-business combination company’s cash flow to pay principal and interest on its debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;

•   limitations on the post-business combination company’s flexibility in planning for and reacting to changes in its business and in the industry in which it operates;

•   increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•   limitations on the post-business combination company’s ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of its strategy and other purposes and other disadvantages compared to its competitors who have less debt.

For more information also see “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the alignment shares at a ratio greater than one-to-one following the consummation of an initial business combination as a result of the conversion features of the alignment shares contained in our amended and restated memorandum and articles of association. Any such issuances or conversions (including issuances of Class A ordinary shares in a scenario in which the Total Return does not exceed the Price Threshold over a measurement period and a tranche of 437,500 alignment shares adjusts down to 4,375 Class A ordinary shares at a ratio that is at one-hundred-to-one) would dilute the interest of our shareholders and likely present other risks,” “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs,” “Risk Factors — Risks Relating to our Search for, Consummation of,

or Inability to Consummate, a Business Combination — We may issue notes or other debt, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us,” or “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we do not complete our initial business combination, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account.”

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated memorandum and articles of association provide that we will have only the completion window to consummate our initial business combination. If we do not consummate an initial business combination within the completion window, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any alignment shares or private placement shares included in private placement GRAIL securities they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window).

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within the completion window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares; unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon implementation by the directors of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, subject to the limitations described above adjacent to the caption “Limitations on redemptions.” For example and as described above adjacent to “Ability to extend time to complete business combination,” our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 27 months from the closing of this offering. In the event we seek to extend during which we may complete our initial business combination, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above following shareholder approval and upon implementation by the directors of such amendment. This redemption right shall apply in the event of the implementation of any such amendment, whether proposed by our sponsor, any executive officer or director, or any other person. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend, our sponsor may lose its entire investment in our alignment shares and our private placement GRAIL securities.

Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Payments to insiders

Prior to or in connection with our initial business combination, we expect to make certain payments and reimbursements, or pay certain fees, to our sponsor, officers or directors, or our or their affiliates, including but not limited to the following:

•   repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•   payment for office space, secretarial and administrative services provided to us by our sponsor or one of its affiliates, in the amount of $20,000 per month;

•   reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•   repayment of loans which may be made by our sponsor, affiliates of our sponsor or our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into private placement GRAIL securities of the post business combination entity at a price of $10.00 per GRAIL security at the option of the lender. The private placement GRAIL securities issued upon conversion of any such loans would be identical to the private placement GRAIL securities sold in a private placement concurrently with this offering. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Any such payments will be made either (i) prior to the completion of our initial business combination using proceeds of this offering and the sale of the private placement GRAIL securities held outside the trust account or from loans made to us by our sponsor, affiliates of our sponsor or our officers and directors or (ii) in connection with or after the consummation of our initial business combination.

In addition, we have agreed, pursuant to the administrative services and indemnification agreement with our sponsor relating to the monthly payment for services outlined therein, that we will indemnify our sponsor and its affiliates, including General Catalyst, from any liability arising with respect to their activities in connection with our affairs, including, but not limited to, any claims, made by us or a third party, (i) arising out of or relating to this offering or our operations or conduct of our business, (ii) in respect of any investment opportunities sourced by the sponsor and its affiliates, including General Catalyst, and/or (iii) against our sponsor and/or General Catalyst alleging any expressed or implied management or endorsement by our sponsor and/or General Catalyst of any of our activities or any express or implied association between our sponsor and/or General Catalyst, on the one hand, and us or any of our other affiliates, on the other hand, which agreement will provide that the indemnified parties cannot access the funds held in our trust account.

Audit committee

We established and maintain an audit committee, which is composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management-Committees of the Board of Directors-Audit Committee.”

Risks

Summary of Risk Factors

An investment in our securities involves a high degree of risk. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•        We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective. Until we complete our initial business combination, we will have no operations and will generate no operating revenues.

•        Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our alignment shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

•        Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•        If we seek shareholder approval of our initial business combination, our sponsor and members of our management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

•        The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•        The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting compensation may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.

•        The requirement that we consummate an initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

•        We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate. Our warrants will expire without value to the holder if we do not complete our initial business combination within the timeframe required by our amended and restated memorandum and articles of association.

•        If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or warrants.

•        If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.

•        Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders.

•        If the net proceeds of this offering and the sale of the private placement GRAIL securities not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

•        Past experience or performance by our management team or their affiliates, including General Catalyst, may not be indicative of future performance of an investment in us.

•        You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

•        We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of your warrants could be increased, the warrant could be converted into cash or shares (at a ratio different than initially provided), the exercise period could be shortened and the number of our Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

•        We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

•        Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•        The nominal purchase price paid by our sponsor for the alignment shares, and the post-business combination closing conversion features of our alignment shares which may result in the issuance of Class A ordinary shares with respect to alignment shares at a ratio greater than one-to-one, may result in significant dilution to the value of your public shares and permit our sponsor to capture a significant portion of the share return our public shareholders make over a measurement period as dilution and share returns increase. Our shareholders will experience dilution even if the alignment shares convert down into Class A ordinary shares at a ratio of one-hundred-to-one following a measurement period during which the Total Return does not exceed the Price Threshold.

•        We may be a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

•        An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences for an investor, including uncertainty with respect to the allocation of basis among the components of our GRAIL securities, the tax treatment of a cashless exercise of public warrants and the applicable holding period of our Class A ordinary shares.

•        If our initial business combination involves a company organized under the laws of the United States (or any subdivision thereof), a U.S. federal excise tax could be imposed on us in connection with any redemptions of our Class A ordinary shares after or in connection with such initial business combination.

•        Because we are incorporated in the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

•        Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

•        The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2026
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(620,220)	$729,541
Total assets	$611,861	$351,006,641
Total liabilities	$655,220	$12,577,100
Value of Class A ordinary shares subject to possible redemption	$—	$350,000,000
Shareholders’ deficit	$(43,359)	$(11,520,459)

The “as adjusted” information gives effect to the sale of the public GRAIL securities in this offering, the sale of the private placement GRAIL securities, repayment of up to an aggregate of $300,000 in loans made to us by our sponsor and the payment of the estimated expenses of this offering and assumes no exercise of the underwriters’ over-allotment option. The “as adjusted” total assets amount includes the $350,000,000 held in the trust account for the benefit of our public shareholders, which amount, less deferred underwriting commissions, will be available to us only upon the completion of our initial business combination within the completion window. The “as adjusted” working capital and “as adjusted” total assets include $12,250,000 being held in the trust account representing deferred underwriting commissions.

If no business combination is completed within the completion window, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less $100,000 of interest to pay dissolution expenses) will be used to fund the redemption of our public shares. Our sponsor and each member of our management team have entered into letter agreements with us pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any alignment shares or private placement shares included in private placement GRAIL securities held by them if we fail to complete our initial business combination within the required time period.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our GRAIL securities, including the Class A ordinary shares and the warrants included therein. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, and Consummation of, or Inability to Consummate, a Business Combination

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or stock exchange listing requirements or if we decide to hold a shareholder vote for business or other reasons. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding ordinary shares, we would seek shareholder approval of such business combination. However, except as required by applicable law or stock exchange rule, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions and the per-share value of shares held by non-redeeming shareholders may reflect our obligation to pay the deferred underwriting commissions.

If we seek shareholder approval of our initial business combination, our sponsor and members of our management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our sponsor and certain of our directors will own a number of Class B ordinary shares that equals approximately 12.5% of the number of Class A ordinary shares expected to be sold in this offering as part of the public GRAIL securities (up to 656,250 of the alignment shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised) and the Class B ordinary shares will be entitled to a number of votes representing 20% of our issued and outstanding ordinary shares. Our sponsor and members of our management team also may from time-to-time purchase Class A ordinary shares prior to the completion of our initial business combination. Our amended and restated memorandum and articles of association provide that, if we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. As a result, in addition to our alignment shares and private placement shares included in the private placement GRAIL securities issued concurrently with the consummation of this offering, we would need 13,082,501, or 37.38%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Assuming that only the holders of one-third of the voting power attaching to our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares, we will not need any public shares in addition to our alignment shares and the private placement shares included in the private placement GRAIL securities to be purchased by our sponsor simultaneously with this offering to be voted in favor of an initial business combination in order to approve an initial business combination. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our sponsor and our management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with the implementation by the directors of, following a shareholder vote, an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) the redemption of our public shares if we have not consummated an initial business combination within the completion window, subject to applicable law and as further described herein. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within the completion window, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions, such as the payment of expenses incurred in connection with the business combination. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would not allow us to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a large number of shares are submitted for redemption, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for additional third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels (for more information on additional financings, also see “— We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the alignment shares at a ratio greater than one-to-one following the consummation of an initial business combination as a result of the conversion features of the alignment shares contained in our amended and restated memorandum and articles of association. Any such issuances or conversions (including issuances of Class A ordinary shares in a scenario in which the Total Return does not exceed the Price Threshold over a measurement period and a tranche of 437,500 alignment shares adjusts down to 4,375 Class A ordinary shares at a ratio that is at one-hundred-to-one) would dilute the interest of our shareholders and likely present other risks,” “— We may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs,” “— We may issue notes or other debt, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us,” and “— We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we do not complete our initial business combination, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account.”). Furthermore, this dilution would increase to the extent that the conversion features of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis following the consummation of our initial business combination. The effect of this dilution will be greater for shareholders who do not redeem. In addition, the amount of the deferred underwriting compensation payable to the underwriter will not be adjusted for any shares that are redeemed in connection with an initial business combination. We may not be able to generate sufficient value from the completion of our initial business combination in order to overcome the dilutive impact of these and other factors, and, accordingly, you may incur a net loss on your investment. Please see “— Given the staggered GRAIL conversion structure of the alignment shares, potential sales into the market of the Class A ordinary shares issuable upon conversion of alignment shares will be staggered over a 10-year period and the dilutive effect of our alignment shares and market pressure in connection with potential sales of our alignment shares will be deferred over such 10-year period following the consummation of our initial business combination. Dilution will only increase as the price of our Class A ordinary shares increases on a year-over-year basis. The GRAIL structure therefore ensures that the sponsor’s economics are contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination and that the sponsor will not earn returns on its alignment shares until the public shareholders (initially assumed to have invested at $10.00) also do. Dilution will occur over time and is contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination.” The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

The requirement that we consummate an initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate an initial business combination within the completion window. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination within the required time period with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. The length of time it may take us to complete our diligence and negotiate a business combination may reduce the amount of time available for us to ultimately complete an initial business combination should such diligence or negotiations not lead to a consummated initial business combination.

Given the staggered GRAIL conversion structure of the alignment shares, potential sales into the market of the Class A ordinary shares issuable upon conversion of alignment shares will be staggered over a 10-year period and the dilutive effect of our alignment shares and market pressure in connection with potential sales of our alignment shares will be deferred over such 10-year period following the consummation of our initial business combination. Dilution will only increase as the price of our Class A ordinary shares increases on a year-over-year basis. The GRAIL structure therefore attempts to ensure that the sponsor’s economics are contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination and that the sponsor will not earn returns on its alignment shares until the public shareholders (initially assumed to have invested at $10.00) also do. Dilution will occur over time and is contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination.

While we are offering our GRAIL securities at an offering price of $10.00 per GRAIL security and the amount in our trust account is initially anticipated to be $10.00 per public share included in such public GRAIL securities, resulting in an implied initial value of $10.00 per public share, the alignment shares held by our sponsor and certain of our directors were initially issued at a nominal aggregate purchase price of $25,000, or approximately $0.005 per share (which does not include and is not adjusted for the private placement shares included in the private placement GRAIL securities to be purchased by our sponsor simultaneously with the consummation of this offering). As a result, in a traditional SPAC structure, the value of your public shares would be significantly diluted in the event of a consummation of an initial business combination where Class B ordinary shares convert automatically into Class A ordinary shares at the time of the consummation of a business combination and become tradeable shortly after the closing of the business combination.

For example, the following table assumes a traditional SPAC structure and shows the public shareholders’ and initial shareholders’ investment per share and how that compares to the implied value of one of an ordinary share upon the consummation of our initial business combination if at that time a SPAC were valued at $350,000,000, which is the amount we would have for our initial business combination in the trust account assuming the underwriters’ over-allotment option is not exercised, the corresponding forfeiture of an aggregate of 656,250 alignment shares held by our sponsor, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination. At such valuation, an ordinary share would have an implied value of approximately $8.41 per share, which is an approximately 15.9% decrease as compared to the initial implied value per public share of $10.00.

Public shares included in public GRAIL securities	35,000,000
Alignment shares	4,375,000
Private placement shares included in private placement GRAIL securities	800,000
Total shares	40,175,000
Total funds in trust available for initial business combination(1)	$337,750,000
Implied value per share	$8.41
Public shareholders’ investment per share	$10.00
Sponsor’s average investment per share(2)	$1.55

____________

(1)      Does not take into account other potential impacts on valuation at the time of the business combination, such as the trading price of public shares, the business combination transaction costs (excluding payment of $12,250,000 of deferred underwriting commissions), any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects.

(2)      The sponsor’s total investment in the equity of the company, inclusive of the alignment shares and the sponsor’s $8,000,000 investment in the private placement GRAIL securities, is $8,025,000.

While in the traditional SPAC structure the implied value of public shares may be diluted, the implied value of approximately $8.41 per share would represent a significant implied profit for the sponsor relative to the initial purchase price of the alignment shares. Assuming the underwriters do not exercise their over-allotment option, the sponsor has committed to invest an aggregate of $8,025,000 in us in connection with this offering, comprised of the $25,000 purchase price for the alignment shares from our sponsor and certain of our directors and the $8,000,000 purchase price for the private placement GRAIL securities from our sponsor. In a traditional SPAC structure, at an implied value of approximately $8.41 per share, the 4,375,000 alignment shares that our sponsor currently holds (prior to their conversion into Class A ordinary shares at varying conversion ratios, as further described below and under “Description of Securities — Alignment shares”) would have an aggregate implied value of approximately $36,793,750 and the 800,000 private placement GRAIL securities would have an aggregate implied value of approximately $6,728,000. As a result, in a traditional SPAC structure and assuming the sponsor keeps 4,375,000 alignment shares at closing of our initial business combination, even if the trading price of Class A ordinary shares significantly declines, the sponsor would stand to make significant profit on its investment in us. In addition, the sponsor could potentially recoup its entire investment in us, assuming it retains after closing of our initial business combination 4,375,000 Class A ordinary shares with respect to its 4,375,000 alignment shares and 800,000 private placement shares included in the private placement GRAIL securities it purchased (and assuming that such securities are freely tradeable shortly after closing of the business combination, which will not be the case for all of the alignment shares but only a tranche of the alignment shares in the GRAIL structure, as further described below and under “Description of Securities — Alignment shares”), even if the trading price of the Class A ordinary shares were as low as approximately $1.55 per share. As a result, in a traditional SPAC structure, the sponsor may make a substantial profit on its investment in us if we select and consummate an initial business combination that causes the trading price of Class A ordinary shares to decline, while public shareholders who had purchased their GRAIL securities in this offering at $10.00 could lose significant value in their securities. In a traditional SPAC structure, the sponsor may therefore be economically incentivized to consummate an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if the sponsor had paid the same per share price for the alignment shares as public shareholders paid for their public shares. In a traditional SPAC structure, dilution would also increase to the extent that the anti-dilution features of Class B ordinary shares in traditional SPAC structures resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis following the consummation of an initial business combination and dilution would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares.

However, given the staggered GRAIL conversion structure of the alignment shares, the dilutive effect related to our alignment shares will be deferred over a 10-year period following the consummation of our initial business combination and will only increase as the price of our Class A ordinary shares increases on a year-over-year basis. For more information on Total Return and the calculation of a tranche of Class A ordinary shares issuable upon conversion of 1/10th of our alignment shares following the consummation of our initial business combination when the Total Return exceeds or does not exceed the Price Threshold over a measurement period, please see the section herein entitled “Description of Securities — Alignment shares.”

In the GRAIL structure, the decline in the price of our Class A ordinary shares following the consummation of an initial business combination will have the relative effect of reducing dilution related to our alignment shares given it may result in 1/10th of our alignment shares converting into Class A ordinary shares at a ratio that is smaller than one-to-one. For more information and calculations, including examples illustrating that a 437,500 alignment share tranche converts into only 4,375 Class A ordinary shares following the consummation of our initial business combination, please see the section entitled “Description of Securities — Alignment Shares.” In a scenario in which the Total Return consistently remains below the Price Threshold each measurement period over a 10-year period, the 4,375,000 alignment shares (or 5,031,250 alignment shares if the over-allotment option is exercised in full) issued and outstanding immediately following this offering would only have converted into an aggregate of 43,750 Class A ordinary shares (or 50,313 Class A ordinary shares if the over-allotment option is exercised in full) after 10 measurement periods. In such a scenario and using the same methodology as above when describing the traditional SPAC structure, the dilution related to the alignment shares would be significantly lower than in the traditional SPAC structure described above given the sponsor’s average investment per share would be at approximately $9.51 instead of the traditional SPAC structure breakeven point of $1.55 per share for the sponsor.

Further, assuming no exercise of the over-allotment option, each of our ordinary shares would have an implied value of approximately $9.42 per share instead of the approximately $8.41 described in the SPAC structure above, which is only an approximately 5.8% decrease compared to the approximately 15.9% implied value per public share decrease in a traditional SPAC structure, taking $10.00 as comparison basis for the implied value per public share. At an implied value of approximately $9.42 per share, the 43,750 Class A ordinary shares issued to our initial shareholders in the aggregate upon conversion of the 4,375,000 alignment shares would only have an aggregate implied value of approximately $412,125 instead of approximately $36,793,750 in the traditional SPAC structure, and the 800,000 private placement GRAIL securities would only have an aggregate implied value of approximately $7,536,000 instead of $6,728,000 in the traditional SPAC structure. In the GRAIL structure, our sponsor would only potentially recoup its entire investment in us (assuming it retains after closing of our initial business combination over a 10-year period only 43,750 Class A ordinary shares upon conversion of its 4,375,000 alignment shares and 800,000 private placement shares included in the private placement GRAIL securities it purchased) if the trading price of the post-business combination company Class A ordinary shares remains above approximately $9.51 instead of only $1.55 per share in the traditional SPAC structure. The GRAIL structure therefore attempts to ensure that the sponsor’s economics are contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination and that the sponsor will not earn returns on its alignment shares until the public shareholders (initially assumed to have invested at $10.00) also do. Dilution will occur over time and is contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination. We believe that in the GRAIL structure, the low price that our sponsor paid for the alignment shares will not create an incentive similar to traditional SPAC structures whereby our sponsor could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

The below table summarizes the GRAIL structure scenario described in the immediately preceding paragraph:

Public shares included in public GRAIL securities	35,000,000
Alignment shares	43,750
Private placement shares included in private placement GRAIL securities	800,000
Total shares	35,843,750
Total funds in trust available for initial business combination(1)	$337,750,000
Implied value per share	$9.42
Public shareholders’ investment per share	$10.00
Sponsor’s average investment per share(2)	$9.51

____________

(1)      Does not take into account other potential impacts on our valuation at the time of the business combination, such as the trading price of our public shares, the business combination transaction costs (excluding payment of $12,250,000 of deferred underwriting commissions), any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects.

(2)      The sponsor’s total investment in the equity of the company, inclusive of the alignment shares and the sponsor’s $8,000,000 investment in the private placement GRAIL securities, is $8,025,000.

For more information also see the risk factors entitled “— Subsequent to the completion of our initial business combination, our alignment shares will be eligible for conversion into Class A ordinary shares based on the Total Return of our outstanding equity capital. Any such issuance would dilute the interest of our shareholders and likely present other risks” and “— We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the alignment shares at a ratio greater than one-to-one following the consummation of an initial business combination as a result of the conversion features of the alignment shares contained in our amended and restated memorandum and articles of association. Any such issuances or conversions (including issuances of Class A ordinary shares in a scenario in which the Total Return does not exceed the Price Threshold over a measurement period and a tranche of 437,500 alignment shares adjusts down to 4,375 Class A ordinary shares at a ratio that is at one-hundred-to-one) would dilute the interest of our shareholders and likely present other risks.”

We may engage our underwriters or any of their respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisors in connection with an initial business combination or as placement agents in connection with a related financing transaction. Our underwriters are entitled to receive deferred underwriting commissions that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause our underwriters to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage our underwriters or any of their affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agents in a private offering or arranging debt financing transactions. We may pay our underwriters or any of their affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with our underwriters or any of their affiliates and no fees or other compensation for such services will be paid to our underwriters or their affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering.

The underwriters are also entitled to receive deferred underwriting commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their affiliates’ financial interests are tied to the consummation of a business combination transaction, which may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination. The underwriters are under no obligation to provide any further services to us in order to receive all or any part of the deferred underwriting commissions.

We may not be able to consummate an initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and consummate an initial business combination within the completion window. An increasing number of SPACs have liquidated beginning in the second half of the 2022 due to an inability to complete an initial business combination within their allotted time periods. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein, including, but not limited to, the war between Russia and Ukraine, the Israel-Hamas conflict, the conflict between Venezuela and the U.S., and an escalation of the conflict in the Middle East and Iran.

If we have not consummated an initial business combination within such applicable time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released for permitted withdrawals, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, our public shareholders may receive only $10.00 per public share, or less than $10.00 per public share, on the redemption of their shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

We may decide not to extend the term we have to consummate our initial business combination, in which case we would redeem our public shares.

We have the completion window or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension and the related amendments are implemented by the directors, holders of Class A ordinary shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. However, we may decide not to seek to extend the date by which we must consummate our initial business combination. If we do not seek to extend the date by which we must consummate our initial business combination, and we are unable to consummate our initial business combination within the applicable time period, we will, cease all operations except for the purpose of winding up, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account, and not previously released for permitted withdrawals, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law, and our warrants will expire worthless. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 27 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend, our sponsor may lose its entire investment in our alignment shares and our private placement GRAIL securities. For more information, also see “— Since our sponsor and directors may lose their entire investment in us (other than with respect to public shares they may acquire during or after this offering) or forego an opportunity to limit their losses if our initial business combination is not completed and no liquidating distributions from assets outside the trust account are available, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.”

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or warrants.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors and their affiliates may purchase GRAIL securities, public shares, equity-linked securities or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Additionally, at any time at or prior to the completion of our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire GRAIL securities, public shares or warrants or not redeem their public shares, including such public shares included in public GRAIL securities. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors and their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, officers, advisors and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

There is no limit on the number of securities our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase GRAIL securities, public shares or warrants in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. The purpose of any such purchases of shares could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (iii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, advisors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (holding Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, directors, officers, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers, advisors and/or their affiliates will be subject to restrictions in making purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Additionally, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase GRAIL securities, public shares or warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors and their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;

•        if our sponsor, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•        our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

•        our sponsor, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•        the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors and their affiliates, along with the purchase price;

•        the purpose of the purchases by our sponsor, directors, officers, advisors and their affiliates;

•        the impact, if any, of the purchases by our sponsor, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of our security holders who sold to our sponsor, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, directors, officers, advisors and their affiliates; and

•        the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Effecting Our Initial Business Combination — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive business combinations could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement GRAIL securities, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement GRAIL securities not being held in the trust account and are insufficient to allow us to operate for the completion window it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement GRAIL securities, only approximately $1,050,000 will be available to us initially outside the trust account to fund our working capital requirements (after giving effect to the underwriters’ expense reimbursement). We believe that, upon the closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsor, members of our management team or any of their affiliates will be sufficient to allow us to operate for at least the completion window; however, our estimate may not be accurate, and our sponsor, members of our management team or any of their affiliates are under no obligation to advance funds to us in such circumstances. Of the funds available to us, we expect to use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $950,000, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsor, members of our management team or any of their affiliates, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, members of our management team or any of their affiliates or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances may be repaid only from funds held outside the trust account or upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into private placement GRAIL securities of the post business combination entity at a price of $10.00 per GRAIL security at the option of the lender. The private placement GRAIL securities issued upon conversion of any such loans would be identical to the private placement GRAIL securities sold in a private placement concurrently with this offering. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do not complete our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per public share, or possibly less, on our redemption of our public shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.

We may not hold an annual meeting of shareholders until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after the first full fiscal year that the company is in existence. As an exempted company, there is no requirement under the Companies Act for us to hold annual or shareholder meetings to elect directors. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

We may seek acquisition opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.

We will consider a business combination outside of our management’s area of expertise if a business combination target is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination target, we may not adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our GRAIL securities will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination target. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Our sponsor may receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.

Subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein, the alignment shares, which are designated as Class B ordinary shares, will convert, unless a change of control of the post-business combination company occurs (for more information on conversion features of the alignment shares in a change of control event, see the section entitled “Description of Securities — Alignment Shares — Alignment share change of control conversion”), in tranches of 10% of the alignment shares issued and outstanding following this offering and following any forfeiture related to the over-allotment option exercise of the underwriters, each measurement period, into our Class A ordinary shares following our initial business combination, pursuant to variable conversion ratios as provided by our amended and restated memorandum and articles of association and as further described under “Description of Securities — Alignment shares,” or, prior to the consummation of an initial business combination, at the option of a holder of alignment shares, on a one-for-one basis, subject to the 4.99% pre-business combination Maximum Percentage condition, provided, however, that (A) such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination, (B) any Class A ordinary shares issued to our initial shareholders in connection with such optional conversion prior to the initial business combination shall (i) not result in our initial shareholders receiving in the aggregate more Class A ordinary shares upon conversion of their alignment shares as they would have received pursuant to the conversion terms described in the amended and restated memorandum and articles of association had our initial shareholders not elected such optional conversion, which may result in our initial shareholders being obligated to surrender for cancellation for no value such Class A ordinary shares to us at the end of the 10 measurement periods if the conversion calculations pursuant to our amended and restated memorandum and articles of association result in our initial shareholders in the aggregate having received more Class A ordinary shares than they would have received pursuant to the conversion calculations to be made over 10 measurement periods, (ii) be deducted from the number of Class A ordinary shares issuable to our initial shareholders in connection with each measurement period conversions of alignment shares following the consummation of an initial business combination, and (iii) everything else being equal, continue to be treated as outstanding Class B ordinary shares as if such Class B ordinary shares had not been converted prior to the consummation of the business combination at the option of our initial shareholders for purposes of calculating the alignment shares eligible to be converted into Class A ordinary shares pursuant to the terms of our amended and restated memorandum and articles of association; and (C) (i) our initial shareholders may only sell or otherwise dispose of any such Class A ordinary shares issued to them in connection with their optional conversion of alignment shares prior to the consummation of an initial business combination once the transfer restrictions in the letter agreement with us have expired and (ii) our initial shareholders may at any time following the consummation of an initial business combination only sell or otherwise dispose of a number of Class A ordinary shares that does not exceed the number of Class A ordinary shares that would have been issued to them pursuant to the conversion calculations in our amended and restated memorandum and articles of association had our initial shareholders not elected to optionally convert their alignment shares into Class A ordinary shares prior to the consummation of our initial business combination.

The conversion terms of the alignment shares into Class A ordinary shares following the consummation of an initial business combination were designed to reflect an incentive structure which aligns the interests of our stakeholders and rewards sustained, long-term performance. On the last day of each measurement period, which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 503,125 alignment shares (or, 437,500 if the over-allotment option is not exercised) will automatically convert, subject to adjustment as described herein, into Class A ordinary shares (“conversion shares”), as follows:

•        if the sum (such sum, the “Total Return”) of (i) the VWAP of our Class A ordinary shares over a measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A ordinary shares on the record date which is on or prior to the last day of the measurement period does not exceed the Price Threshold, the number of conversion shares for such measurement period will be 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised);

•        if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of Class A ordinary shares immediately after the closing of this offering (including any exercise of the over-allotment option and without reduction by any redemptions prior to or in connection with our initial business combination), (y) if in connection with the initial business combination there are issued any Class A ordinary shares (including for the avoidance of doubt any Class A ordinary shares issued to the sellers of a potential business combination target and any Class A ordinary shares issued upon conversion of the up to $1,500,000 in working capital loans made to us by our sponsor, our sponsor’s affiliates and our directors or officers, as further described in this prospectus) or PIPE Securities (as defined below), the number of Class A ordinary shares so issued, and the maximum number of Class A ordinary shares issuable (whether settled in shares or in cash) upon conversion or exercise of such PIPE Securities, and (z) the number of Class A ordinary shares issued upon exercise for cash of any public warrants at the end of a measurement period, divided by (B) the Total Return; and

•        if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, in each case multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

For purposes of the above calculation, “PIPE Securities” means securities (other than the public warrants and the private placement warrants) (i) issued by the company and/or any entities that (after giving effect to completion of the initial business combination) are subsidiaries of the company or are successors of the company or were formed by the company or for the purpose of consummating an initial business combination and issuing securities in connection therewith, and (ii) that are directly or indirectly convertible into or exercisable for Class A ordinary shares, or for a cash settlement value in lieu thereof, including for the avoidance of doubt any such securities purchased by the sponsor, General Catalyst or their affiliates in connection with the business combination; provided that, unless otherwise agreed by the sponsor and us in writing, if (i) an exercise or conversion price of a PIPE Security for purposes of calculating the maximum number of Class A ordinary share issuable pursuant to such security cannot reasonably be ascertained based on the terms of such security, and/or (ii) a maximum number of Class A ordinary shares issuable upon conversion or exercise of a PIPE Security cannot otherwise be reasonably ascertained based on the terms of such security, the maximum number of Class A ordinary shares issuable upon conversion or exercise of such PIPE Security for purposes of calculating the Closing Share Count upon the Total Return exceeding the Price Threshold at the end of each measurement period shall initially be determined in good faith by the independent directors of our board, without regard to any conversion blockers, caps, or share limits set forth in the governing documents of a PIPE Security or of the company or any stock exchange listing rules, for instance requiring shareholder approval prior to the issuance of 20% or more of our ordinary shares (such maximum number of shares, the “Initial Share Determination Number”). If subsequently to such initial good faith determination, a number of Class A ordinary shares greater than the Initial Share Determination Number is issued upon conversion or exercise of PIPE Securities (such greater number of shares, the “Revised Share Determination Number”), the holders of our alignment shares shall be issued such additional number of conversion shares that they would have received at the time of the conversion of a tranche of alignment shares had the Closing Share Count accounted for the Revised Share Determination Number instead of the Initial Share Determination Number. For the avoidance of doubt, (i) no downward adjustment of conversion shares shall occur after Class A ordinary shares have been issued to holders of alignment shares at the end of a measurement period if a number of Class A ordinary shares smaller than the Initial Share Determination Number is issued upon conversion or exercise of PIPE Securities, (ii) the Closing Share Count at the end of each measurement period shall always take into account the greater of the Initial Share Determination Number and the Revised Share Determination Number when a number of conversion shares is calculated pursuant to the conversion terms included in our amended and restated memorandum and articles of association, and (iii) the foregoing is intended solely for purposes of calculating the Closing Share Count and shall not affect the actual economic terms, conversion mechanics, or settlement rights of any PIPE Securities. The term “measurement period” means (i) the period of four fiscal quarters ending with, and including, the last fiscal quarter of the fiscal year in which we consummate our initial business combination and (ii) each of the nine successive four-fiscal-quarter periods. The “Price Threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions). “VWAP” per Class A ordinary share on any trading day shall mean the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the company) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of Class A ordinary share on such trading day determined, using a volume weighted average method, by an independent financial advisor retained for such purpose by the company). VWAP for periods of multiple trading days means the volume weighted average of the respective VWAPs for the trading days in such period. For purposes of this section, “distribution” means any payment of dividends, cash, other consideration or distribution of equity securities of the company or any of its affiliates to holders of our ordinary shares, whether by means of a spin-off, split-off, redemption, reclassification, exchange, share split, share dividend, share distribution, rights offering or similar transaction. The fair market value of any distribution, other than cash, shall be determined in accordance with our amended and restated memorandum and articles of association.

The foregoing calculations will be based on our fiscal year and fiscal quarters, which may change as a result of our initial business combination. Each conversion of alignment shares will apply to the holders of alignment shares on a pro rata basis. If, upon conversion of any alignment shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to such holder. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association do not provide for a specified maximum redemption threshold. Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We may seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, extended the time to consummate a business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of the voting power of our ordinary shares who attend and vote at a shareholder meeting of the company, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. In addition, our amended and restated memorandum and articles of association require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we implement, following the approval of the shareholders, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered hereby, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our sponsor and certain of our directors will own a number of Class B ordinary shares that will equal approximately 12.5% of the number of Class A ordinary shares expected to be sold in this offering as part of the public GRAIL securities (up to 656,250 of the Class B ordinary shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised) and the Class B ordinary shares will be entitled to a number of votes representing 20% of our issued and outstanding ordinary shares. Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. In addition, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on transferring the Company by way of continuation in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the company, in each case, as a result of the company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands) and, as a result, our sponsor will be able to approve any such proposal without the vote of any other shareholder. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. Holders of our public shares will not be entitled to vote on a special resolution to amend such provisions of our amended and restated memorandum and articles during such period. If our sponsor purchases any shares in this offering or if our sponsor purchases any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its control. Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual meeting of shareholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for appointment and our sponsor, because of its ownership position, will control the outcome, as only holders of our Class B ordinary shares will have the right to vote on the appointment of directors prior to our initial business combination. Accordingly, our sponsor will continue to exert control at least until the completion of our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

Further, for so long as any alignment shares remain outstanding, we may not, without the prior written consent of the holders of a majority of the alignment shares then outstanding, take certain actions, such as to (i) amend, alter or repeal any provision of our amended and restated memorandum and articles of association, whether by merger, amalgamation, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences, conversion rights or relative, participating, optional or other or special rights of the Class B ordinary shares, (ii) change our financial year, (iii) increase the number of members on the board of directors, (iv) pay any dividends or other distributions on, or effect any sub-division of, our share capital, (v) adopt any shareholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements, (vii) issue any Class A ordinary shares in excess of 5% of the number of our Class A ordinary shares outstanding at the closing of this offering or that would otherwise require a shareholder vote pursuant to the rules of the stock exchange on which our Class A ordinary shares are then listed or (viii) issue additional Class B ordinary shares. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that some public shareholders may believe would be in our interest. Any action required or permitted to be taken at any meeting of the holders of alignment shares (other than by way of a special resolution) may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B ordinary shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all alignment shares were present and voted. Any action required or permitted to be taken at any meeting of the holders of alignment shares by way of a special resolution may be taken by way of a resolution in writing signed by all holders of alignment shares.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

In particular, there is uncertainty as to whether the courts of the Cayman Islands or any other applicable jurisdictions would recognize and enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or entertain original actions brought in the Cayman Islands or any other applicable jurisdiction’s courts against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. For a more detailed discussion, see the section of this prospectus captioned “Description of Securities-Certain Differences in Corporate Law.”

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a target business with which we combine, this diligence may not surface all material issues with a particular target business. In addition, factors outside of the target business and outside of our control may later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within the completion window, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to a letter agreement, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn for permitted withdrawals and, if we decide to liquidate, $100,000 of dissolution expenses, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn for permitted withdrawals and, if we decide to liquidate, $100,000 of dissolution expenses, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per public share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders.

In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to the completion of our initial business combination and will also not be able to vote on our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination.

Prior to the completion of our initial business combination, only holders of our alignment shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.

Further, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on transferring the Company by way of continuation in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the company, in each case, as a result of the company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands) and, as a result, our sponsor will be able to approve any such proposal without the vote of any other shareholder.

The provisions of our amended and restated memorandum and articles of association governing the appointment of directors prior to our initial business combination and our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. Holders of our public shares will not be entitled to vote on a special resolution to amend such provisions of our amended and restated memorandum and articles during such period.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue business combination opportunities in any sector, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. In recent years, a number of target businesses of special purpose acquisition companies have underperformed financially post-business combination. There are no assurances that the target business with which we consummate our initial business combination will perform as anticipated. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our GRAIL securities may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Although we have identified general criteria that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria.

Although we have identified general criteria for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria, such combination may not be as successful as a combination with a business that does meet all of our general criteria. In addition, if we announce a prospective business combination with a target that does not meet our general criteria, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board of directors is not able to independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent accounting firm or independent investment banking firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the alignment shares at a ratio greater than one-to-one following the consummation of an initial business combination as a result of the conversion features of the alignment shares contained in our amended and restated memorandum and articles of association. Any such issuances or conversions (including issuances of Class A ordinary shares in a scenario in which the Total Return does not exceed the Price Threshold over a measurement period and a tranche of 437,500 alignment shares adjusts down to 4,375 Class A ordinary shares at a ratio that is at one-hundred-to-one) would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorize the issuance of up to 400,000,000 Class A ordinary shares, par value $0.0001 per share, 40,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 364,200,000 and 35,625,000 (assuming in each case that the underwriters have not exercised their over-allotment option and 656,250 alignment shares have been forfeited, as further described in this prospectus) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants or shares issuable upon conversion of the Class B ordinary shares, if any. The Class B ordinary shares will convert, unless a change of control of the post-business combination company occurs (for more information on conversion features of the alignment shares in a change of control event, see the section entitled “Description of Securities — Alignment Shares — Alignment share change of control conversion”), in tranches of 10% of the alignment shares issued and outstanding following this offering and following any forfeiture related to the over-allotment option exercise of the underwriters, each measurement period, into our Class A ordinary shares following our initial business combination, pursuant to variable conversion ratios as provided by our amended and restated memorandum and articles of association and as further described under “Description of Securities — Alignment shares,” or, prior to the consummation of an initial business combination, at the option of a holder of alignment shares, on a one-for-one basis, subject to the 4.99% pre-business combination Maximum Percentage condition, provided, however, that (A) such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination, (B) any Class A ordinary shares issued to our initial shareholders in connection with such optional conversion prior to the initial business combination shall (i) not result in our initial shareholders receiving in the aggregate more Class A ordinary shares upon conversion of their alignment shares as they would have received pursuant to the conversion terms described in the amended and restated memorandum and articles of association had our initial shareholders not elected such optional conversion, which may result in our initial shareholders being obligated to surrender for cancellation for no value such Class A ordinary shares to us at the end of the 10 measurement periods if the conversion calculations pursuant to our amended and restated memorandum and articles of association result in our initial shareholders in the aggregate having received more Class A ordinary shares than they would have received pursuant to the conversion calculations to be made over 10 measurement periods, (ii) be deducted from the number of Class A ordinary shares issuable to our initial shareholders in connection with each measurement period conversions of alignment shares following the consummation of an initial business combination, and (iii) everything else being equal, continue to be treated as outstanding Class B ordinary shares as if such Class B ordinary shares had not been converted prior to the consummation of the business combination at the option of our initial shareholders for purposes of calculating the alignment shares eligible to be converted into Class A ordinary shares pursuant to the terms of our amended and restated memorandum and articles of association; and (C) (i) our initial shareholders may only sell or otherwise dispose of any such Class A ordinary shares issued to them in connection with their optional conversion of alignment shares prior to the consummation of an initial business combination once the transfer restrictions in the letter agreement with us have expired and (ii) our initial shareholders may at any time following the consummation of an initial business combination only sell or otherwise dispose of a number of Class A ordinary shares that does not exceed the number of Class A ordinary shares that would have been issued to them pursuant to the conversion calculations in our amended and restated memorandum and articles of association had our initial shareholders not elected to optionally convert their alignment shares into Class A ordinary shares prior to the consummation of our initial business combination.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete its initial business combination or under an employee incentive plan after completion of an initial business combination. We may also issue Class A ordinary shares in connection with the redemption of warrants as described in “Description of Securities — Warrants-Public Shareholders’ Warrants” or upon conversion of the Class B ordinary shares at a ratio greater than one-to-one following the consummation of our initial business combination as a result of the conversion features of our alignment shares, as set forth in the amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association provide, among other things, that prior to the completion of our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond the completion window or (y) amend the foregoing provisions. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the conversion features of the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis following the consummation of an initial business combination if the Total Return exceeds the Price Threshold over a measurement period (dilution will occur in any case, even if the Total Return does not exceed the Price Threshold and a 437,500 alignment share tranche adjusts down to 4,375 Class A ordinary shares at a ratio of one-hundred-to-one; for more information, please see “Dilution”);

•        may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded to Class A ordinary shares;

•        could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, the post-business combination company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of officers and directors;

•        may have the effect of delaying or preventing a change of control of the post-business combination company by diluting the share ownership or voting rights of a person seeking to obtain control of the post-business combination company;

•        may adversely affect prevailing market prices for our GRAIL securities, Class A ordinary shares and/or warrants; and

•        may not result in adjustment to the exercise price of our warrants.

For more information on additional financing that we may raise in connection with our business combination and risks related thereto, also see “— We may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs,” “— We may issue notes or other debt, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us” and “— Subsequent to the completion of our initial business combination, our alignment shares will be eligible for conversion into Class A ordinary shares based on the Total Return of our outstanding equity capital. Any such issuance would dilute the interest of our shareholders and likely present other risks.”

Subsequent to the completion of our initial business combination, our alignment shares will be eligible for conversion into Class A ordinary shares based on the Total Return of our outstanding equity capital. Any such issuance would dilute the interest of our shareholders and likely present other risks.

Our sponsor holds 5,031,250 (or 4,375,000 if the underwriters’ over-allotment option is not exercised) of our alignment shares. Our Class B ordinary shares will automatically convert, at variable conversion ratios, into Class A ordinary shares over a 10-year period in equal tranches after our initial business combination as a result of the conversion feature of the alignment shares contained in our amended and restated memorandum and articles of association. One-tenth of the total number of outstanding alignment shares will convert into Class A ordinary shares over each of the ten fiscal years following our initial business combination based on the Total Return on our outstanding equity capital as of the relevant measurement date above the Price Threshold. See “Description of Securities — Alignment Shares.”

As a result of such conversion feature, we may issue a substantial number of additional Class A ordinary shares to our sponsor, as the alignment shares are not subject to a conversion limitation in the event of increases in the VWAP of our Class A ordinary shares so that the Total Return on our outstanding equity capital as of the relevant measurement date is above the Price Threshold. The issuance of additional Class A ordinary shares upon the conversion of Class B ordinary shares may significantly dilute the equity interest of investors in this offering, may adversely affect prevailing market prices for our Class A ordinary shares, warrants or other outstanding equity securities and will not result in adjustment to the exercise price of our warrants.

However, the decline in the price of our Class A ordinary shares following the consummation of an initial business combination will have the relative effect of reducing dilution related to our alignment shares given it may result in 1/10th of our alignment shares converting into Class A ordinary shares at a ratio that is smaller than one-to-one. In fact, as illustrated under “Description of Securities — Alignment Shares,” a 437,500 (or 503,125 if the over-allotment option is exercised) tranche of our alignment shares due to vest in one of the 10 measurement periods would convert into only 4,375 Class A ordinary shares (or 5,031 if the over-allotment option is exercised) if the Total Return does not exceed the Price Threshold. For more information, also see the risk factor entitled “— Risks Relating to our Search for, and Consummation of, or Inability to Consummate, a Business Combination-Given the staggered GRAIL conversion structure of the alignment shares, potential sales into the market of the Class A ordinary shares issuable upon conversion of alignment shares will be staggered over a 10-year period and the dilutive effect of our alignment shares and market pressure in connection with potential sales of our alignment shares will be deferred over such 10-year period following the consummation of our initial business combination. Dilution will only increase as the price of our Class A ordinary shares increases on a year-over-year basis. The GRAIL structure therefore attempts to ensure that the sponsor’s economics are contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination and that the sponsor will not earn returns on its alignment shares until the public shareholders (initially assumed to have invested at $10.00) also do. Dilution will occur over time and is contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination.”

We may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) in order to complete an initial business combination and provide sufficient liquidity and capital to the post-business combination entity. As of the date of this prospectus, we have no commitments to issue any shares in connection with such a transaction. The price of the shares so issued in connection with an initial business combination may be less, and potentially significantly less, than $10.00 per share or the market price for our shares at such time. Any such issuances of equity securities at a price that is less than $10.00 or the prevailing market price of our shares at that time could be structured to ensure a return on investment to the investors and could dilute the interests of our existing shareholders in a manner that would not ordinarily occur in a traditional initial public offering and could result in both a reduction in the trading price of our shares to the price at which we issue such equity securities and fluctuations in the net tangible book value per share of the combined company’s securities following the completion of our initial business combination. We may also provide price protection or other incentives, or issue convertible securities such as preferred equity or convertible debt, and the exercise or conversion price of those securities may be fixed or adjustable, and may be less, and potentially significantly less, than $10.00 per share or the market price for our shares at such time. Such issuances could also result in additional transaction costs related to our initial business combination compared to a traditional initial public offering, including the placement fees associated with the engagement of a placement agent in connection with PIPE transactions. For more information, also see “— Subsequent to the completion of our initial business combination, our alignment shares will be eligible for conversion into Class A ordinary shares based on the Total Return of our outstanding equity capital. Any such issuance would dilute the interest of our shareholders and likely present other risks” and “— Risks Relating to our Sponsor and Management Team — Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.”

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2027. Only in the event we are deemed to be a large-accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our shareholders’ investment in us.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may issue notes or other debt, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt, or to otherwise incur debt following this offering, we may choose to pursue a business combination in connection with which we incur substantial debt. No issuance of debt will affect the per share amount available for redemption from the trust account. However, if we issue debt securities or otherwise incurs significant debt to banks or other lenders or the owners of a target, it could result in:

•        default and foreclosure on the assets of the post-business combination company if its operating revenues are insufficient to repay its debt obligations;

•        acceleration of the post-business combination company’s obligations to repay such indebtedness, even if it makes all principal and interest payments when due, if it breaches certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        the post-business combination company’s immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        the post-business combination company’s inability to obtain necessary additional financing if the debt security contains covenants restricting its ability to obtain such financing while the debt security is outstanding;

•        using a substantial portion of the post-business combination company’s cash flow to pay principal and interest on its debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on the post-business combination company’s flexibility in planning for and reacting to changes in its business and in the industry in which it operates;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on the post-business combination company’s ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of its strategy and other purposes and other disadvantages compared to its competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement GRAIL securities, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement GRAIL securities will provide us with approximately up to $338,800,000 (or $389,462,500) if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (after deducting, from the offering and private placement proceeds, $7,000,000 of upfront underwriting commission (or $8,050,000 if the over-allotment option is exercised in full) and $12,250,000 (or $14,087,500 if the over-allotment option is exercised in full) of deferred underwriting commissions being held in the trust account, and the estimated $950,000 estimated expenses of this offering).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset; or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we do not adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on our proposed business combination include historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board, or (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the completion window.

If we do not consummate an initial business combination within the completion window, our public shareholders may be forced to wait beyond such completion window before redemption from our trust account.

If we do not consummate an initial business combination within the completion window, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the completion window before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption of our public shares or the date of liquidation of the company unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association, and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption of our public shares or any liquidation of the company will public shareholders be entitled to distributions if we do not complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

We may not be able to complete a business combination with certain potential target companies if a proposed transaction with the target company may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations.

Our sponsor, GCGR Sponsor LLC, is a Delaware limited liability company. Our sponsor and certain of our directors currently own 5,031,250 alignment shares (of which 656,250 are subject to forfeiture if the underwriters do not exercise their over-allotment option) and our sponsor is expected to purchase 800,000 private placement GRAIL securities in connection with this offering (or 905,000 private placement GRAIL securities if the underwriters exercise their over-allotment option in full). Our sponsor is controlled by its sole member General Catalyst Group XII — Creation, L.P. (“Creation”). General Catalyst Group Management, LLC (the “Management Company”) is the manager of General Catalyst GP XII, LLC (“GP XII”), which is the general partner of General Catalyst Partners XII, L.P. (“Creation GP”), which is the general partner of Creation. The ultimate control persons of Creation are David P. Fialkow, Hemant Taneja, and Kenneth I. Chenault, all of whom are citizens of the United States of America and share equally in voting and control of the Management Company and therefore may be deemed to share voting and dispositive power over the securities held of record by the sponsor but disclaim beneficial ownership of such securities. As a result of such relationships, David P. Fialkow, Hemant Taneja, and Kenneth I. Chenault may be deemed to have shared voting and investment discretion with respect to the securities held of record by the sponsor. The sponsor therefore is not “controlled” (as defined in 31 CFR 800.208) by a foreign person, such that the sponsor’s involvement in any business combination would be a “covered transaction” (as defined in 31 CFR 800.213). However, it is possible that non-U.S. persons could be involved in our business combination, which may increase the risk that our business combination becomes subject to regulatory review, including review by the Committee on Foreign Investment in the United States (“CFIUS”), and that restrictions, limitations or conditions will be imposed by CFIUS. If our business combination with a U.S. business is subject to CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business, then there is an increased risk that restrictions, limitations or conditions will be imposed by CFIUS. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If our potential business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with a business combination without notifying CFIUS and risk CFIUS intervention, before or after closing a business combination. CFIUS may decide to block or delay our business combination, impose conditions to mitigate national security concerns with respect to such business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete a business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues. A failure to notify CFIUS of a transaction where such notification was required or otherwise warranted based on the national security considerations presented by an investment target may expose our sponsor and/or the combined company to legal penalties, costs, and/or other adverse reputational and financial effects, thus potentially diminishing the value of the combined company. In addition, CFIUS is actively pursuing transactions that were not notified to it and may ask questions regarding, or impose restrictions or mitigation on, a business combination post-closing.

Moreover, other countries continue to strengthen their own national security investment clearance regimes (including with respect to technology, infrastructure, and data-related transactions), and a business combination that involves assets or entities outside of the U.S. may also face delays, limitations or restrictions as a result of notifications made under and/or compliance with these legal regimes. Heightened scrutiny of foreign direct investment worldwide, including changes to the implementing laws and regulations or agency practice, may constrain the universe of opportunities for a business combination.

Additionally, in August 2023, the President of the United States issued an executive order setting forth the framework for outbound investment controls regulating U.S. investment to countries and companies deemed to be averse to U.S. national security and foreign policy interests. In October 2024, the U.S. Department of the Treasury issued a Final Rule to implement the president’s order, which became effective on January 2, 2025, and imposes notification requirements for, and the prohibition of, outbound investment involving semiconductors and microelectronics, quantum information technologies and artificial intelligence by U.S. persons into certain entities with a nexus to China. Moreover, the number of targeted sectors is set to expand and there is a high likelihood that it will continue to do so. In February 2025, the President of the United States issued a National Security Presidential Memorandum noting the intention to expand restrictions on outbound investment to include sectors such as biotechnology, hypersonics, aerospace, advanced manufacturing, directed energy and other areas implicated by China’s national military-civil fusion strategy. In addition, in December 2025, the president signed into law the Comprehensive Outbound Investment National Security Act of 2025 (the “COINS Act”), which, among other changes, adds hypersonics, high-performing computing, and supercomputing to the list of covered technologies subject to outbound investment restrictions. The COINS Act also expands the scope of restrictions to include Cuba, Iran, North Korea, Russia, and Venezuela under the Maduro regime, in addition to China. While the U.S. Department of the Treasury must issue regulations implementing the COINS Act no later than March 2027, the exact scope and application of the expanded outbound investment program under the COINS Act has yet to be determined. The current and, once effective, expanded restrictions on U.S. outbound investment could limit the universe of business combinations investments available to the sponsor and/or adversely affect the governance and operations of the sponsor and/or the combined company.

Finally, more than two dozen U.S. states have enacted or are considering legislation that would prohibit, restrict or regulate foreign investment in real property in such states. The sponsor cannot exclude the possibility that some or all of these states may prohibit, restrict or regulate (including requiring disclosure) a business combination. Collectively, these laws also elevate the likelihood that the sponsor will be required or requested to disclose to U.S. federal and/or state regulators information about the sponsor and/or the combined company, their structure and their beneficial ownership and control.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy and we have limited time to complete our business combination. If we cannot complete a business combination within the completion window because the transaction is still under review or because our business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, shareholders of record may only receive their pro rata portion of funds available in the trust account and our warrants will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company with the SEC;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not intend to spend a considerable amount of time actively managing the assets in the trust account for the primary purpose of achieving investment returns. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be held as cash, including in demand deposit accounts at a bank, or invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with the implementation by the directors of, following a shareholder vote, an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act.

Further, under the subjective test of an “investment company” pursuant to Section 3(a)(1)(A) of the Investment Company Act, even if the funds deposited in the trust account were invested in the assets discussed above, such assets, other than cash, are “securities” for purposes of the Investment Company Act and, therefore, there is a risk that we could be deemed an investment company and subject to the Investment Company Act.

In the adopting release for the 2024 SPAC Rules (as defined below), the SEC provided guidance that a SPAC’s potential status as an “investment company” depends on a variety of factors, such as a SPAC’s duration, asset composition, business purpose and activities and “is a question of facts and circumstances” requiring individualized analysis. If we were deemed to be subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. Unless we are able to modify our activities so that we would not be deemed an investment company, we would either register as an investment company or wind down and abandon our efforts to complete an initial business combination and instead liquidate the Company. As a result, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless, would lose the investment opportunity in a target company with which we may decide to consummate an initial business combination and would be unable to realize the potential benefits of an initial business combination, including the possible appreciation of the combined company’s securities.

If our circumstances change over time, we will update our disclosure to reflect how such changes impact the risk that we may be considered to be operating as an unregistered investment company.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in cash until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of securities in the trust account, the interest earned on the funds held in the trust account may be materially reduced, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

We intend to initially hold the funds in the trust account as cash, including in demand deposit accounts at a bank, or in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. U.S. government treasury obligations are considered “securities” for purposes of the Investment Company Act, while cash is not. As noted above, one of the factors the SEC identified as relevant to the determination of whether a SPAC which holds securities could potentially be deemed an “investment company” under the Investment Company Act is the SPAC’s duration. To mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time, instruct Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash until the earlier of consummation of our initial business combination or liquidation of the company. Following such liquidation, the rate of interest we receive on the funds held in the trust account may be materially decreased. However, interest previously earned on the funds held in the trust account still may be released to us for permitted withdrawals. As a result, any decision to liquidate the securities held in the trust account and thereafter to hold all funds in the trust account in cash would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the company.

Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications may adversely affect our business, including our ability to negotiate and complete our initial business combination.

We are subject to laws and regulations, and interpretations and applications of such laws and regulations, of national, regional, state and local governments and applicable non-U.S. jurisdictions. In particular, we are required to comply with certain SEC and potentially other legal and regulatory requirements, and our consummation of an initial business combination may be contingent upon our ability to comply with certain laws, regulations, interpretations and applications and any post-business combination company may be subject to additional laws, regulations, interpretations and applications. Compliance with, and monitoring of, the foregoing may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination.

On January 24, 2024, the SEC issued final rules (the “2024 SPAC Rules”), which became effective on July 1, 2024, that formally adopted some of the SEC’s proposed rules for SPACs that were released on March 30, 2022. The 2024 SPAC Rules, among other items, impose additional disclosure requirements in initial public offerings by SPACs and business combination transactions involving SPACs and private operating companies; amend the financial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC filings, as well as when projections are disclosed in connection with proposed business combination transactions; increase the potential liability of certain participants in proposed business combination transactions; and could impact the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. The 2024 SPAC Rules may materially adversely affect our business, including our ability to negotiate and complete, and the costs associated with, our initial business combination, and results of operations.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent and ongoing military action between Russia and Ukraine.

On February 24, 2022, Russian military forces launched a military action in Ukraine, and sustained conflict and disruption in the region is likely. Although the length, impact and outcome of the ongoing military conflict in Ukraine is highly unpredictable, this conflict could lead to significant market and other disruptions, including significant volatility in commodity prices and supply of energy resources, instability in financial markets, supply chain interruptions, political and social instability, changes in consumer or purchaser preferences as well as increase in cyberattacks and espionage. Russia’s recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military action against Ukraine have led to an unprecedented expansion of sanction programs imposed by the United States, the European Union, the United Kingdom, Canada, Switzerland, Japan and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic.

The situation is rapidly evolving as a result of the conflict in Ukraine, and the United States, the European Union, the United Kingdom and other countries may implement additional sanctions, export controls or other measures against Russia, Belarus and other countries, regions, officials, individuals or industries in the respective territories. Such sanctions and other measures, as well as the existing and potential further responses from Russia or other countries to such sanctions, tensions and military actions, could adversely affect the global economy and financial markets and could adversely affect our ability to search for a business combination or finance such business combination, and the business, financial condition and results of operations of any target business with which we ultimately consummate a business combination may be materially adversely affected.

Macro-economic turbulence and instability relating to recent and ongoing global conflicts and other drivers of uncertainty may adversely affect our business, investments and results of operations and our ability to successfully consummate a business combination.

A deterioration in economic conditions and related drivers of global uncertainty and change, such as reduced business activity, high unemployment, rising interest rates, housing prices, and energy prices (including the price of gasoline), increased consumer indebtedness, lack of available credit, the rate of inflation, and consumer perceptions of the economy, as well as other factors, such as terrorist attacks, protests, looting, and other forms of civil unrest, cyberattacks and data breaches, public health emergencies (such as another pandemic and other epidemics), extreme weather conditions and climate change, significant changes in the political environment, political instability, armed conflict (such as the ongoing military conflict between Ukraine and Russia, the military conflict in Israel and Gaza, the military intervention of the U.S. in Venezuela or the conflict in the Middle East and Iran) and/or public policy, including increased state, local or federal taxation, could adversely affect our financial condition, the financial condition of prospective target companies for our initial business combination, or the financial condition of the combined company even if we successfully consummate a business combination, as well as our ability to locate a commercially viable target company for our business combination in the first instance.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of a special resolution which requires the approval of the holders of at least two-thirds of the voting power of our ordinary shares who attend and vote at a shareholder meeting of the company (or 65% of the voting power attaching to our ordinary shares with respect to amendments to the trust agreement governing the release of funds from our trust account), which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s shareholders. Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement GRAIL securities into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds of the voting power of our ordinary shares who attend and vote at a shareholder meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of the voting power attaching to ordinary shares, which are represented in person or by proxy and are voted at a general meeting; provided that the provisions of our amended and restated memorandum and articles of association governing the appointment of directors prior to our initial business combination and our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. Holders of our public shares will not be entitled to vote on a special resolution to amend such provisions of our amended and restated memorandum and articles during such period. Our sponsor and certain of our directors, and their permitted transferees, if any, who will collectively beneficially own a number of Class B ordinary shares that is equal to approximately 12.5% of our Class A ordinary shares included in the public GRAIL securities upon the closing of this offering, will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares; unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon implementation of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, this agreement and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers or directors for any breach of this agreement. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we do not complete our initial business combination, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account.

Although we believe that the net proceeds of this offering and the sale of the private placement GRAIL securities will be sufficient to allow us to complete our initial business combination, because we have not yet selected any specific target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement GRAIL securities prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Such financing may not be available on acceptable terms, if at all. The current economic environment may make it difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Risks Relating to our Securities

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be held in cash, including in demand deposit accounts at a bank, or invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of permitted withdrawals (less, in the case we are unable to complete our initial business combination, $100,000 of interest to pay dissolution expenses). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our public shares sold in this offering, you will lose the ability to redeem all such shares in excess of 15% of our public shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the public shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding such 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our GRAIL securities have been approved to be listed on Nasdaq under the symbol “GCGRU.” Once the securities comprising the GRAIL securities begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “GCGR” and “ GCGRW,” respectively. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in Nasdaq’s listing standards, our securities may not be, or may not continue to be, listed on Nasdaq in the future or prior to the completion of our initial business combination. In order to continue listing our securities on Nasdaq prior to the completion of our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, following our initial public offering, we must maintain a minimum market value of listed securities (generally $50,000,000) and a minimum number of holders of our securities (generally 400 public holders). Additionally, our GRAIL securities will not be traded in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, unless we decide to list on a different Nasdaq tier, such as the Nasdaq Capital Market which has different initial listing requirements, our share price would generally be required to be at least $4.00 per share and we would be required to have a minimum of 400 round lot holders of our securities. We may not be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.”

Because our GRAIL securities are, and eventually our Class A ordinary shares and warrants will be, listed on Nasdaq, our GRAIL securities, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

The alignment shares held by our sponsor and directors were issued at a nominal purchase price of $25,000, or approximately $0.005 per alignment share, and, accordingly, you will experience immediate and material dilution from the purchase of our Class A ordinary shares even if the Total Return over a measurement period does not exceed the Price Threshold and an alignment share tranche converts down into Class A ordinary shares at a ratio of one-hundred-to-one.

The difference between the public offering price per share (allocating all of the GRAIL security purchase price to the Class A ordinary shares and none to the warrant included in the GRAIL security) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the alignment shares at a nominal price, significantly contributing to this dilution. However, given the GRAIL Structure, such dilution will be lower than in a traditional SPAC structure as described in more details under “Dilution.”

Adopting the GRAIL structure assumptions described under “Dilution” (i.e. assuming that Total Return over all measurement periods does not exceed the Price Threshold and all alignment share tranches convert down into Class A ordinary shares at a ratio of one-hundred-to-one), upon the closing of this offering, and assuming no value is ascribed to the warrants included in the GRAIL securities, you and the other public shareholders will incur an immediate and material dilution of approximately 236.60% (or $23.66 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $(13.66) (assuming a maximum redemption scenario) and the initial offering price of $10.00 per GRAIL security. As illustrated under the section entitled “Dilution,” the relative increase in dilution in the maximum redemption scenario in the GRAIL structure although the relative impact of the alignment shares on dilution in all the other redemption scenario is significantly lower than in the traditional SPAC structure, is due to the smaller number of total ordinary shares assumed to remain issued and outstanding after all public shares are redeemed in the maximum redemption scenario given the one-hundred-to-one downward adjustment of the alignment shares that occurs only in the GRAIL structure and not in the traditional SPAC structure. In any case, our public shareholders will experience immediate and material dilution from the purchase of our Class A ordinary shares even if the Total Return over a measurement period does not exceed the Price Threshold and an alignment share tranche converts down into Class A ordinary shares at a ratio of one-hundred-to-one. Our public shareholders may also experience immediate and material dilution from the purchase of our Class A ordinary shares if the Total Return over a measurement period exceeds the Price Threshold and an alignment share tranche converts into Class A ordinary shares at a ratio that is greater than one-to-one as described under “Description of Securities — Alignment Shares.” However, as described under the section entitled “Dilution,” such dilution is designed to be borne by our public shareholders over time following our initial business combination and after such shareholders make a return on their investment in us (initially assumed to be at the $10.00 initial public offering price). For more information on how dilution was calculated in the preceding sentence and the assumptions underlying the expected dilution that you will experience following this offering, please see the section entitled “Dilution” in this prospectus.

Generally, the dilution that our public shareholders will experience increases the more public shares are redeemed. The issuance of additional ordinary or preference shares in connection with the business combination may also significantly dilute the equity interest of investors in this offering.

Our public shareholders will experience dilution even if no public shares are redeemed in connection with an initial business combination or another redemption event, for instance in connection with the implementation by the directors of, following a shareholder vote, an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

However, while our public shareholders will experience dilution even if none of our public shares are redeemed, the dilution they will experience will decrease the more of our public shares remain issued and outstanding following a redemption event. For instance, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase GRAIL securities, public shares, warrants or equity-linked securities in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. In the event of any such purchases of our shares prior to the completion of our initial business combination or if we enter into non-redemption agreements with certain of our shareholders, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases or shares subject to non-redemption agreements, increasing the pro forma net tangible book value per share. For more information on such permitted purchases, please see “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases and Other Transactions with Respect to Our Securities.”

The determination of the offering price of our GRAIL securities and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our GRAIL securities properly reflects the value of such GRAIL securities than you would have in a typical offering of an operating company.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the GRAIL securities and the terms of the warrants was negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the GRAIL securities, including the Class A ordinary shares and warrants underlying the GRAIL securities, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        a review of debt-to-equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of geopolitical events like the conflicts in Ukraine and Russia, the Israel-Hamas conflict, the military intervention of the U.S. in Venezuela, the conflict in the Middle East and Iran, economic impacts such as inflation or another pandemic. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions will include a staggered board of directors, the ability of the board of directors to designate the terms of and issue new series of preference shares, and the fact that prior to the completion of our initial business combination only holders of our Class B ordinary shares, which have been issued to our initial shareholders, are entitled to vote on the appointment of directors, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

The market for directors and officers liability insurance for special purpose acquisition companies may change in ways adverse to us and our management team. Fewer insurance companies may offer quotes for directors and officers liability coverage, the premiums charged for such policies may increase and the terms of such policies may become less favorable.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to complete our initial business combination.

Recent increases in inflation in the United States and elsewhere may lead to increased price volatility for publicly traded securities, including ours, or other national, regional or international economic disruptions, any of which could make it more difficult for us to complete our initial business combination.

The grant of registration rights to our sponsor may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to a registration and shareholder rights agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and certain of our directors, and their permitted transferees can demand that we register the resale of the securities they hold or may acquire, including the Class A ordinary shares into which alignment shares are convertible and the securities included in private placement GRAIL securities (including any private placement GRAIL securities that may be issued upon conversion of working capital loans), such as the private placement shares included in private placement GRAIL securities, the warrants included in such private placement GRAIL securities and any Class A ordinary shares issuable upon conversion of such warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our securities that is expected when the securities held by our sponsor and certain of our directors, by holders of working capital loans or by their permitted transferees are registered for resale.

Risks Relating to our Sponsor and Management Team

We are dependent upon our executive officers and directors and their loss, or a reduction in the amount of time they can dedicate to our initial business combination, could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. In particular, certain of our officers and directors may serve as an officer and/or director of other blank check companies. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management, director or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. In addition, pursuant to the registration and shareholder rights agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement, which is described under the section of this prospectus entitled “Description of Securities — Registration and Shareholder Rights.”

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. In particular, certain of our officers and directors may serve as an officer and/or director of other blank check companies.

Certain of our directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Officers and Directors.”

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or may be required to present a business combination opportunity to such entity. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

In addition, our directors and officers, General Catalyst, or its affiliates may in the future become affiliated with other blank check companies that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to such other blank check companies prior to its presentation to us. Our amended and restated memorandum and articles of association provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. Our sponsor and its affiliates and our directors and officers are also not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to us completing our initial business combination.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers and Directors,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Certain of our officers and directors have or will have direct and indirect economic interests in us and/or our sponsor after the consummation of this offering and such interests may potentially conflict with those of our public shareholders as we evaluate and decide whether to recommend a potential business combination to our public shareholders.

Certain of our officers and directors may own membership interests, limited partnership interests or other equity interests in our sponsor and indirect interests in our Class B ordinary shares and private placement GRAIL securities which may result in interests that differ from the economic interests of the investors in this offering, which includes making a determination of whether a particular target business is an appropriate business with which to effectuate our initial business combination. There may be a potential conflict of interest between our officers and directors that hold interests in our sponsor and our public shareholders that may not be resolved in favor of our public shareholders. See the section titled “Management — Conflicts of Interest” for more information.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it may be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section entitled “Description of Securities-Certain Differences in Corporate Law-Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or sponsor which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors or sponsor. We may also engage in a business combination with one or more target businesses that have other relationships with entities affiliated with our sponsor, executive officers or directors, including General Catalyst affiliated transformation companies that may provide services to, or receive fees from, a potential business combination target. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Other than Health Assurance Acquisition Corp., Revolution Healthcare Acquisition Corp. and Catalyst Partners Acquisition Corp., each of which were sponsored by affiliates of General Catalyst and which completed an initial public offering in November 2020, March 2021 and May 2021, respectively, before liquidating without completing a business combination in November 2022, December 2022 and February 2023, respectively, neither we, any of our directors or executive officers, General Catalyst, nor any of their respective affiliates have been involved in organizing any other special purpose acquisition companies. However, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination-Evaluation of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or sponsor, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. For more information, also see “Proposed Business — Other Considerations and Conflicts of Interest” and “Management — Conflicts of Interest.”

Our management may not be able to maintain control of a target business after our initial business combination. Upon the loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-business combination company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-business combination company owns 50% or more of the voting securities of the target, our shareholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

Since our sponsor and directors may lose their entire investment in us (other than with respect to public shares they may acquire during or after this offering) or forego an opportunity to limit their losses if our initial business combination is not completed and no liquidating distributions from assets outside the trust account are available, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

GCGR Sponsor LLC paid $25,000 to cover for certain expenses on our behalf in exchange for the issuance on February 3, 2026 of 5,031,250 alignment shares, at approximately $0.005 per share. In April 2026, our sponsor transferred 20,000 alignment shares to each of Fareed Zakaria, Barry McCarthy and Tom Linebarger. Such shares held by our independent directors will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. Prior to such initial investment in the company of $25,000, the company had no assets, tangible or intangible. The per share price of the alignment shares was determined by dividing the amount so paid by the number of alignment shares issued in consideration therefor. In addition, our sponsor has committed, pursuant to a written agreement, to purchase 800,000 private placement GRAIL securities, at a price of $10.00 per share ($8,000,000 in the aggregate), or 905,000 private placement GRAIL securities if the underwriters exercise their over-allotment option in full ($9,050,000 in the aggregate), in a private placement that will close simultaneously with the closing of this offering. Holders of our alignment shares and private placement shares included in private placement shares included in the private placement GRAIL securities have agreed to waive their right to receive distributions from our trust account in connection with a redemption of our public shares. Unless there are liquidating distributions from assets outside the trust account, the alignment shares and private placement GRAIL securities will be worthless if we do not consummate an initial business combination within the required time period.

The alignment shares are different from the Class A ordinary shares included in the GRAIL securities being sold in this offering in several important ways, including that:

•        only holders of the alignment shares have the right to vote on the appointment of directors prior to the completion of our initial business combination (by a majority of votes cast by the holders of the alignment shares);

•        in a vote to transfer the Company by way of continuation to a jurisdiction outside the Cayman Islands prior to the completion of our initial business combination (which requires a special resolution, being the affirmative vote of at least two-thirds of the votes cast by the holders of the issued alignment shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company), only holders of our alignment shares shall carry the right to vote;

•        the alignment shares are subject to certain transfer restrictions, as described in more detail below;

•        our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any alignment shares, private placement shares included in any private placement GRAIL securities and public shares they hold in connection with the completion of our initial business combination, (ii) to waive their redemption rights with respect to any alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with the implementation by the directors of, and following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) waive their rights to liquidating distributions from the trust account with respect to any alignment shares or private placement shares included in any private placement GRAIL securities they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window). If we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor and each member of our management team have agreed to vote their alignment shares, private placement shares included in any private placement GRAIL securities and any public shares (including public shares that are part of a public GRAIL security) purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). As a result, in addition to our alignment shares and private placement shares included in the private placement GRAIL securities issued concurrently with the consummation of this offering, we would need 13,082,501, or 37.38%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Assuming that only the holders of one-third of the voting power attaching to our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares, we will not need any public shares in addition to our alignment shares and the private placement shares included in the private placement GRAIL securities to be purchased by our sponsor simultaneously with this offering to be voted in favor of an initial business combination in order to approve an initial business combination;

•        Unless a change of control of the post-business combination company occurs (for more information on conversion features of the alignment shares in a change of control event, see the section entitled “Description of Securities — Alignment Shares — Alignment share change of control conversion”), the alignment shares will automatically convert, in tranches of 10% of the alignment shares issued and outstanding following this offering and following any forfeiture related to the over-allotment option exercise of the underwriters, each measurement period, into our Class A ordinary shares following our initial business combination, pursuant to variable conversion ratios as provided by our amended and restated memorandum and articles of association and as further described under “Description of Securities — Alignment shares,” or, prior to the consummation of an initial business combination, at the option of a holder of alignment shares, on a one-for-one basis, subject to the 4.99% pre-business combination Maximum Percentage condition, provided, however, that (A) such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination; (B) any Class A ordinary shares issued to our initial shareholders in connection with such optional conversion prior to the initial business combination shall (i) not result in our initial shareholders receiving in the aggregate more Class A ordinary shares upon conversion of their alignment shares as they would have received pursuant to the conversion terms described in the amended and restated memorandum and articles of association had our initial shareholders not elected such optional conversion, which may result in our initial shareholders being obligated to surrender for cancellation for no value such Class A ordinary shares to us at the end of the 10 measurement periods if the conversion calculations pursuant to our amended and restated memorandum and articles of association result in our initial shareholders in the aggregate having received more Class A ordinary shares than they would have received pursuant to the conversion calculations to be made over 10 measurement periods, (ii) be deducted from the number of Class A ordinary shares issuable to our initial shareholders in connection with each measurement period conversions of alignment shares following the consummation of an initial business combination, and (iii) everything else being equal, continue to be treated as outstanding Class B ordinary shares as if such Class B ordinary shares had not been converted prior to the consummation of the business combination at the option of our initial shareholders for purposes of calculating the alignment shares eligible to be converted into Class A ordinary shares pursuant to the terms of our amended and restated memorandum and articles of association; and (C) (i) our initial shareholders may only sell or otherwise dispose of any such Class A ordinary shares issued to them in connection with their optional conversion of alignment shares prior to the consummation of an initial business combination once the transfer restrictions in the letter agreement with us have expired and (ii) our initial shareholders may at any time following the consummation of an initial business combination only sell or otherwise dispose of a number of Class A ordinary shares that does not exceed the number of Class A ordinary shares that would have been issued to them pursuant to the conversion calculations in our amended and restated memorandum and articles of association had our initial shareholders not elected to optionally convert their alignment shares into Class A ordinary shares prior to the consummation of our initial business combination;

•        the alignment shares are entitled to registration rights; and

•        our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as our sponsor holds any securities covered by the registration and shareholder rights agreement, and our sponsor will have certain registration rights with respect to the securities they hold or may acquire, including any alignment shares and/or private placement GRAIL securities (including the securities that are included in such GRAIL securities or issuable upon conversion of the alignment shares) they hold.

The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the completion window nears its expiration, which is the deadline for our consummation of an initial business combination.

We may not have sufficient funds to satisfy indemnification claims of our sponsor, General Catalyst, directors and officers.

We have agreed to indemnify our sponsor, General Catalyst and our officers and directors to the fullest extent permitted by law. However, our sponsor, General Catalyst and our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our sponsor, General Catalyst and our officers and directors may discourage shareholders from bringing a lawsuit against our sponsor, General Catalyst and our officers or directors. These provisions also may have the effect of reducing the likelihood of derivative litigation against our sponsor, General Catalyst and our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of our Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant. Notwithstanding the foregoing, (a) any amendment to the terms of the private placement warrants shall only require our consent and the holders of a majority of the private placement warrants, (b) we may lower the exercise price of the warrants or extend the duration of the exercise period of the warrants without the consent of the registered holders of the warrants, and (c) we may in our sole discretion and at any time allow or require the exercise of the warrants on a “cashless basis” without the consent of any registered holders.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants-Public Shareholders’ Warrants — Adjustments to the Warrant Exercise Price”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants.

Our management’s ability to require holders of our public warrants to exercise such public warrants on a cashless basis will cause holders to receive fewer Class A ordinary shares upon their exercise of the public warrants than they would have received had they been able to exercise their public warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its public warrants to do so on a cashless basis. If our management chooses to require holders to exercise their public warrants on a cashless basis, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised their public warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in us.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing public warrants to purchase 8,750,000 of our Class A ordinary shares (or up to 10,062,500 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the GRAIL securities offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement as part of the private placement GRAIL securities sold concurrently with this offering an aggregate of 200,000 private placement warrants (or up 226,250 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment. In addition, if the sponsor, its affiliates or a member of our management team makes any working capital loans to us, up to $1,500,000 of such loans may be convertible into private placement GRAIL securities of the post business combination entity at a price of $10.00 per GRAIL security at the option of the lender. The private placement GRAIL securities issued upon conversion of any such loans would be identical to the private placement GRAIL securities sold in a private placement concurrently with this offering and each such private placement GRAIL security would include one-fourth of a private placement warrant.

To the extent we issue ordinary shares for any reason, including to effectuate a business combination, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

Because each GRAIL security contains one-fourth of one redeemable warrant and only a whole warrant may be exercised, the GRAIL securities may be worth less than GRAIL securities of other blank check companies.

Each GRAIL security contains one-fourth of one redeemable warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the GRAIL securities, and only whole GRAIL securities will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose GRAIL securities include one ordinary share and one whole warrant to purchase one whole share. We have established the components of the GRAIL securities in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-fourth of the number of shares compared to GRAIL securities that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses.

Nevertheless, this GRAIL security structure may cause our GRAIL securities to be worth less than if a GRAIL security included a warrant to purchase one whole share.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike some other blank check companies, if (i) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per ordinary share, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Description of Securities — Warrants-Public Shareholders’ Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

The warrants may become exercisable and redeemable for a security other than the Class A ordinary shares, and you will not have any information regarding such other security at this time.

In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the Class A ordinary shares. As a result, if the surviving company redeems your warrants for securities pursuant to the warrant agreement, you may receive a security in a company of which you do not have information at this time. Pursuant to the warrant agreement, the surviving company will be required to use commercially reasonable efforts to register the issuance of the security underlying the warrants within twenty business days of the closing of an initial business combination.

You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available.

If the issuance of the Class A ordinary shares upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of GRAIL securities will have paid the full GRAIL security purchase price solely for the Class A ordinary shares included in the GRAIL securities.

We are registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that as soon as practicable, but in no event later than twenty business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, covering the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

If a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as such a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, is effective and during any period when we will have failed to maintain such an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

In no event will we be required to net cash settle any warrant. In the event that a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, is not effective for the exercised warrants, the purchaser of a GRAIL security containing such warrant will have paid the full purchase price for the GRAIL security solely for the Class A ordinary share underlying such GRAIL security.

Members of our management team and board of directors have significant experience as board members, officers, executives or employees of other companies. Certain of those persons are now, have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons are now, have been, may be or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Members of our management team and affiliated companies may have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to our business.

Members of our management team have been (and intend to be) involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result, members of our management team and affiliated companies may have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to our business. Any claims or investigations, in which our management team and affiliated companies may become involved, may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.

Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval.

Our letter agreement with our sponsor, officers and directors contains provisions relating to transfer restrictions of our alignment shares and private placement GRAIL securities, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement may be amended without shareholder approval with our written consent as well as the written consent of the sponsor and our directors and officers to the extent they are the subject of any change, amendment, modification or waiver to the letter agreement. The written consent of Citigroup Global Markets, as representative of the underwriters, will also be required for an amendment of a provision of the letter agreement that subjects the sponsor and our directors and officers to certain of the restrictions included in the underwriting agreement and pursuant to which the sponsor and our officers and directors agree that, subject to certain limited exceptions described in the letter agreement (for more information on such limited exceptions, also see “Securities Eligible for future sale — Contractual transfer restrictions”) and certain other exceptions described in the underwriting agreement, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of Citigroup Global Markets Inc., as representative of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, GRAIL securities, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares (for more information on the letter agreement in which the transfer restrictions are included and for more information on the limited exceptions to such transfer restrictions, also see “Proposed Business — Initial Business Combination” and “Underwriting — Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement”). While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.

We may approve an amendment or waiver of the letter agreement that would allow our sponsor to directly, or members of our sponsor to indirectly, transfer alignment shares and private placement GRAIL securities or membership interests in our sponsor in a transaction in which the sponsor or General Catalyst removes itself as our sponsor before identifying a business combination, which may deprive us of key personnel.

We may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer alignment shares and private placement GRAIL securities or membership interests in our sponsor in a transaction in which the sponsor or General Catalyst removes itself as our sponsor before identifying a business combination (for more information, also see “— Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval”). As a result, there is a risk that General Catalyst and its affiliates, our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Hemant Taneja, Paul Kwan, Christopher Kauffman, Fareed Zakaria, Barry McCarthy and Tom Linebarger. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

General Risk Factors

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated company established in the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

Past experience or performance by our management team or their affiliates, including General Catalyst, may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team or their affiliates, including General Catalyst, is presented for informational purposes only. Any past experience of and performance by our management team or their affiliates, including General Catalyst, is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any business combination we may consummate. You should not rely on the historical record of our management team or their affiliates, including General Catalyst or any of its affiliates’ or managed fund’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in General Catalyst.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs and the rights of shareholders are governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States. For a more detailed discussion of the principal differences between the provisions of the Companies Act applicable to us and, for example, the laws applicable to companies incorporated in the United States and their shareholders, see the section of this prospectus captioned “Description of Securities-Certain Differences in Corporate Law.”

Shareholders of Cayman Islands exempted companies like the Company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Since only holders of our alignment shares will have the right to vote on the appointment of directors prior to our initial business combination, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq’s rules and, as a result, we may qualify for exemptions from certain corporate governance requirements that would otherwise provide protection to shareholders of other companies.

After completion of this offering, only holders of our alignment shares will have the right to vote on the appointment of directors. As a result, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•        we have a board that includes a majority of “independent directors,” as defined under Nasdaq rules;

•        we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        we have independent director oversight of our director nominations.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation-U.S. Federal Income Tax Considerations”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation-U.S. Federal Income Tax Considerations-Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the start-up exception, potentially not until after the two taxable years following our current taxable year). Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (the “IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their tax advisers regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation-U.S. Federal Income Tax Considerations-Passive Foreign Investment Company Rules.”

A 1% U.S. federal excise tax on stock buybacks could be imposed on redemptions of our stock if we were to become a “covered corporation” in the future.

The Inflation Reduction Act of 2022, among other things, generally imposes a 1% U.S. federal excise tax on certain repurchases of stock by “covered corporations” (which include publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign (i.e., non-U.S.) corporations) occurring on or after January 1, 2023. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which the stock is repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has authority to issue regulations and other guidance to carry out, and prevent the abuse or avoidance of, the Excise Tax. In April of 2024, the Treasury issued proposed Treasury regulations that provide proposed operating rules for the Excise Tax, including rules governing the computation of the Excise Tax, on which taxpayers may rely until the proposed Treasury regulations are finalized. Additionally, in June of 2024, the Treasury issued final Treasury regulations on the reporting and payment (but not the computation) of the Excise Tax. In November of 2025, the Treasury issued final Treasury regulations on the computation of the Excise Tax. In the final Treasury regulations, the Treasury exempts from the Excise Tax any distributions by a covered corporation in the same year it completely liquidates within the meaning of Section 331 or Section 332(a) (or both) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which includes distributions that occur in connection with redemptions. Under the final Treasury regulations, the Excise Tax may be applicable to redemptions by a covered corporation in connection with (i) a liquidation that is not a “complete liquidation” within the meaning of either Section 331 or Section 332(a) of the Code, (ii) an extension, depending on the timing of the extension relative to when the covered corporation consummates an initial business combination or liquidates and (iii) an initial business combination, depending on the structure of the initial business combination.

We are currently not a “covered corporation” for purposes of the Excise Tax. If we were to become a “covered corporation” in the future, whether in connection with the consummation of our initial business combination with a U.S. company (including if we were to redomicile as a U.S. corporation in connection therewith) or otherwise, whether and to what extent we would be subject to the Excise Tax on a redemption of our shares would depend on a number of factors, including (i) whether the redemption is treated as a repurchase of shares for purposes of the Excise Tax, (ii) the fair market value of the redemption treated as a repurchase of shares, (iii) the structure of our initial business combination, (iv) the nature and amount of any “PIPE” or other equity issuances (whether in connection with our initial business combination or otherwise) issued within the same taxable year of a redemption treated as a repurchase of shares and (v) the content of any other guidance from the Treasury. As noted above, the Excise Tax would be payable by the repurchasing corporation, and not by the redeeming holder. The imposition of the Excise Tax on us as a result of redemptions by us could, however, reduce the amount of cash available to pay redemptions or reduce the cash available to the target business in connection with our initial business combination, which could cause investors in our securities who do not redeem or the other shareholders of the combined company to economically bear the impact of such Excise Tax.

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For example, it is unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a U.S. Holder’s (as defined in section titled “Taxation-U.S. Federal Income Tax Considerations”) holding period for purposes of determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. Furthermore, because there are no authorities that directly address instruments similar to the GRAIL securities we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a GRAIL security between the Class A ordinary share and the one-fourth of a warrant to purchase one Class A ordinary share included in each GRAIL security could be challenged by the IRS or courts. Finally, the U.S. federal income tax consequences of a cashless exercise of warrants included in the GRAIL securities we are issuing in this offering is unclear under current law. See the section titled “Taxation-U.S. Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax adviser with respect to these and other tax consequences when acquiring, owning or disposing of our securities.

Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in or transfer by way of continuation to a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We currently do not intend to make any cash distributions to shareholders to pay taxes in connection with our initial business combination or thereafter. Accordingly, a shareholder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares received. In addition, shareholders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state and local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

We may reincorporate in another jurisdiction in connection with our initial business combination. As a result, the laws of such jurisdiction may govern some or all of our future material agreements, we may not be able to enforce our legal rights and such reincorporation may result in taxes imposed on shareholders or warrant holders.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

In addition, if we determine to relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction, our initial business combination may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident or in which its members are resident if it is a tax transparent entity (or may otherwise result in adverse tax consequences). We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination target.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        costs and difficulties inherent in managing cross-border business operations;

•        rules and regulations regarding currency redemption;

•        complex corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        exchange listing and/or delisting requirements;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        local or regional economic policies and market conditions;

•        unexpected changes in regulatory requirements;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        underdeveloped or unpredictable legal or regulatory systems;

•        corruption;

•        protection of intellectual property;

•        social unrest, crime, strikes, riots and civil disturbances;

•        regime changes and political upheaval;

•        terrorist attacks, natural disasters, widespread health emergencies and wars; and

•        deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If we acquire a non-U.S. target, our results of operations may be negatively impacted because of the costs and difficulties inherent in managing cross-border business operations.

We may pursue a target company with operations or opportunities outside of the United States for our initial business combination. Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

In the event we acquire a non-U.S. target, political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in any such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and social conditions and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

In the event we acquire a non-U.S. target, our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to select an appropriate target business or businesses;

•        our ability to complete our initial business combination;

•        our expectations around the performance of the prospective target business or businesses;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        our ability to consummate an initial business combination due to the uncertainty resulting from geopolitical events, acts of war or terrorism such as the conflicts in Ukraine and Russia, the Israel-Hamas conflict, the military intervention of the U.S. in the Venezuela, the conflict in the Middle East and Iran, economic impacts such as inflation and rising interest rates, and public health emergencies such as another pandemic and other epidemics;

•        the ability of our officers and directors to generate a number of potential business combination opportunities;

•        our ability to obtain additional financing to complete a business combination;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds or funds not held in the trust account or available to us from interest income on the trust account balance;

•        the number of redemptions by our public shareholders in connection with a business combination;

•        the trust account not being subject to claims of third parties; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. Although we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS

We are offering 35,000,000 GRAIL Securities at an offering price of $10.00 per GRAIL Security. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private placement GRAILs, will be used as set forth in the following table:

	Without Over- Allotment Option	Over- Allotment Option Exercised
Gross proceeds
Gross proceeds from GRAIL Securities offered to public(1)	$350,000,000	$402,500,000
Gross proceeds from sale of the private placement GRAILs offered in a private placement to the sponsor	$8,000,000	$9,050,000
Total gross proceeds	$358,000,000	$411,550,000
Estimated offering expenses(2)
Underwriting commissions (2% of gross proceeds from GRAIL Securities offered to public shareholders and excluding the portion of underwriting commissions that are deferred)(3)	$7,000,000	$8,050,000
Legal fees and expenses	575,000	575,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	60,000	60,000
SEC/FINRA expenses	149,799	149,799
Road show	10,000	10,000
Nasdaq listing and filing fees	85,000	85,000
Miscellaneous	20,201	20,201
Total estimated offering expenses (excluding underwriting commissions)	950,000	950,000
Reimbursed expenses(4)	(1,000,000)	(1,000,000)
Proceeds after estimated offering expenses	351,050,000	403,550,000
Held in trust account(3)	$350,000,000	$402,500,000
% of public offering size	100%	100%
Not held in trust account	$1,050,000	$1,050,000

The following table shows the expected use of the approximately $1,050,000 of net proceeds not held in the trust account and excludes funds from permitted withdrawals:(5)

	Amount	% of Total
Working capital after completion of this offering, including legal, accounting, due diligence, travel, and other expenses in connection with sourcing and completing an initial business combination and Nasdaq continued listing fees(6)	$370,000	35.24%
Legal and accounting fees related to regulatory reporting obligations	125,000	11.90%
Consulting, travel and miscellaneous expenses incurred during search for initial business combination target	10,000	0.95%
Payment for office space, administrative and support services(7)	240,000	22.86%
Director & Officer liability insurance premiums(8)	300,000	28.57%
Miscellaneous	5,000	0.48%
Total	$1,050,000	100.0%

____________

(1)      Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)     In addition, a portion of the offering expenses have been paid from the proceeds of loans from our sponsor under a promissory note for up to $300,000, as described in this prospectus. As of March 31, 2026, we had $132,545 outstanding and borrowed under the promissory note. These loans will be repaid upon completion of this offering out of the approximately $950,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)      The underwriters have agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $12,250,000, which constitutes the underwriters’ deferred commissions (or $14,087,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account. See “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)      The underwriters have agreed to make a payment to us at closing of this offering to reimburse us for certain expenses and fees in connection with this offering in an amount equal to $1,000,000.

(5)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest that may be available to us from the trust account. The proceeds held in the trust account will be held in cash, including in demand deposit accounts at a bank, or invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 4.5% per year, we estimate the interest earned on the trust account will be approximately $15,750,000 per year; however, we can provide no assurances regarding this amount.

(6)      Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

(7)      The estimate for office space and administrative support is for twelve (12) months only.

(8)      This amount represents the approximate amount of annualized director and officer liability insurance premiums we anticipate paying following the completion of this offering and until we complete a business combination.

The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the sale of the private placement GRAIL securities be deposited in a trust account. Of the $358,000,000 in proceeds we receive from this offering and the sale of the private placement GRAIL securities described in this prospectus, or $411,550,000 if the underwriters’ over-allotment option is exercised in full, $350,000,000 ($10.00 per GRAIL security), or $402,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per GRAIL security), will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and the remaining $8,000,000 (or $9,050,000 if the underwriters’ over-allotment option is exercised in full) will be used to pay expenses in connection with the closing of this offering (including the portion of the underwriting commissions payable upon closing of this offering) and for working capital following this offering. We will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to permitted withdrawals, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within the completion window, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with the implementation by the directors of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness, privately or through other means, in connection with our initial business combination, including pursuant to forward purchase agreements, non-redemption or backstop arrangements we may enter into following consummation of this offering.

We believe that amounts not held in trust and funds available to us from loans from our sponsor, members of our management team or any of their affiliates will be sufficient to pay the costs and expenses to which such proceeds are allocated and that are payable prior to the closing of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We will pay our sponsor or one of its affiliates for office space, secretarial and administrative services provided to members of our management team, in the amount of $20,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Under a promissory note, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of March 31, 2026, we had $132,545 borrowed under the promissory note. The loans will be repaid upon the closing of this offering out of the approximately $950,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, affiliates of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into private placement GRAIL securities of the post business combination entity at a price of $10.00 per GRAIL security at the option of the lender. The private placement GRAIL securities issued upon conversion of any such loans would be identical to the private placement GRAIL securities sold in a private placement concurrently with this offering. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Dividend Policy

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination even if we have substantial assets outside the trust account. A Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends following the completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.

Dilution

Generally, the difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the GRAIL securities we are offering pursuant to this prospectus or the private placement warrants included in the private placement GRAIL securities, and the pro forma net tangible book value per Class A ordinary share after this offering would constitute the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. NTBV is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of Class A ordinary shares issued and outstanding. In a traditional SPAC structure, because the sponsor acquired all of the Class B ordinary shares at a nominal price of $25,000, public shareholders would incur an immediate and substantial dilution upon the closing of this offering because all Class B ordinary shares would be convertible one-to-one into Class A ordinary shares.

However, as described in more details under “Description of Securities — Alignment Shares,” given the GRAIL structure implies that our issued and outstanding Class B ordinary shares may convert into Class A ordinary shares at variable conversion rates following the consummation of a business combination, and the number of Class A ordinary shares issuable upon conversion of alignment shares in scenarios where the Total Return of the Closing Share Count as of the relevant measurement date exceeds the Price Threshold cannot reasonably be estimated as of this date given the variability and unpredictability of Total Returns over 10 years following the consummation of a potential business combination, we believe that assuming for purposes of calculating NTBV that 4,375,000 Class B ordinary shares (or 5,031,250 if the over-allotment option is exercised) convert on a one-for-one basis into Class A ordinary shares does not accurately reflect actual dilution outcomes in the GRAIL structure. Everything else being equal and adjusting the dilution calculations for the GRAIL Class B ordinary share conversion structure, as described in the foregoing, dilution related to our alignment shares is reduced significantly and NTBV remains significantly as compared to the traditional SPAC structure scenario. The relative increase in dilution in the maximum redemption scenario in the GRAIL structure, as compared to the traditional SPAC structure scenario, as further described in the tables below, is due to dilution in the maximum redemption scenario being distributed over a smaller number of Sponsor held shares (which are the only shares that remain outstanding after all public shares are redeemed) and thereby resulting in proportionally more dilution per share assumed to be held by the Sponsor as compared to the traditional SPAC structure scenario. The maximum redemption scenario by definition is not indicative of dilution to public shareholders given all public shares are assumed to have been redeemed — however, we believe that trends of less dilution per share, as illustrated by the other redemption scenarios described in the tables below, remain valid: While dilution for scenarios in which the Total Return of the Closing Share Count as of the relevant measurement date exceeds the Price Threshold cannot reasonably be estimated as of this date given the variability and unpredictability of Total Returns over 10 years following the assumed closing of a potential business combination, any such dilution resulting from Class A ordinary shares issued to our initial shareholders in addition to the 43,750 Class A ordinary shares that they will retain by default upon conversion of Class B ordinary shares will by design of the GRAIL alignment share conversion structure (i) occur over time and be contingent upon sustained share price performance during a ten-year period following the closing of our initial business combination, and (i) occur when public shareholders (initially assumed to have invested at $10.00) make a return. As discussed above, the Price Threshold will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period, thereby creating an initial $10.00 performance watermark, which, in subsequent measurement periods, will remain at least at $10.00 unless exceeded by the VWAP for the immediately preceding measurement period (in which case such VWAP will become the new higher performance watermark that the Total Return will need to exceed for alignment shares to convert at a ratio that is greater than one-to-one). For more information also see “Risk Factors — Risks Relating to our Search for, and Consummation of, or Inability to Consummate, a Business Combination-Subsequent to the completion of our initial business combination, our alignment shares will be eligible for conversion into Class A ordinary shares based on the Total Return of our outstanding equity capital. Any such issuance would dilute the interest of our shareholders and likely present other risks.”

For illustrative purposes, we present below, the traditional SPAC structure dilution calculations (which assumes that the currently issued and outstanding Class B ordinary shares convert into Class A ordinary shares on a one-to-one basis) with the GRAIL structure dilution calculations (which, given the variability and unpredictability of Total Returns over 10 years, assume that only an aggregate of 43,750 Class A ordinary shares (or 50,313 if the over-allotment option is exercised) are earned by our sponsor upon conversion of 4,375,000 Class B ordinary shares (or 5,031,250 if the over-allotment option is exercised) over 10 years, such 43,750 Class A ordinary shares (or 50,313 if the over-allotment option is exercised) representing the maximum number of Class A ordinary shares that we know, as of the date hereof, will be issued to our sponsor in the aggregate in the GRAIL structure if the Total Return of the Closing Share Count as of the relevant measurement date does not exceed the Price Threshold over 10 years following the closing of an initial business combination).

Traditional SPAC Structure

Consistent with a traditional SPAC structure dilution presentation, the below presentation (A) assumes that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, and (iii) no working capital loans are converted into private placement GRAIL securities, as further described in this prospectus, and (B) assumes the issuance of 35,000,000 Class A ordinary shares included in the public GRAIL securities sold in this offering (or 40,250,000 Class A ordinary shares included in the public GRAIL securities sold in this offering if the underwriters’ over-allotment option is exercised in full), of 800,000 private placement shares (or 905,000 private placement shares if the underwriters exercise their over-allotment option in full) included in the private placement GRAIL securities sold in a private placement in connection with this offering and of 5,031,250 alignment shares (up to 656,250 of which are assumed to be forfeited in the scenario in which the underwriters’ over-allotment option is not exercised in full).

Generally, the dilution that our public shareholders will experience increases the more public shares are redeemed. The issuance of additional ordinary or preference shares may also significantly dilute the equity interest of investors, which dilution would even further increase if the anti-dilution features of founder shares in traditional SPAC structures resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis at the time of the consummation of an initial business combination. In addition, because of the anti-dilution features of founder shares in traditional SPAC structures, any equity or PIPE Securities issued in connection with an initial business combination would be disproportionately dilutive to Class A ordinary shares.

Public shareholders experience dilution even if no public shares are redeemed in connection with an initial business combination or another redemption event, for instance in connection with the implementation by the directors of, following a shareholder vote, an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

However, while public shareholders will experience dilution even if no public shares are redeemed, the dilution they will experience will decrease the more public shares remain issued and outstanding following a redemption event. For instance, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase GRAIL securities, public shares, warrants or equity-linked securities in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. In the event of any such purchases of our shares prior to the completion of our initial business combination or if we enter into non-redemption agreements with certain of our shareholders, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases or shares subject to non-redemption agreements, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases and Other Transactions with Respect to Our Securities.”

Assuming a traditional SPAC structure, the following table illustrates the difference between the public offering price per GRAIL security and our NTBV per share, as adjusted to give effect to this offering and assuming the redemption of public shares included in the public GRAIL securities offered hereby at varying levels in the scenarios in which the over-allotment option is not exercised and exercised in full:

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book deficit before this offering	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)
Increase attributable to public shareholders	8.55	8.55	8.11	8.11	7.33	7.34	5.58	5.59	(2.11)	(2.08)
Pro forma net tangible book value after this offering and the sale of the private placement GRAIL securities	8.43	8.43	7.99	7.99	7.21	7.22	5.46	5.47	(2.23)	(2.20)
Dilution (difference between $10 and NTBV)	$1.57	$1.57	$2.01	$2.01	$2.79	$2.78	$4.54	$4.53	$12.23	$12.20
Percentage of dilution to shareholders	15.70%	15.70%	20.10%	20.10%	27.90%	27.80%	45.40%	45.30%	122.30%	122.00%
Numerator:
Net tangible book deficit before this offering	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)
Net proceeds from this offering and the sale of the private placement GRAIL securities(1)	351,050,000	403,550,000	351,050,000	403,550,000	351,050,000	403,550,000	351,050,000	403,550,000	351,050,000	403,550,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	576,861	576,861	576,861	576,861	576,861	576,861	576,861	576,861	576,861	576,861
Less: Deferred underwriting commissions(2)	(12,250,000)	(14,087,500)	(12,250,000)	(14,087,500)	(12,250,000)	(14,087,500)	(12,250,000)	(14,087,500)	(12,250,000)	(14,087,500)
Less: Over-allotment liability	(277,100)	—	(277,100)	—	(277,100)	—	(277,100)	—	(277,100)	—
Less: Amounts paid for redemptions(3)	—	—	(87,500,000)	(100,625,000)	(175,000,000)	(201,250,000)	(262,500,000)	(301,875,000)	(350,000,000)	(402,500,000)
	$338,479,541	$389,419,141	$250,979,541	$288,794,141	$163,479,541	$188,169,141	$75,979,541	$87,544,141	$(11,520,459)	$(13,080,859)
Denominator:
Alignment shares outstanding prior to this offering	5,031,250	5,031,250	5,031,250	5,031,250	5,031,250	5,031,250	5,031,250	5,031,250	5,031,250	5,031,250
Alignment shares forfeited if over-allotment is not exercised	(656,250)	—	(656,250)	—	(656,250)	—	(656,250)	—	(656,250)	—
Ordinary shares offered and sale of private placement GRAIL securities(4)	35,800,000	41,155,000	35,800,000	41,155,000	35,800,000	41,155,000	35,800,000	41,155,000	35,800,000	41,155,000
Less: Ordinary shares redeemed	—	—	(8,750,000)	(10,062,500)	(17,500,000)	(20,125,000)	(26,250,000)	(30,187,500)	(35,000,000)	(40,250,000)
	40,175,000	46,186,250	31,425,000	36,123,750	22,675,000	26,061,250	13,925,000	15,998,750	5,175,000	5,936,250

____________

(1)      Expenses applied against gross proceeds include offering expenses of approximately $950,000 and underwriting commissions of $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full), partially or not at all (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)      $0.20 per GRAIL security, or $7,000,000 in the aggregate (or $8,050,000 if the underwriters’ over-allotment option is exercised in full), partially or not at all, is payable upon the closing of this offering. $0.35 per share, or $12,250,000 in the aggregate (or $14,087,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions upon the consummation of our initial business combination, and such deferred underwriting commissions will be placed in a trust account located in the United States at the closing of this offering, as described in this prospectus. The deferred commissions will be fully earned by the underwriters upon the payment of the purchase price for the GRAIL securities purchased by the underwriters at the closing of this offering and will be released to the underwriters only on, and concurrently with, completion of an initial business combination.

(3)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase GRAIL securities, public shares, warrants or equity-linked securities in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. In the event of any such purchases of our shares prior to the completion of our initial business combination or if we enter into non-redemption agreements with certain of our shareholders, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases or shares subject to non-redemption agreements, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases and Other Transactions with Respect to Our Securities.”

(4)      Represents 35,000,000 ordinary shares sold in the public offering (or 40,250,000 if the underwriters’ over-allotment option is exercised in full) plus 800,000 private placement shares (or 905,000 private placement shares if the underwriters exercise their over-allotment option in full) included in the private placement GRAIL securities.

For purposes of presenting the maximum redemption scenario, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $350,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares).

The following table sets forth information (i) with respect to our sponsor and certain of our directors, which hold our Class B ordinary shares and the private placement GRAIL securities, and the public shareholders, and (ii) that was used determine the net tangible book value per share, as presented in this section:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Number	Percentage
Class B Ordinary Shares(1)	4,375,000	10.89%	$25,000	0.01%	$0.005
Private Placement GRAIL securities(2)	800,000	1.99%	8,000,000	2.23%	$10.00
Public Shareholders	35,000,000	87.12%	350,000,000	97.76%	$10.00
	40,175,000	100.00%	$358,025,000	100.00%

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 656,250 Class B ordinary shares held by our sponsor.

(2)      Includes 800,000 private placement GRAIL securities to be purchased by our sponsor in a private placement simultaneously with the closing of this offering (assuming no exercise of the underwriters’ over-allotment option).

GRAIL Structure

Everything else being equal to the presentation of dilution above under a traditional SPAC structure, the presentation of dilution below assumes that, given the variability and unpredictability of Total Returns over 10 years, only an aggregate of 43,750 Class A ordinary shares (or 50,313 if the over-allotment option is exercised) are released to our sponsor upon conversion of 4,375,000 Class B ordinary shares (or 5,031,250 if the over-allotment option is exercised) over 10 years, such 43,750 Class A ordinary shares (or 50,313 if the over-allotment option is exercised) representing the maximum number of Class A ordinary shares that we know, as of the date hereof, will be issued to our sponsor in the aggregate in the GRAIL structure if the Total Return of the Closing Share Count as of the relevant measurement date does not exceed the Price Threshold over 10 years following the closing of an initial business combination). For more information on risks related to dilution, also see “We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the alignment shares at a ratio greater than one-to-one following the consummation of an initial business combination as a result of the conversion features of the alignment shares contained in our amended and restated memorandum and articles of association. Any such issuances or conversions (including issuances of Class A ordinary shares in a scenario in which the Total Return does not exceed the Price Threshold over a measurement period and a tranche of 437,500 alignment shares adjusts down to 4,375 Class A ordinary shares at a ratio that is at one-hundred-to-one) would dilute the interest of our shareholders and likely present other risks.”

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book deficit before this offering	(14.18)	(12.33)	(14.18)	(12.33)	(14.18)	(12.33)	(14.18)	(12.33)	(14.18)	(12.33)
Increase attributable to public shareholders	23.62	21.78	23.44	21.60	23.09	21.26	22.10	20.28	0.53	(1.36)
Pro forma net tangible book value after this offering and the sale of the private placement GRAIL securities	9.44	9.45	9.26	9.27	8.91	8.93	7.92	7.95	(13.65)	(13.69)
Dilution (difference between $10 and NTBV)	$0.56	$0.55	$0.74	$0.73	$1.09	$1.07	$2.08	$2.05	$23.65	$23.69
Percentage of dilution to shareholders	5.60%	5.50%	7.40%	7.30%	10.90%	10.70%	20.80%	20.50%	236.50%	236.90%
Numerator:
Net tangible book deficit before this offering	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)	$(620,220)
Net proceeds from this offering and the sale of the private placement GRAIL securities(1)	351,050,000	403,550,000	351,050,000	403,550,000	351,050,000	403,550,000	351,050,000	403,550,000	351,050,000	403,550,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	576,861	576,861	576,861	576,861	576,861	576,861	576,861	576,861	576,861	576,861
Less: Deferred underwriting commissions(2)	(12,250,000)	(14,087,500)	(12,250,000)	(14,087,500)	(12,250,000)	(14,087,500)	(12,250,000)	(14,087,500)	(12,250,000)	(14,087,500)
Less: Over-allotment liability	(277,100)	—	(277,100)	—	(277,100)	—	(277,100)	—	(277,100)	—
Less: Amounts paid for redemptions(3)	—	—	(87,500,000)	(100,625,000)	(175,000,000)	(201,250,000)	(262,500,000)	(301,875,000)	(350,000,000)	(402,500,000)
	$338,479,541	$389,419,141	$250,979,541	$288,794,141	$163,479,541	$188,169,141	$75,979,541	$87,544,141	$(11,520,459)	$(13,080,859)
Denominator:
Alignment shares outstanding prior to this offering	43,750	50,313	43,750	50,313	43,750	50,313	43,750	50,313	43,750	50,313
Ordinary shares offered and sale of private placement GRAIL securities(4)	35,800,000	41,155,000	35,800,000	41,155,000	35,800,000	41,155,000	35,800,000	41,155,000	35,800,000	41,155,000
Less: Ordinary shares redeemed	—	—	(8,750,000)	(10,062,500)	(17,500,000)	(20,125,000)	(26,250,000)	(30,187,500)	(35,000,000)	(40,250,000)
	35,843,750	41,205,313	27,093,750	31,142,813	18,343,750	21,080,313	9,593,750	11,017,813	843,750	955,313

____________

(1)     Expenses applied against gross proceeds include offering expenses of approximately $950,000 and underwriting commissions of $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full), partially or not at all (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)     $0.20 per GRAIL security, or $7,000,000 in the aggregate (or $8,050,000 if the underwriters’ over-allotment option is exercised in full), partially or not at all, is payable upon the closing of this offering. $0.35 per share, or $12,250,000 in the aggregate (or $14,087,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions upon the consummation of our initial business combination, and such deferred underwriting commissions will be placed in a trust account located in the United States at the closing of this offering, as described in this prospectus. The deferred commissions will be fully earned by the underwriters upon the payment of the purchase price for the GRAIL securities purchased by the underwriters at the closing of this offering and will be released to the underwriters only on, and concurrently with, completion of an initial business combination.

(3)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase GRAIL securities, public shares, warrants or equity-linked securities in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. In the event of any such purchases of our shares prior to the completion of our initial business combination or if we enter into non-redemption agreements with certain of our shareholders, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases or shares subject to non-redemption agreements, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases and Other Transactions with Respect to Our Securities.”

(4)      Represents 35,000,000 ordinary shares sold in the public offering (or 40,250,000 if the underwriters’ over-allotment option is exercised in full) plus 800,000 private placement shares (or 905,000 private placement shares if the underwriters exercise their over-allotment option in full) included in the private placement GRAIL securities.

While dilution related to our alignment shares will technically immediately occur at the time this offering is consummated (5,031,250 Class B ordinary shares (up to 656,250 of which are subject to forfeiture) are issued and outstanding as of the date hereof), the dilutive impact related to our alignment shares, contrary to a traditional SPAC structure, will not immediately be realized and will be shared with our public shareholders over time following our initial business combination given (i) Class A ordinary shares will only gradually be released to us over a ten-year period with respect to our alignment shares, and (ii), as described under “Description of Securities — Alignment shares,” tranches of alignment shares will be convertible into Class A ordinary shares at variable conversion rates based on Total Return of the Closing Share Count as of the relevant measurement date and the Price Threshold, with such conversion rates having been designed to limit and defer dilution to our public shareholders until after the consummation of our initial business combination and after such shareholders make a return on their investment in us (initially assumed to be at the $10.00 initial public offering price), as further described in this prospectus.

In fact, only if the Total Return of the Closing Share Count as of the relevant measurement date is above the Price Threshold, which represents an approximation for when public shareholders make a return on their investment in us when purchasing our shares, a tranche of our alignment shares due to convert in one of the 10 years following our initial business combination may convert into Class A ordinary shares on a greater than one-to-one basis, thereby creating dilution to our public shareholders only after our public shareholders make a return and by capturing a portion of the share return our public shareholders make over a measurement period. Further, given the GRAIL conversion structure of the alignment shares, potential sales into the market of the Class A ordinary shares issuable upon conversion of alignment shares will be staggered over a 10-year period (contrary to a traditional SPAC structure, in which all Class A ordinary shares are immediately issued to a SPAC sponsor upon automatic conversion of founder shares at the closing of a business combination and in which all Class A ordinary shares become immediately sellable by a SPAC sponsor once the business combination lock up expires) and the dilutive effect and market pressure related to potential sales of our alignment shares will be deferred over such 10-year period following the consummation of our initial business combination as tranches of Class A ordinary shares are released to us upon conversion of alignment shares.

Redemptions of our public shares in connection with or prior to our initial business combination will not reduce the Closing Share Count and will have a dilutive effect on our public shareholders, particularly if the effective price of any Class A ordinary shares issued in connection with a PIPE financing is dilutive to our public shareholders. However, given the GRAIL conversion structure of our alignment shares, the dilutive impact related to our alignment shares is designed not to be exacerbated by redemptions like in a traditional SPAC structure given the alignment shares will only (i) convert into Class A ordinary shares at a ratio that is greater than one-to-one if the Total Return of the Closing Share Count as of the relevant measurement date is above the Price Threshold, which implies that our shareholders assumed to initially have purchased GRAIL securities at $10.00 make a return and dilution is realized by investors via our sponsor capturing a portion of the share return our public shareholders make over a measurement period, as described in the foregoing, or (ii) convert down at a ratio of one-hundred-to-one if the Total Return of the Closing Share Count as of the relevant measurement date does not exceed the Price Threshold (a 437,500 tranche of our alignment shares (or 503,125 if the over-allotment option is exercised) due to vest in one of the 10 measurement periods would therefore convert into only 4,375 Class A ordinary shares (or 5,031 if the over-allotment option is exercised)), thereby reducing the dilution related to our alignment shares.

The Closing Share Count is increased by any Class A ordinary shares issued to the sellers of a potential business combination target and by any Class A ordinary shares underlying PIPE Securities (as defined below) issued in connection with our initial business combination (including any PIPE Securities purchased by the sponsor, General Catalyst or their affiliates) and such Class A ordinary shares may be issued at effective prices that are dilutive to our public shareholders. However, similarly to how redemptions in the GRAIL structure are designed not to exacerbate dilution related to our alignment shares, as described above, a dilutive issuance of Class A ordinary shares as consideration to sellers or in connection with a PIPE financing will not exacerbate the dilution related to our alignment shares as would be the case in a traditional SPAC structure since the alignment shares will only (i) convert into Class A ordinary shares at a ratio that is greater than one-to-one if the Total Return of the Closing Share Count as of the relevant measurement date is above the Price Threshold, which implies that our shareholders assumed to initially have purchased GRAIL securities at $10.00 make a return and dilution is realized by investors via our sponsor capturing a portion of the share return our public shareholders make over a measurement period, as described in the foregoing, or (ii) convert down at a ratio of one-hundred-to-one if the Total Return of the Closing Share Count as of the relevant measurement date does not exceed the Price Threshold (a 437,500 tranche of our alignment shares (or 503,125 if the over-allotment option is exercised) due to vest in one of the 10 measurement periods would therefore convert into only 4,375 Class A ordinary shares (or 5,031 if the over-allotment option is exercised)), thereby reducing the dilution related to our alignment shares. Once any public warrants included in the public GRAIL securities are exercised for cash following the consummation of our initial business combination, the Closing Share Count will also be increased by any Class A ordinary shares that are issued upon exercise of such public warrants. Generally, in the GRAIL structure, dilution related to our alignment shares is designed to only increase as the price of our Class A ordinary shares increases on a year-over-year basis given the Price Threshold will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period.

Conversely, an alignment share tranche will convert into Class A ordinary shares at a ratio that is smaller than one-to-one following our initial business combination, as described above, if the Total Return does not exceed the Price Threshold (a 437,500 tranche of our alignment shares (or 503,125 if the over-allotment option is exercised) due to vest in one of the 10 measurement periods would therefore convert into only 4,375 Class A ordinary shares (or 5,031 if the over-allotment option is exercised)). In such a scenario, in which the number of Class A ordinary shares issuable upon conversion of alignment share tranches is adjusted down at a ratio of one-hundred-to-one over each of the 10 measurement periods, our sponsor may not recoup its initial investment in us unless it can sell any Class A ordinary shares it retains at an average price that is approximately $9.51 per share in the GRAIL structure instead of approximately $1.55 in a traditional SPAC structure (as compared to the initial public offering price of $10; the illustrative breakeven share prices described in the foregoing are subject to assumptions, as described under “Risk Factors — Risks Relating to our Search for, and Consummation of, or Inability to Consummate, a Business Combination-Given the staggered GRAIL conversion structure of the alignment shares, potential sales into the market of the Class A ordinary shares issuable upon conversion of alignment shares will be staggered over a 10-year period and the dilutive effect of our alignment shares and market pressure in connection with potential sales of our alignment shares will be deferred over such 10-year period following the consummation of our initial business combination. Dilution will only increase as the price of our Class A ordinary shares increases on a year-over-year basis. The GRAIL structure therefore attempts to ensure that the sponsor’s economics are contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination and that the sponsor will not earn returns on its alignment shares until the public shareholders (initially assumed to have invested at $10.00) also do. Dilution will occur over time and is contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination”).

We believe that the GRAIL structure therefore results in the sponsor’s economics being more contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination and provides that the sponsor will not earn additional returns on its alignment shares until the public shareholders, assumed to have invested at $10.00 in this offering, also do. Dilution related to the alignment shares will occur over time and is contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination. We believe that in the GRAIL structure, the low price that our sponsor paid for the alignment shares will not create an incentive similar to traditional SPAC structures whereby our sponsor could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. For more information and illustrative alignment share conversion calculations, please refer to the section entitled “Description of Securities — Alignment shares” and the risk described under

“Risk Factor — Risks Relating to our Securities-The alignment shares held by our sponsor and certain of our directors were issued at a nominal purchase price of $25,000, or approximately $0.005 per alignment share, and, accordingly, you will experience immediate and material dilution from the purchase of our Class A ordinary shares even if the Total Return over a measurement period does not exceed the Price Threshold and an alignment share tranche converts down into Class A ordinary shares at a ratio of one-hundred-to-one” and “Risk Factors — Risks Relating to our Search for, and Consummation of, or Inability to Consummate, a Business Combination-Subsequent to the completion of our initial business combination, our alignment shares will be eligible for conversion into Class A ordinary shares based on the Total Return of our outstanding equity capital. Any such issuance would dilute the interest of our shareholders and likely present other risks.”

Capitalization

The following table sets forth our capitalization as of March 31, 2026 on an actual basis and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our Class A ordinary shares included in the GRAIL securities sold in this offering and the private placement shares included in the private placement GRAIL securities sold concurrently with the consummation of this offering and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2026
	Actual	As Adjusted(1)
Promissory note – related party(2)	$132,545	$—
Deferred underwriting commissions(3)	—	12,250,000
Over-allotment liability(4)	—	277,100
Class A ordinary shares; -0- and 35,000,000 shares are subject to possible redemption, actual and as adjusted, respectively(5)	—	350,000,000
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 400,000,000 shares authorized; -0- and 800,000 and 905,000 shares issued and outstanding (excluding -0- and 35,000,000 shares subject to possible redemption), actual and as adjusted, respectively	—	80
Class B ordinary shares, $0.0001 par value, 40,000,000 shares authorized, 5,031,250 and 4,375,000 shares issued and outstanding, actual and as adjusted, respectively	503	438
Additional paid-in capital	24,497	—
Accumulated deficit	(68,359)	(11,520,977)
Total shareholders’ deficit	$(43,359)	$(11,520,459)
Total capitalization	$89,186	$351,006,641

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 656,250 Class B ordinary shares held by our sponsor.

(2)      Our sponsor may loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of March 31, 2026, we had $132,545 borrowed under the promissory note.

(3)      $0.35 per share, or $12,250,000 in the aggregate assuming no exercise of the underwriters’ over-allotment option, will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete an initial business combination, subject to the terms of the underwriting agreement. We record deferred underwriting commissions upon the closing of this offering as a reduction of additional paid-in capital. Since the actual additional paid-in capital was reduced by the recording of the accrued deferred underwriting commission, total capitalization, as adjusted, includes the amount of the deferred underwriting commission to reflect total capitalization.

(4)      The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the shares subject to redemption and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the initial public offering.

(5)      Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, subject to any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on January 14, 2026 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement GRAIL securities, as well as our shares, debt or a combination of cash, equity and debt.

The issuance of additional shares in a business combination:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the conversion features of the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis following the consummation of an initial business combination if the Total Return exceeds the Price Threshold over a measurement period (dilution will occur in any case, even if the Total Return does not exceed the Price Threshold and a 437,500 alignment share tranche adjusts down to 4,375 Class A ordinary shares at a ratio of one-hundred-to-one; for more information, please see “Dilution”);

•        may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded to Class A ordinary shares;

•        could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, the post-business combination company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of the post-business combination company’s officers and directors;

•        may have the effect of delaying or preventing a change of control of the post-business combination company by diluting the share ownership or voting rights of a person seeking to obtain control of the post-business combination company;

•        may adversely affect prevailing market prices for our GRAIL securities, Class A ordinary shares and/or warrants; and

•        may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to banks or other lenders or the owners of a target, it could result in:

•        default and foreclosure on the assets of the post-business combination company if its operating revenues are insufficient to repay its debt obligations;

•        acceleration of the post-business combination company’s obligations to repay such indebtedness, even if it makes all principal and interest payments when due, if it breaches certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        the post-business combination company’s immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        post-business combination company’s inability to obtain necessary additional financing if the debt security contains covenants restricting its ability to obtain such financing while the debt security is outstanding;

•        using a substantial portion of the post-business combination company’s cash flow to pay principal and interest on its debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on the post-business combination company’s flexibility in planning for and reacting to changes in its business and in the industry in which it operates;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on the post-business combination company’s ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of its strategy and other purposes and other disadvantages compared to its competitors who have less debt.

As indicated in the accompanying financial statements, as of March 31, 2026, we had no cash and a working capital deficit of $620,220. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with identifying and completing a business combination. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through a payment of $25,000 to cover for certain of our expenses in exchange for the issuance of the alignment shares and a commitment from our sponsor to loan up to $300,000 to us to cover our expenses in connection with this offering. We estimate that the net proceeds from (i) the sale of the GRAIL securities in this offering, after deducting estimated offering expenses of $950,000, underwriting commissions of $7,000,000, or 8,050,000 if the underwriters’ over-allotment option is exercised in full (excluding deferred underwriting commissions of $12,250,000, or $14,087,500 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement GRAIL securities for a purchase price of $8,000,000 (or $9,050,000 if the underwriters’ over-allotment option is exercised in full) will be $351,050,000 (or $403,550,000 if the underwriters’ over-allotment option is exercised in full) (in each case, after giving effect to the underwriters’ expense reimbursement). $350,000,000 (or $402,500,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be held in cash, including in demand deposit accounts at a bank, or invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $1,050,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $950,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less permitted withdrawals and deferred underwriting commissions), to complete our initial business combination. We are allowed to make permitted withdrawals from interest income (if any) to pay income taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest income earned on the amount in the trust account (if any) will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the $1,050,000 of proceeds held outside the trust account as well as certain funds from loans from our sponsor, members of our management team or any of their affiliates. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination, as well as pay our advisors.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to the completion of our initial business combination, other than funds available from loans from our sponsor, members of our management team or any of their affiliates. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to the completion of our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor, affiliates of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement GRAIL securities of the post business combination entity at a price of $10.00 per GRAIL security at the option of the lender. The private placement GRAIL securities issued upon conversion of any such loans would be identical to the private placement GRAIL securities sold in a private placement concurrently with this offering. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $370,000 for working capital after this offering, including legal, accounting, due diligence, travel and other expenses in connection with sourcing and completing an initial business combinations and Nasdaq continued listing fees; $125,000 for legal and accounting fees related to regulatory reporting obligations; $10,000 for consulting, travel and miscellaneous expenses incurred during the search for an initial business combination target; and $300,000 for director and officer liability insurance premiums. We will also pay our sponsor or one of its affiliates for office space, secretarial and administrative services provided to us in the amount of $20,000 per month ($240,000 over a 12-month period).

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness, privately or through other means, in connection with our initial business combination, including pursuant to forward purchase agreements, non-redemption or backstop arrangements we may enter into following consummation of this offering. If we have not consummated our initial business combination within the completion window because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. For more information also see “Offering — Payments to insiders” and “Offering — Additional financing” as well as “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business

Combination — We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the alignment shares at a ratio greater than one-to-one following the consummation of an initial business combination as a result of the conversion features of the alignment shares contained in our amended and restated memorandum and articles of association. Any such issuances or conversions (including issuances of Class A ordinary shares in a scenario in which the Total Return does not exceed the Price Threshold over a measurement period and a tranche of 437,500 alignment shares adjusts down to 4,375 Class A ordinary shares at a ratio that is at one-hundred-to-one) would dilute the interest of our shareholders and likely present other risks,” “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs” or “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue notes or other debt, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.”

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement GRAIL securities held in the trust account will be held in cash, including in demand deposit accounts at a bank, or invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

For more information on related party transactions, see the section entitled “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2026, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

Proposed Business

General

We are a newly organized blank check company incorporated on January 14, 2026 as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we will not be limited to a particular industry or geographic region in our identification and acquisition of a target company, we intend to focus on aerospace and defense, national security, and other associated opportunities.

Our Opportunity and Focus

The Global Resilience Market

In today’s rapidly evolving geopolitical landscape, major economies are shifting from efficiency-optimized, globally interconnected systems toward regional models that prioritize resilience, stability, and sovereign control over critical capabilities. As each region builds global resilience and modernizes their defense, industrial, and energy infrastructure, they will need to invigorate their sovereign capabilities in those markets. This unwinding of decades of globalization means that the U.S. and its allies now need to rapidly invest in and scale not just new capabilities like AI, autonomy and robotics, but also core physical capabilities like construction, manufacturing, industrial operations and electronics and hardware production. We believe these technology catalysts face the challenge of being confined by the relative lack of talent for those working in the physical world, as compared to the digital world. Moreover, global resilience sectors are often regulated or are closely tied into policy so the understanding of how to partner with the public sector is critical. Areas that we see compelling opportunities include software-defined hardware, physical AI, modern manufacturing, industrial operations, and alternative energy.

Relative to other sectors, we believe Global Resilience requires greater capital and deeper public-private collaboration to build enduring companies. As these enormous defense, energy and industrial markets undergo digital transformation and modernization, we anticipate an emerging universe of public market candidates whose growth is driven by the need for global resilience, creating an opportunity to identify category-defining platforms capable of compounding value over the long term.

Our Opportunity

Our objective is to identify and acquire a category-defining platform in Global Resilience with demonstrated momentum, defensible economics, and multiple growth vectors in large, critical markets. We believe the proliferation of AI-enabled technologies, government acquisition reform, and modernization mandates has accelerated the time to scale of companies serving defense, industrial, and energy infrastructure customers. This has increased the number of potential public market candidates with attractive unit economics earlier in their lifecycles. We think many such businesses are poised for significant expansion yet would benefit from the capital access, governance readiness, and operating discipline required of public company status.

We believe a business combination with General Catalyst Global Resilience Merger Corp. can offer prospective targets several potential advantages typical of the SPAC route to the public markets: enhanced certainty of proceeds and valuation anchored on forward-looking growth, an efficient path to listing that reduces management distraction, and partnership with an experienced sponsor whose network and sector expertise can support post-combination business development, product strategy, talent recruitment, corporate development, and investor relations.

We believe there is a substantial pipeline of Global Resilience businesses spanning software-defined defense platforms, advanced manufacturing and industrial automation, and alternative energy solutions exist. In our view, we are positioned to evaluate and execute a business combination with one or more targets that meet rigorous criteria for market leadership, platform characteristics, and strong economic models, with the aim of creating long-term value for all stakeholders.

Our Focus

Drawing on General Catalyst’s experience building and investing in technology companies in regulated and mission-critical sectors, we will focus our search on targets that address the themes outlined below. We intend to pursue businesses operating in large, growing markets where modernization agendas and regulatory tailwinds support durable demand. We plan to prioritize platforms with defensible capabilities, measurable outcomes, multiple avenues for expansion, sustained revenue growth, improving unit economics, clear paths to profitability, and governance, compliance and reporting readiness suitable for public markets. The sectors outlined below are experiencing accelerated technological advancement and present opportunities to displace incumbents or create new categories as systems evolve toward software-defined, data-rich, and AI-enabled operations.

Defense and Government

We believe that the evolving global threat landscape underscores the need for robust defense spending across a multitude of warfighting domains (land, sea, air, space, cyber). Geopolitical tensions are driving a rise in demand for cost-effective attritable systems, unmanned offerings, hypersonic capabilities, defense electronics, advanced munitions, cyber warfare tools, and AI-driven military applications.

According to an April 2025 fact sheet from the Stockholm International Peace Research Institute, global military expenditures reached roughly $2.7 trillion in 2024, with the United States accounting for $997 billion in 2024, or 37% of global spend. In January 2026, the White House released announced a proposed 2027 defense budget of $1.5 trillion, signaling potential acceleration in funding for priority programs and further support for mission-critical modernization. Beyond the United States, allied tailwinds are strengthening demand. In 2024, 18 NATO allies met the 2% of GDP guideline, and in June 2025, NATO allies committed to invest 5% of GDP annually on core defense requirements and defense- and security-related spending by 2035 — including at least 3.5% of GDP on core defense and 1.5% of GDP on defense industrial base resilience. Assuming such commitments are fulfilled, this would set a higher floor for procurement and capability delivery over the next decade.

These tailwinds are also creating demand for new methods of designing and manufacturing these mission-critical product offerings to meet the dynamic needs of the allied defense-industrial complex. We believe companies specializing in cost-effective, dual-use commercial and military technologies are best positioned to capture the significant and growing demand that often runs counter to the interests of legacy defense incumbents.

This shift has spurred a rise in strategic partnerships between defense contractors, technology providers, and government agencies that we believe will accelerate the deployment of disruptive technologies. Our view is that this elevated rate of innovation required to support future battlefields will continue to drive robust opportunities for new entrants. The defense technology sector has experienced immense growth in private sector funding, with venture capital deal activity at approximately $77 billion of deal value in 2024 and 2025, according to a January 2026 Pitchbook report, underscoring how the venture capital and tech communities are shedding the historical stigma around defense-focused investment.

We believe this landscape produces a wide range of actionable targets in need of our unique relationships and government access for investment and strategic partnership. We believe our management team is uniquely positioned to capitalize on this momentum, particularly in areas aligned with the national security priorities of the United States and its allies.

Industrials and Manufacturing

Reshoring and allied-market production are accelerating investment in advanced manufacturing. Key vectors include industrial automation, collaborative robotics, machine vision, additive manufacturing, and model-based digital threads that connect design to factory execution under an increasingly unified industrial internet-of-things paradigm.

The North American industrial machinery market was estimated to be $800 billion in 2024 and is expected to reach $1.2 trillion by 2033 (representing 5.5% CAGR from 2026 to 2033), according to a February 2025 report. We believe this highlights the need for continued investment in automation and advanced manufacturing technologies to sustain competitiveness and meet rising global demand.

We believe vendors that deliver configurable, secure, and interoperable solutions across multi-plant networks are well-positioned to benefit from long-duration capital programs driven by reshoring mandates and supply chain resilience requirements.

Energy and Infrastructure

Electrification, compute growth, and sustainability requirements are reshaping energy generation, transmission, and distribution both domestically and overseas. Grid modernization — including advanced metering, substation automation, distributed energy resource orchestration, and transmission expansion — is a priority for reliability and resilience.

According to a May 2025 report from consultancy services company ICF, U.S. electricity demand is expected to increase by 25% by 2030 and 78% by 2050 (both relative to current levels), primarily driven by cloud computing, industrial onshoring, and broader electrification trends. At the same time, a July 2025 Bank of America Institute report noted that U.S. power infrastructure is aging rapidly, with 31% of transmission and 46% of distribution infrastructure near (less than 5 years) or beyond its useful life.

Capital is now flowing to grid modernization, flexible capacity, and operational-technology cybersecurity, as grid systems integrate variable renewables and manage rising load from data centers and electric mobility. Critical infrastructure operators across transportation, water, and communications are adopting asset-management and cyber-hardening solutions to reduce downtime and risk. We believe technologies that improve fuel efficiency, support low-carbon generation, and enhance system security will see durable demand backed by regulatory and market incentives.

The Outlook

Global Resilience markets across defense, industry, and energy are increasingly operated on software platforms and physical systems that bind together people, processes and technology. We believe investments in resilience are becoming foundational to day-to-day operations, and modernization programs are expanding as governments and enterprises accelerate digital transformation.

As automation and digitization reshape mission-critical activities, we believe incumbents relying on legacy architectures and cost-plus processes are losing ground to technology-driven entrants that can deliver improved outcomes, reduced lifecycle costs, and greater operational agility. Innovations in AI, autonomy, advanced analytics, cybersecurity and cloud infrastructure — coupled with new business models and procurement approaches — are expected to unlock faster cycles of organizational change and value creation. Emerging software-defined hardware platforms in modern defense technology, advanced manufacturing, and energy and infrastructure are demonstrating the potential to become category leaders.

We believe secular trends and market dynamics create attractive opportunities aligned with the significant, differentiated capabilities we bring to prospective targets. We expect the transition toward resilient, software-defined operations to persist over many years, supporting durable growth for companies that can scale with strong unit economics, governance readiness, and disciplined execution. Our goal is to partner with a management team to build an enduring public company that compounds value over the long term.

Why General Catalyst Global Resilience Merger Corp.?

We believe General Catalyst Global Resilience Merger Corp. can offer prospective targets a differentiated path to the public markets, with capital certainty, governance expertise, and access to a global network built over 25 years of investing in mission-critical technologies. We believe our platform combines sector-specific operating experience with established relationships across defense, industrials, and energy — enabling faster market access, stronger customer connections, and disciplined value creation.

The General Catalyst Platform

An affiliate of our sponsor, General Catalyst has partnered with companies throughout their lifecycles — from seed stage to public markets — developing expertise in navigating complex transactions and building enduring platforms. We believe this experience provides prospective targets with transaction certainty, stakeholder credibility, strategic connections, and institutional knowledge to accelerate growth, execute transactions quickly, and support long-term value creation.

General Catalyst manages $45.5 billion of AUM as of December 31, 2025 across 900+ portfolio companies, including 80+ valued over $1 billion and 25+ public listings over its history. Beyond capital, we aim to provide operational guidance on product development, go-to-market strategy, and organizational scaling. For our business combination partner, we believe this translates to direct support in building a public-ready platform: governance infrastructure, investor relations, strategic talent acquisition, and business development through our network of corporate, government, and financial relationships. We believe General Catalyst’s ability to hatch new companies, transform existing businesses, and provide operational advice sets it apart from other SPAC sponsors.

The General Catalyst Institute seeks to partner with governments and public policy leaders to accelerate transformative technology adoption across AI, healthcare, defense, manufacturing, and energy. The General Catalyst Institute seeks to improve procurement pathways, regulatory clarity, and public-private coordination — aiming to shorten sales cycles and reduce go-to-market friction for the post-combination company.

General Catalyst’s senior advisors bring direct Global Resilience expertise:    Teresa Carlson (former VP of Worldwide Public Sector at AWS) in government technology and cloud procurement; and Scott Howell (former commander of Joint Special Operations Command) in defense and national security. We believe they can provide strategic guidance, customer introductions, and operational insights for the post-combination company.

Our Investing Experience

General Catalyst’s investment team maintains 150+ active board roles across the portfolio, aiming to provide pattern recognition across business models, market cycles, and scaling challenges. We believe this board-level access generates proprietary deal flow and operational insights that inform diligence and post-combination support, which we believe sets us apart from other SPAC sponsors.

Our investment team has deep experience across Global Resilience sectors — defense, energy infrastructure, manufacturing, and supply chain — in both private and public markets. We believe this experience helps inform our ability to identify disruptive businesses with innovative models, evaluate technology risk, assess durable competitive advantages, validate unit economics, and identify inflection points where companies are ready for public market scrutiny. We believe this depth of experience will create meaningful value for our investors over the long term.

General Catalyst’s investing team brings to our franchise their extensive experience in:

•        sourcing, structuring, and executing on a wide range of complex investment opportunities;

•        providing strategic and operational guidance to management teams and boards to drive long-term value creation;

•        optimizing the financial condition, operating performance, and strategy of a company through investment, operational oversight and governance expertise;

•        accelerating business development and assisting with execution of significant partnerships and M&A transactions; and

•        augmenting senior management teams or boards by leveraging their extensive networks.

Our Operating Experience

Our team includes seasoned technology entrepreneurs and operators who have built and scaled category-leading public software companies with a broad range of strategic, commercial, and operational expertise. They provide hands-on support in key functional areas including product development, go-to-market execution, business planning, operations, and growth strategy — which can bring practitioner-level expertise to the post-combination company.

General Catalyst’s operating team brings to our franchise their extensive experience in:

•        validating market opportunity and optimizing product-market fit;

•        enhancing differentiating capabilities and defending market share;

•        improving customer acquisition efficiency and lifetime value;

•        driving cost discipline, capital allocation, and budget rigor;

•        implementing systems, processes, and leadership for public company operations; and

•        establishing high-quality communication frameworks and articulating long-term value.

Prior Special Purpose Acquisition Vehicle Experience

General Catalyst and its affiliates have sponsored multiple blank check companies and are familiar with SPAC market practices, capital formation, and post-combination governance.

Health Assurance Acquisition Corp. (“HAAC”) was formed to partner with some of the leading healthcare businesses leveraging technology to accelerate the digital transformation of care. HAAC adopted the Stakeholder Aligned Initial Listing (“SAIL”) structure to remove friction, align stakeholder interests, and reward sustained, long-term performance. In November 2020, HAAC sold 52.5 million SAIL securities at $10.00 per SAIL Security, each consisting of one share of Class A common stock and a warrant to purchase one-fourth of one Class A ordinary share at an exercise price of $11.50 per share. The offering generated gross proceeds of $525 million. Under the SAIL design, initial shareholders participate in year-over-year share-price performance across all capital raised in the transaction. HAAC did not ultimately consummate an initial business combination and redeemed shareholders pursuant to its organizational documents in December 2022.

Revolution Healthcare Acquisition Corp. (“RHAC”) was created in collaboration with ARCH Venture Management to extend General Catalyst’s Health Assurance thesis by partnering with businesses at the intersection of healthcare, life sciences, and technology. RHAC also utilized the SAIL structure to align incentives among stakeholders. In March 2021, RHAC consummated its initial public offering of 55.0 million SAIL securities, at $10.00 per SAIL security, each consisting of one share of Class A common stock and a warrant to purchase one-fifth of one share of Class A common stock at an exercise price of $11.50 per share. RHAC did not ultimately consummate an initial business combination and redeemed shareholders pursuant to its organizational documents in December 2022.

Catalyst Partners Acquisition Corp. (“CPARU”) was created in May 2021 to pursue opportunities in enterprise software and adjacent high-growth technology markets. Catalyst Partners adopted the Shared Opportunity Aligned Returns (“SOAR”) founder share design structure wherein Class B ordinary shares convert into Class A ordinary shares only upon specified performance triggers over a ten-year horizon: three tranches linked to trading thresholds of $12.50, $15.00, and $17.50 per share, and a tranche tied to a specified strategic transaction with an effective price of at least $12.00 per share. Ten percent of founder shares were allocated to the Catalyst Partners Foundation to support economic empowerment and inclusion. CPARU did not ultimately consummate an initial business combination and redeemed shareholders pursuant to its organizational documents in February 2023.

Our directors and officers, General Catalyst, or its affiliates expect in the future to become affiliated with other public special purpose acquisition companies that may have acquisition objectives that are similar to ours. See “Risk Factors — Risks Relating to our Sponsor and Management Team — Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

The past experience or performance of the members of our management team or their affiliates, including General Catalyst, is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. Investors should not rely on the historical record or the performance of our management team or their affiliates, including General Catalyst or any of their affiliates’ or managed fund’s performance as indicative of our future performance. See “Risk Factors — General Risk Factors — Past experience or performance by our management team or their affiliates, including General Catalyst, may not be indicative of future performance of an investment in us.”

Our Sponsor and Resources of Our Management Team and Directors

Our sponsor, GCGR Sponsor LLC, is a Delaware limited liability company that was formed for the sole purpose of holding securities in the U.S. and providing certain services pursuant to the administrative services and indemnification agreement, as further described herein. Our sponsor is controlled by its sole member General Catalyst Group XII — Creation, L.P. (“Creation”). General Catalyst Group Management, LLC (the “Management Company”) is the manager of General Catalyst GP XII, LLC (“GP XII”), which is the general partner of General Catalyst Partners XII, L.P. (“Creation GP”), which is the general partner of Creation. The ultimate control persons of Creation are David P Fialkow, Hemant Taneja, and Kenneth I. Chenault, all of whom are citizens of the United States of America and share equally in voting and control of the Management Company and therefore may be deemed to share voting and dispositive power over the securities held of record by the sponsor but disclaim beneficial ownership of such securities. For more details, also see the section entitled “Principal Shareholders.” As of the date hereof, other than our sponsor’s sole member, no person or entity has a direct or indirect material interest in our sponsor. For more information about General Catalyst and its affiliates, see below “— Our Management Team” and “— Our Directors.”

Our sponsor is an affiliate of General Catalyst, a global investment and transformation firm with $45.5 billion in AUM as of December 31, 2025. Over more than twenty-five years, the Firm has partnered with 900+ companies, including 80+ valued at over $1 billion, and has supported 25+ public listings. General Catalyst’s platform spans over multiple investment strategies, including venture capital, growth equity, enduring capital, and company creation. The platform flywheel capabilities includes:

•        General Catalyst Institute, which aims to partner with governments globally in an effort to share practical frameworks for adopting transformative technologies in critical sectors, thereby strengthening procurement pathways, building durable public-private networks, and providing policy tools and education that help companies scale responsibly

•        HATCo, which aims to partner with some of the leading health systems that can provide practical experience modernizing regulated operations at scale

•        Percepta, which is a dedicated capability that seeks to help enterprises implement production-grade artificial intelligence platforms and processes

•        GC Wealth, which aims to strengthen relationships with founders and operators throughout their journey

The General Catalyst team includes more than 300 professionals globally with a primary focus on sourcing and evaluating emerging growth companies and next-generation category leaders. Our management team and board bring direct experience from scaling public technology companies, leading complex organizations, and engaging with public-sector stakeholders across defense, manufacturing, and energy. We believe these relationships — spanning entrepreneurs, corporate leaders, policymakers, and advisors — are expected to enhance deal sourcing, diligence quality, and value creation post-combination.

We believe General Catalyst’s global network and integrated platform create a strong competitive position with longstanding access to management teams, advisors, and intermediaries. We believe General Catalyst Global Resilience Merger Corp. will benefit significantly from this infrastructure as we seek to leverage this network in order to provide access to proprietary deal flow and enable rigorous diligence and hands-on operational support. We intend to leverage these resources in an effort to identify and execute a compelling business combination aligned with our investment thesis. However, there is no assurance that prior experience will translate into successful identification or execution of a transaction.

On February 3, 2026, our sponsor paid $25,000 to cover for certain expenses on our behalf in exchange for the issuance of 5,031,250 alignment shares (of which, up to 656,250 shares are subject to forfeiture if the underwriters do not exercise their over-allotment option in full), or approximately $0.005 per share. In addition, our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 800,000 private placement GRAIL securities (or 905,000 private placement GRAIL securities if the underwriters exercise their over-allotment option in full) for a purchase price of $10.00 per private placement GRAIL security in a private placement that will occur simultaneously with the closing of this offering.

Our Management Team

Our management team will be led by Paul Kwan as Chief Executive Officer and Christopher Kauffman as Chief Financial Officer. We believe General Catalyst Global Resilience Merger Corp. will benefit significantly from the General Catalyst infrastructure to find and secure access to compelling opportunities.

Paul Kwan has served as our Chief Executive Officer since January 2026. Mr. Kwan joined General Catalyst in May 2021 and is a Managing Director, leading the Firm’s Global Resilience strategy with investments that include Anduril, Valinor Enterprises (which Mr. Kwan co-founded), Helsing, Samsara, and Re:Build. Prior to General Catalyst, Mr. Kwan spent more than two decades at Morgan Stanley, where he led West Coast technology banking and advised well-established companies on IPOs, M&A, and capital markets, and helped pioneer the modern direct listing. Mr. Kwan holds a degree in Computer Science and Economics from Stanford University, where he serves as an adjunct lecturer, and is vice chair of the Lucile Packard Foundation for Children’s Health.

Christopher Kauffman has served as our Chief Financial Officer since January 2026. Mr. Kauffman joined General Catalyst in June 2022 and is a Partner focused on later-stage investments in enterprise software and artificial intelligence and supporting company building through the Firm’s Creation strategy. Prior to joining General Catalyst, Mr. Kauffman served as Vice President of Finance at Ruggable LLC, Vice President in Frontier Technologies at SoftBank Investment Advisers (SoftBank Vision Fund), an Associate at Golden Gate Capital and a senior consultant at Bain & Company. Mr. Kauffman holds a B.S. in Business, with concentrations in finance and psychology, from Indiana University’s Kelley School of Business.

Our Directors

The backgrounds of the members of our board of directors are highlighted below:

Hemant Taneja has served as chairman of our board of directors since January 2026. Mr. Taneja joined General Catalyst in April 2003 and serves as Managing Director and Chief Executive Officer, and has led investments across technology, healthcare, and financial services. Previously, Mr. Taneja has served as Chief Executive Officer of Health Assurance Acquisition Corp. (NASDAQ: HAAC) from September 2020 to December 2022. Further, Mr. Taneja is a current or former director of several public and private companies, including Samsara Inc. (NYSE: IOT) from 2017 to July 2024, Livongo Health, Inc. (Nasdaq: LVGO) from April 2014 to May 2021, Teladoc Health, Inc. (NYSE: TDOC) from November 2020 to April 2021 and Gusto, Inc. since February 2014. Mr. Taneja also is a board observer at Anduril. Mr. Taneja is recognized for his thought leadership on responsible innovation and artificial intelligence. Mr. Taneja holds five degrees from the Massachusetts Institute of Technology, including an M.Eng. in Electrical Engineering and Computer Science, an S.M. in Operations Research, and S.B. degrees in Biology, Mathematics, and Electrical Engineering and Computer Science. Mr. Taneja’s multidisciplinary training and board experience inform a long-term orientation toward building enduring, mission-critical platforms and make him well qualified to serve as a director of our company.

Fareed Zakaria has agreed to serve on our board of directors. Mr. Zakaria has served as the host of Fareed Zakaria GPS, a weekly international and domestic affairs program on CNN, since 2008, where he conducts interviews with global leaders and provides analysis on geopolitics, economics and public policy. He is also a longtime columnist for The Washington Post, for which he writes on international relations, U.S. foreign policy and global economic trends. Over a career spanning more than three decades in journalism and commentary, Mr. Zakaria has held senior editorial roles at major publications, including serving as editor of Newsweek International and managing editor of Foreign Affairs. He is the author of several New York Times bestselling books on global affairs and political economy. Mr. Zakaria is advising and providing counsel to the General Catalyst Institute and is collaborating with senior leadership at General Catalyst. Mr. Zakaria brings a deep understanding of complex issues at the intersection of geopolitics and business that are key to driving resilience in the industries where we focus and will seek potential targets. In February 2023, he co-authored the article Geopolitics Are Changing. Venture Capital Must, Too. in the Harvard Business Review with Hemant Taneja, General Catalyst CEO and Chairman of our board of directors. Mr. Zakaria holds a B.A. from Yale University and a Ph.D. in political science from Harvard University. We believe Mr. Zakaria is well qualified to serve on our board of directors due to his extensive experience analyzing complex global trends and his deep understanding of international markets and public policy.

Barry McCarthy has agreed to serve on our board of directors. Mr. McCarthy has served as President and Chief Executive Officer of Peloton Interactive, Inc. (NASDAQ: PTON) from February 2022 until May 2024, and as a director of Peloton from February 2022 until April 2024. Following his service as CEO he continued as a strategic advisor to Peloton through December 2024. Prior to Peloton, Mr. McCarthy served as Chief Financial Officer of Spotify Technology S.A. (NYSE: SPOT) from 2015 to January 2020 (and concurrently led Spotify’s advertising business from September 2016 to January 2020), and he has served on Spotify’s board of directors since January 2020. From 1999 to 2010, Mr. McCarthy served as Chief Financial Officer and Principal Accounting Officer of Netflix, Inc. (NASDAQ: NFLX). Mr. McCarthy has also served as a member of the board of directors of Maplebear Inc. (d/b/a Instacart) (NASDAQ: CART) from January 2021 to May 2024, and on the board of directors of Strava, Inc. since January 2026. Mr. McCarthy has also served on the boards of MSD Acquisition Corp. (NASDAQ: MSDA) (May 2021 to February 2022), Chegg, Inc. (NYSE: CHGG) (2010–2015), Eventbrite, Inc. (NYSE: EB) (2011–2015) and Pandora Media, Inc. (NYSE: P) (2011–2013). Mr. McCarthy held various management positions in management consulting, investment banking, media, and entertainment. From 2011 until February 2022, he served as an executive advisor to Technology Crossover Ventures, a venture capital firm. Mr. McCarthy holds a B.A. in History from Williams College and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania. We believe Mr. McCarthy is well qualified to serve on our board of directors due to his extensive executive leadership experience at private and public companies, his deep financial expertise, including multiple complex public-markets transactions, and his track record in scaling and transforming global consumer platforms.

N. Thomas (Tom) Linebarger has agreed to serve on our board of directors. Mr. Linebarger has served as senior advisor and executive in residence at General Catalyst since January 2025 and has also served as a director of Republic Services, Inc. (NYSE: RSG) since February 2024. He joined General Catalyst in January 2025 after serving as a senior advisor from February 2024 to October 2024 for McKinsey & Company following his retirement in July 2023 from Cummins Inc. (NYSE: CMI), the largest independent maker of diesel engines and related products. Mr. Linebarger also served as a director of Harley-Davidson, Inc. (NYSE: HOG) from July 2008 to September 2025 and as advisor to Blackstone from February 2024 to July 2024. At Cummins Inc., Mr. Linebarger served as Chairman and Chief Executive Officer from January 2012 to July 2023. Prior to his role as Chief Executive Officer, Mr. Linebarger served as President and Chief Operating Officer of Cummins from 2008 to 2012. Mr. Linebarger also served as Executive Vice President of Cummins and President of Cummins Power Generation from 2003 to 2008, and as Cummins’ Vice President and Chief Financial Officer from 2000 to 2003. Mr. Linebarger also served as a director of Pactiv Corporation from 2005 to 2010 and served as Chair of the board of directors for the US-China Business Council from 2020 to 2022. Mr. Linebarger holds a M.B.A. from the Stanford Graduate School of Business and a master’s degree in manufacturing systems engineering from Stanford University. He also holds a bachelor of arts in management engineering from Claremont Mckenna College and a bachelor of science in mechanical engineering from Stanford University. He has deep experience in finance, engineering, international business matters, and operations. We believe Mr. Linebarger is well qualified to serve on our board of directors due to his leadership experience at private and public companies and his extensive experience in manufacturing and engineering.

We believe our management team and board of directors are well positioned to take advantage of the growing set of investment opportunities focused on strong businesses that we believe are well positioned for long-term growth as a public company, and that can benefit from our capital and insights.

With respect to the above, past experience or performance of our management team or General Catalyst and their respective affiliates is not a guarantee of either (i) success with respect to a business combination that may be consummated or (ii) the ability to successfully identify and execute a transaction. You should not rely on the historical record of management or General Catalyst and their respective affiliates as indicative of future performance. See “Risk Factors — General Risk Factors — Past experience or performance by our management team or their affiliates, including General Catalyst, may not be indicative of future performance of an investment in us.” For a list of our executive officers and directors and entities for which a conflict of interest may or does exist between such officers and directors, on the one hand, and us, on the other hand, please refer to “Management — Conflicts of Interest.”

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, investment funds, accounts, co-investment vehicles and other entities managed by General Catalyst or its affiliates and certain companies in which General Catalyst or such entities have invested. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any General Catalyst funds or other investment vehicles), then, he, she or it may be required to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination. As a result of due diligence from the broader platform, we may become aware of a potential transaction that is not a fit for the traditional investing activities of General Catalyst but that is an attractive opportunity for us. In addition to the above, our officers and directors are not required to commit any specific amount of time to our affairs, and accordingly will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

Our Business Strategy

Our business strategy is to identify and complete an initial business combination that can create value for shareholders over the long term. We will seek to leverage our networks of entrepreneurs, operators, policy stakeholders and industry leaders — including relationships formed through General Catalyst’s investing and operating experience — to source opportunities across Global Resilience sectors. We plan to deploy a proactive, thematic sourcing approach focused on companies where we believe our industry experience, relationships, capital, and governance expertise can serve as catalysts for transformation and sustainable growth.

We plan to utilize the General Catalyst platform and investment team to support origination and diligence. This includes access to sector specialists, technical advisors, and operating partners who can assist with commercial, technical, and regulatory assessment, including government procurement pathways, cybersecurity posture, data governance, unit economics, and scalability. We intend to apply rigorous financial and strategic analysis to evaluate market leadership, platform characteristics, customer value, and alignment with public market expectations for growth, profitability, and compliance.

General Catalyst has the ability to deploy capital alongside the business combination, including commitments from General Catalyst-managed funds, accounts and/or vehicles and other select partners, to help improve capital certainty for a target company. Any such participation would be evaluated on a case-by-case basis and structured to align stakeholder interests and support long-term objectives. There can be no assurance that additional capital will be provided.

We anticipate structuring a business combination that will seek to align stakeholder interests and provide the post-combination company with an efficient capital structure and resources required to execute long-term plans. Following the business combination, we will serve as a collaborative partner to the management team, bringing board-level governance, strategic planning support, and operating guidance. Areas of focus may include product and technology roadmap, go-to-market and channel development, talent recruitment, corporate development and M&A, public company readiness, investor relations, and engagement with relevant public sector stakeholders.

By combining disciplined sourcing and diligence with hands-on post-combination support, we seek to build an enduring public company that we believe is well positioned to benefit from the secular tailwinds of the Global Resilience market and compound value for various stakeholders over time.

Our Alignment Share Structure

We will seek to structure General Catalyst Global Resilience Merger Corp. to reflect the economic transformation of the SPAC industry. To achieve our mission, we are using a structure that we think removes friction, aligns stakeholder interests, and rewards sustained, long-term performance. The Global Resilience Aligned Initial Listing security, or GRAIL security, a form of which was initially offered by General Catalyst-backed Health Assurance Acquisition Corp in November 2020, aims at improving the traditional SPAC incentive design that can create misalignments with target businesses and public market investors. In fact, in traditional SPAC structures, the sponsor is often entitled to a return of the sponsor founder shares regardless of deSPAC’s performance, and dilution attributable to sponsor held founder shares is borne immediately upon consummation of a business combination, the closing of which triggers the automatic conversion of all founder shares into Class A ordinary shares. The GRAIL construct, however, uses a performance-based incentive structure designed to create alignment and replicate a stock price-based return in the public markets:

•        Under the GRAIL structure, the Class B ordinary shares, or alignment shares, held by our initial shareholders, equal 12.5% of the public shares and not 20% or 25% of the ordinary shares issued by traditional SPACs.

•        Following the consummation of a business combination, 1/10th of the alignment shares held by our initial shareholders will convert into Class A ordinary shares in equal tranches at variable conversion rates over a 10-year period, on the last day of a measurement period (as defined below), thereby releasing Class A ordinary shares to our initial shareholders over a 10-year period and staggering the dilutive effect and market pressure related to potential sales of our alignment shares over such 10-year period as tranches of Class A ordinary shares are released to our initial shareholders.

•        If Total Returns (as defined below) to public shareholders and PIPE investors following a business combination exceed the Price Threshold (as defined below) over a measurement period, then an alignment share tranche due to convert on the last day of one of the 10 measurement periods will convert at a ratio that is larger than one-to-one and will be calculated as follows (an illustrative calculation of the number of Class A ordinary shares issuable upon conversion of alignment shares depending on Price Threshold and Total Return can be found under “Description of Securities — Alignment Shares” in this prospectus):

•        If the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares (as defined below) for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the Closing Share Count (as defined below), divided by (B) the Total Return; or

•        If the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, in each case multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

•        Based on such calculations, our initial shareholders will capture 20% to 30% of the year-over-year share-price performance (20% for first 30% performance, 30% thereafter) on capital raised in connection with the transaction, which will include gross proceeds from this offering and additional capital raised in a PIPE and potentially in connection with public warrant exercised for cash in connection with or following the consummation of our business combination.

•        However, if the Total Return does not exceed the Price Threshold over a measurement period, a tranche of alignment shares will convert into Class A ordinary shares at a ratio of one-hundred-to-one, which means that a 437,500 tranche of our alignment shares (or 503,125 if the over-allotment option is exercised) due to vest in one of the 10 measurement periods would convert into only 4,375 Class A ordinary shares (or 5,031 if the over-allotment option is exercised)), thereby reducing the dilution related to our alignment shares.

•        The GRAIL structure therefore results in the sponsor’s economics being more contingent upon sustained share price performance over a ten-year period following the closing of our business combination and provides that our initial shareholders will not earn additional returns on their alignment shares until public shareholders (initially assumed to have invested at $10.00 in this offering) also do. Dilution related to the alignment shares will occur over time and is contingent upon sustained share price performance over a ten-year period following the closing of our initial business combination. We believe that in the GRAIL structure, the low price that our sponsor paid for the alignment shares will not create an incentive similar to traditional SPAC structures whereby our sponsor could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

We believe this economic alignment is consistent with our core beliefs and values, and coupled with the strength and credibility of our team, will help to attract what we view as some of the best entrepreneurs. We believe General Catalyst Global Resilience Merger Corp. is not simply a liquidity vehicle — it is an opportunity to bring a transformational company to the public markets.

Initial Business Combination Criteria

We have identified the following framework to help evaluate prospective target businesses. We may decide, however, to enter into our initial business combination with one or more businesses that do not meet these criteria and guidelines.

•        Visionary founder and leadership team:    We will seek talented and ambitious founders and executives who we believe possess a clear mission, deep understanding of customers and markets, and demonstrated ability to scale mission-critical platforms. Preference will be given to teams with experience selling and operating in regulated or public sector environments and with strong governance practices.

•        Large market opportunity:    We intend to prioritize businesses serving large, growing markets within Global Resilience sectors, including defense and government, industrials and manufacturing, and energy and infrastructure. Attractive structural and competitive dynamics, supported by modernization agendas and regulatory tailwinds, are expected to create durable demand for technology solutions.

•        Strong momentum:    We will look for companies with sustained revenue growth, expanding customer adoption and clear evidence of product-market fit. Indicators may include multi-year contracts, recurring revenue, favorable net retention, growing backlog and progress along procurement pathways in public sector markets.

•        Multiple avenues of growth:    Targets should present several paths to scale, such as product adjacencies, new customer segments, geographic expansion, ecosystem partnerships and disciplined M&A, with an ability to continue innovation throughout their life cycle.

•        Platform characteristics:    We will favor platforms with defensible advantages, including proprietary technology, data-scale benefits, network effects, secure and interoperable architectures, and measurable outcomes for customers. Cybersecurity, data governance and compliance capabilities will be important differentiators in regulated sectors.

•        Superior economic model:    We will prioritize businesses exhibiting strong unit economics, high gross margins appropriate to their category, attractive customer acquisition efficiency, and a credible path to profitability and cash generation. Preference will be given to companies with capital efficiency and scalable business models.

•        Public market readiness:    In addition to business criteria, we expect potential targets to be prepared, or nearly prepared, to operate in the public markets. This includes appropriate corporate governance, internal controls, financial reporting and compliance, together with readiness for investor engagement and, where relevant, alignment with public sector contracting and regulatory requirements.

These criteria are not intended to be exhaustive. We may use other criteria as well. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our Acquisition Process

Our acquisition process is built on General Catalyst’s disciplined and research-intensive approach, which we believe provides a strong foundation for evaluating and executing a business combination. We intend to leverage General Catalyst’s deep bench of talent and its extensive platform capabilities to support a rigorous, multi-disciplinary due diligence process. Our approach includes:

•        Market Definition and Sizing:    We conduct a detailed assessment of a target company’s market including its size, structure, growth drivers, and long-term prospects. While publicly available data can be informative, our professionals are trained to challenge assumptions and identify underlying biases. Where validation is limited, we often construct proprietary market models using primary source research and direct industry engagement.

•        Sustainable Competitive Advantage:    Our diligence includes a fundamental assessment of the company’s ability to maintain a defensible market position over time. We benchmark technology, cost structure, and customer dynamics against current and emerging competitors. This work is supported by interviews with industry participants including customers, suppliers, and former executives to develop independent insights that often diverge from consensus views.

•        Margin Analysis and Quality of Earnings:    We closely analyze a company’s historical and projected margins, revenue mix, and cost base. Our review focuses on the sustainability of earnings and the quality of reported financials, including an assessment of one-time items, working capital dynamics, and return on invested capital. We emphasize cash conversion and seek to understand how the company performs under a range of operating environments.

•        Asset Valuation:    We apply rigorous valuation techniques tailored to each sector. These include discounted cash flow analysis, scenario-based risk modeling, and comparable transaction reviews. We also leverage General Catalyst’s global platform and deep industry expertise to evaluate strategic positioning, regulatory pathways, and long-term resilience in dynamic markets.

•        Corporate Structure:    We review the legal and financial structure of each target, including the distribution of assets across subsidiaries, existing guarantees and liens, and the legal hierarchy of debt and equity instruments. This analysis helps us identify both risks and potential levers for value creation post-close.

•        Third-Party Diligence:    As part of our standard diligence process, we engage third-party advisors to conduct accounting, tax, legal, and environmental reviews, and, where appropriate, independent technical assessments (e.g., cybersecurity and data-governance posture, software architecture and scalability, cloud/infrastructure resilience and cost, and safety/regulatory certifications). We believe surfacing potential issues early, especially in complex transactions, is critical to underwriting and execution. This outside perspective complements our internal workstreams and reinforces our commitment to thoroughness and risk management.

As described in more details below under “— Other Considerations and Conflicts of Interest” and in the section entitled “Management — Conflicts of Interest,” we are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors and conflicts of interest may arise if we select a business combination target that is affiliated with our sponsor, officer or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion that our initial business combination is fair to our company from a financial point of view from either an independent investment banking firm or an independent accounting firm. We are not required to obtain such an opinion in any other context (except as described below in a situation where our board is not able to independently determine the fair market value of the target business or businesses). Despite our agreement to obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Such conflicts of interest in connection with a business combination with a business affiliated with our sponsor, executive officers or directors include conflicts related to the additional fiduciary and contractual duties that our directors and officers may have (as further described in the next paragraph) and conflicts resulting from our directors’ and officers’ direct and indirect ownership in the alignment shares and private placement GRAIL securities and the effective price at which such securities were purchased by the sponsor and certain of our directors and which may result in the selection of an acquisition target that subsequently declines in value and is unprofitable for public shareholders (while still profitable from our sponsor’s, directors’ and officers’ perspective or limits their losses) instead of not consummating a business combination at all or with a different business combination target (for more information, also see “— Other Considerations and Conflicts of Interest”).

Our officers and directors presently have, and any of them in the future may have, additional fiduciary and contractual duties to other entities, including without limitation, any future special purpose acquisition companies they may be involved in and investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst and certain companies in which General Catalyst or such entities have invested. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any future special purpose acquisition companies they may be involved in and any current or future General Catalyst funds or other investment vehicles), he or she may need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same.

In addition, investment ideas generated within or presented to General Catalyst or our officers may be suitable for both us and a current or future General Catalyst fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, may first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of General Catalyst, our officers or any members of our board of directors who are also employed by General Catalyst or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of General Catalyst. Further, members of our management team will directly or indirectly own our ordinary shares and/or private placement GRAIL securities (including their underlying securities) following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor and directors paid for the alignment shares creates an incentive whereby our sponsor, officers and directors could potentially make a substantial profit or limit their losses if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

Although affiliates of our directors and officers or entities, to which they have fiduciary obligations, including General Catalyst or certain of its current or future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst, may pursue a similar target universe to us for acquisition or investment opportunities, we anticipate that the specific companies or assets that we may target (e.g. strong businesses that are well positioned for long-term growth as a public company, and that can benefit from our capital and insights) will only overlap as appropriate opportunities for such entities and persons due to their investment mandates if such potential targets also desire to enter into other debt or equity transactions with such entities and persons in connection with a going public transaction, which our potential targets may choose to effectuate via a business combination with us or without us via a business combination with a competing special purpose acquisition company or the use of a more traditional initial public offering or direct listing structure. Therefore, we do not expect the fiduciary and contractual duties of our directors, officers, their affiliates and entities, to which they have fiduciary obligations, to materially affect our ability to select an appropriate acquisition target and complete an initial business combination.

Initial Business Combination

We must complete one or more business combinations that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion, nor will they be able to rely on such opinion.

While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We may, at our option, pursue an acquisition opportunity jointly with one or more parties affiliated with General Catalyst, including without limitation, officers of General Catalyst, investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst and/or investors in funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst. Any such party may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such parties a specified future issuance. The amount and other terms and conditions of any such joint acquisition or specified future issuance would be determined at the time thereof.

We may structure our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to the completion of our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test. If the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. Further, as the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. Because of our limited resources and such increased competition for business combination opportunities, including from other special purpose acquisition companies or other entities having a similar business objective to us, it may be more difficult for us to complete our initial business combination or negotiate attractive terms for our initial business combination. Depending on who our competitors will be when negotiating a business combination transaction, we may also be at a competitive disadvantage in successfully negotiating an initial business combination. For more information also see “Risk Factors — Risks Relating to our Search for, and Consummation of, or Inability to Consummate, a Business Combination-As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination” and “Risk Factors — Risks Relating to our Search for, and Consummation of, or Inability to Consummate, a Business Combination-Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.”

Pursuant to a letter agreement to be entered with us, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Further, pursuant to such letter agreement, each of our sponsor, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell alignment shares, private placement GRAIL securities and public GRAIL securities (if any are purchased in connection with the offering), as summarized in the table below. For more information on non-contractual resale restrictions, also see “Securities Eligible for Future Sale — Rule 144,” “Securities Eligible for Future Sale — Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies” and “Securities Eligible for Future Sale-Summary of resale restrictions.”

SUBJECT SECURITIES	TRANSFER RESTRICTIONS	NATURAL PERSONS AND ENTITIES SUBJECT TO TRANSFER RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS
Alignment shares (including any Class A ordinary shares issued upon conversion thereof)

Agreement not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (each of the foregoing, a “Transfer”), until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Further, no Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.

Our sponsor, directors and officers

Restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor, of the member of our sponsor or of any of their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the alignment shares, private placement GRAIL securities, private placement warrants, private placement shares or Class A ordinary shares, as applicable, were originally purchased; (f) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our sponsor’s operating agreement; (g) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (h) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (i) in the event of our liquidation prior to the completion of our initial business combination; or (j) in the event of our completion of a liquidation, merger,

SUBJECT SECURITIES	TRANSFER RESTRICTIONS	NATURAL PERSONS AND ENTITIES SUBJECT TO TRANSFER RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS

share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and management team with respect to any alignment shares and private placement GRAIL securities (including their underlying securities). Further, despite the 180 day Transfer restriction after the date of this prospectus that is described under the column “Transfer restrictions” to the left of this column, the underwriting agreement authorizes registration with the SEC pursuant to the Registration Rights and Shareholder Rights Agreement of the resale of the alignment shares, the private placement GRAIL securities (including any private placement GRAIL securities issued upon conversion of working capital loans) and their underlying securities, the exercise of the private placement warrants and the public warrants and the Class A ordinary shares issuable upon exercise of such warrants or conversion of alignment shares.

SUBJECT SECURITIES	TRANSFER RESTRICTIONS	NATURAL PERSONS AND ENTITIES SUBJECT TO TRANSFER RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS
Private Placement GRAIL securities and underlying securities

No Transfer until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Further, no Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.

		Our sponsor and its permitted transferees	Same as above.
Public GRAIL securities and underlying securities (if any are purchased in connection with the offering)

No Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.

		Our sponsor, directors and officers, and their permitted transferees	Same as above.

The letter agreement also provides that the sponsor and each director and officer agree to vote any alignment shares, private placement shares included in private placement GRAIL securities and any public shares they may own in favor of a proposed initial business combination if we seek shareholder approval for such business combination and in favor of any proposals recommended by our board of directors in connection with such business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). Further, our sponsor, directors and officers also agree not to redeem any public shares they may hold in connection with such shareholder approval. The letter agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by (i) each director and officer signatory to the letter agreement with respect to herself or himself, as applicable, to the extent she or he are the subject of any such change, amendment, modification or waiver, (ii) us, and (iii) our sponsor. Changes, amendments, modifications or waivers to the Transfer restriction that lasts for 180 days after the date of this prospectus will require the written consent of the representatives of the underwriters of this offering. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. For more information, also see “Risk Factors — Risks Relating to our Sponsor and Management Team — Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval” and “Underwriting — Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement.”

In order to facilitate our initial business combination or for any other reason determined by our sponsor or directors, our sponsor or directors may, with our consent, (i) surrender or forfeit, transfer or exchange our alignment shares, private placement GRAIL securities or any of our other securities held by them, including for no consideration in connection with a PIPE financing or otherwise, (ii) subject any such securities to earn-outs or other restrictions, and (iii) enter into any other arrangements with respect to any such securities.

We may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer alignment shares and private placement GRAIL securities or membership interests in our sponsor in a transaction in which the sponsor or General Catalyst removes itself as our sponsor before identifying a business combination. As a result, there is a risk that General Catalyst and its affiliates, our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Hemant Taneja, Paul Kwan, Christopher Kauffman, Fareed Zakaria, Barry McCarthy and Tom Linebarger. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Other Considerations and Conflicts of Interest

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with General Catalyst or our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with General Catalyst, our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context (except as described herein in a situation where our board is not able to independently determine the fair market value of the target business or businesses).

Compensation of Sponsor, Sponsor’s Affiliates and Directors and Officers

The table below summarizes (i) the number of alignment shares and private placement GRAIL securities issued or to be issued to the sponsor simultaneously with the consummation of this offering and the price paid or to be paid by the sponsor for such securities, and (ii) the main items of compensation received or eligible to be received by the sponsor, our sponsor’s affiliates and our directors and officers:

ENTITY/INDIVIDUAL	AMOUNT OF COMPENSATION RECEIVED OR TO BE RECEIVED OR SECURITIES ISSUED OR TO BE ISSUED	CONSIDERATION
Sponsor	5,031,250 alignment shares(1) (of which 656,250 are subject to forfeiture if the underwriters do not exercise their over-allotment option)	Approximately $25,000 or approximately $0.005 per alignment share

800,000 private placement GRAIL securities for an aggregate purchase price of $8,000,000 (or 905,000 private placement GRAIL securities for an aggregate purchase price of $9,050,000 if the underwriters exercise their over-allotment option in full)

	$20,000 per month	Office space, secretarial and administrative services
	Up to $300,000 in the form of a loan made by our sponsor to cover offering-related and organizational expenses	Repayment of loans made to us to cover offering-related and organizational expenses of up to $300,000
Certain of our Directors (Fareed Zakaria, Barry McCarthy and Tom Linebarger)	60,000 alignment shares in the aggregate and 20,000 alignment shares per director(1)	Approximately $100.00 per director or $0.005 per alignment share

__________

(1)     As described below under “Offering — Alignment shares conversion,” the alignment shares and Class A ordinary shares issuable in connection with the conversion of the alignment shares may result in material dilution to our public shareholders due to the nominal price of $0.005 per alignment share at which our sponsor and certain of our directors purchased the alignment shares and/or the conversion features of our alignment shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis following the consummation of an initial business combination. The Class A ordinary shares issuable in connection with the conversion of the alignment shares, and any private placement shares of the post-business combination entity issuable in connection with the conversion of up to $1,500,000 of loans from our sponsor, members of our management team or their affiliates or other third parties, at a price of $10.00 per GRAIL security, may result in material dilution to our public shareholders. Such dilution could materially increase to the extent that the conversion features of the alignment shares, as described below and under the section entitled “Dilution,” results in the issuance of Class A ordinary shares on a greater than one-to-one basis following the consummation of an initial business combination if the Total Return exceeds the Price Threshold over a measurement period (dilution will occur in any case, even if the Total Return does not exceed the Price Threshold and a 437,500 alignment share tranche adjusts down to 4,375 Class A ordinary shares at a ratio of one-hundred-to-one). For more information also see below under “Offering — Payments to insiders” and “Offering — Additional financing.”

(2)      The $10.00 per private placement GRAIL security conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lenders elect to convert their working capital loans into private placement GRAIL securities. Further, the $11.50 exercise price of the private placement warrants included in the private placement GRAIL securities issuable upon conversion of working capital loans may be significantly less than the market price of our shares at the time such private placement warrants are exercised. Similarly, depending on the market price of our shares at the time our private placement warrants are exercised, the cashless exercise feature of our private placement warrants may also result in material dilution to our public shareholders given that the cashless exercise of the warrants will not result in any cash proceeds to us and holders of our private placement warrants would pay the private placement warrant exercise price by surrendering their warrants for a number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (as defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. The “Sponsor fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. Therefore, such private placement GRAIL security issuances may result in significant dilution to holders of our shares. For more information also see “Risk Factor-Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs” and “Risk Factors — Risks Relating to our Sponsor and Management Team — Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.”

(3)      For more information, also see “Effecting Our Initial Business Combination — Sources of Target Businesses,” “Management — Executive Officer and Director Compensation” and “Certain Relationships and Related Party Transactions.”

Affiliates of General Catalyst and members of our board of directors will directly or indirectly own alignment shares and private placement GRAIL securities (including their underlying securities) following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Due to its indirect economic interest in our sponsor, General Catalyst may be considered to have a material interest in our sponsor. The low price that our sponsor and directors paid for the alignment shares creates an incentive whereby our sponsor, officers and directors could potentially make a substantial profit or limit their losses if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we do not complete our initial business combination within the completion window, the alignment shares and private placement GRAIL securities held by our sponsor and the alignment shares held by certain of our directors may lose most of their value, except to the extent that the alignment shares or the Class A ordinary shares included in the private placement GRAIL securities receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Similarly, additional conflicts of interests may arise and incentives may be created to select an acquisition target that subsequently declines in value and is unprofitable for public shareholders instead of not consummating a business combination if (i) after the redemption of public shareholders no assets are available outside of the trust account to repay any loans extended to us by our sponsor, affiliates of our sponsor or our officers and directors and to reimburse our sponsor and others for any out-of-pocket expenses incurred in connection with identifying, investigating and completing an initial business combination or (ii) not consummating a business combination within the allotted time may require service providers to forfeit their fees. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. General Catalyst is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We will not consider a business combination with any company that has already been identified to General Catalyst as a suitable acquisition candidate for it, unless General Catalyst, in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity in accordance with General Catalyst’s applicable policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

General Catalyst may manage multiple investment vehicles and raise additional funds and/or successor funds in the future, which may be during the period in which we are seeking our initial business combination. These General Catalyst investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.

Our sponsor and our officers and directors have not previously sponsored or been involved as directors or executive officers of any other special purpose acquisition company. However, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

In addition, certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, any future special purpose acquisition companies they may be involved in and investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst and certain companies in which General Catalyst or such entities have invested. Certain of these entities may have overlapping investment objectives and potential conflicts may arise with respect to General Catalyst’s decision regarding how to allocate investment opportunities among these entities. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any future special purpose acquisition companies they may be involved in and any current or future General Catalyst funds or other investment vehicles), he or she may need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same. In addition, investment ideas generated within or presented to General Catalyst or our officers may be suitable for both us and a current or future General Catalyst fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, may first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of General Catalyst, our officers or any members of our board of directors who are also employed by General Catalyst or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of General Catalyst. Although affiliates of our directors and officers or entities, to which they have fiduciary obligations, including General Catalyst or certain of its current or future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst, may pursue a similar target universe to us for acquisition or investment opportunities, we anticipate that the specific companies or assets that we may target (e.g. strong businesses that are well positioned for long-term growth as a public company, and that can benefit from our capital and insights) will only overlap as appropriate opportunities for such entities and persons due to their investment mandates if such potential targets also desire to enter into other debt or equity transactions with such entities and persons in connection with a going public transaction, which our potential targets may choose to effectuate via a business combination with us or without us via a business combination with a competing special purpose acquisition company or the use of a more traditional initial public offering or direct listing structure. Therefore, we do not expect the fiduciary and contractual duties of our directors, officers, their affiliates and entities, to which they have fiduciary obligations, to materially affect our ability to select an appropriate acquisition target and complete an initial business combination.

To address the matters set out above, our amended and restated memorandum and articles of association provide that, to the maximum extent permitted by law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer or another entity, including any entities managed by General Catalyst or its affiliates and any companies in which General Catalyst or such entities have invested, about which any of our officers or directors acquires knowledge (we will waive any claim or cause of action we may have in respect thereof), on the one hand, and us, on the other. In addition, our amended and restated memorandum and articles of association contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity.

Further, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. In particular, certain of our officers and directors may serve as an officer and/or director of other future special purpose acquisition companies. Moreover, our officers and directors have, and will have in the future, time and attention requirements for current and future investment funds, accounts, co-investment vehicles and other entities managed by General Catalyst. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investments funds, accounts, co-investment vehicles and other entities managed by General Catalyst (including, without limitation, arising as a result of certain of our officers and directors being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), General Catalyst and its affiliates will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties and there can be no assurance that such conflict of interest will be resolved in our favor. For more information on conflicts of interests, also see the sections entitled “Risk Factors — Risks Relating to our Sponsor and Management Team” and “Management — Conflicts of Interest.”

We have until the end of the completion window or until such earlier liquidation date as our board of directors may approve to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within the completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, and the related amendments are implemented by the directors, holders of Class A ordinary shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 27 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend, our sponsor may lose its entire investment in our alignment shares and our private placement GRAIL securities. For more information, also see “Risk Factors — Risks Relating to our Securities-Since our sponsor and directors may lose their entire investment in us (other than with respect to public shares they may acquire during or after this offering) or forego an opportunity to limit their losses if our initial business combination is not completed and no liquidating distributions from assets outside the trust account are available, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.”

As described under “Risk Factors — Risks Relating to Our Sponsor and Our Management Team — You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available,” the holders of our warrants will not be permitted to exercise their warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available. We will only effect such registration on Registration Statements on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable. If the issuance of the Class A ordinary shares upon exercise of our public warrants is not registered or qualified or exempt from registration or qualification, the holders of such warrants will not be entitled to exercise their warrants and the warrants may have no value and expire worthless. In such an instance, our sponsor and its permitted transferees (which may include our directors and officers) would be able to exercise their private placement warrants (given the private placement warrants are exercisable for cash or “cashless” at the option of our sponsor and its permitted transferees) and our sponsor and its permitted transferees may sell the Class A ordinary shares issuable upon exercise of such private placement warrants while holders of our public warrants would not be able to exercise their warrants and sell the Class A ordinary shares issuable upon exercise.

Further, if and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Class A ordinary shares for sale under applicable state securities laws and even if an exemption from such registration or qualification is not available. As a result, we may redeem our public warrants even if the public holders are otherwise unable to exercise their public warrants (for more information, also see “Risk Factors — Risks Relating to Our Sponsor and Our Management Team — We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless”). In addition, the ability to redeem our public warrants could create conflicts of interest as it limits the potential upside of holders of our public warrants while our non-redeemable private placement warrants remain outstanding and become more valuable as our share price increases. Our management team may also require holders to exercise their warrants on a “cashless” basis, which would reduce the number of Class A ordinary shares received by a holder upon exercise of their warrants and thereby reduce the potential equity “upside” of a public holder’s investment in us. For more information, also see “Risk Factors —Risks Relating to Our Sponsor and Our Management Team — Our management’s ability to require holders of our public warrants to exercise such public warrants on a cashless basis will cause holders to receive fewer Class A ordinary shares upon their exercise of the public warrants than they would have received had they been able to exercise their public warrants for cash.”

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock, shares or other interests in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses, market and other uncertainties in the initial public offering process, including, but not limited, underwriting discounts and commissions, marketing and road show efforts, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior June 30.

Financial Position

With funds available for a business combination initially in the amount of $337,750,000, after payment of the estimated expenses of this offering and $12,250,000 of deferred underwriting fees (or $388,412,500 after payment of the estimated expenses of this offering and $14,087,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full, in each case after the underwriters’ expense reimbursement), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placement GRAIL securities, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness, privately or through other means, in connection with our initial business combination, including pursuant to forward purchase agreements, non-redemption or backstop arrangements we may enter into following consummation of this offering. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise. For more information also see “Offering — Payments to insiders” and “Offering — Additional financing” as well as “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the alignment shares at a ratio greater than one-to-one following the consummation of an initial business combination as a result of the conversion features of the alignment shares contained in our amended and restated memorandum and articles of association. Any such issuances or conversions (including issuances of Class A ordinary shares in a scenario in which the Total Return does not exceed the Price Threshold over a measurement period and a tranche of 437,500 alignment shares adjusts down to 4,375 Class A ordinary shares at a ratio that is at one-hundred-to-one) would dilute the interest of our shareholders and likely present other risks,” “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs” or “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue notes or other debt, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.”

Sources of Target Businesses

Our process of identifying acquisition targets will leverage General Catalyst’s and our management team’s unique industry experiences, proven deal sourcing capabilities and broad and deep network of relationships in numerous industries, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of General Catalyst, our directors and officers, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities.

In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In addition, we may pay our sponsor or any of our officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our initial business combination (regardless of the type of transaction that it is), which we will disclose in the proxy statement filed in connection with our initial business combination. We have agreed to pay our sponsor or one of its affiliates a total of $20,000 per month for office space, secretarial and administrative support and to reimburse our sponsor, officers or directors, or our or their affiliates, for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-business combination company following our initial business combination.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with General Catalyst or our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with General Catalyst, our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context (except as described herein in a situation where our board is not able to independently determine the fair market value of the target business or businesses).

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including any future special purpose acquisition companies they may be involved in and entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity.

Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. For more information, see “Management — Conflicts of Interest.”

Evaluation of a Target Business and Structuring of Our Initial Business Combination

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to identify and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange rule, or we may decide to seek shareholder approval for business or other reasons.

Under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•        we issue (other than in a public offering for cash) ordinary shares that will either (a) be equal to or in excess of 20% of the number of ordinary shares then issued and outstanding or (b) have voting power equal to or in excess of 20% of the voting power then issued and outstanding;

•        any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 5% or more; or

•        the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

•        the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•        the expected cost of holding a shareholder vote;

•        the risk that the shareholders would fail to approve the proposed business combination;

•        other time and budget constraints of the company; and

•        additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases and Other Transactions with Respect to Our Securities

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase GRAIL securities, public shares, warrants or equity-linked securities in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Additionally, at any time at or prior to the completion of our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire GRAIL securities, public shares or warrants or not redeem their public shares. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors and their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, officers, advisors and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

There is no limit on the number of securities our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase GRAIL securities, public shares or warrants in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

The purpose of any such purchases of shares could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (iii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, advisors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (holding Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, directors, officers, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers, advisors and/or their affiliates will be subject to restrictions in making purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Additionally, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase GRAIL securities, public shares or warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        Our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors and their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;

•        if our sponsor, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•        our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

•        our sponsor, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•        the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors and their affiliates, along with the purchase price;

•        the purpose of the purchases by our sponsor, directors, officers, advisors and their affiliates;

•        the impact, if any, of the purchases by our sponsor, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of our security holders who sold to our sponsor, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, directors, officers, advisors and their affiliates; and

•        the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants or any private placement GRAIL securities and their underlying securities. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with (i) the completion of our initial business combination and (ii) the implementation by the directors of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company (other than with a 90% subsidiary of ours) and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If we hold a shareholder vote to approve our initial business combination, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•        file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor and each member of our management team have agreed to vote their alignment shares, private placement shares included in any private placement GRAIL securities and any public shares (including public shares that are part of a public GRAIL security) purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). As a result, in addition to our alignment shares and private placement shares included in the private placement GRAIL securities issued concurrently with the consummation of this offering, we would need 13,082,501, or 37.38%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Assuming that only the holders of one-third of the voting power attaching to our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares, we will not need any public shares in addition to our alignment shares and the private placement shares included in the private placement GRAIL securities to be purchased by our sponsor simultaneously with this offering to be voted in favor of an initial business combination in order to approve an initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. In addition, our sponsor, our management team and underwriters have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with (i) the completion of our initial business combination and (ii) the implementation by the directors of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the public shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management team at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the public shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants or our private placement GRAIL securities and their underlying securities.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s “DWAC” (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. In the event that a shareholder fails to properly comply with the procedures to redeem shares, its shares may not be redeemed. Given the relatively short period in which to exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the initially scheduled vote on the proposal to approve the business combination, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target within the completion window.

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our amended and restated memorandum and articles of association provide that we will have only the completion window to consummate an initial business combination. If we do not consummate an initial business combination within the completion window, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we have not consummated an initial business combination within the completion window. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any alignment shares or private placement shares included in private placement GRAIL securities they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window).

Our sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, unless we provide our public shareholders with the opportunity to redeem their public shares upon implementation of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares. This redemption right shall apply in the event of the implementation of any such amendment, whether proposed by our sponsor, any executive officer or director, or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,050,000 of proceeds held outside the trust account, plus funds from permitted withdrawals, plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering and the sale of the private placement GRAIL securities, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account.

If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Our independent registered accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us (excluding our independent registered accounting firm), or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn for permitted withdrawals and, if we decide to liquidate, $100,000 of dissolution expenses, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn for permitted withdrawals and, if we decide to liquidate, $100,000 of dissolution expenses, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,050,000 from the proceeds of this offering and the sale of the private placement GRAIL securities with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors; however such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $950,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per public share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.”

As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not consummate an initial business combination within the completion window, (ii) in connection with the implementation by the directors of, following a shareholder vote, an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within the completion window, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we do not consummate an initial business combination within the completion window.

	REDEMPTIONS IN CONNECTION REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, if any, divided by the number of the then-outstanding public shares, subject to any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase GRAIL securities, public shares or warrants in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. If our sponsor, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

If we do not consummate an initial business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares.

Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and permitted withdrawals.

If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor and certain of our directors, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Escrow of offering proceeds

$350,000,000 of the net proceeds of this offering and the sale of the private placement GRAIL securities will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $297,675,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$350,000,000 of the net proceeds of this offering and the sale of the private placement GRAIL securities held in trust will be held in cash, including in demand deposit accounts at a bank, or invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest income (if any) on proceeds from the trust account to be paid to shareholders is reduced by (i) permitted withdrawals and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value of target business

We must complete one or more business combinations that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination.

The fair value of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The GRAIL securities are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the GRAIL securities will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the representatives of the underwriters inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the

No trading of the GRAIL securities or the underlying Class A ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING

over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. The GRAIL securities will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rule to hold a shareholder vote. If we are not required by applicable law or stock exchange rule and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association require that at least five clear days’ notice will be given of any such shareholder meeting.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Business combination deadline

If we do not consummate an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds

Except with respect to permitted withdrawals, we will not be permitted to withdraw any of the principal or interest held in the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within the completion window, subject to applicable law and (iii) the redemption of our public shares properly submitted in connection with the implementation by the directors of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Delivering share certificates in connection with the exercise of redemption rights

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their shares (and share certificates (if any) and other redemption forms) to our transfer agent or tender or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the initially scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the scheduled vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to deliver or tender its shares (and share certificates (if any) and other redemption forms) if it wishes to seek to exercise its redemption rights.

Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise its redemption rights. After the business combination is approved, the company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

Limitation on redemption rights of shareholders holding more than 15% of the public shares sold in this offering if we hold a shareholder vote

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares sold in this offering, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the public shares sold in this offering) for or against our initial business combination.

Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition or blank check companies, private equity groups and leveraged buyout funds, public companies, operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates.

Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who properly exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 20 University Rd., 4th Floor, Cambridge, Massachusetts 02138. The cost for our use of this space is included in the $20,000 per month fee we will pay to our sponsor or one of its affiliates for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We registered our GRAIL securities, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the completion window. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2027 as required by the Sarbanes-Oxley Act. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We have filed a registration statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from January 19, 2026, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior September 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior September 30.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Management

Officers and Directors

Our officers and directors are as follows:

NAME	AGE	POSITION
Hemant Taneja	51	Director and Chairman
Paul Kwan	51	Chief Executive Officer
Christopher Kauffman	34	Chief Financial Officer
Fareed Zakaria	62	Director
Barry McCarthy	73	Director
N. Thomas (Tom) Linebarger	63	Director

Hemant Taneja has served as chairman of our board of directors since January 2026. Mr. Taneja joined General Catalyst in April 2003 and serves as Managing Director and Chief Executive Officer, and has led investments across technology, healthcare, and financial services. Previously, Mr. Taneja has served as Chief Executive Officer of Health Assurance Acquisition Corp. (NASDAQ: HAAC) from September 2020 to December 2022. Further, Mr. Taneja is a current or former director of several public and private companies, including Samsara Inc. (NYSE: IOT) from 2017 to July 2024, Livongo Health, Inc. (Nasdaq: LVGO) from April 2014 to May 2021, Teladoc Health, Inc. (NYSE: TDOC) from November 2020 to April 2021 and Gusto, Inc. since February 2014. Mr. Taneja also is a board observer at Anduril. Mr. Taneja is recognized for his thought leadership on responsible innovation and artificial intelligence. Mr. Taneja holds five degrees from the Massachusetts Institute of Technology, including an M.Eng. in Electrical Engineering and Computer Science, an S.M. in Operations Research, and S.B. degrees in Biology, Mathematics, and Electrical Engineering and Computer Science. Mr. Taneja’s multidisciplinary training and board experience inform a long-term orientation toward building enduring, mission-critical platforms and make him well qualified to serve as a director of our company.

Paul Kwan has served as our Chief Executive Officer since January 2026. Mr. Kwan joined General Catalyst in May 2021 and is a Managing Director, leading the Firm’s Global Resilience strategy with investments that include Anduril, Valinor Enterprises (which Mr. Kwan co-founded), Helsing, Samsara, and Re:Build. Prior to General Catalyst, Mr. Kwan spent more than two decades at Morgan Stanley, where he led West Coast technology banking and advised well-established companies on IPOs, M&A, and capital markets, and helped pioneer the modern direct listing. Mr. Kwan holds a degree in Computer Science and Economics from Stanford University, where he serves as an adjunct lecturer, and is vice chair of the Lucile Packard Foundation for Children’s Health.

Christopher Kauffman has served as our Chief Financial Officer since January 2026. Mr. Kauffman joined General Catalyst in June 2022 and is a Partner focused on later-stage investments in enterprise software and artificial intelligence and supporting company building through the Firm’s Creation strategy. Prior to joining General Catalyst, Mr. Kauffman served as Vice President of Finance at Ruggable LLC, Vice President in Frontier Technologies at SoftBank Investment Advisers (SoftBank Vision Fund), an Associate at Golden Gate Capital and a senior consultant at Bain & Company. Mr. Kauffman holds a B.S. in Business, with concentrations in finance and psychology, from Indiana University’s Kelley School of Business.

Fareed Zakaria has agreed to serve on our board of directors. Mr. Zakaria has served as the host of Fareed Zakaria GPS, a weekly international and domestic affairs program on CNN, since 2008, where he conducts interviews with global leaders and provides analysis on geopolitics, economics and public policy. He is also a longtime columnist for The Washington Post, for which he writes on international relations, U.S. foreign policy and global economic trends. Over a career spanning more than three decades in journalism and commentary, Mr. Zakaria has held senior editorial roles at major publications, including serving as editor of Newsweek International and managing editor of Foreign Affairs. He is the author of several New York Times bestselling books on global affairs and political economy. Mr. Zakaria is advising and providing counsel to the General Catalyst Institute and is collaborating with senior leadership at General Catalyst. Mr. Zakaria brings a deep understanding of complex issues at the intersection of geopolitics and business that are key to driving resilience in the industries where we focus and will seek potential targets. In February 2023, he co-authored the article Geopolitics Are Changing. Venture Capital Must, Too. in the Harvard Business Review with Hemant Taneja, General Catalyst CEO and Chairman of our board of directors. Mr. Zakaria holds a B.A. from Yale

University and a Ph.D. in political science from Harvard University. We believe Mr. Zakaria is well qualified to serve on our board of directors due to his extensive experience analyzing complex global trends and his deep understanding of international markets and public policy.

Barry McCarthy has agreed to serve on our board of directors. Mr. McCarthy has served as President and Chief Executive Officer of Peloton Interactive, Inc. (NASDAQ: PTON) from February 2022 until May 2024, and as a director of Peloton from February 2022 until April 2024. Following his service as CEO he continued as a strategic advisor to Peloton through December 2024. Prior to Peloton, Mr. McCarthy served as Chief Financial Officer of Spotify Technology S.A. (NYSE: SPOT) from 2015 to January 2020 (and concurrently led Spotify’s advertising business from September 2016 to January 2020), and he has served on Spotify’s board of directors since January 2020. From 1999 to 2010, Mr. McCarthy served as Chief Financial Officer and Principal Accounting Officer of Netflix, Inc. (NASDAQ: NFLX). Mr. McCarthy has also served as a member of the board of directors of Maplebear Inc. (d/b/a Instacart) (NASDAQ: CART) from January 2021 to May 2024, and on the board of directors of Strava, Inc. since January 2026. Mr. McCarthy has also served on the boards of MSD Acquisition Corp. (NASDAQ: MSDA) (May 2021 to February 2022), Chegg, Inc. (NYSE: CHGG) (2010–2015), Eventbrite, Inc. (NYSE: EB) (2011–2015) and Pandora Media, Inc. (NYSE: P) (2011–2013). Mr. McCarthy held various management positions in management consulting, investment banking, media, and entertainment. From 2011 until February 2022, he served as an executive advisor to Technology Crossover Ventures, a venture capital firm. Mr. McCarthy holds a B.A. in History from Williams College and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania. We believe Mr. McCarthy is well qualified to serve on our board of directors due to his extensive executive leadership experience at private and public companies, his deep financial expertise, including multiple complex public-markets transactions, and his track record in scaling and transforming global consumer platforms.

N. Thomas (Tom) Linebarger has agreed to serve on our board of directors. Mr. Linebarger has served as senior advisor and executive in residence at General Catalyst since January 2025 and has also served as a director of Republic Services, Inc. (NYSE: RSG) since February 2024. He joined General Catalyst in January 2025 after serving as a senior advisor from February 2024 to October 2024 for McKinsey & Company following his retirement in July 2023 from Cummins Inc. (NYSE: CMI), the largest independent maker of diesel engines and related products. Mr. Linebarger also served as a director of Harley-Davidson, Inc. (NYSE: HOG) from July 2008 to September 2025 and as advisor to Blackstone from February 2024 to July 2024. At Cummins Inc., Mr. Linebarger served as Chairman and Chief Executive Officer from January 2012 to July 2023. Prior to his role as Chief Executive Officer, Mr. Linebarger served as President and Chief Operating Officer of Cummins from 2008 to 2012. Mr. Linebarger also served as Executive Vice President of Cummins and President of Cummins Power Generation from 2003 to 2008, and as Cummins’ Vice President and Chief Financial Officer from 2000 to 2003. Mr. Linebarger also served as a director of Pactiv Corporation from 2005 to 2010 and served as Chair of the board of directors for the US-China Business Council from 2020 to 2022. Mr. Linebarger holds a M.B.A. from the Stanford Graduate School of Business and a master’s degree in manufacturing systems engineering from Stanford University. He also holds a bachelor of arts in management engineering from Claremont Mckenna College and a bachelor of science in mechanical engineering from Stanford University. He has deep experience in finance, engineering, international business matters, and operations. We believe Mr. Linebarger is well qualified to serve on our board of directors due to his leadership experience at private and public companies and his extensive experience in manufacturing and engineering.

We believe our management team and board of directors are well positioned to take advantage of the growing set of investment opportunities focused on strong businesses that we believe are well positioned for long-term growth as a public company, and that can benefit from our capital and insights.

For more information on conflicts of interests, see the sections entitled “Risk Factors — Risks Relating to our Sponsor and Management Team” and “Management — Conflicts of Interest.”

With respect to the above, past experience or performance of our management team or General Catalyst and their respective affiliates is not a guarantee of either (i) success with respect to a business combination that may be consummated or (ii) the ability to successfully identify and execute a transaction. You should not rely on the historical record of management or General Catalyst and their respective affiliates as indicative of future performance. See “Risk Factors-General Risk Factors-Past experience or performance by our management team or their affiliates, including General Catalyst, may not be indicative of future performance of an investment in us.” For a list of our executive officers and directors and entities for which a conflict of interest may or does exist between such officers and directors, on the one hand, and us, on the other hand, please refer to “Management — Conflicts of Interest.”

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, investment funds, accounts, co-investment vehicles and other entities managed by General Catalyst or its affiliates and certain companies in which General Catalyst or such entities have invested. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any General Catalyst funds or other investment vehicles), then, he, she or it may be required to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination. We believe this conflict of interest will be naturally mitigated, to some extent, by the differing nature of the acquisition targets General Catalyst typically considers most attractive for General Catalyst funds and the types of acquisitions we expect General Catalyst Global Resilience Merger Corp. to find most attractive. As a result of due diligence from the broader platform, we may become aware of a potential transaction that is not a fit for the traditional investing activities of General Catalyst but that is an attractive opportunity for us. In addition to the above, our officers and directors are not required to commit any specific amount of time to our affairs, and, accordingly will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. The term of office of the first class of directors, initially consisting of Tom Linebarger, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, initially consisting of Fareed Zakaria and Barry McCarthy will expire at our second annual meeting of shareholders. The term of office of the third class of directors, initially consisting of Hemant Taneja, will expire at our third annual meeting of shareholders.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after the first full fiscal year that the company is in existence. Further, as a Cayman Islands exempted company, there is no requirement under the Companies Act for us to hold annual or shareholder meetings to elect directors. We may not hold an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by the vote of a majority of the remaining directors.

Pursuant to the registration and shareholder rights agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of one or more chairman of the board, chief executive officer, chief financial officer, chief business officer, president, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship with the company which in the opinion of the company’s board of directors, could interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have “independent directors” as defined in Nasdaq’s listing standards and applicable SEC rules. Our board of directors has determined that Fareed Zakaria and Barry McCarthy are independent directors as defined in the Nasdaq listing standards and are also independent under applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present. As permitted under applicable laws, we are phasing in compliance with certain Nasdaq rules relating to the requirement to have at least three members on our audit committee, as set forth under Rule 5605(c)(2) of Nasdaq, and the majority independent board requirement set forth in Rule 5605(b) of Nasdaq.

Executive Officer and Director Compensation

In April 2026, our sponsor transferred 20,000 alignment shares to each of Fareed Zakaria, Barry McCarthy and Tom Linebarger. Such shares held by our independent directors will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date the registration statement of which this prospectus forms a part is declared effective through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor or one of its affiliates for office space, secretarial and administrative services provided to us in the amount of $20,000 per month. In addition, we may pay our sponsor or any of our officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our initial business combination, which we will disclose in the proxy statement filed in connection with our initial business combination. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors will have three standing committees: an audit committee, a nominating committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board and will have the composition and responsibilities described below. The charter of each committee will be available on our website.

Audit Committee

We established an audit committee of the board of directors. Barry McCarthy and Fareed Zakaria serve as the initial members of our audit committee. We are utilizing the phase-in provisions of the Nasdaq rules for the requirement to have at least three members on our audit committee. Following the closing of this offering, we expect to appoint to the audit committee one additional director who will meet the independence and financial literacy requirements of applicable Nasdaq and SEC rules. Our board of directors has determined that Fareed Zakaria and Barry McCarthy are independent. Barry McCarthy serves as the chairman of the audit committee. Each member of the audit committee meets or will meet upon appointment the financial literacy requirements of Nasdaq and our board of directors has determined that Barry McCarthy qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The audit committee will be responsible for:

•        meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•        monitoring the independence of the independent registered public accounting firm;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•        appointing or replacing the independent registered public accounting firm;

•        determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•        monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•        reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee

We established a nominating committee of our board of directors. The initial members of our nominating committee are Fareed Zakaria and Barry McCarthy. Fareed Zakaria serves as chairman of the nominating committee. Our board of directors has determined that Fareed Zakaria and Barry McCarthy are independent.

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee will consider persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in a charter adopted by us, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee will not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

We established a compensation committee of our board of directors. The initial members of our compensation committee are Fareed Zakaria and Barry McCarthy. Barry McCarthy serves as chairman of the compensation committee.

Our board of directors has determined that Fareed Zakaria and Barry McCarthy are independent. We adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other Section 16 executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

We adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics will be provided without charge upon request from us. Upon completion of this offering, the full text of our Code of Ethics will be posted on our website. We intend to disclose future amendments to our Code of Ethics, or any waivers of such policy, on our website or in public filings. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise authority for the purpose for which it is conferred and a duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at shareholder meetings.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer or another entity, including any entities managed by General Catalyst or its affiliates and any companies in which General Catalyst or such entities have invested, about which any of our officers or directors acquires knowledge (we will waive any claim or cause of action we may have in respect thereof), on the one hand, and us, on the other. In addition, our amended and restated memorandum and articles of association contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity. As described in more details under “Proposed Business-Other Considerations and Conflicts of Interest,” although affiliates of our directors and officers or entities, to which they have fiduciary obligations, including General Catalyst or certain of its current or future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of General Catalyst, may pursue a similar target universe to us for acquisition or investment opportunities, we anticipate that the specific companies or assets that we may target ((e.g. strong businesses that are well positioned for long-term growth as a public company, and that can benefit from our capital and insights) will only overlap as appropriate opportunities for such entities and persons due to their investment mandates if such potential targets also desire to enter into other debt or equity transactions with such entities and persons in connection with a going public transaction, which our potential targets may choose to effectuate via a business combination with us or without us via a business combination with a competing special purpose acquisition company or the use of a more traditional initial public offering or direct listing structure. Therefore, we do not expect the fiduciary and contractual duties of our directors, officers, their affiliates and entities, to which they have fiduciary obligations, to materially affect our ability to select an appropriate acquisition target and complete an initial business combination.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:

Individual	Entity	Entity’s Business	Affiliation
Hemant Taneja	General Catalyst Group Management, LLC(1)	Asset Management	Managing Director and Chief Executive Officer
	Advanced Energy Institute	Energy	Board Director
	Chai Discovery, Inc.	Healthcare	Board Director
	Transcarent, Inc.	Healthcare	Board Director
	Stork Club Holdings LLC	Healthcare	Board Director
	Commure, Inc.	Healthcare	Board Director
	Cadence Solutions, Inc.	Healthcare	Board Director
	Tendo Systems, Inc.	Healthcare	Board Director
	Hippocratic AI, Inc.	Healthcare	Board Director
	ClassDojo, Inc.	Technology	Board Director
	Superhuman Platform, Inc.	Technology	Board Director
	Gusto, Inc.	Technology	Board Director
	Long Lake Management Holdings, Inc.	Technology	Board Director
	Pacific Fusion Corporation	Energy	Board Director
	Different Labs, Inc.	Technology	Board Director
	Roman Health Ventures, Inc.	Healthcare	Board Director
	Together Computer, Inc.	Technology	Board Director
	CrescendoAI, Inc.	Technology	Board Director
	Moonvalley AI, Inc.	Technology	Board Director
	Karius, Inc.	Healthcare	Board Director
	Northeastern University	Education	Board Director
	Health Assurance Foundation	Healthcare	Board Director
	Charm Industrial, Inc.	Energy	Board Director

Paul Kwan	General Catalyst Group Management, LLC(1)	Asset Management	Managing Director
	Awardco, Inc.	Technology	Board Director
	Corelight, Inc.	Technology	Board Director
	Anomali, Inc.	Technology	Board Director
	Nominal, Inc.	Technology	Board Director
	Athletes First, LLC	Technology	Board Director
	Collaborative Robotics, Inc.	Technology	Board Director
	Onebrief, Inc.	Technology	Board Director
	Charm Industrial, Inc.	Energy	Board Director
	Neon Aero, Inc.	Technology	Board Director
	Tractian Ltd.	Systems & Analytics	Board Director

Christopher Kauffman	General Catalyst Group Management, LLC(1)	Asset Management	Partner
	Arrcus, Inc.	Technology	Board Director
	Puzzle Financial, Inc.	Technology	Board Director
	BDG Media, Inc.	Technology	Board Director
	Rossum Ltd	Technology	Board Director
	Elysium Health, Inc.	Healthcare	Board Director
	Medely, Inc.	Healthcare	Board Director
	Buildkite Pty Ltd	Technology	Board Director

Individual	Entity	Entity’s Business	Affiliation
Barry McCarthy	Spotify Technology S.A.	Music Streaming	Director
	Strava, Inc.	Fitness Tracking and Social Network	Director

N. Thomas (Tom) Linebarger	Republic Services, Inc.	Environmental Services	Director
	Capture 6	Climate Technology	Director
	Mainspring Energy	Energy Infrastructure	Director

____________

(1)      Includes certain of its funds and other affiliates.

Potential investors should also be aware of the following other potential conflicts of interest:

•        Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Other than Health Assurance Acquisition Corp., Revolution Healthcare Acquisition Corp. and Catalyst Partners Acquisition Corp., each of which were sponsored by affiliates of General Catalyst and which completed an initial public offering in November 2020, March 2021 and May 2021, respectively, before liquidating without completing a business combination in November 2022, December 2022 and February 2023, respectively, neither this entity nor any of its directors or executive officers, General Catalyst, nor any of their respective affiliates have been involved in organizing any other special purpose acquisition companies. However, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

•        Our sponsor subscribed for alignment shares prior to the date of this prospectus and will purchase private placement GRAIL securities in a transaction that will close simultaneously with the closing of this offering. In April 2026, our sponsor transferred 20,000 alignment shares to each of Fareed Zakaria, Barry McCarthy and Tom Linebarger. Such shares held by our independent directors will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. Our sponsor and our management team have also entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with (i) the completion of our initial business combination and (ii) the implementation by the directors of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Additionally, our sponsor and each member of our management team have agreed to waive their rights to liquidating distributions from the trust account with respect to their alignment shares and their private placement GRAIL securities if we fail to complete our initial business combination within the required time period. Except as described herein, our sponsor and our management team have agreed not to transfer, assign or sell any of their alignment shares (including any Class A ordinary shares issued upon conversion thereof) or the private placement GRAIL securities (and any private placement share or private placement warrant included in such private placement GRAIL securities) until the earlier of (A) 30 days following the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Except as described herein, our sponsor, directors and officers also agreed not to transfer any of their securities until 180 days following the date of this prospectus. For more information on the letter agreement in which the transfer restrictions are included and for more information on the limited exceptions to such transfer restrictions, also see “Proposed Business — Initial Business Combination.” Because each of our executive officers and directors will own ordinary shares and/or private placement GRAIL securities (including their underlying securities) directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. The low price that our sponsor and directors paid for the alignment shares creates an incentive whereby our officers and directors could potentially make a substantial profit or limit their losses if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we do not complete our initial business combination within the completion window, the alignment shares and private placement GRAIL securities held by our sponsor and the alignment shares held by our certain of our directors may lose most of their value, except to the extent that the alignment shares or the Class A ordinary shares included in the private placement GRAIL securities receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Similarly, additional conflicts of interests may arise and incentives may be created to select an acquisition target that subsequently declines in value and is unprofitable for public shareholders instead of not consummating a business combination if (i) after the redemption of public shareholders no assets are available outside of the trust account to repay any loans extended to us by our sponsor, affiliates of our sponsor or our officers and directors and to reimburse our sponsor and others for any out-of-pocket expenses incurred in connection with identifying, investigating and completing an initial business combination or (ii) not consummating a business combination within the allotted time may require service providers to forfeit their fees.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with General Catalyst or our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with General Catalyst, our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context (except as described herein in a situation where our board is not able to independently determine the fair market value of the target business or businesses). In addition, we may pay our sponsor or any of our officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our initial business combination, which we will disclose in the proxy statement filed in connection with our initial business combination. Further, commencing on the date our securities are first listed on the Nasdaq, we will also pay our sponsor or one of its affiliates for office space, secretarial and administrative services provided to us in the amount of $20,000 per month.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor and each member of our management team have agreed to vote their alignment shares, private placement shares included in any private placement GRAIL securities and public shares purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto).

For more information on certain risks and conflicts of interests, please also see “Risk Factors — Risks Relating to our Sponsor and Management Team.”

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the GRAIL securities offered by this prospectus, and assuming no purchase of GRAIL securities in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our executive officers and directors who beneficially owns ordinary shares; and

•        all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

GCGR Sponsor LLC paid $25,000 to cover for certain expenses on our behalf in exchange for the issuance on February 3, 2026 of 5,031,250 alignment shares (of which 656,250 are subject to forfeiture if the underwriters do not exercise their over-allotment option), at approximately $0.005 per share. In April 2026, our sponsor transferred 20,000 alignment shares to each of Fareed Zakaria, Barry McCarthy and Tom Linebarger. Such shares held by our independent directors will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. In addition, our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 800,000 private placement GRAIL securities (or 905,000 private placement GRAIL securities if the underwriters exercise their over-allotment option in full) for a purchase price of $10.00 per share in a private placement that will occur simultaneously with the closing of this offering. Prior to the initial investment in the company of $25,000, the company had no assets, tangible or intangible. The per share price of the alignment shares was determined by dividing the amount so paid by the number of alignment shares issued in consideration therefor. The number of shares beneficially owned and post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option and that there are 40,175,000 ordinary shares, consisting of (i) 35,000,000 Class A ordinary shares included in the public GRAIL securities sold in this offering, (ii) 4,375,000 Class B ordinary shares, and (iii) 800,000 private placement shares underlying the private placement GRAIL securities to be purchased by our sponsor in a private placement simultaneously with the closing of this offering, issued and outstanding after this offering.

	BENEFICIAL OWNERSHIP PRIOR TO OFFERING				BENEFICIAL OWNERSHIP FOLLOWING OFFERING
					CLASS A ORDINARY SHARES			CLASS B ORDINARY SHARES			COMBINED TOTAL % VOTING POWER
NAME AND ADDRESS OF BENEFICIAL OWNER(1)	CLASS B ORDINARY SHARES		% OF CLASS	% VOTING POWER	SHARES		% OF CLASS	SHARES		% OF CLASS
GCGR Sponsor LLC (our sponsor)(3)	4,315,000	(2)	98.6%	98.6%	800,000	(4)	2.2%	4,315,000	(2)	98.6%	22.0%
Hemant Taneja(3)	—		—	—	—		—	—		—	—
Paul Kwan	—		—	—	—		—	—		—	—
Christopher Kauffman	—		—	—	—		—	—		—	—
Fareed Zakaria	20,000		*	*	—		—	20,000		*	*
Barry McCarthy	20,000		*	*	—		—	20,000		*	*
N. Thomas (Tom) Linebarger	20,000		*	*	—		—	20,000		*	*
All officers and directors as a group (six individuals)	60,000		1.4%	1.4%	—		—	60,000		1.4%	*

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of the following entities or individuals is 20 University Rd., 4th Floor, Cambridge, Massachusetts 02138.

(2)      Interests shown are post-offering and consist of alignment shares, classified as Class B ordinary shares, and private placement shares included in private placement GRAIL securities. The Class B ordinary shares will convert, unless a change of control of the post-business combination company occurs (for more information on conversion features of the alignment shares in a change of control event, see the section entitled “Description of Securities — Alignment Shares — Alignment share change of control conversion”), in tranches of 10% of the alignment shares issued and outstanding following this offering and following any forfeiture related to the over-allotment option exercise of the underwriters, each measurement period, into our Class A ordinary shares following our initial business combination, pursuant to variable conversion ratios as provided by our amended and restated memorandum and articles of association and as further described under “Description of Securities — Alignment shares,” or, prior to the consummation of an initial business combination, at the option of a holder of alignment shares, on a one-for-one basis, subject to the 4.99% pre-business combination Maximum Percentage condition, provided, however, that (A) such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination, (B) any Class A ordinary shares issued to our initial shareholders in connection with such optional conversion prior to the initial business combination shall (i) not result in our initial shareholders receiving in the aggregate more Class A ordinary shares upon conversion of their alignment shares as they would have received pursuant to the conversion terms described in the amended and restated memorandum and articles of association had our initial shareholders not elected such optional conversion, which may result in our initial shareholders being obligated to surrender for cancellation for no value such Class A ordinary shares to us at the end of the 10 measurement periods if the conversion calculations pursuant to our amended and restated memorandum and articles of association result in our initial shareholders in the aggregate having received more Class A ordinary shares than they would have received pursuant to the conversion calculations to be made over 10 measurement periods, (ii) be deducted from the number of Class A ordinary shares issuable to our initial shareholders in connection with each measurement period conversions of alignment shares following the consummation of an initial business combination, and (iii) everything else being equal, continue to be treated as outstanding Class B ordinary shares as if such Class B ordinary shares had not been converted prior to the consummation of the business combination at the option of our initial shareholders for purposes of calculating the alignment shares eligible to be converted into Class A ordinary shares pursuant to the terms of our amended and restated memorandum and articles of association; and (C) (i) our initial shareholders may only sell or otherwise dispose of any such Class A ordinary shares issued to them in connection with their optional conversion of alignment shares prior to the consummation of an initial business combination once the transfer restrictions in the letter agreement with us have expired and (ii) our initial shareholders may at any time following the consummation of an initial business combination only sell or otherwise dispose of a number of Class A ordinary shares that does not exceed the number of Class A ordinary shares that would have been issued to them pursuant to the conversion calculations in our amended and restated memorandum and articles of association had our initial shareholders not elected to optionally convert their alignment shares into Class A ordinary shares prior to the consummation of our initial business combination.

(3)      The shares reported above are held in the name of our sponsor, which is a Delaware limited liability company that was formed for the sole purpose of holding securities in us and providing certain services to us pursuant to the administrative services and indemnification agreement, as further described herein. Our sponsor is controlled by its sole member General Catalyst Group XII — Creation, L.P. (“Creation”). General Catalyst Group Management, LLC (the “Management Company”) is the manager of General Catalyst GP XII, LLC (“GP XII”), which is the general partner of General Catalyst Partners XII, L.P. (“Creation GP”), which is the general partner of Creation. The ultimate control persons of Creation are David P. Fialkow, Hemant Taneja, and Kenneth I. Chenault, all of whom are citizens of the United States of America and share equally in voting and control of the Management Company and therefore may be deemed to share voting and dispositive power over the reported securities but disclaim beneficial ownership of such securities. See “Summary — Our Sponsor” for more information.

(4)      Consists of 800,000 private placement shares included in the private placement GRAIL securities to be purchased by the sponsor simultaneously with this offering, as further described in this prospectus.

Immediately after this offering, our sponsor and certain of our directors will beneficially own a number of Class B ordinary shares that is equal to approximately 12.5% of the number of Class A ordinary shares sold as part of the public GRAIL securities in this offering and will have the right to elect all of our directors prior to the completion of our initial business combination.

Holders of our public shares will not have the right to elect any directors to our board of directors prior to the completion of our initial business combination. Because of this ownership block, our sponsor may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.

Our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with (i) the completion of our initial business combination and (ii) the implementation by the directors of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Further, our sponsor and each member of our management team have agreed to vote their alignment shares, private placement shares included in any private placement GRAIL securities and public shares purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto).

Our sponsor, General Catalyst, and our directors and officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Alignment shares and Private Placement GRAIL securities

The alignment shares and private placement GRAIL securities are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement entered into by our sponsor and our management team. Our sponsor and our management team have agreed not to transfer, assign or sell any of their alignment shares (including any Class A ordinary shares issued upon conversion thereof) and private placement GRAIL securities (including any private placement shares or private placement warrants included in such private placement GRAIL securities) until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. The foregoing restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor, of the member of our sponsor or of any of their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the alignment shares, private placement GRAIL securities, private placement warrants, private placement shares or Class A ordinary shares, as applicable, were originally purchased; (f) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our sponsor’s operating agreement; (g) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (h) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (i) in the event of our liquidation prior to the completion of our initial business combination; or (j) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. For a summary of the material terms of the transfer restrictions described in the foregoing, the letter agreement in which the transfer restrictions are included and whether and when our sponsor may sell securities, please see “Proposed Business-Initial Business — Combination” and “Securities Eligible for Future Sale.”

Our letter agreement with our sponsor, officers and directors contains provisions relating to the transfer restrictions described above may be amended without shareholder approval with our written consent as well as the written consent of the sponsor and our directors and officers to the extent they are the subject of any change, amendment, modification or waiver to the letter agreement. The written consent of Citigroup Global Markets Inc., as representative of the underwriters, will also be required for an amendment of a provision of the letter agreement that subjects the sponsor and our directors and officers to certain of the restrictions included in the underwriting agreement and pursuant to which the sponsor and our officers and directors agree that, subject to the same exceptions described in the preceding paragraph and certain other exceptions described in the underwriting agreement, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of Citigroup Global Markets Inc., as representative of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, GRAIL securities, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares (for more information on the transfer restrictions and the exceptions thereto included in the underwriting agreement, also see “Underwriting — Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement”).

While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.

Registration and Shareholder Rights

In addition, pursuant to the registration and shareholder rights agreement to be entered into on or prior to the closing of this offering, (i) our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement, and (ii) our sponsor will have certain registration rights with respect to the securities they hold or may acquire, including any alignment shares and/or private placement GRAIL securities (including the securities that are included in such GRAIL securities or issuable upon conversion of the alignment shares) they hold. For more information see the section of this prospectus entitled “Description of Securities — Registration and Shareholder Rights.”

Certain Relationships and Related Party Transactions

GCGR Sponsor LLC paid $25,000 to cover for certain expenses on our behalf in exchange for the issuance on February 3, 2026 of 5,031,250 alignment shares, at approximately $0.005 per share. The number of alignment shares issued was determined based on the expectation that the number of alignment shares issued and outstanding would represent 12.5% of the number of Class A ordinary shares included in the public GRAIL securities sold in this offering. Up to 656,250 alignment shares held by our sponsor are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The alignment shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. In April 2026, our sponsor transferred 20,000 alignment shares to each of Fareed Zakaria, Barry McCarthy and Tom Linebarger. Such shares held by our independent directors will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised.

Our sponsor has committed, pursuant to a written agreement, to purchase 800,000 private placement GRAIL securities (or 905,000 private placement GRAIL securities if the underwriters exercise their over-allotment option in full) for a purchase price of $10.00 per share in a private placement that will occur simultaneously with the closing of this offering. As such, our sponsor’s interest in this transaction is valued at $8,000,000 or $9,050,000 if the underwriters exercise their over-allotment option in full (excluding the $25,000 paid in connection with the alignment share issuance, as described above). The private placement GRAIL securities and their underlying securities may not, subject to certain limited exceptions, be transferred, assigned or sold by their respective holders.

As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We currently maintain our executive offices at 20 University Rd., 4th Floor, Cambridge, Massachusetts 02138. The cost for our use of this space is included in the $20,000 per month fee we will pay to our sponsor or one of its affiliates for office space, administrative and support services, commencing on the date the registration statement of which this prospectus forms a part is declared effective. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. In addition, we have agreed, pursuant to the administrative services and indemnification agreement with our sponsor relating to the monthly payment for services outlined therein, that we will indemnify our sponsor and its affiliates, including General Catalyst, from any liability arising with respect to their activities in connection with our affairs, including, but not limited to, any claims, made by us or a third party, (i) arising out of or relating to this offering or our operations or conduct of our business, (ii) in respect of any investment opportunities sourced by the sponsor and its affiliates, including General Catalyst, and/or (iii) against our sponsor and/or General Catalyst alleging any expressed or implied management or endorsement by our sponsor and/or General Catalyst of any of our activities or any express or implied association between our sponsor and/or General Catalyst, on the one hand, and us or any of our other affiliates, on the other hand, which agreement will provide that the indemnified parties cannot access the funds held in our trust account.

We may pay our sponsor or any of our officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our initial business combination, which we will disclose in the proxy statement filed in connection with our initial business combination. In addition, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Under a promissory note dated February 3, 2026, our sponsor may loan us up to $300,000 to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of December 31, 2026 or the closing of this offering. As of March 31, 2026, we had $132,545 borrowed under the promissory note.

Such loan will be repaid upon the closing of this offering out of the estimated $950,000 of offering proceeds that has been allocated to the payment of offering expenses and that is not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, affiliates of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement GRAIL securities of the post business combination entity at a price of $10.00 per GRAIL security at the option of the lender. The private placement GRAIL securities issued upon conversion of any such loans would be identical to the private placement GRAIL securities sold in a private placement concurrently with this offering.

The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration and shareholder rights agreement pursuant to which our sponsor and certain of our directors, and their permitted transferees, if any, will be entitled to certain registration rights with respect to the securities they hold or may acquire, including the Class A ordinary shares into which alignment shares are convertible and the securities included in private placement GRAIL securities (including any private placement GRAIL securities that may be issued upon conversion of working capital loans), such as the private placement shares included in private placement GRAIL securities, the warrants included in such private placement GRAIL securities and any Class A ordinary shares issuable upon conversion of such warrants. Further, pursuant to such agreement, our sponsor, upon and following consummation of an initial business combination, will also be entitled to nominate three individuals for appointment to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement, which is described under the section of this prospectus entitled “Description of Securities — Registration and Shareholder Rights.”

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

Description of Securities

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which was adopted prior to the consummation of this offering, we are authorized to issue 400,000,000 Class A ordinary shares and 40,000,000 Class B ordinary shares, as well as 1,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our securities as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

GRAIL securities

Each GRAIL security has an offering price of $10.00 and consists of one Class A ordinary share and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder.

The Class A ordinary shares and warrants comprising the GRAIL securities are expected to begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the representatives of the underwriters inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold GRAIL securities or separate their GRAIL securities into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the GRAIL securities into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the GRAIL securities and only whole warrants will trade. Accordingly, unless you purchase at least four GRAIL securities, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering and the sale of the private placement warrants. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the completion of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Additionally, the GRAIL securities will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Ordinary Shares

Prior to the date of this prospectus, there were 5,031,250 Class B ordinary shares issued and outstanding, of which 5,031,250 were held of record by our sponsor and certain of our directors, so that our sponsor and director will own a number of Class B ordinary shares that is equal to approximately 12.5% of the number of Class A ordinary shares sold as part of the public GRAIL securities in this offering. Up to 656,250 of the alignment shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. Upon the closing of this offering, 40,175,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding surrender for no consideration of 656,250 alignment shares) as follows:

•        35,000,000 Class A ordinary shares issued as part of this offering;

•        800,000 private placement shares underlying the GRAIL securities sold in a private placement concurrently with the closing of this offering; and

•        4,375,000 Class B ordinary shares held by our sponsor and certain of our directors.

Prior to the completion of our initial business combination and with respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, the Class B ordinary shares will be entitled to a number of votes representing 20% of our issued and outstanding ordinary shares. Following completion of our initial business combination, the Class B ordinary shares will be entitled to one vote per share. On any other matter submitted to a vote of our shareholders, holders of Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the voting rights attaching to ordinary shares that are represented in person or by proxy and are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of the voting power of votes cast by the issued Class B ordinary shares as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our board of directors is divided into three classes, each of which will generally serve for terms of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the voting power of the shares entitled to vote and voted for the appointment of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to our initial business combination, only holders of our alignment shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. Incumbent directors shall also have the ability to appoint additional directors or to appoint replacement directors in the event of a casual vacancy in accordance with the amended and restated memorandum and articles of association. Further, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on transferring the Company by way of continuation in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the company, in each case, as a result of the company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands) and, as a result, our sponsor will be able to approve any such proposal without the vote of any other shareholder. The provisions of our amended and restated memorandum and articles of association governing the appointment of directors prior to our initial business combination and our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. Holders of our public shares will not be entitled to vote on a special resolution to amend such provisions of our amended and restated memorandum and articles during such period.

Further, for so long as any alignment shares remain outstanding, we may not, without the prior written consent of the holders of a majority of the alignment shares then outstanding, take certain actions, such as to (i) amend, alter or repeal any provision of our amended and restated memorandum and articles of association, whether by merger, amalgamation, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences, conversion rights or relative, participating, optional or other or special rights of the Class B ordinary shares, (ii) change our financial year, (iii) increase the number of members on the board of directors, (iv) pay any dividends or other distributions on, or effect any sub-division of, our share capital, (v) adopt any shareholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements, (vii) issue any Class A ordinary shares in excess of 5% of the number of our Class A ordinary shares outstanding at the closing of this offering or that would otherwise require a shareholder vote pursuant to the rules of the stock exchange on which our Class A ordinary shares are then listed or (viii) issue additional Class B ordinary shares. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that some public shareholders may believe would be in our interest. Any action required or permitted to be taken at any meeting of the holders of alignment shares (other than by way of a special resolution) may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B ordinary shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all alignment shares were present and voted. Any action required or permitted to be taken at any meeting of the holders of alignment shares by way of a special resolution may be taken by way of a resolution in writing signed by all holders of alignment shares.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 400,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after the first full fiscal year that the company is in existence. As an exempted company, there is no requirement under the Companies Act for us to hold annual or shareholder meetings to elect directors other than to ensure that the company has at least one director at all times. We may not hold an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by the vote of a majority of the remaining directors.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights may include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants or our private placement GRAIL securities and their underlying securities. Our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with (i) the completion of our initial business combination and (ii) the implementation by the directors of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination unless restricted by applicable Nasdaq rules. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least five clear days’ notice will be given of any shareholder meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares the shareholders would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor and each member of our management team have agreed to vote their alignment shares, private placement shares included in any private placement GRAIL securities and any public shares (including public shares that are part of a public GRAIL security) purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). As a result, in addition to our alignment shares and private placement shares included in the private placement GRAIL securities issued concurrently with the consummation of this offering, we would need 13,082,501, or 37.38%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Assuming that only the holders of one-third of the voting power attaching to our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares, we will not need any public shares in addition to our alignment shares and the private placement shares included in the private placement GRAIL securities to be purchased by our sponsor simultaneously with this offering to be voted in favor of an initial business combination in order to approve an initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case of clause (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any alignment shares or private placement shares included in private placement GRAIL securities they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window).

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Private Placement GRAIL securities

The private placement GRAIL securities (including any private placement shares or private placement warrants included in such private placement GRAIL securities) will not be transferable or salable (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Alignment shares and Private Placement GRAIL securities,” to our officers and directors and other persons or entities affiliated with our sponsor). Holders of our private placement GRAIL securities (including their underlying securities) are entitled to certain registration rights until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. If we do not consummate an initial business combination within the completion window, any proceeds from the sale of the private placement GRAIL securities held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law). Holders of our private placement GRAIL securities have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with (i) the completion of our initial business combination and (ii) the implementation by the directors of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Further, if we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor and each member of our management team have agreed to vote their alignment shares, private placement shares included in any private placement GRAIL securities and any public shares purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). Otherwise, the private placement GRAIL securities are identical to the Class A ordinary shares sold in this offering.

Our sponsor and our management team have agreed not to transfer, assign or sell any of their private placement GRAIL securities (including any private placement shares or private placement warrants included in such private placement GRAIL securities), until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders — Transfers of Alignment shares and Private Placement GRAIL securities,” to our officers and directors and other persons or entities affiliated with our sponsor made to our officers and directors and other persons or entities affiliated with our sponsor. For more information on the letter agreement in which such transfer restrictions are included and for more information on the limited exceptions to such transfer restrictions, also see “Proposed Business — Initial Business Combination.”

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor, affiliates of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into private placement GRAIL securities of the post business combination entity at a price of $10.00 per GRAIL security at the option of the lender. The private placement GRAIL securities issued upon conversion of any such loans would be identical to the private placement GRAIL securities sold in a private placement concurrently with this offering.

Alignment shares

The alignment shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the GRAIL securities being sold in this offering, and holders of alignment shares have the same shareholder rights as public shareholders, except that:

•        the alignment shares are subject to certain transfer restrictions, as described in more detail below;

•        in a vote to transfer the Company by way of continuation to a jurisdiction outside the Cayman Islands (which requires a special resolution, being the affirmative vote of at least two-thirds of the voting power of the votes cast by the holders of the issued alignment shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company), only holders of our alignment shares shall carry the right to vote;

•        our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any alignment shares, private placement shares included in any private placement GRAIL securities and public shares they hold in connection with the completion of our initial business combination, (ii) to waive their redemption rights with respect to any alignment shares, private placement shares included in any private placement GRAIL securities and public shares in connection with the implementation by the directors of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares and (iii) waive their rights to liquidating distributions from the trust account with respect to any alignment shares or private placement shares included in private placement GRAIL securities they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window);

•        subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein, the alignment shares, which are designated as Class B ordinary shares, will convert, unless a change of control of the post-business combination company occurs (for more information on conversion features of the alignment shares in a change of control event, see the section entitled “— Alignment share change of control conversion”), the alignment shares will automatically convert, in tranches of 10% of the alignment shares issued and outstanding following this offering and following any forfeiture related to the over-allotment option exercise of the underwriters, each measurement period, into our Class A ordinary shares following our initial business combination, pursuant to variable conversion ratios as provided by our amended and restated memorandum and articles of association and as further described below, or, prior to the consummation of an initial business combination, at the option of a holder of alignment shares, on a one-for-one basis, subject to the 4.99% pre-business combination Maximum Percentage condition, provided, however, that (A) such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination, (B) any Class A ordinary shares issued to our initial shareholders in connection with such optional conversion prior to the initial business combination shall (i) not result in our initial shareholders receiving in the aggregate more Class A ordinary shares upon conversion of their alignment shares as they would have received pursuant to the conversion terms described in the amended and restated memorandum and articles of association had our initial shareholders not elected such optional conversion, which may result in our initial shareholders being obligated to surrender for cancellation for no value such Class A ordinary shares to us at the end of the 10 measurement periods if the conversion calculations pursuant to our amended and restated memorandum and articles of association result in our initial shareholders in the aggregate having received more Class A ordinary shares than they would have received pursuant to the conversion calculations to be made over 10 measurement periods, (ii) be deducted from the number of Class A ordinary shares issuable to our initial shareholders in connection with each measurement period conversions of alignment shares following the consummation of an initial business combination, and (iii) everything else being equal, continue to be treated as outstanding Class B ordinary shares as if such Class B ordinary shares had not been converted prior to the consummation of the business combination at the option of our initial shareholders for purposes of calculating the alignment shares eligible to be converted into Class A ordinary shares pursuant to the terms of our amended and restated memorandum and articles of association; and (C) (i) our initial shareholders may only sell or otherwise dispose of any such Class A ordinary shares issued to them in connection with their optional conversion of alignment shares prior to the consummation of an initial business combination once the transfer restrictions in the letter agreement with us have expired and (ii) our initial shareholders may at any time following the consummation of an initial business combination only sell or otherwise dispose of a number of Class A ordinary shares that does not exceed the number of Class A ordinary shares that would have been issued to them pursuant to the conversion calculations in our amended and restated memorandum and articles of association had our initial shareholders not elected to optionally convert their alignment shares into Class A ordinary shares prior to the consummation of our initial business combination. Unless a majority of the independent directors of the company’s board of directors approves an increase of the Maximum Percentage, prior to the consummation of an initial business combination the company shall not effect the conversion of any alignment shares, and the sponsor shall not have the right to convert any alignment shares and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the sponsor together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Class A ordinary shares issued and outstanding immediately after giving effect to such conversion. “Attribution Parties” means, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the sponsor’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the sponsor or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a group together with the sponsor or any of the foregoing and (iv) any other persons whose beneficial ownership of the company’s ordinary shares would or could be aggregated with the sponsor and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For the avoidance of doubt, the purpose of the foregoing is to subject collectively the sponsor and all other Attribution Parties to the Maximum Percentage; and

•        the alignment shares are entitled to registration rights.

If we submit our initial business combination to our public shareholders for a vote, our sponsor and our management team have agreed to vote their alignment shares, private placement shares included in any private placement GRAIL securities and any public shares purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). If we seek shareholder approval, we will complete our initial business combination only if a majority of the voting rights attaching to ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor and each member of our management team have agreed to vote their alignment shares, private placement shares included in any private placement GRAIL securities and any public shares (including public shares that are part of a public GRAIL security) purchased during or after this offering in favor of our initial business combination. As a result, in addition to our alignment shares and private placement shares included in the private placement GRAIL securities issued concurrently with the consummation of this offering, we would need 13,082,501, or 37.38%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised).

Except as described herein, our sponsor and our management team have agreed not to transfer, assign or sell any of their alignment shares or Class A ordinary shares issued upon conversion of alignment shares until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and management team with respect to any alignment shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. For more information on the letter agreement in which the transfer restrictions are included and for more information on the limited exceptions to such transfer restrictions, also see “Proposed Business — Initial Business Combination.”

Prior to the completion of our initial business combination, only holders of our alignment shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. Further, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on transferring the Company by way of continuation in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the company, in each case, as a result of the company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands) and, as a result, our sponsor will be able to approve any such proposal without the vote of any other shareholder. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. Holders of our public shares will not be entitled to vote on a special resolution to amend such provisions of our amended and restated memorandum and articles during such period. Prior to the completion of our initial business combination and with respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, the Class B ordinary shares will be entitled to a number of votes representing 20% of our issued and outstanding ordinary shares. Following completion of our initial business combination, the Class B ordinary shares will be entitled to one vote per share. On any other matter submitted to a vote of our shareholders, holders of Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

Further, for so long as any alignment shares remain outstanding, we may not, without the prior written consent of the holders of a majority of the alignment shares then outstanding, take certain actions, such as to (i) amend, alter or repeal any provision of our amended and restated memorandum and articles of association, whether by merger, amalgamation, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences, conversion rights or relative, participating, optional or other or special rights of the Class B ordinary shares, (ii) change our financial year, (iii) increase the number of members on the board of directors, (iv) pay any dividends or other distributions on, or effect any sub-division of, our share capital, (v) adopt any shareholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements, (vii) issue any Class A ordinary shares in excess of 5% of the number of our Class A ordinary shares outstanding at the closing of this offering or that would otherwise require a shareholder vote pursuant to the rules of the stock exchange on which our Class A ordinary shares are then listed or (viii) issue additional Class B ordinary shares. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that some public shareholders may believe would be in our interest. Any action required or permitted to be taken at any meeting of the holders of alignment shares (other than by way of a special resolution) may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B ordinary shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all alignment shares were present and voted. Any action required or permitted to be taken at any meeting of the holders of alignment shares by way of a special resolution may be taken by way of a resolution in writing signed by all holders of alignment shares.

The conversion terms of the alignment shares following the consummation of an initial business combination were designed to reflect an incentive structure which aligns the interests of our stakeholders and rewards sustained, long-term performance. For more information on dilution, also see the section entitled “Dilution.” On the last day of each measurement period, which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 503,125 alignment shares (or, 437,500 if the over-allotment option is not exercised) will automatically convert, subject to adjustment as described herein, into Class A ordinary shares (“conversion shares”), as follows:

•        if the sum (such sum, the “Total Return”) of (i) the VWAP of our Class A ordinary shares over a measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A ordinary shares on the record date which is on or prior to the last day of the measurement period does not exceed the Price Threshold, the number of conversion shares for such measurement period will be 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised);

•        if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of Class A ordinary shares immediately after the closing of this offering (including any exercise of the over-allotment option and without reduction by any redemptions prior to or in connection with our initial business combination), (y) if in connection with the initial business combination there are issued any Class A ordinary shares (including for the avoidance of doubt any Class A ordinary shares issued to the sellers of a potential business combination target and any Class A ordinary shares issued upon conversion of the up to $1,500,000 in working capital loans made to us by our sponsor, our sponsor’s affiliates and our directors or officers, as further described in this prospectus) or PIPE Securities (as defined below), the number of Class A ordinary shares so issued, and the maximum number of Class A ordinary shares issuable (whether settled in shares or in cash) upon conversion or exercise of such PIPE Securities, and (z) the number of Class A ordinary shares issued upon exercise for cash of any public warrants at the end of a measurement period, divided by (B) the Total Return; and

•        if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, in each case multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

For purposes of the above calculation, “PIPE Securities” means securities (other than the public warrants and the private placement warrants) (i) issued by the company and/or any entities that (after giving effect to completion of the initial business combination) are subsidiaries of the company or are successors of the company or were formed by the company or for the purpose of consummating an initial business combination and issuing securities in connection therewith, and (ii) that are directly or indirectly convertible into or exercisable for Class A ordinary shares, or for a cash settlement value in lieu thereof, including for the avoidance of doubt any such securities purchased by the sponsor, General Catalyst or their affiliates in connection with the business combination; provided that, unless otherwise agreed by the sponsor and us in writing, if (i) an exercise or conversion price of a PIPE Security for purposes of calculating the maximum number of Class A ordinary share issuable pursuant to such security cannot reasonably be ascertained based on the terms of such security, and/or (ii) a maximum number of Class A ordinary shares issuable upon conversion or exercise of a PIPE Security cannot otherwise be reasonably ascertained based on the terms of such security, the maximum number of Class A ordinary shares issuable upon conversion or exercise of such PIPE Security for purposes of calculating the Closing Share Count upon the Total Return exceeding the Price Threshold at the end of each measurement period shall initially be determined in good faith by the independent directors of our board, without regard to any conversion blockers, caps, or share limits set forth in the governing documents of a PIPE Security or of the company or any stock exchange listing rules, for instance requiring shareholder approval prior to the issuance of 20% or more of our ordinary shares (such maximum number of shares, the “Initial Share Determination Number”). If subsequently to such initial good faith determination, a number of Class A ordinary shares greater than the Initial Share Determination Number is issued upon conversion or exercise of PIPE Securities (such greater number of shares, the “Revised Share Determination Number”), the holders of our alignment shares shall be issued such additional number of conversion shares that they would have received at the time of the conversion of a tranche of alignment shares had the Closing Share Count accounted for the Revised Share Determination Number instead of the Initial Share Determination Number. For the avoidance of doubt, (i) no downward adjustment of conversion shares shall occur after Class A ordinary shares have been issued to holders of alignment shares at the end of a measurement period if a number of Class A ordinary shares smaller than the Initial Share Determination Number is issued upon conversion or exercise of PIPE Securities, (ii) the Closing Share Count at the end of each measurement period shall always take into account the greater of the Initial Share Determination Number and the Revised Share Determination Number when a number of conversion shares is calculated pursuant to the conversion terms included in our amended and restated memorandum and articles of association, and (iii) the foregoing is intended solely for purposes of calculating the Closing Share Count and shall not affect the actual economic terms, conversion mechanics, or settlement rights of any PIPE Securities. The term “measurement period” means (i) the period of four fiscal quarters ending with, and including, the last fiscal quarter of the fiscal year in which we consummate our initial business combination and (ii) each of the nine successive four-fiscal-quarter periods. The “Price Threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions). “VWAP” per Class A ordinary share on any trading day shall mean the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the company) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of Class A ordinary share on such trading day determined, using a volume weighted average method, by an independent financial advisor retained for such purpose by the company). VWAP for periods of multiple trading days means the volume weighted average of the respective VWAPs for the trading days in such period. For purposes of this section, “distribution” means any payment of dividends, cash, other consideration or distribution of equity securities of the company or any of its affiliates to holders of our ordinary shares, whether by means of a spin-off, split-off, redemption, reclassification, exchange, share split, share dividend, share distribution, rights offering or similar transaction. The fair market value of any distribution, other than cash, shall be determined in accordance with our amended and restated memorandum and articles of association.

The foregoing calculations will be based on our fiscal year and fiscal quarters, which may change as a result of our initial business combination. Each conversion of alignment shares will apply to the holders of alignment shares on a pro rata basis. If, upon conversion of any alignment shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to such holder. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

For purpose of illustration of the number of Class A ordinary shares that could be issued upon conversion of the alignment shares, and (i) assuming the Closing Share Count is 85,000,000 prior to any public warrants being exercised at $11.50 and 93,750,000 assuming all public warrants issued and outstanding after this offering are exercised at $11.50 once the Total Return is larger than $11.50 (with such Closing Share Counts including 35,000,000 Class A ordinary shares included as part of the public GRAIL securities sold in this offering, 800,000 private placement shares included in the private GRAIL securities sold to our sponsor concurrently with this offering and an additional 49,200,000 Class A ordinary shares issued subsequently to this offering (for instance, in connection with a PIPE financing or in the form of shares issued to shareholders of a potential business combination target; such figures provided for illustrative purposes only), (ii) assuming the VWAP is $9.00 over the initial measurement period, and (iii) assuming that no dividends or distributions have been paid or are payable on the Class A ordinary shares during the initial measurement period, then the Total Return would be $0 per share and the 437,500 alignment shares (or 503,125 alignment shares if the underwriters exercise their over-allotment option in full) of our sponsor would convert down into 4,375 Class A ordinary shares (or 5,031 Class A ordinary shares if the over-allotment option is exercised in full) following the close of the initial measurement period.

In contrast, assuming the VWAP is $11.00 over the measurement period during which we consummate our initial business combination (rather than $9.00 like in the example described in the foregoing paragraph) and dividends and distributions equal to $1.00 per Class A ordinary share were paid or payable during the initial measurement period (rather than no dividends or distributions like in the example described in the immediately foregoing paragraph), the Total Return would be $12.00, which exceeds the initial $10.00 Price Threshold, but is less than 130% of the initial $10.00 Price Threshold. The conversion amount would be calculated as 20% of the $2.00 per share appreciation above $10.00, or $0.40 per share, multiplied by 93,750,000 Class A ordinary shares (including 8,750,000 Class A ordinary shares which, for illustrative purposes, are all assumed to have been issued upon exercise of all our public warrants by the end of the measurement period), which would result in a conversion value for the alignment shares of $37,500,000. This conversion value would then be divided by the Total Return of $12.00, which yields 3,125,000 Class A ordinary shares. Thus, the 437,500 alignment shares of our sponsor, directors and officers would convert at a ratio that is larger than one-to-one into 3,125,000 Class A ordinary shares following the close of the initial measurement period.

Continuing with the example above, at the end of the second measurement period, assuming the Total Return is $11.00, the 437,500 alignment shares (or 503,125 alignment shares if the over-allotment option is exercised in full) at year end would convert down into only 4,375 Class A ordinary shares (or 5,031 Class A ordinary shares if the over-allotment option is exercised in full) because the Total Return for the second measurement period of $11.00 is the same as the VWAP of $11.00 for the first measurement period. If the Total Return for the second measurement period was instead $16.00, then a tranche of 437,500 alignment shares would convert at a ratio that is larger than one-to-one into 6,855,469 Class A ordinary shares. The Total Return of $16.00 would exceed the Price Threshold of $11.00 by $5.00, or a 45.5% increase. The conversion amount would be calculated as the sum of (i) 20% of $3.30 (the excess over $11.00 of a price equal to 130% of $11.00), or $0.66, and (ii) 30% of $1.70 (the difference between the Total Return and 130% of $11.00), or $0.51, multiplied by 93,750,000, which results in $109,687,500. Such amount would then be divided by the Total Return of $16.00, which yields 6,855,469 Class A ordinary shares.

The tables below provide an illustration of the number of conversion shares each tranche of alignment shares shall convert into based on the Price Threshold and Total Return for a given measurement period, based on a Closing Share Count of 85,000,000 prior to any public warrants being exercised at $11.50 and 93,750,000 assuming all public warrants issued and outstanding after this offering are exercised at $11.50 and assuming that there was no exercise of the underwriter’s over-allotment option:

Annual Conversion Shares*

Total Return
Price Threshold	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00
$10.00	4,375	4,375	4,375	1,545,455	3,125,000	4,326,923	6,026,786	7,500,000	8,789,063	9,926,471
$11.00	4,375	4,375	4,375	4,375	1,562,500	2,884,615	4,017,857	5,437,500	6,855,469	8,106,618
$12.00	4,375	4,375	4,375	4,375	4,375	1,442,308	2,678,571	3,750,000	4,921,875	6,286,765
$13.00	4,375	4,375	4,375	4,375	4,375	4,375	1,339,286	2,500,000	3,515,625	4,466,912
$14.00	4,375	4,375	4,375	4,375	4,375	4,375	4,375	1,250,000	2,343,750	3,308,824
$15.00	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	1,171,875	2,205,882
$16.00	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	1,102,941
$17.00	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375
$18.00	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375
$19.00	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375
$20.00	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375	4,375
Total Return
Price Threshold	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00
$10.00	10,937,500	11,842,105	12,656,250	13,392,857	14,062,500	14,673,913	15,234,375	15,750,000
$11.00	9,218,750	10,213,816	11,109,375	11,919,643	12,656,250	13,328,804	13,945,313	14,512,500
$12.00	7,500,000	8,585,526	9,562,500	10,446,429	11,250,000	11,983,696	12,656,250	13,275,000
$13.00	5,781,250	6,957,237	8,015,625	8,973,214	9,843,750	10,638,587	11,367,188	12,037,500
$14.00	4,166,667	5,328,947	6,468,750	7,500,000	8,437,500	9,293,478	10,078,125	10,800,000
$15.00	3,125,000	3,947,368	4,921,875	6,026,786	7,031,250	7,948,370	8,789,063	9,562,500
$16.00	2,083,333	2,960,526	3,750,000	4,553,571	5,625,000	6,603,261	7,500,000	8,325,000
$17.00	1,041,667	1,973,684	2,812,500	3,571,429	4,261,364	5,258,152	6,210,938	7,087,500
$18.00	4,375	986,842	1,875,000	2,678,571	3,409,091	4,076,087	4,921,875	5,850,000
$19.00	4,375	4,375	937,500	1,785,714	2,556,818	3,260,870	3,906,250	4,612,500
$20.00	4,375	4,375	4,375	892,857	1,704,545	2,445,652	3,125,000	3,750,000

____________

*        Assumes no dividends paid, such that the “Total Return” equals the VWAP of Class A ordinary shares for an applicable measurement period.

The conversion shares will be deliverable no later than the tenth day following the last day of each applicable measurement period. The conversion shares will be delivered no later than 10:00 a.m., New York City time, on the date of issuance.

Alignment share change of control conversion

Upon a change of control occurring after our initial business combination (but not in connection with our initial business combination), for the measurement period in which the change of control transaction occurs, a tranche of 503,125 alignment shares (or, 437,500 if the over-allotment option is not exercised) will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:

•        if, prior to the date of such change of control the alignment shares have already cumulatively converted into a number of Class A ordinary shares equal in the aggregate to at least 12.5% of the Closing Share Count (the “12.5% Threshold Amount”), the number of conversion shares will equal the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) the number of Class A ordinary shares that would be issuable based on the excess of the Total Return above the Price Threshold as described above with such Total Return calculated using the purchase price or deemed value of the Class A ordinary shares at the time of the closing of the change of control transaction rather than the VWAP over the relevant measurement period;

•        if, prior to the date of the change of control the alignment shares have not already cumulatively converted into a number of Class A ordinary shares equal in the aggregate to at least the 12.5% Threshold Amount, the number of conversion shares will equal the greater of (i) the 12.5% Threshold Amount less any Class A ordinary shares previously issued upon conversion of alignment shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the Price Threshold described above with the Total Return calculated using the purchase price or deemed value of the Class A ordinary shares at the time of the closing of the change of control transaction rather than the VWAP over the relevant measurement period; and

•        to the extent any tranches of 503,125 alignment shares remain outstanding (or 437,500 if the underwriters do not exercise their over-allotment option in connection with this offering), each such remaining tranche of alignment shares will each automatically convert into 5,031 (or 4,375 if the underwriters do not exercise their over-allotment option in this offering) Class A ordinary shares.

A change of control is the occurrence of any one of the following after the consummation of our initial business combination (but not in connection with our initial business combination) if any of the following occurs: (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their respective employee benefit plans, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of ordinary shares representing more than 50% of the voting power of our ordinary shares and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) has occurred; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (b) the consummation of (A) any recapitalization, reclassification or change of the ordinary shares (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of the ordinary shares would be converted into, or exchanged for, shares, other securities, or other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which all of the Class A ordinary shares will be converted into cash, securities or other property or assets (including any combination thereof), and other than a pledge or hypothecation of assets (but not foreclosure in respect thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our or our consolidated assets, taken as a whole, to any person or entity (other than one of our wholly owned subsidiaries); provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a change of control pursuant to this clause (b); (c) our shareholders approve any plan or proposal for our liquidation or dissolution

(other than a liquidation or dissolution that will occur contemporaneously with a transaction described in clause (b)(B) above); or (d) our Class A ordinary shares cease to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a change of control, if at least 90% of the consideration received or to be received by the holders of our ordinary shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of ordinary shares that are listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests in which the alignment shares convert into.

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, provided that we have an effective registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a “cashless basis” under the circumstances specified in the warrant agreement) and such Class A ordinary shares are registered, qualified or exempt from registration under the securities or blue sky laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the GRAIL securities and only whole warrants will trade.

Accordingly, unless you purchase at least four GRAIL securities, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the company.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a GRAIL security containing such warrant will have paid the full purchase price for the GRAIL security solely for the Class A ordinary share underlying such GRAIL security.

We are registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3 for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, and during any period when we will have failed to maintain such an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is delivered to the warrant agent.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants-Public Shareholders’ Warrants-Adjustments to the Warrant Exercise Price”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the “fair market value” of our Class A ordinary shares less the exercise price of the warrants by (y) the fair market value.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants-Public Shareholders’ Warrants-Adjustments to the Warrant Exercise Price”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

Adjustments to the Warrant Exercise Price

If the number of outstanding Class A ordinary shares is increased by a capitalization or share dividend paid in Class A ordinary shares to all or substantially all holders of Class A ordinary shares, or by a sub-division of Class A ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-division or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Class A ordinary shares.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, (e) as a result of the repurchase of Class A ordinary shares by us if a proposed initial business combination is presented to our shareholders for approval, or (f) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any alignment shares held by our sponsor, certain of our directors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

Amendments to the Warrant Agreement

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants under the warrant agreement, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the rights of the registered holders under the warrant agreement. Notwithstanding the foregoing, (a) any amendment to the terms of the private placement warrants shall only require our consent and the holders of a majority of the private placement warrants, (b) we may lower the exercise price of the warrants or extend the duration of the exercise period of the warrants without the consent of the registered holders of the warrants, and (c) we may in our sole discretion and at any time allow or require the exercise of the warrants on a “cashless basis” without the consent of any registered holders.

You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the GRAIL securities and only whole warrants will trade.

If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

Exclusive Forum

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the GRAIL securities in this offering. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable (except pursuant to limited exceptions as described under “Principal Shareholders — Transfers of Alignment shares and Private Placement GRAIL securities,” to our officers and directors and other persons or entities affiliated with the sponsor) until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and the private placement warrants will not be redeemable by us. Our sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our sponsor or an affiliate of our sponsor or certain of our officers and directors have the right, but not the obligation, to loan us funds interest free and on substantially the same terms as our existing promissory note. Up to $1,500,000 of such loans may be convertible into private placement GRAIL securities of the post business combination entity at a price of $10.00 per GRAIL security at the option of the lender. The private placement GRAIL securities issued upon conversion of any such loans would be identical to the private placement GRAIL securities sold in a private placement concurrently with this offering and each such private placement GRAIL security would include one-fourth of a private placement warrant.

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

•        the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•        whether voting rights are attached to the shares in issue;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association authorize 1,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series or classes. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series or class. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have antitakeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying or preventing a change of control of us or the removal of existing management.

We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination even if we have substantial assets outside the trust account. A Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends following completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds in value of the voting shares voted at a shareholder meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company provided the parent company is the surviving entity and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides certain rights for dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value of such dissenting shares and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that such person holds in the constituent company. Upon the giving of a notice of dissent under paragraph (c) above, the shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose.

The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of its authority);

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability (meaning our shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no nominal or par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance); and

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” as used in this section means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a shareholder meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of the voting power of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a shareholder meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders. Further, our amended and restated memorandum and articles of association provide that a quorum at our shareholder meetings will consist of one or more shareholders who together hold not less than one-third of the voting power attaching to the ordinary shares entitled to vote at such meeting being individuals present in person or by proxy.

Our sponsor, independent directors nominees and their permitted transferees, if any, who will collectively beneficially own a number of Class B ordinary shares that is equal to approximately 12.5% of the number of Class A ordinary shares sold as part of the public GRAIL securities in this offering, will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

•        if we do not consummate an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•        prior to the completion of our initial business combination, we may not, except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account, issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond the completion window or (y) amend the foregoing provisions;

•        in the event we enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such a business combination or transaction is fair to our company from a financial point of view;

•        if a shareholder vote on our initial business combination is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        we must complete one or more business combinations that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination;

•        if our directors implement, following the approval of the shareholders, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, subject to the limitations described herein;

•        we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations; and

•        unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of

America, the sole and exclusive forum for determination of such a claim. This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering, Counter Terrorist Financing, Prevention of Proliferation Financing and Financial Sanctions Compliance-Cayman Islands

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct is involved with terrorism or terrorist property or proliferation financing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands) if the disclosure relates to criminal conduct or money laundering, or proliferation financing or is the business combination partner of a financial sanction; or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or

other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Economic Substance-Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (As Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities”). As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which we need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that our Company will not be engaging in any “relevant activities” prior to the consummation of our initial business combination and will therefore not need to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Data Protection in the Cayman Islands-Privacy Notice

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”) based on internationally accepted principles of data privacy.

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise. The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company. For the purposes of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists. Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject, (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

The company will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of the company on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

The company may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

•        where this is necessary for the performance of our rights and obligations under any purchase agreements;

•        where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering, counter terrorist financing, prevention of proliferation financing, financial sanctions and FATCA/CRS requirements); and/or

•        where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should the company wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association provide that our board of directors will be classified into three classes of directors. In addition, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will have the right to appoint directors prior to or in connection with the completion of our initial business combination. Incumbent directors shall also have the ability to appoint additional directors or to appoint replacement directors in the event of a casual vacancy in accordance with the amended and restated memorandum and articles of association. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering we will have 40,175,000 ordinary shares (or 46,186,250 ordinary shares if the underwriters’ over-allotment option is exercised in full) issued and outstanding. Of these shares, the Class A ordinary shares included in the public GRAIL securities sold in this offering (35,000,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised and 40,250,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. Similarly, any public GRAIL securities or public warrants sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any public GRAIL securities purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding alignment shares (4,375,000 alignment shares if the underwriters’ over-allotment option is not exercised and 5,031,250 alignment shares if the underwriters’ over-allotment option is exercised in full) and all of the outstanding private placement GRAIL securities (800,000 private placement GRAIL securities if the underwriters’ over-allotment option is not exercised and 905,000 private placement GRAIL securities if the underwriters’ over-allotment option is exercised in full), and the securities underlying the foregoing, will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. As described in more details under the section entitled “Description of Securities — Alignment Shares,” while there will be issued and outstanding a certain number of alignment shares (4,375,000 alignment shares if the underwriters’ over-allotment option is not exercised and 5,031,250 alignment shares if the underwriters’ over-allotment option is exercised in full) prior to the consummation of our initial business combination, the variable conversion ratios of our alignment shares imply that depending on the Total Return and the applicable Price Threshold Class A ordinary shares will be issued upon conversion of alignment shares at a ratio that is either greater or smaller than one-to-one. In fact, our alignment shares will only (i) convert into Class A ordinary shares at a ratio that is greater than one-to-one if the Total Return of the Closing Share Count as of the relevant measurement date is above the Price Threshold, or (ii) convert down at a ratio of one-hundred-to-one if the Total Return of the Closing Share Count as of the relevant measurement date does not exceed the Price Threshold (a 437,500 tranche of our alignment shares (or 503,125 if the over-allotment option is exercised) due to vest in one of the 10 measurement periods would therefore convert into only 4,375 Class A ordinary shares (or 5,031 if the over-allotment option is exercised). As described in the illustrative examples included under “Description of Securities — Alignment Shares,” there may therefore be more or less Class A ordinary shares become issuable following the consummation of our business combination than the 4,375,000 alignment shares (or 5,031,250 alignment shares if the underwriters’ over-allotment option is exercised in full) issued and outstanding following this offering.

Contractual Transfer Restrictions

Our sponsor and our management team have agreed not to transfer, assign or sell any of their alignment shares (including any Class A ordinary shares issued upon conversion thereof) and private placement GRAIL securities (including any private placement shares or private placement warrants included in such private placement GRAIL securities) until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. The foregoing restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor, of the member of our sponsor or of any of their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the alignment shares or private placement GRAIL securities, private placement warrants, private placement shares or Class A ordinary shares, as applicable, were originally purchased; (f) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our sponsor’s operating agreement; (g) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (h) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (i) in the event of our liquidation prior to the completion of our initial business combination; or (j) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

The letter agreement with our sponsor, officers and directors that includes the transfer restrictions described in the foregoing may be amended without shareholder approval with our written consent as well as the written consent of the sponsor and our directors and officers to the extent they are the subject of any change, amendment, modification or waiver to the letter agreement. The written consent of Citigroup Global Markets Inc., as representative of the underwriters, will also be required for an amendment of a provision of the letter agreement that subjects the sponsor and our directors and officers to certain of the restrictions included in the underwriting agreement and pursuant to which the sponsor and our officers and directors agree that, subject to the same exceptions described in the preceding paragraph and certain other exceptions described in the underwriting agreement, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of Citigroup Global Markets Inc., as representative of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, GRAIL securities, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares (for more information on the transfer restrictions and exceptions thereto included in the underwriting agreement, also see “Underwriting — Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement”). While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. For more information on the letter agreement and a summary of the transfer restrictions described above and the limited exceptions to such transfer restrictions, also see “Proposed Business — Initial Business Combination.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of ordinary shares then outstanding, which will equal 402,750 shares immediately after this offering (or 462,863 shares if the underwriters exercise their over-allotment option in full); and

•        the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its alignment shares and its private placement GRAIL securities and their underlying securities pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Summary of resale restrictions

The below table summarizes the material terms of the restrictions described in the subsections above and whether and when our sponsor may sell securities purchased in connection with or concurrently with this offering.

As described further above, pursuant to a letter agreement to be entered with us, each of our sponsor, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell alignment shares, private placement GRAIL securities and public GRAIL securities (if any are purchased in connection with the offering), as summarized in the table below. For more information on non-contractual resale restrictions, also see above “— Rule 144” and “— Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.”

SUBJECT SECURITIES	TRANSFER RESTRICTIONS	NATURAL PERSONS AND ENTITIES SUBJECT TO TRANSFER RESTRICTIONS	EXCEPTIONS TO TRANSFERRES TRICTIONS
Alignment shares (including any Class A ordinary shares issued upon conversion thereof)(1)(2)

Agreement not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (each of the foregoing, a “Transfer”), until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete

Our sponsor, directors and officers

Restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor, of the member of our sponsor or of any of their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the alignment shares, private placement GRAIL securities, private placement warrants, private placement shares or Class A ordinary shares, as applicable, were originally purchased; (f) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our sponsor’s operating agreement;

SUBJECT SECURITIES	TRANSFER RESTRICTIONS	NATURAL PERSONS AND ENTITIES SUBJECT TO TRANSFER RESTRICTIONS	EXCEPTIONS TO TRANSFERRES TRICTIONS

a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Further, no Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.

(g) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (h) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (i) in the event of our liquidation prior to the completion of our initial business combination; or (j) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and management team with respect to any alignment shares and private placement GRAIL securities (including their underlying securities). Further, despite the 180 day Transfer restriction after the date of this prospectus that is described under the column “Transfer restrictions” to the left of this column, the underwriting agreement authorizes registration with the SEC pursuant to the Registration Rights and Shareholder Rights Agreement of the resale of the alignment shares, the private placement GRAIL securities (including any private placement GRAIL securities issued upon conversion of working capital loans) and their underlying securities, the exercise of the private placement warrants and the public warrants and the Class A ordinary shares issuable upon exercise of such warrants or conversion of alignment shares.

SUBJECT SECURITIES	TRANSFER RESTRICTIONS	NATURAL PERSONS AND ENTITIES SUBJECT TO TRANSFER RESTRICTIONS	EXCEPTIONS TO TRANSFERRES TRICTIONS
Private Placement GRAIL securities and underlying securities(1)(2)

No Transfer until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Further, no Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.

		Our sponsor and its permitted transferees	Same as above.
Public GRAIL securities and underlying securities (if any are purchased in connection with the offering)(2)

No Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.

		Our sponsor, directors and officers, and their permitted transferees	Same as above.

____________

(1)      For more information on the number securities beneficially held by our sponsor and certain of our directors, please see the section entitled “Principal Shareholders” in this prospectus.

(2)      The alignment shares and private placement GRAIL securities, including any private placement shares and private placement warrants included in such private placement GRAIL securities, issued in connection or simultaneously with this offering are restricted securities and subject to the limitations on transfer described above under “— Rule 144” and “— Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.” Further, our sponsor, its permitted transferees or any other person that becomes an affiliate of the post-business combination company for purposes of Rule 144 under the Securities Act may be subject to additional resale restrictions with respect to securities they hold, as described above.

The letter agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by (i) each director and officer signatory to the letter agreement with respect to herself or himself, as applicable, to the extent she or he are the subject of any such change, amendment, modification or waiver, (ii) us, and (iii) our sponsor. Changes, amendments, modifications or waivers to the Transfer restriction that lasts for 180 days after the date of this prospectus will require the written consent of the representatives of the underwriters of this offering. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. For more information, also see “Risk Factors — Risks Relating to our Sponsor and Management Team — Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval” and “Underwriting — Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement.”

In order to facilitate our initial business combination or for any other reason determined by our sponsor or our directors, our sponsor or directors may, with our consent, (i) surrender or forfeit, transfer or exchange our alignment shares, private placement GRAIL securities or any of our other securities held by them, including for no consideration in connection with a PIPE financing or otherwise, (ii) subject any such securities to earn-outs or other restrictions, and (iii) enter into any other arrangements with respect to any such securities.

We may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer alignment shares and private placement GRAIL securities or membership interests in our sponsor in a transaction in which the sponsor or General Catalyst removes itself as our sponsor before identifying a business combination. As a result, there is a risk that General Catalyst and its affiliates, our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Hemant Taneja, Paul Kwan, Christopher Kauffman, Fareed Zakaria, Barry McCarthy and Tom Linebarger. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Registration and Shareholder Rights

Holders of our alignment shares and private placement GRAIL securities, including from time to time public shares, private placement GRAIL securities that may be issued upon conversion of working capital loans, any private placement shares or private placement warrants included in private placement GRAIL securities, any Class A ordinary shares issuable upon conversion of alignment shares or upon exercise of warrants they may hold or acquire, and any warrants, including private placement warrants, that they may hold or acquire, will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed in connection with the consummation of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Further, pursuant to the registration and shareholder rights agreement described above, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.

Listing of Securities

Our GRAIL securities have been approved to be listed on Nasdaq under the symbol “GCGRU.” Once the securities comprising the GRAIL securities begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on the Nasdaq under the symbols “GCGR” and “GCGRW,” respectively. The GRAIL securities will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

Taxation

The following summary of certain Cayman Islands and U.S. federal income tax considerations generally applicable to an investment in our GRAIL securities, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not address all possible tax considerations relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors are urged to consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares. An instrument of transfer in respect of a share is stampable if executed in or brought into the Cayman Islands.

The company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands as follows:

THE TAX CONCESSIONS ACT
(AS REVISED)
UNDERTAKING AS TO TAX CONCESSIONS

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with General Catalyst Global Resilience Merger Corp.:

1.      That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the company or its operations; and

2.      In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    On or in respect of the shares, debentures or other obligations of the company; or

2.2    by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of thirty years from January 19, 2026.

U.S. Federal Income Tax Considerations

The following summarizes certain U.S. federal income tax consequences of the ownership and disposition by a U.S. Holder (as defined below) of our GRAIL securities, Class A ordinary shares and warrants, to which we refer collectively as our securities. Because the components of a GRAIL security are generally separable at the option of the holder, the holder of a GRAIL security will be treated for U.S. federal income tax purposes as the owner of the underlying Class A ordinary share and one-fourth of one redeemable warrant. As a result, the discussion below with respect to beneficial owners of Class A ordinary shares and warrants will also apply to beneficial owners of GRAIL securities (as the deemed owners of the underlying Class A ordinary shares and warrants that compose the GRAIL securities).

This discussion of certain U.S. federal income tax considerations applies to you only if (i) you are a beneficial owner of our securities that is an initial purchaser of a GRAIL security pursuant to this offering, (ii) you are a U.S. Holder and (iii) you hold the GRAIL security and each component of the GRAIL security as capital assets under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of our GRAIL securities, Class A ordinary shares or warrants and are:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•        an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

This discussion assumes that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by you in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to your ownership and disposition of a GRAIL security in your particular circumstances, or if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•        our sponsor or founder (or an officer, director, employee or affiliate thereof);

•        a financial institution;

•        a dealer or trader in securities that uses a mark-to-market method of tax accounting with respect to the securities;

•        a government or agency or instrumentality thereof;

•        a regulated investment company;

•        a real estate investment trust;

•        an expatriate or former long-term resident of the United States;

•        an insurance company;

•        a person that actually or constructively owns five percent or more of our voting shares or five percent or more of the total value of our shares;

•        a person holding the securities as part of a “straddle,” integrated transaction or similar transaction;

•        a U.S. person whose functional currency is not the U.S. dollar; or

•        a tax-exempt entity.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, which may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.

Furthermore, this discussion does not discuss any minimum tax or the application of Section 451(b) of the Code, and does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or any state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax adviser with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion does not consider the tax treatment of entities or arrangements classified as partnerships or other passthrough entities or persons who invest in our securities through those entities. If an entity or arrangement classified as a partnership or other passthrough entity for U.S. federal income tax purposes is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other passthrough entity generally will depend on the status of the partner or member and the activities of the partnership or other passthrough entity. If you are a partner or member of a partnership or other passthrough entity holding our securities, we urge you to consult your own tax adviser.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISER WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Allocation of Purchase Price and Characterization of a GRAIL Security

No statutory, administrative or judicial authority directly addresses the treatment of a GRAIL security or instruments similar to a GRAIL security for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. Under general U.S. federal income tax principles, the acquisition of a GRAIL security will be treated as the acquisition of one Class A ordinary share and one-fourth of one warrant, a whole one of which is exercisable to acquire one Class A ordinary share. For U.S. federal income tax purposes, you must allocate the purchase price paid for a GRAIL security between the one Class A ordinary share and the one-fourth of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of these values based on all the facts and circumstances. Therefore, you should consult with your tax adviser regarding the determination of value for these purposes. The portion of the purchase price of a GRAIL security allocated to each Class A ordinary share and the one-fourth of one warrant will be your initial tax basis in the share or warrant, as the case may be. Any disposition of a GRAIL security will be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and one-fourth of one warrant composing the GRAIL security, and the amount realized on the disposition will be allocated between the Class A ordinary share and the one-fourth of one warrant based on their respective relative fair market values (as determined by you based on all the relevant facts and circumstances) at the time of disposition. The separation of the Class A ordinary share and the one-fourth of one warrant composing a GRAIL security will not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the GRAIL securities, Class A ordinary shares and warrants and your purchase price allocation is not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the GRAIL securities, no assurance can be given that the IRS or a court will agree with the characterization described above or the discussion below. The remainder of this discussion assumes that the characterization of the GRAIL securities described above is respected for U.S. federal income tax purposes.

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, you generally will be required to include in gross income as dividends the amount of any distribution of cash or other property (other than certain distributions of our shares or rights to acquire our shares) paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce your basis (but not below zero) in your Class A ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (the treatment of which is described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below).

Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate that applies to qualified dividend income (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States (which will be the case if our shares are traded on the Nasdaq), we are not a PFIC for the year the dividend was paid or in the previous year, and certain other requirements, including certain holding period requirements, are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. You should consult your tax adviser regarding the availability of this lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our Class A ordinary shares or warrants, which, in general, would include a redemption of Class A ordinary shares or warrants that is treated as a sale of those securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, you generally will recognize capital gain or loss as described below. This capital gain or loss generally will be long-term capital gain or loss if your holding period for the Class A ordinary shares or warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders are currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss you recognize will equal the difference between (i) the sum of the amount of cash and the fair market value of any property received in the disposition (or, if the Class A ordinary shares or warrants are held as part of GRAIL securities at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or the warrants, as the case may be, based upon the then fair market values of the Class A ordinary shares and the warrants included in the GRAIL securities) and (ii) your adjusted tax basis in the Class A ordinary shares or warrants so disposed of. Your adjusted tax basis in your Class A ordinary shares or warrants generally will equal your acquisition cost (that is, as discussed above, the portion of the purchase price of a GRAIL security allocated to a Class A ordinary share or one-fourth of one warrant or, in the case of Class A ordinary shares received upon exercise of warrants, as discussed below, your initial basis for the Class A ordinary shares received upon exercise) increased as described below in “— Redemption of Class A Ordinary Shares” in respect of certain redemptions of Class A ordinary shares that are treated as corporate distributions and by prior deemed distributions that are treated as dividends (as described below in “— Possible Constructive Distributions”), and decreased by any prior distributions (including deemed distributions) treated as returns of capital. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that your Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities — Ordinary Shares” or if we purchase your Class A ordinary shares in an open market transaction (in either case referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary shares, you will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of Class A ordinary shares, you will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as owned by you (including any shares constructively owned by you) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to you, (ii) results in a “complete termination” of your interest in us or (iii) is “not essentially equivalent to a dividend” with respect to you. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, you must take into account not only our shares actually owned by you, but also our shares that are constructively owned by you. In addition to shares you own directly, you may be treated as constructively owning shares owned by certain related individuals and entities in which you have an interest or that have an interest in you, as well as any shares you have a right to acquire by exercise of an option, which likely would include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by you immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by you immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of your interest if either (i) all of our shares actually and constructively owned by you are redeemed or (ii) all of our shares actually owned by you are redeemed and you are eligible to waive, and effectively waive in accordance with specific rules, the attribution of shares owned by certain family members and you do not constructively own any other shares of ours. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of your proportionate interest in us. Whether the redemption will result in a meaningful reduction of your proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” You should consult your tax adviser as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax consequences of the redemption will be as described under “— Taxation of Distributions” above.

After the application of those rules, any remaining tax basis in the redeemed Class A ordinary shares will be added to your adjusted tax basis in your remaining shares. If there are no remaining shares, you are urged to consult your tax adviser as to the allocation of any remaining basis.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of warrants, you generally will not recognize taxable gain or loss on the acquisition of Class A ordinary shares upon exercise of warrants for cash. Your tax basis in our Class A ordinary shares received upon exercise of the warrants generally will be an amount equal to the sum of your initial investment in the warrants (i.e., the portion of your purchase price for the GRAIL securities that is allocated to the exercised warrants, as described above under “— Allocation of Purchase Price and Characterization of a GRAIL Security”) and the exercise price. It is unclear whether your holding period for the Class A ordinary shares received upon exercise of warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which you held the warrants. If a warrant is allowed to lapse unexercised, you generally will recognize a capital loss equal to your tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax free, either because the exercise is treated as a recapitalization for U.S. federal income tax purposes or because it is otherwise not treated as a realization event. In either of these two situations, your basis in the Class A ordinary shares received would equal your basis in the warrants exercised. If the cashless exercise were treated as not being a realization event (and not a recapitalization), it is unclear whether your holding period in the Class A ordinary shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which you held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrants exercised.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In that event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration of the exercise price of the remaining warrants, which would be deemed to be exercised. For this purpose, you could be deemed to have surrendered a number of warrants having an aggregate value equal to the exercise price for the total number of warrants deemed exercised. Subject to the PFIC rules discussed below, you would recognize capital gain or loss in an amount equal to the difference between the total exercise price for the total number of warrants to be exercised and your adjusted tax basis in the warrants deemed surrendered. In this case, your tax basis in the Class A ordinary shares received would equal the sum of your initial investment in the warrants exercised (i.e., the portion of your purchase price for the GRAIL securities that is allocated to the warrants, as described above under “— Allocation of Purchase Price and Characterization of a GRAIL Security”) and the exercise price of the warrants. It is unclear whether your holding period for the Class A ordinary shares would commence on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period would not include the period during which you held the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court. Accordingly, you should consult your tax adviser as to the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Shareholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to you, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of the warrants provide for an adjustment to the number of Class A ordinary shares for which warrants may be exercised or to the exercise price of the warrants in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Shareholders’ Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. You would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases your proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash or other property to the holders of our Class A ordinary shares which is taxable to the holders of the Class A ordinary shares as described under “— Taxation of Distributions” above.

A constructive distribution to you would be treated as if you had received a cash distribution from us (taxed as described above under “— Taxation of Distributions” above). Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our start-up year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, or if we do not complete a business combination within two taxable years following the current taxable year, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the start-up exception to our current taxable year, perhaps until after the end of our two taxable years following our start-up year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that we are a PFIC will generally apply for subsequent years to you if you held (or are deemed to have held) Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in your holding period and, in the case of our Class A ordinary shares, you did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which you held (or were deemed to hold) Class A ordinary shares, as described below, you generally would be subject to special rules with respect to (i) any gain recognized on the sale or other disposition of your Class A ordinary shares or warrants and (ii) any “excess distribution” made to you (generally, any distributions to you during a taxable year that are greater than 125% of the average annual distributions received by you in respect of the Class A ordinary shares during the three preceding taxable years or, if shorter, your holding period for the Class A ordinary shares).

Under these rules:

•        your gain or excess distribution will be allocated ratably over your holding period for the Class A ordinary shares or warrants;

•        the amount allocated to the taxable year in which you recognized the gain or received the excess distribution, or to the period in your holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) and included in your holding period will be taxed at the highest tax rate in effect for that year and applicable to you (without regard to other items of income and loss for such year); and

•        an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed with respect to the tax attributable to each such other taxable year.

In general, if we are determined to be a PFIC, you may be able to avoid the PFIC tax consequences described above in respect to our Class A ordinary shares (but not our warrants) by making a timely and valid QEF election to include in income your pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year in which or with which our taxable year ends. You generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, you may not make a QEF election with respect to your warrants to acquire our Class A ordinary shares. As a result, if you sell or otherwise dispose of warrants (other than upon exercise of warrants) and we were a PFIC at any time during your holding period for the warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If you properly make a QEF election with respect to the newly acquired Class A ordinary shares (or have previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding any such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to the newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period you held the warrants), unless you make a “purging” election under the PFIC rules. Under one type of purging election, you will be deemed to have sold your shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, you will have a new basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules. You should consult your tax adviser as to the application of the rules governing purging elections to your particular circumstances (including the availability of a separate purging election available if we are a controlled foreign corporation).

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. You generally make a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. You should consult your tax adviser regarding the availability and tax consequences of a retroactive QEF election under your particular circumstances.

In order to comply with the requirements of a QEF election, you must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide you such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable you to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If you have made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to the shares (because you have made a timely QEF election for our first taxable year as a PFIC in which you hold (or are deemed to hold) the shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of earnings and profits that were previously included in income generally should not be taxable when distributed to you. The tax basis of your shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the rules above. In addition, if we are not a PFIC for any taxable year, you will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such taxable year.

If we are a PFIC and our Class A ordinary shares constitute “marketable stock,” you may avoid the adverse PFIC tax consequences discussed above if, at the close of the first taxable year in which you hold (or are deemed to hold) our Class A ordinary shares, you make a mark-to-market election with respect to the shares for the taxable year. You generally will include for each taxable year as ordinary income the excess, if any, of the fair market value of your Class A ordinary shares at the end of the taxable year over your adjusted basis in your Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. You also will be allowed to take an ordinary loss in respect of the excess, if any, of your adjusted basis in your Class A ordinary shares over the fair market value of the shares at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in your Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of your Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which we have been approved to list our Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. In general, the Class A ordinary shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of Class A ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. You should consult your tax adviser regarding the availability and tax consequences of a mark-to-market election in respect of our Class A ordinary shares under your particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, you generally will be deemed to own a portion of the shares of the lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or you otherwise are deemed to have disposed of an interest in the lower-tier PFIC. The mark-to-market election discussed above will not apply to any lower-tier PFIC. Accordingly, you may continue to be subject to tax under the rules described above with respect to excess distributions with respect to any lower-tier PFIC, notwithstanding a mark-to-market election for the Class A ordinary shares. We will endeavor to cause any lower-tier PFIC to provide the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance that we will be able to cause the lower-tier PFIC to provide any required information. You should consult your tax adviser regarding the tax issues raised by lower-tier PFICs.

If you own (or are deemed to own) shares in a PFIC during any taxable year, you may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the Treasury.

The rules dealing with PFICs and with the QEF and mark-to-market elections are complex and are affected by various factors in addition to those described above. Accordingly, you should consult your adviser concerning the application of the PFIC rules to our securities under your particular circumstances.

Tax Reporting

You may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to any investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Class A ordinary shares and warrants if they are not held in an account maintained with a U.S. financial institution. You should consult your tax adviser regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and warrants.

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, if you are a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your tax adviser with respect to the tax consequences of the ownership and disposition of our Class A ordinary shares and warrants, including the tax consequences under state, local, estate, non-U.S. and other laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus, among us and Citigroup Global Markets Inc., as representative of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of GRAIL securities shown opposite its name below:

UNDERWRITER	NUMBER OF GRAIL SECURITIES
Citigroup Global Markets Inc.	33,250,000
Academy Securities, Inc.	1,750,000
Total	35,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the GRAIL securities if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the GRAIL securities as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the GRAIL securities or their components, that you will be able to sell any of the GRAIL securities or their components that are held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the GRAIL securities subject to their acceptance of the GRAIL securities from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the GRAIL securities to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.12 per GRAIL security. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	PAID BY GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
	NO EXERCISE	FULL EXERCISE
Per GRAIL Security(1)	$0.55	$0.55
Total(1)	$19,250,000	$22,137,500

_________

(1)     Includes $7,000,000 or 8,050,000 if the underwriters’ over-allotment option is exercised in full shall be payable to the underwriters upon the closing of this offering. Also includes $0.35 per share, or $12,250,000 in the aggregate (or $14,087,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) is payable to the underwriters for deferred underwriting commissions and will be placed in a trust account located in the United States as described herein. The deferred commissions will be fully earned by the underwriters upon the payment of the purchase price for the GRAIL securities purchased by the underwriters on the closing of this offering and will be released to the underwriters only on and concurrently with completion of an initial business combination.

If we do not complete our initial business combination within the completion window, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting commissions, including any accrued interest thereon, then in the trust account and (ii) the deferred underwriters’ commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of permitted withdrawals) to the public shareholders.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $950,000. We have agreed to reimburse the underwriters for FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000. In addition, the underwriters have agreed to make a payment to us at the closing of this offering to reimburse certain of our expenses and fees in connection with this offering in an amount equal to $1,000,000.

Determination of Offering Price

Prior to this offering, there has not been a public market for our GRAIL securities. Consequently, the initial public offering price for our GRAIL securities was determined by negotiations between us and the representatives. Among the factors considered in these negotiations were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company.

We offer no assurances that the initial public offering price will correspond to the price at which the GRAIL securities and its components will trade in the public market subsequent to the offering or that an active trading market for the GRAIL securities or its components will develop and continue after the offering.

Listing

Our GRAIL securities have been approved to be listed on Nasdaq under the symbol “GCGRU.” Once the securities comprising the GRAIL securities begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “GCGR,” and “GCGRW,” respectively. The GRAIL securities will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

Stamp Taxes

If you purchase GRAIL securities offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional GRAIL securities

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 5,250,000 GRAIL securities from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions.

If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional GRAIL securities proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more GRAIL securities than the total number set forth on the cover page of this prospectus.

Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement

Our sponsor, officers and directors have agreed pursuant to the letter agreement with our sponsor, officers and directors not to transfer, assign or sell any alignment shares (including any Class A ordinary shares issued upon conversion thereof) they may hold until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Transfers of Alignment shares and Private Placement GRAIL securities”). Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and our management team with respect to any alignment shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Pursuant to the letter agreement, the private placement GRAIL securities (including any private placement shares or private placement warrants included in such private placement GRAIL securities) will not be transferable, assignable or salable until the earlier of (A) 30 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Transfers of Alignment shares and Private Placement GRAIL securities”).

Further, pursuant to the underwriting agreement we have agreed that, for a period of 180 days from the date of this prospectus, we will not, without the prior written consent of Citigroup Global Markets Inc., as representative of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, GRAIL securities, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares; provided, however, that we may (1) issue and sell the private placement GRAIL securities, (2) issue and sell the additional Class A ordinary shares to cover our underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the alignment shares, the private placement shares included in the private placement GRAIL securities, the private placement warrants included in the private placement GRAIL securities and ordinary shares issuable upon conversion of the alignment shares or upon exercise of private placement warrants, and (4) issue securities in connection with an initial business combination. Citigroup Global Markets Inc., as representative of the underwriters, in their sole discretion, may release any of the securities subject to these restrictions at any time without notice. The foregoing shall not apply to the forfeiture of any alignment shares pursuant to their terms or any transfer of alignment shares to any current or future independent director of the company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer).

Our letter agreement contains a provision that also subjects our sponsor and our directors and officers to the restrictions of the underwriting agreement that are described in the foregoing paragraph. Pursuant to such provision in the letter agreement the sponsor and our officers and directors agree, subject to the same exceptions that are described in the foregoing and to certain limited exceptions as described in the letter agreement (for more information on such limited exceptions, also see “Securities Eligible for future sale — Contractual transfer restrictions”), that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of Citigroup Global Markets Inc., as representative of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, GRAIL securities, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares. The written consent of Citigroup Global Markets Inc., as representative of the underwriters, us, the sponsor and each of the directors and officers with respect to herself or himself, will be required in connection with a change, amendment, modification or waiver to the provision of the letter agreement described in the foregoing. For more information on the letter agreement and a summary of the transfer restrictions included therein and the exceptions to the transfer restrictions described above, also see “Proposed Business — Initial Business Combination” and “Risk Factors — Risks Relating to our Sponsor and Management Team — Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval.”

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the GRAIL securities at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option in this offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing GRAIL securities in the open market. In determining the source of GRAIL securities to close out the covered short position, the underwriters will consider, among other things, the price of GRAIL securities available for purchase in the open market as compared to the price at which they may purchase GRAIL securities through the over-allotment option.

“Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing GRAIL securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our GRAIL securities in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of GRAIL securities on behalf of the underwriters for the purpose of fixing or maintaining the price of the GRAIL securities. A syndicate covering transaction is the bid for or the purchase of GRAIL securities on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our GRAIL securities or preventing or retarding a decline in the market price of our GRAIL securities. As a result, the price of our GRAIL securities may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the GRAIL securities originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our GRAIL securities. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our GRAIL securities on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our GRAIL securities in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of GRAIL securities for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

We do not have any expectation, understanding or agreement with any underwriter for such underwriter to provide any additional services to us after the consummation of this offering relating to our initial business combination, the financing thereof or other related transactions. The underwriting agreement does not obligate the underwriters to perform any services in connection with our initial business combination or to receive their deferred commissions, which will be fully earned by the underwriters upon the payment of the purchase price for the GRAIL securities purchased by the underwriters on the closing of this offering and will be released to the underwriters only on and concurrently with completion of an initial business combination.

We may engage the underwriters, in our discretion, for example, to introduce us to potential target businesses, provided financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. We may pay the underwriters of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106-Prospectus Exemptions,

•        the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•        where required by law, the purchaser is purchasing as principal and not as agent, and

•        the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105-Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisers with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•        a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•        a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•        a person associated with the Company under Section 708(12) of the Corporations Act; or

•        a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no GRAIL securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the GRAIL securities that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of GRAIL securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of GRAIL securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any GRAIL securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any GRAIL securities to be offered so as to enable an investor to decide to purchase or subscribe for any GRAIL securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the GRAIL securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•        where no consideration is or will be given for the transfer;

•        where the transfer is by operation of law;

•        as specified in Section 276(7) of the SFA; or

•        as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory

Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

In relation to the United Kingdom, no GRAIL securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the GRAIL securities that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU exit) Regulations 2019, except that offers of GRAIL securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)     in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended, (the “FSMA”), provided that no such offer of GRAIL securities shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any GRAIL securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any GRAIL securities to be offered so as to enable an investor to decide to purchase or subscribe for any GRAIL securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each underwriter has represented and agreed that:

•        it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any GRAIL securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

•        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any GRAIL securities in, from or otherwise involving the United Kingdom.

Cayman Islands

This document does not constitute a public offer of, or an invitation to the public to purchase, GRAIL securities, warrants or Class A ordinary shares in the company, whether by way of sale or subscription, in the Cayman Islands. GRAIL securities have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Legal Matters

Kirkland & Ellis LLP, New York, New York is acting as United States counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the GRAIL securities and warrants offered in this prospectus. Maples and Calder (Cayman) LLP will pass upon the validity of the Class A ordinary shares offered in this prospectus and matters of Cayman Islands law. In connection with this offering, Davis Polk & Wardwell LLP, New York, New York is advising the underwriters.

Experts

The financial statements of General Catalyst Global Resilience Merger Corp. as of February 3, 2026 and for the period from January 14, 2026 (inception) through February 3, 2026 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which includes an explanatory paragraph about the Company’s ability to continue as a going concern), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We maintain a corporate website at www.globalresiliencemergercorp.com, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.

Index to Financial Statements

PAGE
Financial Statements of General Catalyst Global Resilience Merger Corp.:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of March 31, 2026 (unaudited) and February 3, 2026	F-3
Statement of Operations for the period from January 14, 2026 (inception) through March 31, 2026 (unaudited) and for the period from January 14, 2026 (inception) through February 3, 2026	F-4

Statement of Changes in Shareholder’s (Deficit) Equity for the period from January 14, 2026 (inception) through March 31, 2026 (unaudited) and for the period from January 14, 2026 (inception) through February 3, 2026

F-5
Statement of Cash Flows for the period from January 14, 2026 (inception) through March 31, 2026 (unaudited) and for the period from January 14, 2026 (inception) through February 3, 2026	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of
General Catalyst Global Resilience Merger Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of General Catalyst Global Resilience Merger Corp. (the “Company”) as of February 3, 2026, and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from January 14, 2026 (inception) through February 3, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 3, 2026, and the results of its operations and its cash flows for the period from January 14, 2026 (inception) through February 3, 2026, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not have sufficient cash and working capital to sustain its operations and the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 1 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2026.

New York, New York

March 9, 2026

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
BALANCE SHEETS

	March 31, 2026 (unaudited)	February 3, 2026
Assets
Current assets:
Prepaid expenses	$35,000	$25,000
Total current assets	35,000	25,000
Deferred offering costs	576,861	97,563
Total Assets	$611,861	$122,563

Liabilities and Shareholder’s (Deficit) Equity
Current liabilities:
Accrued offering costs	$503,486	$97,563
Accrued expenses	19,189	22,059
Promissory note – related party	132,545	—
Total Current Liabilities	655,220	119,622
Commitments and Contingencies (Note 6)

Shareholder’s (Deficit) Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; none issued or outstanding	—	—
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 5,031,250 shares issued and outstanding(1)	503	503
Additional paid-in capital	24,497	24,497
Accumulated deficit	(68,359)	(22,059)
Total Shareholder’s (Deficit) Equity	(43,359)	2,941
Total Liabilities and Shareholder’s (Deficit) Equity	$611,861	$122,563

____________

(1)      This number includes up to 656,250 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4 and 6).

The accompanying notes are an integral part of these financial statements.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
STATEMENT OF OPERATIONS

	For the Period from January 14, 2026 (inception) through March 31, 2026 (Unaudited)	For the Period from January 14, 2026 (inception) through February 3, 2026
General and administrative expenses	$68,359	$22,059
Net loss	$(68,359)	$(22,059)
Weighted average ordinary shares outstanding, basic and diluted(1)	4,375,000	4,375,000
Basic and diluted net loss per ordinary share	$(0.02)	$(0.01)

____________

(1)      This number excludes an aggregate of up to 656,250 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4 and 6).

The accompanying notes are an integral part of these financial statements.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
STATEMENT OF CHANGES IN SHAREHOLDER’S (DEFICIT) EQUITY
FOR THE PERIOD FROM JANUARY 14, 2026 (INCEPTION) THROUGH FEBRUARY 3, 2026

	ORDINARY SHARES CLASS B		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL SHAREHOLDER’S (DEFICIT) EQUITY
	SHARES	AMOUNT
Balance – January 14, 2026 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares(1)	5,031,250	503	24,497	—	25,000
Net loss	—	—	—	(22,059)	(22,059)
Balance – February 3, 2026	5,031,250	$503	$24,497	$(22,059)	$2,941
Net loss	—	—	—	(46,300)	(46,300)
Balance – March 31, 2026 (unaudited)	5,031,250	$503	$24,497	$(68,359)	$(43,359)

____________

(1)      This number includes up to 656,250 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4 and 6).

The accompanying notes are an integral part of these financial statements.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
STATEMENT OF CASH FLOWS

	For the Period From January 14, 2026 (Inception) Through March 31, 2026 (unaudited)	For the Period From January 14, 2026 (Inception) Through February 3, 2026
Cash Flows from Operating Activities:
Net loss	$(68,359)	$(22,059)
Adjustment to reconcile net loss to net cash used in operating activities
Payment of general and administrative expenses via promissory note – related party	49,170	—
Changes in operating assets and liabilities:
Accrued expenses	19,189	22,059
Net cash used in operating activities	—	—
Net change in cash	—	—
Cash – beginning of the period	—	—
Cash – end of the period	$—	$—
Supplemental disclosure of noncash investing and financing activities:
Prepaid expenses paid by Sponsor through issuance of Class B ordinary shares	$25,000	$25,000
Prepaid services paid by Sponsor through promissory note – related party	$10,000	$—
Deferred offering costs paid through promissory note – related party	$73,375	$—
Deferred offering costs included in accrued offering costs	$503,486	$97,563

The accompanying notes are an integral part of these financial statements.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 1 — Description of Organization and Business Operations

General Catalyst Global Resilience Merger Corp. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company has not selected any specific Business Combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of March 31, 2026, the Company had not commenced any operations. All activity for the period from January 14, 2026 (inception) through March 31, 2026 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is GCGR Sponsor LLC (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 35,000,000 GRAIL securities (each, a “GRAIL security”, and with respect to the underlying Class A ordinary shares, the “Public Shares” and the one-fourth of one redeemable warrant, the “Public Warrants”) at $10.00 per GRAIL security (or 40,250,000 GRAIL securities if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 800,000 private placement GRAIL securities (or 905,000 private placement GRAIL securities if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement GRAIL security”), at a price of $10.00 per Private Placement GRAIL security in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering. Each GRAIL security has an offering price of $10.00 and consists of one Class A ordinary share (each such share, a “Private Placement Share”) and one-fourth of one non-redeemable warrant (each such warrant, a “Private Placement Warrant”). Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement GRAIL securities, although substantially all of the net proceeds are intended to be applied generally towards consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Public Share sold in the Proposed Public Offering, including certain proceeds from the sale of the Private Placement GRAIL securities, will be held in a trust account (“Trust Account”), located in the United States, with Continental Stock Transfer & Trust Company acting as trustee, and will be held in cash, including in demand deposit accounts at a bank, or invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 1 — Description of Organization and Business Operations (cont.)

The Company will provide the holders (the “Public Shareholders”) of Public GRAIL securities, with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company for Permitted Withdrawals (as defined below)). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5).

Upon the public announcement of the initial Business Combination, if the Company elects to conduct redemptions pursuant to the tender offer rules, the Company and the Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase the Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event the Company conducts redemptions pursuant to the tender offer rules, the offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and the Company will not be permitted to complete the initial Business Combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares the Company is permitted to redeem. If public shareholders tender more shares than the Company has offered to purchase, the Company will withdraw the tender offer and not complete such initial Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of its Business Combination and does not conduct redemptions in connection with its Business Combination pursuant to the tender offer rules, the amended and restated memorandum and articles of association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares issued in the Proposed Public Offering, without the prior consent of the Company.

The Sponsor and certain of the Company’s officers and directors (the “initial shareholders”) have agreed not to propose an amendment to the amended and restated memorandum and articles of association (a) that would modify the substance or timing of the Company’s obligation to provide holders of its Public Shares the right to have their shares redeemed or repurchased in connection with a Business Combination or to redeem 100% of the Company’s Public Shares if the Company does not complete its Business Combination within 24 months (or 27 months from the closing of the Proposed Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for the initial Business Combination within 24 months from the closing of the Proposed Public Offering) from the closing of the Proposed Public Offering (the “Combination Period”) or (b) with respect to any other provision relating to the rights of Public Shareholders, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously withdrawn or eligible to be withdrawn by the Company to pay the Company’s taxes, excluding the 1% U.S. federal excise tax that was implemented by the Inflation Reduction Act of 2022 (“Permitted Withdrawals”), divided by the number of the then-outstanding Public Shares.

If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company for Permitted Withdrawals (less up to $100,000 of interest to pay dissolution

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 1 — Description of Organization and Business Operations (cont.)

expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The initial shareholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Placement Shares included in the Private Placement GRAIL securities if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (excluding the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Sponsor has not made reserves for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Sponsor may not be able to satisfy those obligations. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of March 31, 2026 (unaudited) and February 3, 2026, the Company had no cash and a working capital deficit of $620,220 and $94,622, respectively. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The accompanying unaudited financial statements as of March 31, 2026 and for the period from January 14, 2026 (inception) through March 31, 2026 have been prepared in accordance with U.S. GAAP and the rules of the SEC. In the opinion of management, all adjustments (consisting of a normal accruals) considered for a fair presentation have been included. The interim results for the period from January 14, 2026 (inception) through March 31, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Class A Redeemable Share Classification

The Public Shares will contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company will classify Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company will recognize changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the GRAIL securities between Class A ordinary shares and warrants, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Public Shares will be charged to temporary equity, and offering costs allocated to the Public Warrants and Private Placement GRAIL securities will be charged to shareholder’s equity as Public Warrants and Private Placement Warrants, after management’s evaluation, will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 656,250 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 6). At March 31, 2026 (unaudited) and February 3, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the periods presented.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of February 3, 2026, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering.

Warrant Instruments

The Company will account for the Public Warrants and Private Placement Warrants issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and will classify the warrant instruments under equity treatment at their assigned values. Such guidance provides that the warrants described above will not be precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on January 14, 2026 (date of inception).

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 35,000,000 GRAIL securities (or 40,250,000 GRAIL securities if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per GRAIL security ($350,000,000 in the aggregate, or $402,500,000 if the underwriters’ over-allotment option is exercised in full). Each GRAIL security consists of one Class A ordinary share, and one-fourth of one Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

The Company will grant the underwriters a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 5,250,000 additional GRAIL securities to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 4 — Related Party Transactions

Private Placement GRAIL securities

The Sponsor will agree to purchase an aggregate of 800,000 Private Placement GRAIL securities (or 905,000 Private Placement GRAIL securities if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per Private Placement GRAIL security ($8,000,000 in the aggregate, or $9,050,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant, upon aggregation of the fractional Private Placement Warrants contained in each private placement GRAIL security, is exercisable to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment, terms and limitations as described herein. The Private Placement Warrants will become exercisable 30 days after the completion of the initial Business Combination, will not be redeemable by the Company and will expire five years after the completion of the initial Business Combination or earlier upon liquidation, as described in this prospectus. Each Private Placement Share included in each private placement GRAIL security will not have any redemption rights or be entitled to liquidating distributions from the Trust Account if the Company fails to consummate an initial Business Combination.

Alignment Shares

On February 3, 2026, GCGR Sponsor LLC paid $25,000 to cover certain of the Company’s expenses in exchange for the issuance of 5,031,250 Class B ordinary shares, par value $0.0001 (the “Alignment Shares”). The Sponsor has agreed to forfeit up to 656,250 Alignment Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Alignment Shares will represent 12.5% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.

The Alignment Shares are identical to the Class A ordinary shares included in the GRAIL securities being sold in the Proposed Public Offering, except that (i) only holders of the Alignment Shares have the right to vote on the appointment of directors prior to the completion of the initial Business Combination (by a majority of votes cast by the holders of the Alignment Shares); (ii) in a vote to transfer the Company by way of continuation to a jurisdiction outside the Cayman Islands prior to the completion of the initial Business Combination (which requires a special resolution, being the affirmative vote of at least two-thirds of the votes cast by the holders of the issued Alignment Shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company), only holders of the Alignment Shares shall carry the right to vote; (iii) the Alignment Shares are subject to certain transfer restrictions; (iv) the Sponsor and management team have entered into an agreement with the Company, pursuant to which they have agreed to (A) waive their redemption rights with respect to any Alignment Shares, Private Placement Shares included in any private placement GRAIL securities and public shares they hold in connection with the completion of the initial Business Combination, (B) to waive their redemption rights with respect to any Alignment Shares, Private Placement Shares included in any private placement GRAIL securities and public shares in connection with the implementation by the directors of, and following a shareholder vote to approve, an amendment to the amended and restated memorandum and articles of association (x) that would modify the substance or timing of the obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed or repurchased in connection with the initial Business Combination or to redeem 100% of public shares if the Company does not complete the initial Business Combination within the completion window or (y) with respect to any other provision relating to the rights of holders of the Class A ordinary shares, and (C) waive their rights to liquidating distributions from the Trust Account with respect to any Alignment Shares or Private Placement Shares included in any private placement GRAIL securities they hold if the Company fails to consummate an initial Business Combination within the Completion Window (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window). Assuming that only the holders of one-third of the voting power attaching to the Company’s issued and outstanding ordinary shares, representing a quorum under the amended and restated memorandum and articles of association, vote their shares, the Company will not need any public shares in addition to the Alignment Shares and the Private Placement Shares included in the private placement GRAIL securities to be purchased by the Sponsor

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 4 — Related Party Transactions (cont.)

simultaneously with the Proposed Public Offering to be voted in favor of an initial Business Combination in order to approve an initial Business Combination. Prior to the completion of the Company’s initial Business Combination and with respect to any other matter submitted to a vote of the Company’s shareholders, including any vote in connection with an initial Business Combination, the Company’s Class B ordinary shares will be entitled to a number of votes representing 20% of the Company’s issued and outstanding ordinary shares. Following completion of the Company’s initial Business Combination, the Class B ordinary shares will be entitled to one vote per share. On any other matter submitted to a vote of the Company’s shareholders, holders of Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

Unless a change of control of the post-Business Combination company occurs and related change of control conversion provisions of the Company’s amended and restated memorandum and articles of association apply, the Alignment Shares will automatically convert, in tranches of 10% of the Alignment Shares issued and outstanding following the Proposed Public Offering and following any forfeiture related to the over-allotment option exercise of the underwriters, each measurement period, into the Class A ordinary shares following the initial Business Combination, pursuant to variable conversion ratios as provided by the amended and restated memorandum and articles of association, or, prior to the consummation of an initial Business Combination, at the option of a holder of Alignment Shares, on a one-for-one basis, subject to the 4.99% pre-business combination Maximum Percentage (as defined below) condition, provided, however, that (A) such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the Trust Account if the Company fails to consummate an initial Business Combination, (B) any Class A ordinary shares issued to initial shareholders in connection with such optional conversion prior to the initial Business Combination shall (i) not result in initial shareholders receiving in the aggregate more Class A ordinary shares upon conversion of their Alignment Shares as they would have received pursuant to the conversion terms described in the amended and restated memorandum and articles of association had the initial shareholders not elected such optional conversion, which may result in the initial shareholders being obligated to surrender for cancellation for no value such Class A ordinary shares to the Company at the end of the 10 measurement periods if the conversion calculations pursuant to the amended and restated memorandum and articles of association result in the initial shareholders in the aggregate having received more Class A ordinary shares than they would have received pursuant to the conversion calculations to be made over 10 measurement periods, (ii) be deducted from the number of Class A ordinary shares issuable to the initial shareholders in connection with each measurement period conversions of Alignment Shares following the consummation of an initial Business Combination, and (iii) everything else being equal, continue to be treated as Class B ordinary shares as if such Class B ordinary shares had not been converted prior to the consummation of the Business Combination at the option of the initial shareholders for purposes of calculating the Alignment Shares eligible to be converted into Class A ordinary shares pursuant to the terms of the amended and restated memorandum and articles of association; and (C) (i) the initial shareholders may only sell or otherwise dispose of any such Class A ordinary shares issued to them in connection with its optional conversion prior to the consummation of an initial Business Combination once the transfer restrictions in their letter agreement with the Company has expired and (ii) the initial shareholders may only sell or otherwise dispose such number of Class A ordinary shares issued to them in connection with their optional conversion prior to the consummation of an initial Business Combination that is equal to the number of conversion shares that would have been issued to them pursuant to the calculation in the amended and restated memorandum and articles of association had the initial shareholders not elected to optionally convert the Alignment Shares into Class A ordinary shares prior to the consummation of the initial Business Combination. Unless a majority of the independent directors of the company’s board of directors approves an increase of the Maximum Percentage, prior to the consummation of an initial business combination the company shall not effect the conversion of any alignment shares, and the Sponsor shall not have the right to convert any alignment shares and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Sponsor together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Class A ordinary shares issued and outstanding immediately after giving effect to such conversion. “Attribution Parties” means, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Sponsor’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Sponsor or any of the foregoing, (iii) any person acting or who could be deemed

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 4 — Related Party Transactions (cont.)

to be acting as a group together with the Sponsor or any of the foregoing and (iv) any other persons whose beneficial ownership of the company’s ordinary shares would or could be aggregated with the Sponsor and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For the avoidance of doubt, the purpose of the foregoing is to subject collectively the Sponsor and all other Attribution Parties to the Maximum Percentage.

On the last day of each measurement period, which will occur annually over ten fiscal years following consummation of the initial Business Combination (and, with respect to any measurement period in which the Company has a change of control or in which it liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 503,125 Alignment Shares (or, 437,500 if the over-allotment option is not exercised) will automatically convert, subject to adjustment, into Class A ordinary shares (“conversion shares”), as follows:

•        if the sum (such sum, the “Total Return”) of (i) the VWAP of the Class A ordinary shares over a measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of the Class A ordinary shares on the record date which is on or prior to the last day of the measurement period does not exceed the Price Threshold, the number of conversion shares for such measurement period will be 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised);

•        if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of Class A ordinary shares immediately after the closing of the Proposed Public Offering (including any exercise of the over-allotment option and without reduction by any redemptions prior to or in connection with the Company’s initial Business Combination) and (y) if in connection with the initial Business Combination there are issued any Class A ordinary shares (including for the avoidance of doubt any Class A ordinary shares issued to the sellers of a potential business combination target and any Class A ordinary shares issued upon conversion of the up to $1,500,000 in working capital loans made to the Company by the Sponsor, the Sponsor’s affiliates and the Company’s directors or officers, as further described in this prospectus) or PIPE Securities (as defined below), the number of Class A ordinary shares so issued, and the maximum number of Class A ordinary shares issuable (whether settled in shares or in cash) upon conversion or exercise of such PIPE Securities, and (z) the number of Class A ordinary shares issued upon exercise for cash of any Public Warrants at the end of a measurement period, divided by (B) the Total Return; and

•        if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, in each case multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

For purposes of the above calculation, “PIPE Securities” means securities (other than the Public Warrants and the Private Placement Warrants) (i) issued by the Company and/or any entities that (after giving effect to completion of the initial Business Combination) are subsidiaries of the Company or are successors of the Company or were formed by the Company or for the purpose of consummating an initial Business Combination and issuing securities in connection therewith, and (ii) that are directly or indirectly convertible into or exercisable for Class A ordinary shares, or for a cash settlement value in lieu thereof, including for the avoidance of doubt any such securities purchased by the Sponsor, General Catalyst or their affiliates in connection with the Business Combination; provided that, unless otherwise agreed by the Sponsor and the Company in writing, if (i) an exercise or conversion price of a PIPE Security for purposes of calculating the maximum number of Class A ordinary share issuable pursuant to such security cannot reasonably be ascertained based on the terms of such security, and/or (ii) a maximum number of Class A ordinary shares issuable

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 4 — Related Party Transactions (cont.)

upon conversion or exercise of a PIPE Security cannot otherwise be reasonably ascertained based on the terms of such security, the maximum number of Class A ordinary shares issuable upon conversion or exercise of such PIPE Security for purposes of calculating the Closing Share Count upon the Total Return exceeding the Price Threshold at the end of each measurement period shall initially be determined in good faith by the independent directors of the Company’s board of directors, without regard to any conversion blockers, caps, or share limits set forth in the governing documents of a PIPE Security or of the Company or any stock exchange listing rules, for instance requiring shareholder approval prior to the issuance of 20% or more of the Company’s ordinary shares (such maximum number of shares, the “Initial Share Determination Number”). If subsequently to such initial good faith determination, a number of Class A ordinary shares greater than the Initial Share Determination Number is issued upon conversion or exercise of PIPE Securities (such greater number of shares, the “Revised Share Determination Number”), the holders of the Alignment Shares shall be issued such additional number of conversion shares that they would have received at the time of the conversion of a tranche of Alignment Shares had the Closing Share Count accounted for the Revised Share Determination Number instead of the Initial Share Determination Number. For the avoidance of doubt, (i) no downward adjustment of conversion shares shall occur after Class A ordinary shares have been issued to holders of Alignment Shares at the end of a measurement period if a number of Class A ordinary shares smaller than the Initial Share Determination Number is issued upon conversion or exercise of PIPE Securities, (ii) the Closing Share Count at the end of each measurement period shall always take into account the greater of the Initial Share Determination Number and the Revised Share Determination Number when a number of conversion shares is calculated pursuant to the conversion terms included in the Company’s amended and restated memorandum and articles of association, and (iii) the foregoing is intended solely for purposes of calculating the Closing Share Count and shall not affect the actual economic terms, conversion mechanics, or settlement rights of any PIPE Securities. The term “measurement period” means (i) the period of four fiscal quarters ending with, and including, the last fiscal quarter of the fiscal year in which the Company consummates the Company’s initial Business Combination and (ii) each of the nine successive four-fiscal-quarter periods. The “Price Threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions). “VWAP” per Class A ordinary share on any trading day shall mean the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of Class A ordinary share on such trading day determined, using a volume weighted average method, by an independent financial advisor retained for such purpose by the Company). VWAP for periods of multiple trading days means the volume weighted average of the respective VWAPs for the trading days in such period. For purposes of this section, “distribution” means any payment of dividends, cash, other consideration or distribution of equity securities of the Company or any of its affiliates to holders of the Company’s ordinary shares, whether by means of a spin-off, split-off, redemption, reclassification, exchange, share split, share dividend, share distribution, rights offering or similar transaction. The fair market value of any distribution, other than cash, shall be determined in accordance with the Company’s amended and restated memorandum and articles of association.

The calculations described in the foregoing will be based on the Company’s fiscal year and fiscal quarters, which may change as a result of the Company’s initial Business Combination. Each conversion of Alignment Shares will apply to the holders of Alignment Shares on a pro rata basis. If, upon conversion of any Alignment Shares, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of Class A ordinary shares to be issued to such holder. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 4 — Related Party Transactions (cont.)

Further, for so long as any Alignment Shares remain outstanding, the Company may not, without the prior written consent of the holders of a majority of the Alignment Shares then outstanding, take certain actions, such as to (i) amend, alter or repeal any provision of the Company’s amended and restated memorandum and articles of association, whether by merger, amalgamation, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences, conversion rights or relative, participating, optional or other or special rights of the Class B ordinary shares, (ii) change the Company’s financial year, (iii) increase the number of members on the Company’s board of directors, (iv) pay any dividends or other distributions on, or effect any sub-division of, the Company’s share capital, (v) adopt any shareholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of the Company’s total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by the Company in the preparation of its financial statements, (vii) issue any Class A ordinary shares in excess of 5% of the number of the Company’s Class A ordinary shares outstanding at the closing of the Proposed Public Offering or that would otherwise require a shareholder vote pursuant to the rules of the stock exchange on which the Company’s Class A ordinary shares are then listed or (viii) issue additional Class B ordinary shares. Any action required or permitted to be taken at any meeting of the holders of Alignment Shares (other than by way of a special resolution) may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B ordinary shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Alignment Shares were present and voted. Any action required or permitted to be taken at any meeting of the holders of alignment shares by way of a special resolution may be taken by way of a resolution in writing signed by all holders of alignment shares.

Upon a change of control occurring after the Company’s initial Business Combination (but not in connection with the Company’s initial Business Combination), for the measurement period in which the change of control transaction occurs, a tranche of 503,125 Alignment Shares (or, 437,500 if the over-allotment option is not exercised) will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:

•        if, prior to the date of such change of control the Alignment Shares have already cumulatively converted into a number of Class A ordinary shares equal in the aggregate to at least 12.5% of the Closing Share Count (the “12.5% Threshold Amount”), the number of conversion shares will equal the greater of (i) 5,031 Class A ordinary shares (or 4,375 if the over-allotment option is not exercised) and (ii) the number of Class A ordinary shares that would be issuable based on the excess of the Total Return above the Price Threshold as described above with such Total Return calculated using the purchase price or deemed value of the Class A ordinary shares at the time of the closing of the change of control transaction rather than the VWAP over the relevant measurement period;

•        if, prior to the date of the change of control the Alignment Shares have not already cumulatively converted into a number of Class A ordinary shares equal in the aggregate to at least the 12.5% Threshold Amount, the number of conversion shares will equal the greater of (i) the 12.5% Threshold Amount less any Class A ordinary shares previously issued upon conversion of Alignment Shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the Price Threshold described above with the Total Return calculated using the purchase price or deemed value of the Class A ordinary shares at the time of the closing of the change of control transaction rather than the VWAP over the relevant measurement period; and

•        to the extent any tranches of 503,125 Alignment Shares remain outstanding (or 437,500 if the underwriters do not exercise their over-allotment option in connection with the Proposed Public Offering), each such remaining tranche of Alignment Shares will each automatically convert into 5,031 (or 4,375 if the underwriters do not exercise their over-allotment option in the Proposed Public Offering) Class A ordinary shares.

A change of control is the occurrence of any one of the following after the consummation of the Company’s initial Business Combination (but not in connection with the Company’s initial Business Combination) if any of the following occurs: (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, the Company’s wholly owned subsidiaries and the Company’s and their respective employee benefit

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 4 — Related Party Transactions (cont.)

plans, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of ordinary shares representing more than 50% of the voting power of the Company’s ordinary shares and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) has occurred; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (b) the consummation of (A) any recapitalization, reclassification or change of the ordinary shares (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of the ordinary shares would be converted into, or exchanged for, shares, other securities, or other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which all of the Class A ordinary shares will be converted into cash, securities or other property or assets (including any combination thereof), and other than a pledge or hypothecation of assets (but not foreclosure in respect thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s or the Company’s consolidated assets, taken as a whole, to any person or entity (other than one of the Company’s wholly owned subsidiaries); provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a change of control pursuant to this clause (b); (c) the Company’s shareholders approve any plan or proposal for the Company’s liquidation or dissolution (other than a liquidation or dissolution that will occur contemporaneously with a transaction described in clause (b)(B) above); or (d) the Company’s Class A ordinary shares cease to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a change of control, if at least 90% of the consideration received or to be received by the holders of the Company’s ordinary shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights, in connection with such transaction or transactions consists of ordinary shares that are listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests in which the Alignment Shares convert into.

Related Party Loans

On February 3, 2026, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and payable on the earlier of December 31, 2026 or the completion of the Proposed Public Offering. As of March 31, 2026 (unaudited) and February 3, 2026, the Company had $132,545 and $0, respectively, borrowed under the Note.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such advances may be repaid only from funds held outside the Trust Account or upon completion of the initial Business Combination. Up to $1,500,000 of such loans may be convertible into Private Placement GRAIL securities of the post Business Combination entity at a price of $10.00 per GRAIL security at the option of the lender. The Private Placement GRAIL securities issued upon conversion of any such loans would be identical to the Private Placement GRAIL securities sold in a private placement concurrently with the Proposed Public Offering. Prior to the completion of the initial Business Combination, the Company does not expect to seek loans from parties other than the Sponsor, members of the management team or any of their affiliates. As of March 31, 2026 (unaudited) and February 3, 2026, the Company had no outstanding borrowings under the Working Capital Loans.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 4 — Related Party Transactions (cont.)

Administrative Services and Indemnification Agreement

Pursuant to the administrative services and indemnification agreement to be executed by the Company and the Sponsor, commencing on the date of the effectiveness of the registration statement related to the Company’s Proposed Public Offering through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company will pay the Sponsor or one of its affiliates for office space, secretarial and administrative services provided to the Company in the amount of $20,000 per month. In addition, the Company has agreed, pursuant to such administrative services and indemnification agreement with the Sponsor relating to the monthly payment for services outlined therein, that the Company will indemnify the Sponsor and its affiliates, including General Catalyst Group Management, LLC and its affiliates (“General Catalyst”), from any liability arising with respect to their activities in connection with the Company’s affairs, including, but not limited to, any claims, made by the Company or a third party, (i) arising out of or relating to the Proposed Public Offering or the Company’s operations or conduct of the Company’s business, (ii) in respect of any investment opportunities sourced by the Sponsor and its affiliates, including General Catalyst, and/or (iii) against the Sponsor and/or General Catalyst alleging any expressed or implied management or endorsement by the Sponsor and/or General Catalyst of any of the Company’s activities or any express or implied association between the Sponsor and/or General Catalyst, on the one hand, and the Company or any of its other affiliates, on the other hand, which agreement will provide that the indemnified parties cannot access the funds held in the Trust Account.

Note 5 — Commitments and Contingencies

Registration Rights

Holders of the Alignment Shares and Private Placement GRAIL securities, including from time to time the Public Shares, Private Placement GRAIL securities that may be issued upon conversion of Working Capital Loans, any Private Placement Shares or Private Placement Warrants included in Private Placement GRAIL securities, any Class A ordinary shares issuable upon conversion of Alignment Shares or upon exercise of warrants they may hold or acquire, and any warrants, including Private Placement Warrants, that they may hold or acquire, will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed in connection with the consummation of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Further, the Sponsor, upon and following consummation of an initial Business Combination, will be entitled to nominate three individuals for appointment to the Company’s board of directors, as long as the Sponsor holds any securities covered by the registration and shareholder rights agreement.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the final prospectus relating to the Proposed Public Offering to purchase up to 5,250,000 additional GRAIL securities to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of $0.20 per Public Share, or $7,000,000 in the aggregate (or approximately $8,050,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per Public Share, or $12,250,000 in the aggregate (or $14,087,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred commissions will be fully earned by the underwriters upon the payment of the purchase price for the GRAIL securities purchased by the underwriters on the closing of the Proposed Public Offering and will be released to the underwriters only on and concurrently with

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 5 — Commitments and Contingencies (cont.)

completion of an initial Business Combination. In addition, the underwriters have agreed to make a payment to the Company at the closing of the Proposed Public Offering to reimburse certain expenses and fees in connection with the Proposed Public Offering in an amount equal to $1,000,000.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict, the Israel-Hamas conflict, the U.S. military intervention in Venezuela, or the conflict in the Middle East and Iran. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia, the Israel-Hamas conflict, the military intervention by the U.S. in Venezuela, and the conflict in the Middle East involving Iran and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict, the U.S. military intervention in Venezuela, and an escalating conflict in the Middle East and Iran, and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Note 6 — Shareholder’s Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2026 (unaudited) and February 3, 2026, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 400,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of March 31, 2026 (unaudited) and February 3, 2026, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 40,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of March 31, 2026 (unaudited) and February 3, 2026, there were 5,031,250 Class B ordinary shares, or Alignment Shares, outstanding, of which up to 656,250 shares are subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 12.5% of the Company’s issued and outstanding ordinary shares (See Note 4).

Warrants — As of March 31, 2026 (unaudited) and February 3, 2026, there were no warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the GRAIL securities and only whole Public Warrants will trade.

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 6 — Shareholder’s Equity (cont.)

The Public Warrants will become exercisable 30 days after the completion of a Business Combination, provided in each case that the Company has an effective registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under certain circumstances). The Company is registering the Class A ordinary shares issuable upon exercise of the Public Warrants in the registration statement of which the prospectus, in which these financial statements are included, forms a part because the Public Warrants will become exercisable 30 days after the completion of a Business Combination, which may be within one year of the Proposed Public Offering. However, because the Public Warrants will be exercisable until their expiration date of up to five years after the completion of the Business Combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of the Business Combination, the Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, covering the Class A ordinary shares issuable upon exercise of the Warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the Warrants expire or are redeemed, as specified in the warrant agreement, provided that if the Class A ordinary shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. If a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, covering the Class A ordinary shares issuable upon exercise of the Warrants is not effective by the 60th day after the closing of the Business Combination, holders of Warrants may, until such time as such a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3, as applicable, is effective and during any period when the Company will have failed to maintain such an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20-trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. See “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” below).

The Private Placement Warrants are identical to the Public Warrants underlying the GRAIL securities sold in the Proposed Public Offering, except (i) that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the earlier of (A) 30 days after the completion of a Business Combination and (B) subsequent to the Business Combination, the date on which

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 6 — Shareholder’s Equity (cont.)

the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property, subject to certain limited exceptions, (ii) the Private Placement Warrants will be non-redeemable and (iii) the Private Placement Warrants will be exercisable on a cashless basis and have certain registration rights.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, the Company may redeem its warrants (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, which the Company’s refer to as the 30-day redemption period; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period.

In no event will the Company be required to net cash settle any warrant. If the Company has not completed a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

	March 31, 2026 (unaudited)	February 3, 2026
Deferred offering costs	$576,861	$97,563

GENERAL CATALYST GLOBAL RESILIENCE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2026 (UNAUDITED) AND FEBRUARY 3, 2026

Note 7 — Segment Information (cont.)

	For the Period from January 14, 2026, (Inception) Through March 31, 2026 (unaudited)	For the Period from January 14, 2026, (Inception) Through February 3, 2026
General and administrative costs	$68,359	$22,059

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination or similar transaction within the Combination Period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Note 8 — Subsequent Events

The Company has evaluated subsequent events and transactions that occurred after the balance sheet date, up to April 13, 2026, the date that the financial statements were available to be issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On April 9, 2026, the Sponsor transferred 20,000 Alignment Shares to each of the Company’s director nominees at the same per-share purchase price paid by the Sponsor. These 60,000 shares will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised.

35,000,000 GRAIL Securities

GENERAL CATALYST
GLOBAL RESILIENCE
MERGER CORP.

___________________________________________

P R O S P E C T U S

April 29, 2026

___________________________________________

Sole Book-Running Manager

Citigroup

Co-Manager

Academy Securities

Until May 24, 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.